                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                INTERSOLV, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Ordinary Shares (2p par value) represented by American Depositary Shares.

     (2)  Aggregate number of securities to which transaction applies:

        A maximum of 75,409,000 Ordinary Shares (2p par value) represented by American Depositary Shares of Micro Focus ("Ordinary Shares") consisting of (i) 62,881,753 Ordinary Shares and (ii) 12,527,247 Ordinary Shares available for issuance pursuant to options, warrants and convertible notes.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined) $17.19 (based upon the reported average of the high and low sales price of a share of Intersolv, Inc. Common Stock on August 20, 1998).

     (4) Proposed maximum aggregate value of transaction: $471,372,783 (based upon a maximum of 27,421,337 shares of Intersolv Common Stock to be converted into Micro Focus ADSs pursuant to the Merger Agreement).

     (5)  Total fee paid:  $94,275

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        $139,055

     (2) Form, Schedule or Registration Statement No.: Form F-4, Registration No. 333-62095.

     (3)  Filing Party: Micro Focus Group Plc

     (4)  Date Filed: August 24, 1998

                                INTERSOLV, INC.
                              9420 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850

                                                                 August 24, 1998

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of Intersolv, Inc., a Delaware corporation, which will be held on September 23, 1998 at 10:00 a.m., local time, at Intersolv's headquarters located at 9420 Key West Avenue, Rockville, Maryland.

     At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated June 17, 1998, among Intersolv, Micro Focus Group Plc and Tower Merger Sub Inc., a newly formed, wholly owned subsidiary of Micro Focus, pursuant to which Tower Merger Sub will merge with and into Intersolv. As a result of the merger, each outstanding share of Intersolv common stock will be converted into the right to receive 0.55 Micro Focus American Depositary Shares, with each Micro Focus ADS representing five Micro Focus Ordinary Shares. In addition, each outstanding option or warrant to purchase shares of Intersolv common stock and note convertible into shares of Intersolv common stock will be assumed by Micro Focus and the number of shares underlying such options, warrants and notes will be multiplied by 0.55 and the exercise or conversion price of such options, warrants and notes will be divided by 0.55. For U.S. accounting purposes, the merger is intended to be treated as a "pooling of interests."

     If the requisite approval of the stockholders of Intersolv and the shareholders of Micro Focus is received and other conditions to the merger are satisfied or waived, the merger is expected to be completed on or promptly after September 24, 1998.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus relating to the actions to be taken by Intersolv stockholders at the Special Meeting. In addition, information about Intersolv and Micro Focus is incorporated by reference into the Proxy Statement/Prospectus from various documents filed by Intersolv and Micro Focus with the Securities and Exchange Commission. I urge you to obtain copies of the documents incorporated by reference and to read the Proxy Statement/Prospectus and these documents.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER WITH MICRO FOCUS AND HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF INTERSOLV AND ITS STOCKHOLDERS. In addition, in connection with its approval of the merger, the Board of Directors has received a written opinion from its financial advisor, Hambrecht & Quist LLC, to the effect that the consideration to be received by the Intersolv stockholders in the merger is fair, from a financial point of view, to Intersolv's stockholders. A copy of Hambrecht & Quist's opinion is attached to the accompanying Proxy Statement/Prospectus as Appendix B. I urge you to carefully read this opinion.

     Approval of the Micro Focus merger requires the affirmative vote of the holders of a majority of the outstanding shares of Intersolv common stock. Your participation in the Special Meeting, in person or by proxy, is therefore especially important. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MICRO FOCUS MERGER.

     We look forward to the successful combination of Intersolv and Micro Focus and your continuing support as a stockholder.

                                          Sincerely,

                                          Gary G. Greenfield
                                          President and Chief Executive Officer

                                INTERSOLV, INC.
                              9420 KEY WEST AVENUE
                           ROCKVILLE, MARYLAND 20850
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Intersolv, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Intersolv, Inc., a Delaware corporation ("Intersolv"), will be held at Intersolv's headquarters located at 9420 Key West Avenue, Rockville, Maryland 20850 on September 23, 1998 at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon the approval and adoption of an Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Merger Agreement"), by and among Micro Focus Group Plc, a public limited company organized under the laws of England and Wales ("Micro Focus"), Intersolv and Tower Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Micro Focus ("Merger Sub"). The Merger Agreement contemplates, among other things, that: (i) Merger Sub will be merged with and into Intersolv (the "Merger") with the result that Intersolv will become a wholly owned subsidiary of Micro Focus; (ii) each outstanding share of Intersolv Common Stock, $0.01 par value ("Intersolv Common Stock"), will be converted into the right to receive 0.55 American Depositary Shares of Micro Focus ("Micro Focus ADSs"), with each Micro Focus ADS representing five Ordinary Shares, par value 2p each, of Micro Focus ("Micro Focus Ordinary Shares"); and (iii) each outstanding option or warrant to purchase shares of Intersolv Common Stock and note convertible into shares of Intersolv Common Stock will be assumed by Micro Focus and the number of shares underlying such options, warrants and notes will be multiplied by 0.55 and the exercise or conversion price of such options, warrants and notes will be divided by 0.55.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Intersolv Board of Directors recommends that the Intersolv stockholders vote FOR approval of the Merger Agreement and the Merger.

     The Merger Agreement is attached as Appendix A to the accompanying Proxy Statement/Prospectus. The Proxy Statement/Prospectus and the Appendices thereto form a part of this Notice.

     The foregoing items of business are more fully described in the Proxy Statement/Prospectus accompanying this Notice. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it is voted at the Special Meeting.

     Only stockholders of record at the close of business on August 14, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available for inspection at the principal offices of Intersolv at 9420 Key West Avenue, Rockville, Maryland 20850, for a period of ten days before the Special Meeting.

                                      By Order of the Board of Directors,

                                      Kevin J. Burns, Chairman of the Board
Rockville, Maryland
August 24, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

            DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD

INTERSOLV, INC.  MICRO FOCUS GROUP PLC
PROXY STATEMENT  PROSPECTUS

     This Proxy Statement/Prospectus is being furnished to the stockholders of Intersolv, Inc., a Delaware corporation ("Intersolv"), in connection with the solicitation of proxies by the Intersolv Board of Directors (the "Intersolv Board") for use at a Special Meeting of Intersolv Stockholders (the "Special Meeting") to be held at 10:00 a.m., local time, on September 23, 1998, at Intersolv's corporate headquarters, 9420 Key West Avenue, Rockville, Maryland 20850, and at any adjournments or postponements of the Special Meeting.

     The Special Meeting has been called to approve and adopt the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Merger Agreement"), by and among Intersolv, Micro Focus Group Plc, a public limited company organized under the laws of England and Wales ("Micro Focus") and Tower Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Micro Focus ("Merger Sub"), whereby Merger Sub will merge with and into Intersolv (the "Merger") and to approve the Merger.

     This Proxy Statement/Prospectus constitutes the Prospectus of Micro Focus for use in connection with the offer and issuance of Ordinary Shares, 2p par value, of Micro Focus ("Micro Focus Ordinary Shares"), represented by American Depositary Shares, each representing five Micro Focus Ordinary Shares ("Micro Focus ADSs"), to be issued upon completion of the Merger. Each share of Intersolv Common Stock outstanding will be converted into 0.55 Micro Focus ADSs (the "Exchange Ratio"). Based on the number of shares of Intersolv Common Stock outstanding on August 20, 1998, the application of the Exchange Ratio would result in an aggregate of 12,576,350 Micro Focus ADSs being issued to the former stockholders of Intersolv.

     In addition, the following securities of Intersolv exercisable for or convertible into Intersolv Common Stock will be converted into securities exercisable for or convertible into Micro Focus ADSs: (i) options to purchase Intersolv Common Stock granted under Intersolv's 1982 Stock Option Plan, 1992 Stock Option Plan, 1997 Stock Option Plan, Key Employee Incentive Stock Option Plan and Q+E Software Stock Option Plan ("Intersolv Options"); (ii) warrants to purchase Intersolv Common Stock ("Intersolv Warrants"); and (iii) notes convertible into Intersolv Common Stock ("Intersolv Convertible Notes"). Each Intersolv Option, Intersolv Warrant and Intersolv Convertible Note outstanding at the effective time of the Merger will be converted into an option, warrant or convertible note, respectively, to purchase a number of Micro Focus ADSs equal to the Exchange Ratio multiplied by the number of shares purchasable under each Intersolv Option, Intersolv Warrant or Intersolv Convertible Note, rounded down to the nearest whole Micro Focus ADS, at an exercise or conversion price equal to the exercise or conversion price of such Intersolv Option, Intersolv Warrant or Intersolv Convertible Note at the effective time of the Merger, divided by the Exchange Ratio, rounded to the nearest cent. An additional 2,340,385 Micro Focus ADSs would be issuable upon exercise or conversion of the Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes outstanding on August 20, 1998. See "Terms of the Merger -- Merger Consideration."

     Because the Exchange Ratio is fixed, changes in the market price of Micro Focus ADSs will affect the dollar value of Micro Focus ADSs to be received by stockholders of Intersolv in the Merger. As a result, the exact value of the Micro Focus ADSs to be received by Intersolv stockholders in the Merger will not be known at the time of the Special Meeting. Intersolv stockholders are encouraged to obtain current market quotations for Micro Focus ADSs and Intersolv Common Stock prior to the Special Meeting. The current market quotations for the Micro Focus ADSs and Intersolv Common Stock may be obtained on the Internet at http://www.nasdaq.com. On August 21, 1998, the closing sale price on the Nasdaq National Market of Intersolv Common Stock was $16.69 per share and the closing sale price on the Nasdaq National Market of Micro Focus ADSs was $36.38 per Micro Focus ADS. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Intersolv on or about August 25, 1998.

     Appraisal rights will not be available to Intersolv stockholders in connection with the proposed Merger. See "Approval of the Merger -- No Appraisal Rights."

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY
STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" COMMENCING ON PAGE 24.
                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

        The date of this Proxy Statement/Prospectus is August 24, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    2
TRADEMARKS..................................................    2
FORWARD-LOOKING STATEMENTS..................................    2
ENFORCEABILITY OF CIVIL LIABILITIES.........................    3
INFORMATION TO BE PROVIDED TO MICRO FOCUS SHAREHOLDERS......    3
RECENT QUARTERLY RESULTS....................................    3
SUMMARY.....................................................    4
  INTERSOLV SPECIAL MEETING.................................    4
     Date, Time, Place and Purpose..........................    4
     Record Date and Vote Required..........................    4
     Recommendation of the Intersolv Board of Directors.....    4
  THE COMPANIES.............................................    4
     Micro Focus Group Plc..................................    4
     Intersolv, Inc.........................................    5
     Tower Merger Sub Inc...................................    5
  RISK FACTORS..............................................    5
  THE MERGER................................................    6
     Reasons for the Merger.................................    6
     Board Recommendations..................................    6
     Opinions of Financial Advisors.........................    7
     Accounting Treatment...................................    7
     Government and Regulatory Approvals....................    7
     No Appraisal Rights....................................    7
     Interests of Certain Persons in the Merger.............    8
     Certain Tax Consequences...............................    9
     Terms of the Merger....................................    9
  MARKET PRICE, DIVIDENDS AND EXCHANGE RATES................   15
     Market Price Data......................................   15
     Dividends..............................................   16
     Exchange Rates.........................................   17
  SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED
     CONDENSED FINANCIAL INFORMATION........................   18
  COMPARATIVE PER SHARE DATA................................   20
THE INTERSOLV SPECIAL MEETING...............................   22
  Date, Time, Place and Purpose.............................   22
  Record Date and Outstanding Shares........................   22
  Voting of Proxies.........................................   22
  Vote Required; Quorum.....................................   22
  Solicitation of Proxies and Expenses......................   23
  No Appraisal Rights.......................................   23
  Recommendation of the Intersolv Board.....................   23
RISK FACTORS................................................   24
  Risks Relating to the Merger..............................   24
  Risks Relating to Micro Focus, Intersolv and the Combined
     Company................................................   27

                                                              PAGE
                                                              ----
APPROVAL OF THE MERGER......................................   35
  Micro Focus' Reasons for the Merger.......................   35
  Intersolv's Reasons for the Merger........................   38
  Board Recommendations.....................................   40
  Background of the Merger..................................   40
  Opinion of Intersolv's Financial Advisor..................   42
  Opinion of Micro Focus' Financial Advisor.................   46
  Certain Financial Forecasts...............................   50
  Accounting Treatment......................................   52
  Government and Regulatory Approvals.......................   52
  No Appraisal Rights.......................................   52
  Interests of Certain Persons in the Merger................   53
CERTAIN TAX CONSEQUENCES....................................   55
  United States Tax Consequences of the Merger..............   55
  United States Tax Consequences of the Ownership of Micro
     Focus Ordinary Shares and Micro Focus ADSs.............   56
  United States Anti-Deferral Federal Taxation Issues.......   57
  United Kingdom Tax Consequences of the Ownership of Micro
     Focus Ordinary Shares and Micro Focus ADSs.............   59
TERMS OF THE MERGER.........................................   62
  Effective Time; Closing Date..............................   62
  Merger Consideration......................................   62
  Conversion of Shares; Procedures for Exchange of
     Certificates...........................................   63
  Share Ownership Following the Merger......................   64
  Representations and Warranties............................   64
  Conduct of Business Pending the Merger....................   65
  No Other Negotiations.....................................   66
  Additional Covenants......................................   67
  Rights Agreement; Takeover Statutes.......................   67
  Following the Merger......................................   67
  Conditions to the Merger..................................   68
  Termination; Effects of Termination.......................   69
  Expenses and Termination Fees.............................   70
  Amendment; Waiver.........................................   71
  Affiliate Agreements......................................   71
  Resale of Micro Focus ADSs................................   72
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   73
  Unaudited Pro Forma Condensed Combined Statement of
     Operations.............................................   74
  Unaudited Pro Forma Condensed Combined Balance Sheet......   75
  Notes To Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................   76
DESCRIPTION OF MICRO FOCUS ORDINARY SHARES..................   77
  Dividends.................................................   77
  Rights in a Winding Up....................................   77
  Voting....................................................   77
  Preemptive Rights.........................................   78
  Variation of Rights and Share Capital.....................   78
  Disclosure of Interests...................................   78
  Miscellaneous.............................................   79

                                                              PAGE
                                                              ----
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS.................   79
  American Depositary Receipts..............................   79
  Deposit, Transfer and Withdrawal..........................   79
  Dividends, Other Distributions and Rights.................   80
  Record Dates..............................................   82
  Voting of Deposited Securities............................   83
  Reports and Other Communications..........................   83
  Amendment and Termination of the Deposit Agreement........   83
  Charges of Depositary.....................................   84
  Liability of Owner for Taxes..............................   85
  General...................................................   85
  Listing...................................................   86
COMPARISON OF RIGHTS OF INTERSOLV STOCKHOLDERS AND MICRO
  FOCUS SHAREHOLDERS........................................   87
  Voting Rights.............................................   87
  Action by Written Consent.................................   88
  Sources and Payment of Dividends..........................   88
  Rights of Purchase and Redemption.........................   88
  Special Meeting of Shareholders...........................   89
  Rights of Appraisal.......................................   89
  Preemptive Rights.........................................   90
  Amendment of Governing Instruments........................   90
  Shareholder Votes on Certain Transactions.................   91
  Rights of Inspection......................................   92
  Classification of the Board of Directors..................   92
  Removal of Directors......................................   92
  Vacancies on the Board of Directors.......................   93
  Liability of Directors and Officers.......................   93
  Indemnification of Directors and Officers.................   93
  Shareholders' Suits.......................................   94
  Certain Provisions Relating to Share Acquisitions.........   94
  Anti-Takeover Provisions..................................   95
  Disclosure of Interests...................................   95
  Certain London Stock Exchange Listing Requirements........   96
OTHER BUSINESS..............................................   97
EXPERTS.....................................................   97
LEGAL MATTERS...............................................   97

APPENDICES
  Appendix A  Agreement and Plan of Reorganization
  Appendix B  Opinion of Hambrecht & Quist LLC
  Appendix C  Opinion of Donaldson, Lufkin & Jenrette
     Securities Corporation

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION

     Micro Focus and Intersolv are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Intersolv also files proxy statements with the Commission. As a foreign private issuer, Micro Focus is not subject to the requirement to file proxy statements with the Commission. The materials filed by Micro Focus and Intersolv can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov. Micro Focus ADSs and Intersolv Common Stock are quoted on the Nasdaq National Market under the symbols "MIFGY" and "ISLI," respectively, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     Micro Focus has filed with the Commission a Registration Statement on Form F-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus constitutes the prospectus of Micro Focus that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, obtained at the Commission's World Wide Web site set forth above or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

     Statements made in this Proxy Statement/Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

     All information contained in this Proxy Statement/Prospectus relating to Micro Focus has been supplied by Micro Focus, and all information relating to Intersolv has been supplied by Intersolv.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Micro Focus incorporates in this Proxy Statement/Prospectus by reference
(i) the Micro Focus Annual Report on Form 20-F for the fiscal year ended January 31, 1998; and (ii) the Micro Focus Report on Form 6-K regarding its financial results for the quarter ended April 30, 1998.

     Intersolv incorporates in this Proxy Statement/Prospectus by reference the Intersolv Annual Report on Form 10-K for the fiscal year ended April 30, 1998, as amended.

     All documents filed by Micro Focus and Intersolv pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and before the Intersolv Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference into this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus incorporates documents by reference that are not presented herein or delivered herewith. Micro Focus and Intersolv will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents that are not specifically incorporated by reference into such documents). In the case of documents related to Micro Focus, such requests should be directed to Richard H. Van Hoesen at the principal executive offices of Micro Focus Incorporated at 701
E. Middlefield Road, Mountain View, California 94043 (telephone (650) 938-3700). In the case of documents related to Intersolv, such requests should be directed to Kenneth A. Sexton at the principal executive offices of Intersolv at 9420 Key West Avenue, Rockville, Maryland 20850 (telephone (301) 838-5000). To ensure timely delivery of the documents, requests should be made by September 16, 1998.

                                   TRADEMARKS

     This Proxy Statement/Prospectus contains trademarks of Micro Focus and Intersolv, and may contain trademarks of others, in the U.S. and other countries. Micro Focus is a registered trademark of Micro Focus. INTERSOLV is a registered trademark of Intersolv.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify those forward looking statements. Actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and reference is made to the particular discussions set forth under "Approval of the Merger -- Micro Focus' Reasons for the Merger" and "-- Intersolv's Reasons for the Merger."

     Readers are cautioned not to place undue reliance on forward-looking statements contained herein, which reflect the analysis and opinions of the management of Micro Focus and Intersolv, as appropriate, only as of the date hereof. Neither Micro Focus nor Intersolv undertakes any obligation to release publicly the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     Micro Focus is a public limited company organized under the laws of England and Wales. A significant portion of the assets of Micro Focus is located outside of the United States, although the combined company will have significant assets in the United States following completion of the Merger. As a result, it may not be possible for investors to effect service of process upon Micro Focus within the United States or to enforce against Micro Focus, in United States courts or courts outside of the United States, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in England, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon such securities laws.

     Individual shareholders of an English company (including U.S. persons and ADS holders) have the right under English law to bring lawsuits on behalf of the company in which they are a shareholder, and on their own behalf against the company, in certain limited circumstances. Except in limited circumstances, English law does not permit class action lawsuits by shareholders. See "Comparison of Rights of Intersolv Stockholders and Micro Focus
Shareholders -- Shareholders' Suits."

             INFORMATION TO BE PROVIDED TO MICRO FOCUS SHAREHOLDERS

     The holders of at least three quarters of the Micro Focus Ordinary Shares voting in person or by proxy must approve the Merger and other matters related to the Merger, including an increase in the authorized share capital of Micro Focus. In addition, a majority of the Micro Focus shareholders voting in person or by proxy must approve the adoption of the Micro Focus 1998 Stock Option Plan. An Extraordinary General Meeting of Micro Focus has been convened for September 23, 1998. A Circular comprising Listing Particulars has been prepared pursuant to the rules of the London Stock Exchange and will be sent to the shareholders of Micro Focus at approximately the same time that this Proxy Statement/Prospectus is sent to the stockholders of Intersolv. A copy of the Circular comprising the Listing Particulars relating to Micro Focus will be delivered to the Registrar of Companies in England and Wales for registration and will be available for inspection at the offices of Messrs. Memery Crystal Solicitors, 31 Southampton Row, London WC1B 5HT, England until the date of the Extraordinary General Meeting. The contents of such document do not form part of, nor are they incorporated into, this Proxy Statement/Prospectus.

                            RECENT QUARTERLY RESULTS

     Micro Focus reported net revenue of $48.4 million, net income of $5.1 million and diluted earnings per ordinary share of $0.06 for the three months ended July 31, 1998, compared to net revenue of $39.2 million, net income of $2.5 million and diluted earnings per ordinary share of $0.03 for the three months ended July 31, 1997. Diluted earnings per Micro Focus ADS were $0.31 for the three months ended July 31, 1998 compared to $0.15 per Micro Focus ADS for the three months ended July 31, 1997. Micro Focus reported net revenue of $97.0 million, net income of $10.4 million and diluted earnings per ordinary share of $0.12 for the six months ended July 31, 1998, compared to net revenue of $71.7 million, net income of $4.9 million and diluted earnings per ordinary share of $0.06 for the six months ended July 31, 1997. Diluted earnings per Micro Focus ADS were $0.62 for the six months ended July 31, 1998 compared to $0.30 per Micro Focus ADS for the six months ended July 31, 1997.

     Intersolv reported total revenue of $47.1 million, net income of $2.1 million and diluted earnings per share of $0.09 for the three months ended July 31, 1998, compared to total revenue of $41.3 million, net income of $0.6 million and diluted earnings per share of $0.03 for the three months ended July 31, 1997.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. The summary does not contain a complete description of the terms of the Merger and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus and the Appendices hereto. Stockholders of Intersolv are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety.

                           INTERSOLV SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

     The Special Meeting will be held at the headquarters of Intersolv located at 9420 Key West Avenue, Rockville, Maryland 20850 on September 23, 1998 at 10:00 a.m., local time. See "The Special Meeting."

     At the Special Meeting, stockholders of Intersolv will be asked to approve and adopt the Merger Agreement and to approve the Merger. The Merger Agreement is attached hereto as Appendix A. See "Terms of the Merger."

RECORD DATE AND VOTE REQUIRED

     Only holders of record of Intersolv Common Stock at the close of business on August 14, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 22,863,592 shares of Intersolv Common Stock outstanding and entitled to vote, each of which is entitled to one vote.

     The affirmative vote of the holders of a majority of the outstanding shares of Intersolv Common Stock is required to approve and adopt the Merger Agreement and to approve the Merger. Abstentions and broker non-votes will have the effect of a vote against the Merger Agreement and the Merger.

     On the Record Date, directors and executive officers of Intersolv, and their affiliated entities, as a group beneficially owned 2,306,063 shares of Intersolv Common Stock or approximately 9.2% of the outstanding shares of Intersolv Common Stock on such date, of which 195,377 shares were held of record.

RECOMMENDATION OF THE INTERSOLV BOARD OF DIRECTORS

     The Intersolv Board of Directors (the "Intersolv Board"), by unanimous vote, has adopted and approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Merger is in the best interests of Intersolv and its stockholders. After careful consideration, the Intersolv Board unanimously recommends a vote FOR adoption and approval of the Merger Agreement and the Merger. See "Approval of the Merger -- Intersolv's Reasons for the Merger" and "-- Board Recommendations."

                                 THE COMPANIES

MICRO FOCUS GROUP PLC

     Micro Focus designs, develops, markets and supports application development tools and services for business application development. Micro Focus' products focus primarily on markets using the COBOL computer language. These products permit users to analyze, create, re-engineer and deploy software applications for a wide range of computers, from personal computer workstations to mainframe computers. In addition, Micro Focus' products and services enable enterprise application development and re-engineering of applications, including the analysis and remediation of programs to meet the requirements of Year 2000 and euro currency compliance.

     Micro Focus Limited was established in England and Wales in August 1976 and became a wholly owned subsidiary of Micro Focus in May 1983. Micro Focus was incorporated in England and Wales in March 1983 as a public limited company under the Companies Acts 1948 to 1981 of Great Britain. In May 1983, Micro Focus obtained a quotation on the Unlisted Securities Market and, in June 1984, Micro Focus acquired a full listing on the London Stock Exchange. In May 1992, Micro Focus listed the Micro Focus ADSs on the Nasdaq National Market. The principal offices of Micro Focus are located at The Lawn, 22-30 Old Bath Road, Newbury, Berkshire RG14 1QN, England; its telephone number is 01635-32646. The principal offices of Micro Focus Incorporated are located at 701 E. Middlefield Road, Mountain View, California 94043; its telephone number is (650) 938-3700.

INTERSOLV, INC.

     Intersolv develops, markets and supports a broad line of software solutions that facilitate the development, delivery and deployment of business information systems. Intersolv's strategy is to offer customers a broad family of software development tools and services that are independent of rapidly changing hardware, operating systems and database management technology. Intersolv's products and services are focused primarily in three solution areas: automated software quality, data connectivity and enterprise application renewal.

     Intersolv was incorporated under the laws of the State of Delaware in 1985 and is the successor to the business begun in 1982. The principal offices of Intersolv are located at 9420 Key West Avenue, Rockville, Maryland 20850; its telephone number is (301) 838-5000.

TOWER MERGER SUB INC.

     Merger Sub, a Delaware corporation, was incorporated in June 1998 for the sole purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the proposed Merger. Merger Sub's principal executive offices are located at 701 E. Middlefield Road, Mountain View, California 94043; its telephone number is (650) 938-3700.

                                  RISK FACTORS

     The following risk factors, among others set forth under "Risk Factors" below and elsewhere in this Proxy Statement/Prospectus, should be considered by Intersolv stockholders in evaluating the matters to be voted on at the Special Meeting and the acquisition of the securities offered hereby.

     Risks related to the Merger include the following: (i) the expected long-term strategic benefits of the Merger depend upon the successful integration of operations and infrastructure and retention of key personnel, and there can be no assurance that these objectives will be achieved; (ii) disruption of the sales and marketing activities of either or both companies may result from the Merger and any such disruptions could materially and adversely affect the combined company's financial results; (iii) the integration of Micro Focus' and Intersolv's products, technologies and engineering teams after the Merger might not be timely accomplished or technically feasible, which could in turn reduce the expected technological benefits of the Merger and adversely impact the combined company's product development; (iv) the market price of the Micro Focus Ordinary Shares or the Micro Focus ADSs could be significantly and adversely affected if the beneficial synergies that the Merger is intended to generate are not achieved or do not occur as rapidly or to the extent anticipated; (v) negative reaction to the Merger on the part of Micro Focus' and/or Intersolv's suppliers, resellers or customers could result in reduced revenues and earnings, which could in turn have a negative effect on the price of Micro Focus ADSs; (vi) the Merger is expected to result in substantial direct transaction costs and operating charges relating to the integration of Intersolv's operations into Micro Focus' operations, and the integration of the two companies may involve substantial additional unexpected costs; (vii) the Merger will reduce the respective interests of the Micro Focus shareholders and Intersolv stockholders in the combined company, compared to their ownership interests in their respective companies prior to the Merger; and (viii) if certain restrictions are not observed by each company and its respective affiliates, the Merger may fail to qualify as a pooling of interests for financial reporting purposes. See "Risk Factors -- Risks Relating to the Merger."

     Risks related to Micro Focus, Intersolv and the combined company include the following: (i) each of Micro Focus and Intersolv has experienced, and the combined company expects to continue to experience, significant fluctuations in its results of operations on a quarterly and on an annual basis, due in part to the absence of any significant backlog; (ii) the businesses of Micro Focus and Intersolv are seasonal; (iii) a significant portion of the total net revenue of the combined company is expected to depend upon continued demand for products and services related to mainframe computers, the COBOL language and enterprise application renewal; (iv) the sales cycle associated with each of Micro Focus' and Intersolv's products is typically lengthy and orders are therefore subject to a number of significant risks; (v) the businesses of each of Micro Focus and Intersolv are subject to rapid technological change and their markets are characterized by competing technologies, evolving industry standards and frequent new product introductions; (vi) products as complex as those offered by Micro Focus, Intersolv and the combined company frequently contain undetected errors or failures that could result in product returns and other losses to the combined company or its customers; (vii) the dependence of both Micro Focus and Intersolv upon proprietary technology, which they may not be able to protect fully or which may be subject to litigation; (viii) the markets in which Micro Focus and Intersolv compete are intensely competitive and many competitors of Micro Focus and Intersolv are substantially larger and have greater financial, technical, marketing, distribution, customer support and other resources than the combined company; (ix) the risks inherent in the significant global operations of Micro Focus, Intersolv and the combined company, including the fact that the rights of the holders of Micro Focus ADSs are governed by the laws of England and Wales; (x) the dependence of both companies on hiring and retaining qualified personnel; (xi) the ability of the combined company to manage any growth in its business; (xii) the market prices of the Intersolv Common Stock, Micro Focus ADSs and Micro Focus Ordinary Shares are volatile and are subject to fluctuations in response to a wide variety of factors; and (xiii) the risks associated with acquisitions that both companies have recently completed and acquisitions that the combined company may pursue in the future. See "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company."

                                   THE MERGER
REASONS FOR THE MERGER

     Micro Focus' Reasons for the Merger. The Micro Focus Board approved the Merger Agreement and the Merger because it believes that the Merger will: (i) enable the combined company to provide a broad range of products and services for enterprise software solutions; (ii) expand the Micro Focus sales organization and enable the combined company to significantly expand its worldwide distribution; (iii) allow the combined company to offer more products to more customers than either company currently offers with a wider range of solutions, which is expected to reduce the dependency on any particular product line; (iv) combine Micro Focus' legacy technology and expertise with the client/server and internet technology and expertise of Intersolv to help to address a broader range of enterprise software technology and position the combined company to provide tools for the development of enterprise applications that are component-based, multi-platform and implemented in open languages such as Java and COBOL; and (v) result in long-term economies of scale and business synergies including through the elimination or sharing of certain administrative and operational expenses. See "Approval of the Merger -- Micro Focus' Reasons for the Merger."

     Intersolv's Reasons for the Merger. The Intersolv Board approved the Merger Agreement and the Merger because it believes that the Merger will: (i) constitute a strategic combination, accelerating the ability of Intersolv to achieve its strategic objectives, albeit as part of a combined entity; and (ii) allow the Intersolv stockholders to participate in the potential for growth of the combined company after the Merger. See "Approval of the Merger -- Intersolv's Reasons for the Merger."

BOARD RECOMMENDATIONS

     The Micro Focus Board has adopted and approved the Merger Agreement and the transactions contemplated thereby and approved the Merger and has determined that the Merger is fair, from a financial point of view to, and in the best interests of, Micro Focus and the Micro Focus shareholders.

     The Intersolv Board has adopted and approved the Merger Agreement and the transactions contemplated thereby and approved the Merger and has determined that the Merger is fair, from a financial point of view to, and in the best interests of, Intersolv and the Intersolv stockholders.

     AFTER CAREFUL CONSIDERATION, THE INTERSOLV BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE MERGER.

OPINIONS OF FINANCIAL ADVISORS

     Opinion of Intersolv's Financial Advisor. Hambrecht & Quist LLC ("Hambrecht & Quist") has delivered to the Intersolv Board its written opinion, dated June 17, 1998, to the effect that, as of such date, the consideration to be paid by Micro Focus in the Merger was fair from a financial point of view to the holders of the Intersolv Common Stock. A copy of Hambrecht & Quist's opinion dated June 17, 1998, which sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and the procedures followed by Hambrecht & Quist is attached as Appendix B to this Proxy Statement/Prospectus. Intersolv stockholders are advised to read the opinion in its entirety. See "Approval of the Merger -- Opinion of Intersolv's Financial Advisor."

     Opinion of Micro Focus' Financial Advisor. Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") delivered its written opinion (the "DLJ Opinion") on June 17, 1998, addressed to the Micro Focus Board, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in the DLJ Opinion, the Exchange Ratio was fair to Micro Focus from a financial point of view. A copy of the DLJ Opinion is attached hereto as Appendix C. Recipients of this Proxy Statement/Prospectus are urged to read the DLJ Opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ. See "Approval of the Merger -- Opinion of Micro Focus' Financial Advisor."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Consummation of the Merger is conditioned, among other things, upon (i) the receipt by Intersolv of a letter from its independent accountants regarding concurrence with Intersolv management's conclusions that no conditions exist that would preclude Intersolv from being a party to a merger accounted for as a pooling of interests and (ii) receipt by Micro Focus of a letter from its independent auditors regarding concurrence with Micro Focus management's conclusions as to the appropriateness of pooling of interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Merger Agreement. In the U.K., the Merger is expected to be accounted for as an acquisition under the purchase method of accounting. See "Approval of the Merger -- Accounting Treatment."

GOVERNMENT AND REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the rules promulgated under the HSR Act by the U.S. Federal Trade Commission ("FTC"), the Merger cannot be effected until notifications have been given to the FTC and the Antitrust Division, and the specified waiting period has expired or terminated early. All required filings under the HSR Act have been made and the waiting period has expired. See "Approval of the Merger -- Government and Regulatory Approvals."

NO APPRAISAL RIGHTS

     Intersolv stockholders are not entitled to any appraisal rights with respect to the Merger. See "Approval of the Merger -- No Appraisal Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Employment Agreements. Intersolv has entered into executive employment agreements with Messrs. Burns, Greenfield and Sexton. The terms of the agreements for Messrs. Greenfield and Sexton are for three years expiring July 31, 2001, and are automatically extended for one year each August 1, unless either Intersolv or the executive gives notice that the agreement is not to be extended. If there is a change of control of Intersolv, as defined in Mr. Greenfield and Mr. Sexton's agreements, the agreements are automatically extended for a three year term commencing on the effective date of the change of control. Mr. Burns' agreement expires September 30, 1999, unless either Intersolv or Mr. Burns gives notice as allowed by the agreement. The Merger will constitute a "change of control" for the purposes of the agreements.

     At any time, Intersolv may terminate the executive for cause, as defined in the agreements. If the executive's termination of employment is (i) by Intersolv other than for cause or disability, (ii) by the executive for good reason or
(iii) during the first year following a change of control, Intersolv must make a lump sum payment to the executive. The lump sum payments to Messrs. Greenfield and Sexton will be based on a multiple (the "Multiple") of their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. The Multiple for calculating the lump sum payments for Messrs. Greenfield and Sexton is eighteen. If following the Merger Mr. Greenfield's and Mr. Sexton's termination of employment occurred as of October 31, 1998, Mr. Greenfield would be entitled to receive a lump sum severance payment of approximately $1,006,000 and payments in respect of certain employee benefits of approximately $96,000. Mr. Sexton would be entitled to receive severance payments of approximately $524,000 and payments in respect of certain employee benefits of approximately $65,000. In addition, Mr. Greenfield and Mr. Sexton would receive lump sum payments in respect of earned but unpaid salary and bonus of approximately $235,000 and $97,000, respectively. Mr. Greenfield and Mr. Sexton would also receive certain employee benefits, such as health, life and disability insurance, for three years after the change of control. The lump sum payment to Mr. Burns will be the remaining unpaid salary and bonus, as defined in his agreement. If the executive would be subject to excise tax under the provisions of the United States Internal Revenue Code of 1986, as amended, relating to payments after a change of control, the payments shall be grossed up so that Intersolv will make additional payments to the executive equal to the amount of the excise tax plus the amount of the tax on such additional payments. The agreements also specify that all of the executives' options will fully vest upon a change in control.

     During the 18 months following termination of employment described above (except termination for cause): (i) Mr. Greenfield and Mr. Sexton must provide consulting services to Intersolv and be subject to certain non-competition covenants; and (ii) Mr. Burns will be subject to certain non-competition covenants. For such consulting services and non-competition agreement, Intersolv shall pay Mr. Greenfield and Mr. Sexton a lump sum equal to eighteen times their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. If following the Merger Mr. Greenfield's and Mr. Sexton's termination of employment occurred as of October 31, 1998, Mr. Greenfield would be entitled to receive a lump sum payment of approximately $1,006,000 and Mr. Sexton would be entitled to receive a lump sum payment of approximately $524,000. Mr. Burns will not receive additional consideration for his non-competition agreement.

     The annual compensation and target incentive compensation for each effected executive for fiscal year 1999 is as follows: Mr. Greenfield has a base salary of $325,000, with a target incentive compensation amount equal to his base salary and a maximum incentive compensation amount of $415,000. Mr. Sexton has a base salary of $200,000, with a target incentive compensation of $125,000 and a maximum incentive compensation amount of $160,000. As of September 30, 1998, Mr. Burns' unpaid salary and bonus for the remaining period covered by his agreement will be $300,000. The annual base salary and target incentive compensation may be increased from time to time as determined by the Intersolv Board, in its discretion, upon a review that shall take place at least annually.

     Stock Options. The Intersolv directors and executive officers hold options to purchase shares of Intersolv Common Stock. Most of these options will vest upon completion of the Merger to the extent they are not currently vested and all of these options will be assumed by Micro Focus in connection with the Merger. See "Approval of the Merger -- Interests of Certain Persons in the Merger."

CERTAIN TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally should be recognized by the holders of shares of Intersolv Common Stock on the exchange of their shares of Intersolv Common Stock solely for Micro Focus ADSs pursuant to the Merger (other than cash received for fractional shares). It is a condition to the Merger that Intersolv and Micro Focus each will have received an opinion from their respective tax counsel that the Merger will constitute a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code. Such opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by the parties to the Merger. All Intersolv stockholders are urged to consult their own tax advisors. See "Terms of the Merger -- Conditions to the Merger" and "Certain Tax Consequences."

TERMS OF THE MERGER

     Effect of the Merger. The Merger Agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Micro Focus created for purposes of the Merger, with and into Intersolv, with Intersolv surviving the Merger as a wholly owned subsidiary of Micro Focus. It is anticipated that the Merger will become effective (the "Effective Time") as promptly as practicable after the requisite stockholder and shareholder approvals have been obtained and all other conditions to the Merger, as specified in the Merger Agreement, have been satisfied or waived. See "Terms of the Merger -- Effective Time; Closing Date."

  Merger Consideration

     Upon completion of the Merger, each outstanding share of Intersolv Common Stock will be converted into the right to receive 0.55 Micro Focus ADSs. Micro Focus will pay Intersolv stockholders cash in lieu of fractional Micro Focus ADSs. In addition, the following securities of Intersolv exercisable for or convertible into Intersolv Common Stock will be converted into securities exercisable for or convertible into Micro Focus ADSs: (i) options to purchase Intersolv Common Stock granted under Intersolv's 1982 Stock Option Plan, 1992 Stock Option Plan, 1997 Stock Option Plan, Key Employee Incentive Stock Option Plan and Q+E Software Stock Option Plan ("Intersolv Options"); (ii) warrants to purchase Intersolv Common Stock ("Intersolv Warrants"); and (iii) notes convertible into Intersolv Common Stock ("Intersolv Convertible Notes"). Each Intersolv Option, Intersolv Warrant and Intersolv Convertible Note outstanding at the effective time of the Merger will be converted into an option, warrant or convertible note, respectively, to purchase a number of Micro Focus ADSs equal to the Exchange Ratio multiplied by the number of shares purchasable under each Intersolv Option, Intersolv Warrant or Intersolv Convertible Note, rounded down to the nearest whole Micro Focus ADS, at an exercise or conversion price equal to the exercise or conversion price of such Intersolv Option, Intersolv Warrant or Intersolv Convertible Note at the Effective Time, divided by the Exchange Ratio, rounded to the nearest cent.

     The exercisability or conversion period and other terms and conditions of the Intersolv Warrants and Intersolv Convertible Notes will remain unchanged after the Merger. To the extent permitted by law and the pooling rules, the term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and the other terms and conditions of the Intersolv Options will remain unchanged. Pursuant to the Merger Agreement, continuous employment with Intersolv by option holders will be credited as employment by Micro Focus for the purpose of vesting the Intersolv Options assumed in the Merger. Micro Focus has agreed to file a registration statement on Form S-8 promptly after the Effective Time, in order to register the Micro Focus ADSs issuable upon exercise of the assumed Intersolv Options. See "Terms of the Merger -- Merger Consideration."

     For a summary of the principal differences between the rights of holders of Micro Focus ADSs and Ordinary Shares and the rights of holders of Intersolv Common Stock, see "Comparison of Rights of Intersolv Stockholders and Micro Focus Shareholders."

     Conversion of Shares; Procedures for Exchange of Certificates. If the Merger becomes effective, Micro Focus will: (i) issue Micro Focus Ordinary Shares to, and deposit such Micro Focus Ordinary Shares with, the Bank of New York (the "Depositary") in an amount sufficient to permit the Depositary to issue American Depositary Receipts ("ADRs") representing the number of Micro Focus ADSs issuable pursuant to the Merger Agreement; and (ii) deposit with the Depositary acting as exchange agent cash in the amount required for payments in lieu of fractional Micro Focus ADSs. The Depositary will mail specific written instructions to each holder of record of Intersolv Common Stock as to the procedure for surrendering their stock certificates. Upon receipt by the Depositary of such certificate, each Intersolv stockholder will receive ADRs and a cash payment in lieu of fractional Micro Focus ADSs. See "Terms of the Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

     HOLDERS OF INTERSOLV COMMON STOCK SHOULD NOT SURRENDER CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE DEPOSITARY.

     Share Ownership Following the Merger. Based upon the capitalization of Intersolv as of the close of business on August 20, 1998 (including the number of shares of Intersolv Common Stock outstanding and the number of shares issuable upon exercise of outstanding Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes), an aggregate of approximately 12,576,350 Micro Focus ADSs will be issued in the Merger and Micro Focus will assume Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes to purchase up to approximately 2,340,385 additional Micro Focus ADSs. Based upon the capitalization of Intersolv and Micro Focus as of the close of business on August 20, 1998 (including the number of shares issuable by both Micro Focus and Intersolv upon exercise of outstanding options and warrants and conversion of the Intersolv Convertible Notes), immediately following the Merger, the former security holders of Intersolv will hold approximately 44% of the issued voting share capital of Micro Focus and approximately 46% of the share capital of Micro Focus calculated on a fully diluted basis. The foregoing number of shares and percentages are subject to change in the event of a change in the number of Intersolv securities outstanding or the issued share capital of Micro Focus subsequent to August 20, 1998 and prior to the Effective Time. Before the Effective Time, Intersolv intends to grant options to its employees to purchase up to an additional 300,000 shares of Intersolv Common Stock. Up to an additional 165,000 Micro Focus ADSs would be issuable upon exercise of these options. See "Terms of the Merger -- Share Ownership Following the Merger."

  No Other Negotiations

     Pursuant to the Merger Agreement, Intersolv has agreed that, until the earlier of the Effective Time or termination of the Merger Agreement according to its terms, Intersolv will not, and will not authorize or permit any officer, director, employee or other representative of Intersolv, directly or indirectly, to: (i) solicit, initiate or encourage any Intersolv Acquisition Proposal (as defined below); or (ii) except as required by the fiduciary duties of the Intersolv Board under applicable law, as advised in writing by Arent Fox Kintner Plotkin & Kahn, PLLC, legal counsel to Intersolv, engage in negotiations with or disclose any nonpublic information relating to Intersolv or any of its subsidiaries or afford access to the properties, books or records of Intersolv or any of its subsidiaries to, any person who has advised Intersolv or otherwise publicized the fact that such person may be considering making, or has made, an Intersolv Acquisition Proposal. Intersolv may, however, take a position with respect to a tender offer pursuant to rules promulgated under the Exchange Act. Intersolv has agreed to notify Micro Focus promptly after receipt of any Intersolv Acquisition Proposal, notice that any person is considering making an Intersolv Acquisition Proposal or request for nonpublic information or for access to its properties, books or records, and to keep Micro Focus informed regarding the status and details of any such Intersolv Acquisition Proposal, indication or request. The term "Intersolv Acquisition Proposal" means any offer, inquiry or proposal received from any party other than Micro Focus concerning the possible disposition of all or any significant portion of the business, assets or capital stock of Intersolv or any of its subsidiaries, by merger, sale or any other means or any other transaction that would involve a change in control of Intersolv or any of its subsidiaries or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Merger).

     Pursuant to the Merger Agreement, Micro Focus has agreed that, until the earlier of the Effective Time or termination of the Merger Agreement according to its terms, Micro Focus will not, and will not authorize or permit any officer, director, employee or other representative of Micro Focus, directly or indirectly, to solicit or initiate any Micro Focus Acquisition Proposal (as defined below). Micro Focus may, however, respond in any manner it determines appropriate to any Micro Focus Acquisition Proposal that is not initiated or solicited by Micro Focus. Micro Focus has agreed to notify Intersolv promptly after receipt of any Micro Focus Acquisition Proposal, notice thereof or request for nonpublic information or for access to its properties, books or records, and to keep Intersolv informed regarding the status and details of any such Micro Focus Acquisition Proposal, indication or request. The term "Micro Focus Acquisition Proposal" means any offer, inquiry or proposal received from any party other than Intersolv concerning the possible disposition of all or substantially all of the business, assets or capital stock of Micro Focus, by merger, sale or any other means or any other transaction that would involve a change in control of Micro Focus. See "Terms of the Merger -- No Other Negotiations."

  Following the Merger

     In the Merger Agreement, Micro Focus and Intersolv have agreed that promptly after the Effective Time Micro Focus will take all action necessary to set the number of directors of Micro Focus at seven. The directors of Micro Focus after the Effective Time will be Martin Waters, J. Michael Gullard, Harold Hughes and J. Sidney Webb, all of whom are directors of Micro Focus, and Michel Berty, Gary G. Greenfield and Kevin J. Burns, all of whom are directors of Intersolv.

     Micro Focus has agreed, in the Merger Agreement, to provide employees of Intersolv who become employees of Micro Focus with employee benefits in the aggregate no less favorable than those benefits provided to similarly situated employees of Micro Focus. To the extent permitted by the terms of the Intersolv Employee Stock Purchase Plan and the pooling rules, Intersolv has agreed to use its reasonable best efforts to terminate such plan before or as of the Effective Time. See "Terms of the Merger -- Following the Merger."

  Conditions to the Merger

     In addition to the requirements that the Merger be approved by the Intersolv stockholders and the Micro Focus shareholders, the obligations of Intersolv, Micro Focus and Merger Sub to effect the Merger are subject to the satisfaction or waiver of a number of other conditions, including effectiveness of and the absence of any proceedings or stop order commenced or threatened by the Commission with respect to the Registration Statement on Form F-4 filed by Micro Focus and the Registration Statement on Form F-6 filed by the Depositary with respect to the Micro Focus Ordinary Shares and the Micro Focus ADSs to be issued in the Merger, the absence of certain legal actions, receipt of opinions of counsel to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code, receipt by Intersolv of a letter from its independent accountants regarding concurrence with Intersolv management's conclusions that no conditions exist that would preclude Intersolv from being a party to a merger accounted for as a pooling of interests, receipt by Micro Focus of a letter from its independent auditors regarding concurrence with Micro Focus management's conclusions as to the appropriateness of pooling of interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Merger Agreement, agreement of the London Stock Exchange to admit to the Official List (subject to allotment) the Micro Focus Ordinary Shares to be issued in connection with the Merger, authorization for listing of the Micro Focus ADSs to be issued in the Merger on the Nasdaq National Market and consent of H.M. Treasury or confirmation that no such consent is required.

     The obligations of Micro Focus and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Micro Focus, of certain other conditions, including the accuracy of Intersolv's representations and warranties in the Merger Agreement, performance by Intersolv of its covenants in the Merger Agreement, the absence of a Material Adverse Effect with respect to Intersolv, receipt by Micro Focus of certain third-party consents and receipt by Micro Focus of an executed Affiliate Agreement from each affiliate of Intersolv and the resignations of each of the directors, other than Kevin J. Burns, and each of the officers, of Intersolv.

     The obligations of Intersolv to effect the Merger are subject to the satisfaction of, or waiver by Intersolv, of certain other conditions, including the accuracy of the representations and warranties of Micro Focus and Merger Sub in the Merger Agreement, performance by Micro Focus of its covenants in the Merger Agreement, the absence of a Material Adverse Effect with respect to Micro Focus and receipt by Intersolv of certain third-party consents. See "Terms of the Merger -- Conditions to the Merger."

  Termination; Effects of Termination

     The Merger Agreement may be terminated by (i) mutual agreement of the parties; (ii) either Intersolv or Micro Focus if the Effective Time has not occurred on or before January 31, 1999 and such failure is not caused by a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (iii) either Micro Focus or Intersolv if there is a final and nonappealable permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that makes the Merger illegal or otherwise restrains or prohibits the Merger; (iv) either Micro Focus or Intersolv if there has been a breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation by the other party becomes untrue, in either case that has or can reasonably be expected to have a Material Adverse Effect on such other party, which such other party fails to cure within a reasonable time (not to exceed 20 days) after written notice thereof; (v) Micro Focus or Intersolv if the required approval of the stockholders of Intersolv or the shareholders of Micro Focus is not obtained; (vi) Micro Focus or Intersolv if the Board of Directors of the other party has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to the terminating party, or has resolved to do so, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal or a Micro Focus Acquisition Proposal, respectively; or
(vii) either Micro Focus or Intersolv, if a Trigger Event or Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the Merger, determining in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders. A "Trigger Event" will occur if any person acquires securities representing 20% or more of the voting power of Intersolv or commences a tender or exchange offer which if successful would result in the offeror and its affiliates beneficially owning securities representing 20% or more of the voting power of Intersolv. See "Terms of the Merger -- Termination; Effects of Termination."

  Expenses and Termination Fees

     Except as described below, each party to the Merger Agreement will bear its own costs and expenses. Under certain circumstances, if the Merger Agreement is terminated without effectuation of the Merger, then either Intersolv or Micro Focus may be required to pay certain fees to the other.

     If Micro Focus or Intersolv terminates the Merger Agreement because of a breach by the other of a representation, warranty, covenant or agreement in the Merger Agreement or because any representation of the other has become untrue, and such breach has or can reasonably be expected to have a Material Adverse Effect on the nonbreaching party and the breaching party has failed to cure such breach within a reasonable time after notice thereof (not to exceed 20 days), the Merger Agreement provides that the breaching party will pay $1.0 million to the other party. This amount is intended to reimburse the nonbreaching party for expenses and is not liquidated damages. Payment of the termination fee does not limit either party's remedies for willful breach of the Merger Agreement. In no event, however, will the liability of Micro Focus or Intersolv for breach of the Merger Agreement exceed a total of $20 million.

     If the Merger Agreement is terminated because (i) the required approval of the stockholders of Intersolv is not obtained or (ii) the Board of Directors of Intersolv withholds, withdraws or modifies its recommendation of the Merger Agreement or the Merger in a manner adverse to the other party, or resolves to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, but other than in connection with a Trigger Event or an Intersolv Acquisition Proposal, then the Merger Agreement provides that Intersolv will pay $1.0 million to Micro Focus. If the Merger Agreement is terminated because (i) the required approval of the shareholders of Micro Focus is not obtained or (ii) the Board of Directors of Micro Focus withholds, withdraws or modifies its recommendation of the Merger Agreement or the Merger in a manner adverse to the other party, or resolves to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, then the Merger Agreement provides that Micro Focus will pay $1.0 million to Intersolv. This amount is intended as a reimbursement for expenses and is the exclusive remedy for the matters giving rise to such termination.

     In addition, Intersolv has agreed to pay $15.0 million to Micro Focus if the Merger Agreement is terminated by Intersolv or Micro Focus because a Trigger Event or an Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, determines in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders and withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the Merger.

     Further, Intersolv has agreed in the Merger Agreement to pay an additional amount (as described below) to Micro Focus in certain circumstances involving termination of the Merger Agreement as follows: (i) by Micro Focus upon a breach by Intersolv of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation by Intersolv becomes untrue, in either case that has or can reasonably be expected to have a Material Adverse Effect on Micro Focus, which Intersolv fails to cure within a reasonable time (not to exceed 20 days) after written notice thereof; (ii) by Micro Focus or Intersolv if the required approval of the stockholders of Intersolv is not obtained; (iii) by Micro Focus if the Intersolv Board has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to Micro Focus, or has resolved to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal; (iv) by Micro Focus or Intersolv if a Trigger Event or Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the Merger, determining in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders. If, during the 12 month period after termination of the Merger Agreement as specified above, Intersolv enters into a binding agreement with respect to an Intersolv Acquisition Proposal with any third party with whom Intersolv had any discussions concerning an Intersolv Acquisition Proposal within six months of the date of termination of the Merger Agreement, then upon consummation of the transaction contemplated by such Intersolv Acquisition Proposal (whether or not consummated within such 12 month period), Intersolv has agreed to pay $20.0 million to Micro Focus, less the total of all other amounts that Intersolv has paid to Micro Focus as a result of termination of the Merger Agreement. However, the amount that Intersolv has agreed to pay to Micro Focus is reduced to $5.0 million, less the total of all other amounts that Intersolv has paid to Micro Focus as a result of termination of the Merger Agreement, if Intersolv disposes of a portion of its business that represented less than 25% of its total revenues for fiscal 1998. If the Merger Agreement is terminated because (i) the required approval of the Intersolv stockholders is not obtained or (ii) the Intersolv Board has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to Micro Focus, or has resolved to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal, then no additional fee is payable with respect to any spinoff of assets or securities by dividend or other distribution to the Intersolv stockholders and that is not followed by a transaction contemplated by an Intersolv Acquisition Proposal with respect to such assets or securities for which a binding agreement is entered into during the 12 month period after termination of the Merger Agreement. See "Terms of the Merger -- Expenses and Termination Fees."

     Amendment. The parties may amend the Merger Agreement at any time before or after approval of the Merger by the stockholders of Intersolv or shareholders of Micro Focus, but, after any such approval, no amendment may be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or shareholders without such further approval. See "Terms of the Merger -- Amendment; Waiver."

     Affiliate Agreements. Each affiliate of Intersolv and Micro Focus has executed an agreement that prohibits the sale, transfer, pledge or other disposition of, or any other similar transaction intended to reduce its risk relative to, any Intersolv Common Stock, Micro Focus Ordinary Shares or Micro Focus ADSs owned by the affiliate, including all rights, options and warrants to acquire such securities, and all such securities as to which the affiliate has sole or shared voting or investment power for the period of time beginning 30 days before the closing of the Merger through the date on which Micro Focus publicly releases financial results covering at least 30 days of post-Merger combined operations. The Intersolv affiliates have also agreed that they will not offer, sell, pledge, exchange, transfer or otherwise dispose of any Micro Focus ADSs received by them in connection with the Merger unless such transaction is permitted pursuant to Rule 145(d) under the Securities Act. See "Terms of the Merger -- Affiliate Agreements."

  Resale of Micro Focus ADSs

     Micro Focus ADSs received by holders of Intersolv Common Stock who are not affiliates of Intersolv at the time of the Special Meeting and do not become affiliates of Micro Focus after the Merger will be freely salable following the Merger. With respect to Micro Focus ADSs issuable upon the exercise of assumed Intersolv Options, Micro Focus has agreed to file a registration statement on Form S-8 promptly after the Effective Time, in order to register the Micro Focus ADSs issuable upon exercise of the assumed Intersolv Options. Upon such registration, Micro Focus ADSs issued upon the exercise of the assumed Intersolv Options will be freely salable, subject in the case of affiliates of Micro Focus, to compliance with the provisions of Rule 144 under the Securities Act.

     The Micro Focus ADSs issuable upon the exercise of the assumed Intersolv Warrants and upon conversion of the assumed Intersolv Convertible Notes are not being registered in connection with the Merger. Micro Focus ADSs received upon the exercise of the assumed Intersolv Warrants and upon the conversion of the assumed Intersolv Convertible Notes must either be registered for resale or otherwise qualify for an exemption from registration under applicable federal and state securities laws as, for example, by the holder of such shares complying with the provisions of Rule 144 under the Securities Act.

                   MARKET PRICE, DIVIDENDS AND EXCHANGE RATES

MARKET PRICE DATA

     Micro Focus Ordinary Shares are listed on the London Stock Exchange under the symbol "MICF." Micro Focus ADSs are traded on the Nasdaq National Market under the symbol "MIFGY." Effective as of the close of business on March 13, 1998, Micro Focus subdivided its then Ordinary Shares, par value 10p each, into Micro Focus Ordinary Shares on a 5-for-1 basis. The Micro Focus ADSs have been adjusted such that each Micro Focus ADS represents five Micro Focus Ordinary Shares. The following table sets forth for the periods indicated: (i) the high and low middle market quotations for the Micro Focus Ordinary Shares, as derived from the Daily Official List of the London Stock Exchange; (ii) the equivalent United States dollar prices translated at the Noon Buying Rate on the date of such high and low quotations; and (iii) the range of high and low sale prices reported on the Nasdaq National Market for the Micro Focus ADSs in United States dollars as reported by the Nasdaq National Market.

                                                                                  MICRO FOCUS
                                                                              AMERICAN DEPOSITARY
                                      MICRO FOCUS ORDINARY SHARES                    SHARES
                                ---------------------------------------      ----------------------
FISCAL YEARS ENDED JANUARY 31,   HIGH       LOW        HIGH       LOW          HIGH          LOW
------------------------------  ------     ------     ------     ------      --------      --------
                                 (IN GB POUNDS)        (IN US DOLLARS)          (IN US DOLLARS)
                                (EACH MICRO FOCUS ADS REPRESENTS FIVE MICRO FOCUS ORDINARY SHARES)
1997
First Quarter..............      2.67       1.12       4.06       1.70        19.50          8.38
Second Quarter.............      2.02       1.29       3.01       1.98        15.75          9.75
Third Quarter..............      2.08       1.40       3.33       2.17        16.13         10.50
Fourth Quarter.............      2.28       1.58       3.72       2.63        19.13         13.00
1998
First Quarter..............      2.75       2.04       4.46       3.29        22.50         16.35
Second Quarter.............      3.85       2.65       6.45       4.30        33.40         21.25
Third Quarter..............      4.66       3.27       7.55       5.35        39.15         26.25
Fourth Quarter.............      5.66       3.88       9.44       6.52        47.50         32.90
1999
First Quarter..............      7.18       5.52      11.76       9.33        60.63         39.13
Second Quarter.............      6.75       4.27      10.99       7.15        57.25         32.00
Third Quarter (through August
  21, 1998)................      4.80       4.45       7.78       7.20        39.38         35.50

     As of July 31, 1998, 2,099,060 Micro Focus Ordinary Shares and 178,432 Micro Focus ADSs (each representing five Micro Focus Ordinary Shares) were held of record in the United States. These Micro Focus Ordinary Shares and Micro Focus ADSs were held by approximately 76 record holders and 42 record holders, respectively, and represented 2.6% and 1.1%, respectively, of the total number of Micro Focus Ordinary Shares outstanding. Since certain of these Micro Focus Ordinary Shares and Micro Focus ADSs were held by brokers or other nominees, the number of record holders in the United States is not representative of the number of beneficial holders or of where the beneficial holders are resident.

     The following table sets forth the closing sales price per Micro Focus ADS on the Nasdaq National Market on June 17, 1998, the last trading day before announcement of the proposed Merger, and on August 21, 1998, the latest practicable trading day before the mailing of this Proxy Statement/Prospectus for which information was obtainable, and the equivalent per share prices for Intersolv Common Stock. The "equivalent per share price" for Intersolv Common Stock as of such dates equals the closing sale price per

Micro Focus ADS on such dates multiplied by the Exchange Ratio of 0.55. See "Terms of the Merger -- Merger Consideration."

                                                       MICRO FOCUS    INTERSOLV
                                                          ADSS        EQUIVALENT
                                                       -----------    ----------
June 17, 1998........................................   $  42.00       $  23.10
August 21, 1998......................................      36.38          20.01

     Intersolv stockholders are advised to obtain current market quotations for the Micro Focus ADSs. No assurance can be given as to the market prices of Micro Focus ADSs at any time before the Effective Time or as to the market price of Micro Focus ADSs at any time thereafter. Because the Exchange Ratio is fixed, the Exchange Ratio will not be adjusted to compensate holders of Intersolv Common Stock for decreases in the market price of Micro Focus ADSs that could occur before the Merger becomes effective. To the extent that the market price of Micro Focus ADSs increases or decreases prior to the Effective Time, the value at the Effective Time of the Micro Focus ADSs to be received in the Merger in exchange for the Intersolv Common Stock would correspondingly increase or decrease. See "Terms of the Merger -- Merger Consideration."

     Intersolv Common Stock is traded on the Nasdaq National Market under the symbol "ISLI." The table below shows the range of high and low sale price reported on the Nasdaq National Market for the periods indicated:

               FISCAL YEARS ENDED APRIL 30,                   HIGH      LOW
               ----------------------------                  ------    ------
                                                             (IN US DOLLARS)
1997
First Quarter..............................................  $12.00    $ 8.37
Second Quarter.............................................    9.87      7.50
Third Quarter..............................................   11.12      7.50
Fourth Quarter.............................................   10.12      6.25
1998
First Quarter..............................................  $14.63    $ 7.13
Second Quarter.............................................   18.50     11.25
Third Quarter..............................................   21.25     12.00
Fourth Quarter.............................................   20.50     13.88
1999
First Quarter..............................................  $19.75    $12.50
Second Quarter (through August 21, 1998)...................   18.25     15.50

DIVIDENDS

     Micro Focus has never paid cash dividends on its Ordinary Shares. Intersolv has not paid cash dividends on the Intersolv Common Stock since Intersolv's initial public offering in 1986. Until the Effective Time, the Intersolv Board intends to continue a policy of retaining all earnings to finance the expansion of its business. Intersolv's principal loan agreement currently restricts Intersolv's ability to pay dividends. The Micro Focus Board currently intends to retain all earnings for use in the business of the combined company and has no present intention to pay cash dividends.

EXCHANGE RATES

     The following table sets forth, for the periods and as of dates indicated, the average, high, low and end of period Noon Buying Rates for GB pounds in US dollars per GB pound.

     FISCAL YEAR ENDED JANUARY 31,         AVERAGE*    HIGH    LOW     PERIOD END
     -----------------------------         --------    ----    ----    ----------
1994...................................      1.50      1.59    1.42       1.49
1995...................................      1.55      1.64    1.46       1.58
1996...................................      1.57      1.61    1.51       1.51
1997...................................      1.58      1.71    1.49       1.60
1998...................................      1.64      1.70    1.58       1.63
1999 (through August 21, 1998).........      1.65      1.69    1.62       1.64

---------------
* The average of the exchange rates on the last day of each calendar month during the period.

     On August 21, 1998, the Noon Buying Rate was $1.64 per GB pound.

     Fluctuations in the exchange rate between the GB pound and the US dollar will affect the US dollar amounts received by holders of Micro Focus ADSs upon conversion by the Depositary of cash dividends paid in GB pounds on the Micro Focus Ordinary Shares represented by the Micro Focus ADSs and may affect the relative market prices of the Micro Focus ADSs in the United States and the Micro Focus Ordinary Shares in the United Kingdom.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

     The following selected historical financial information of Micro Focus and Intersolv has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. The selected unaudited pro forma combined financial information of Micro Focus and Intersolv is derived from the unaudited pro forma condensed combined financial statements included in this Proxy Statement/Prospectus, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such unaudited pro forma statements and notes thereto. For pro forma purposes, Micro Focus' statements of operations for the five fiscal years ended January 31, 1998 and the three-month periods ended April 30, 1997 and 1998 have been combined with the statements of operations of Intersolv for the five fiscal years ended April 30, 1998 and the three-month periods ended April 30, 1997 and 1998, respectively, and Micro Focus' balance sheet at April 30, 1998 has been combined with Intersolv's balance sheet at April 30, 1998.

     The financial information on Micro Focus contained in this Proxy Statement/Prospectus does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"). Ernst & Young, independent auditors, have made reports under
Section 235 of the Companies Act on the statutory accounts of Micro Focus for each of the three years ended January 31, 1998. Each such report was unqualified and did not contain a statement under Section 237(2) or Section 237(3) of the Companies Act. A copy of the accounts for each of the three years ended January 31, 1998 has been delivered to the Registrar of Companies in England and Wales in accordance with Section 242 of the Companies Act.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the Merger had been consummated as of the beginning of the periods presented nor is it necessarily indicative of future operating results or financial position.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

                                                                                   AS OF OR FOR THE
                                                                                     THREE MONTHS
                             AS OF OR FOR THE YEAR ENDED JANUARY 31/APRIL 30,       ENDED APRIL 30,
                           ----------------------------------------------------   -------------------
                             1994       1995       1996       1997       1998       1997       1998
                           --------   --------   --------   --------   --------   --------   --------
MICRO FOCUS -- HISTORICAL
INCOME STATEMENT DATA
Net revenue..............  $137,164   $151,012   $134,784   $123,227   $167,309   $ 32,533   $ 48,650
Gross profit.............   122,969    119,089    101,726     95,566    130,407     25,223     38,853
Net Income (loss)........    24,015     (3,507)   (11,156)   (14,690)    14,633      2,375      5,337
BALANCE SHEET DATA
Working Capital..........  $ 75,591   $ 61,034   $ 45,761   $ 44,374   $ 59,256              $ 66,753
Total assets.............   176,335    197,713    161,606    161,870    200,397               201,038
Long-term debt...........       605        307        100         24         20                    18
Shareholders' equity.....   120,602    124,831    107,275     92,744    114,834               122,203
INTERSOLV -- HISTORICAL
INCOME STATEMENT DATA
Net revenue..............  $ 99,568   $134,517   $145,313   $160,413   $196,480   $ 47,918   $ 58,369
Gross profit.............    77,434    100,995    103,573    112,907    134,878     35,370     41,734
Net Income (loss)........   (29,045)    10,974     (3,711)   (21,166)     5,515    (25,967)    (3,848)
BALANCE SHEET DATA
Working Capital..........  $  9,750   $ 27,515   $ 24,207   $ 18,047   $ 34,974              $ 34,974
Total assets.............    84,313    104,808    110,917     96,107    132,866               132,866
Long-term debt...........     2,638        436      2,419      1,290        592                   592
Stockholders' equity.....    35,923     51,037     49,834     30,749     57,239                57,239
PRO FORMA COMBINED
INCOME STATEMENT DATA
Net revenue..............  $236,732   $285,529   $280,097   $283,640   $363,789   $ 80,451   $107,019
Gross profit.............     7,434    100,995    205,299    208,473    265,285     60,593     80,587
Net Income (loss)........    (5,030)     7,467    (14,867)   (35,856)    20,148    (23,592)     1,489
BALANCE SHEET DATA
Working Capital..........  $ 85,341   $ 88,549   $ 69,968   $ 62,421   $ 94,230              $ 41,727
Total assets.............   260,648    302,521    272,523    257,887    333,263               333,904
Long-term debt...........     2,973        743      2,519      1,314        612                   610
Shareholders' equity.....   156,525    175,868    157,109    123,493    172,073               119,442

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Micro Focus and Intersolv and unaudited pro forma combined per share data after giving effect to the Merger on a pooling-of-interests basis assuming that 0.55 of one newly issued Micro Focus ADS is exchanged for each outstanding share of Intersolv in the Merger. This data should be read in conjunction with the summary financial data, the unaudited pro forma condensed combined financial statements and the separate historical financial statements of Micro Focus and Intersolv and notes thereto, incorporated by reference in this Proxy Statement/Prospectus. For pro forma purposes, information relating to statements of operations from Micro Focus' five fiscal years ended January 31, 1998 and the three-month periods ended April 30, 1997 and 1998 have been combined with information relating to statements of operations from Intersolv for the five fiscal years ended April 30, 1998 and the three-month periods ended April 30, 1997 and 1998, respectively, and Micro Focus' balance sheet at January 31, 1998 has been combined with Intersolv's balance sheet at April 30, 1998. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or the financial position that would have occurred had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operating results or financial condition.

                                                                                                THREE MONTHS
                                         AS OF OR FOR THE YEAR ENDED JANUARY 31/APRIL 30,     ENDED APRIL 30,
                                        --------------------------------------------------    ----------------
                                         1994       1995       1996       1997       1998      1997      1998
                                        -------    -------    -------    -------    ------    ------    ------
MICRO FOCUS -- HISTORICAL
Net income (loss) per
  share -- basic(1)...................  $ 0.33     $(0.05)    $(0.14)    $(0.19)    $0.19     $ 0.19    $ 0.19
Net income (loss) per
  ADS -- basic(1).....................  $ 1.65     $(0.23)    $(0.72)    $(0.95)    $0.93     $ 0.15    $ 0.34
Net income (loss) per
  share -- diluted(1).................  $ 0.32     $(0.05)    $(0.14)    $(0.19)    $0.18     $ 0.18    $ 0.18
Net income (loss) per
  ADS -- diluted(1)...................  $ 1.61     $(0.23)    $(0.72)    $(0.94)    $0.89     $ 0.15    $ 0.32
Book value per share (2)..............                                              $1.45               $ 1.53
Book value per ADS(2).................                                              $7.23               $ 7.67
INTERSOLV -- HISTORICAL
Net income (loss) per
  share -- basic......................  $(1.90)    $ 0.59     $(0.19)    $(1.05)    $0.26     $(1.26)   $(0.17)
Net income (loss) per
  share -- diluted....................  $(1.90)    $ 0.54     $(0.19)    $(1.05)    $0.25     $(1.26)   $(0.17)
Book value per share(2)...............                                              $2.53               $ 2.53
PRO FORMA COMBINED PER MICRO FOCUS
  SHARE
Net income (loss) per
  share -- basic(1)...................  $(0.04)    $ 0.06     $(0.11)    $(0.27)    $0.15     $(0.18)   $ 0.01
Net income (loss) per
  ADS -- basic(1).....................  $(0.22)    $ 0.30     $(0.57)    $(1.35)    $0.73     $(0.88)   $ 0.05
Net income (loss) per
  share -- diluted(1).................  $(0.04)    $ 0.06     $(0.11)    $(0.27)    $0.14     $(0.17)   $ 0.01
Net income (loss) per
  ADS -- diluted(1)...................  $(0.22)    $ 0.28     $(0.57)    $(1.34)    $0.70     $(0.86)   $ 0.05
Book value per share (2)(3)...........                                              $1.21               $ 1.21
Book value per ADS(2)(3)..............                                              $6.07               $ 6.06
EQUIVALENT PRO FORMA COMBINED PER
  INTERSOLV SHARE(4)
Net income (loss) per
  share -- basic......................  $(0.12)    $ 0.16     $(0.31)    $(0.74)    $0.40     $(0.48)   $ 0.03
Net income (loss) per ADS -- basic....  $(0.12)    $ 0.16     $(0.31)    $(0.74)    $0.40     $(0.48)   $ 0.03
Net income (loss) per
  share -- diluted....................  $(0.12)    $ 0.16     $(0.31)    $(0.74)    $0.38     $(0.47)   $ 0.03
Net income (loss) per
  ADS -- diluted(1)...................  $(0.12)    $ 0.16     $(0.31)    $(0.74)    $0.38     $(0.47)   $ 0.03
Book value per share(2)(3)............                                              $3.34               $ 3.33
Book value per ADS(2)(3)..............                                              $3.34               $ 3.33

---------------
(1) Share and per share data for all periods presented has been restated to reflect the 5-for-1 stock split of Micro Focus Ordinary Shares, which was effective as of the close of business on March 13, 1998. Micro Focus ADSs did not split, although the conversion rights of the Micro Focus ADSs were adjusted such that each Micro Focus ADS represents five Micro Focus Ordinary Shares. Per share earnings are also shown in the U.S. format on an ADS equivalent basis, consistent with pre-split reporting.

(2) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Micro Focus pro forma combined book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of Micro Focus Ordinary Shares that would have been outstanding had the Merger been consummated as of each balance sheet date.

(3) Pro forma book value reflects $60 million in estimated charges to operations expected to be incurred in connection with the Merger, including $31 million in direct transaction costs and $29 million in additional anticipated costs associated with integrating the two companies.

(4) Intersolv equivalent pro forma combined amounts are calculated by multiplying the Micro Focus pro forma combined per share amounts by the Exchange Ratio of 0.55.

                         THE INTERSOLV SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

     The Special Meeting will be held at the headquarters of Intersolv located at 9420 Key West Avenue, Rockville, Maryland 20850 on September 23, 1998 at 10:00 a.m., local time. At the Special Meeting, stockholders of Intersolv will be asked to approve and adopt the Merger Agreement and to approve the Merger. The Merger Agreement is attached hereto as Appendix A. See "Terms of the Merger."

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Intersolv Common Stock at the close of business on August 14, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 22,863,592 shares of Intersolv Common Stock outstanding and entitled to vote. Each Intersolv stockholder is entitled to one vote for each share of Intersolv Common Stock held as of the Record Date.

VOTING OF PROXIES

     The proxy accompanying this Proxy Statement/Prospectus is solicited on behalf of the Intersolv Board for use at the Special Meeting. Intersolv stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Intersolv. All properly executed proxies received by Intersolv prior to the vote at the Special Meeting that are not revoked will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve and adopt the Merger Agreement and the Merger. An Intersolv stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by: (i) delivering to the Secretary of Intersolv (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked; (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Special Meeting, the stockholder must bring to the Special Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

     It is not anticipated that any matter not referred to herein will be presented for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

VOTE REQUIRED; QUORUM

     The affirmative vote of the holders of a majority of the outstanding shares of Intersolv Common Stock is required to approve and adopt the Merger Agreement and to approve the Merger. Abstentions and broker non-votes will have the effect of a vote against the Merger Agreement and the Merger. The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Intersolv Common Stock outstanding on the Record Date. Abstentions will be considered present at the Special Meeting for the purpose of determining a quorum. If a broker indicates on a proxy that such broker does not have discretionary authority to vote as to certain shares of Intersolv Common Stock, such shares will not be considered as present and entitled to vote at the Special Meeting.

     On the Record Date, directors and executive officers of Intersolv, and their affiliated entities, as a group beneficially owned 2,306,063 shares of Intersolv Common Stock or approximately 9.2% of the outstanding shares of Intersolv Common Stock on such date, of which 195,377 shares were held of record.

SOLICITATION OF PROXIES AND EXPENSES

     Intersolv will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Intersolv may solicit proxies from stockholders by telephone, telegram, letter or in person. Intersolv has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a cost of approximately $5,000, plus expenses. Following the original mailing of the proxies and other soliciting materials Intersolv will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Intersolv Common Stock and to request authority for the exercise of proxies. In such cases, Intersolv, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, Intersolv stockholders are not entitled to appraisal rights with respect to the proposed Merger. See "Approval of the Merger -- No Appraisal Rights."

RECOMMENDATION OF THE INTERSOLV BOARD

     The Intersolv Board, by unanimous vote, has adopted and approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Merger is in the best interests of Intersolv and its stockholders. After careful consideration, the Intersolv Board unanimously recommends a vote FOR adoption and approval of the Merger Agreement and the Merger.

                                  RISK FACTORS

     The following factors should be considered carefully in evaluating the matters to be voted on at the Special Meeting and the acquisition of the securities offered hereby. This Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify these forward-looking statements. The forward-looking statements reflect the best judgment of the management of Micro Focus and Intersolv based on factors currently known and are subject to risks and uncertainties. This section on "Risk Factors" contains cautionary statements that identify important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements set forth below and elsewhere in this Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

     Integration of Operations and Administration. Micro Focus and Intersolv have entered into the Merger Agreement with the expectation that the proposed Merger will result in long-term strategic benefits. Realization of these anticipated benefits will depend in part on whether the operations and administration of the companies can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The successful integration of Micro Focus and Intersolv will require, among other things, integration of the product offerings of the companies, the coordination of their respective management, sales and marketing and research and development efforts and the cooperation and coordination of the business managers of the two companies. It is possible that this integration will not be accomplished smoothly or successfully, and that efforts to achieve integration may require more time, expense and management attention than anticipated. The diversion of management's attention from day-to-day operations and any difficulties encountered in the transition process could have a material adverse effect on the combined company's business, financial condition and results of operations. Disruption of the combined company's business might result from employee uncertainty or lack of focus, as well as from customer or supplier confusion, following announcement of the Merger. Further, as a result of the integration of the financial and administrative infrastructures of Micro Focus and Intersolv, the policies and procedures of the combined company may be different than those of either company individually. For example, if there is a change in accounting policies and procedures, even if the combined company meets or exceeds its target for total licensing and other contracting activity, it is possible that the combined company's financial results would not meet expectations. The process of combining the operations of the two organizations could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have a material adverse effect on their combined operations. In addition, during the pre-Merger and integration phase, competitors may try to recruit key employees of Micro Focus or Intersolv and to gain a competitive advantage with the prospective and existing customers of Micro Focus or Intersolv. Despite the efforts of the combined company, it might not be able to retain key management, technical and sales personnel.

     Execution by Combined Sales and Marketing Forces. Each of Micro Focus and Intersolv may experience disruption in sales and marketing as a result of attempting to integrate the sales forces of the two companies, and may be unable to effectively correct such disruption, or to successfully execute on its sales and marketing objectives, even after the companies' respective sales and marketing forces have been combined. In addition, sales cycles and sales models for the various products that will make up the combined company's product line may vary significantly from product to product. Sales personnel not accustomed to the different approaches required for products newly added to their portfolio may experience delays and difficulties in selling these newly added products. Furthermore, it may be difficult to retain key sales personnel during the period prior to and after the effectiveness of the Merger. As a result, the combined company may be unable to take full advantage of the combined sales forces' efforts, and the sales approach and distribution channels of one company may be ineffective in promoting the products of the other. Micro Focus and Intersolv also use a number of distribution channels in the various geographic locations in which their respective products are sold, and channel conflicts may develop following the Merger.

     Integration of Products and Engineering Teams. After the Merger, the combined company plans to combine its product offerings. It is possible that such integration efforts will not be accomplished in a timely manner or will not be feasible technologically. There can be no assurance that either company will retain its key technical personnel, that the engineering teams of the two companies will successfully cooperate and realize any technological benefits, or that the focus on product integration and extension efforts will not have an adverse effect on the development, introduction or delivery of new or enhanced Micro Focus or Intersolv products.

     Financial Impact of Failure to Achieve Synergies. If the integration of Micro Focus' and Intersolv's operations is not successful, if the combined company does not achieve the operational efficiencies and other business synergies that are anticipated or if those synergies are not achieved as quickly as may be expected by financial analysts or at the level expected by financial analysts, or if the effect of the Merger on earnings per share is not in line with the expectation of financial analysts, the market price of the Micro Focus Ordinary Shares or the Micro Focus ADSs could be significantly and adversely affected. See "Risks Related to Micro Focus, Intersolv and the Combined
Company -- Volatility of Stock Price."

     Integration of Geographically Dispersed Organizations. The difficulties of integrating the organizations of Micro Focus and Intersolv will be compounded by the fact that Micro Focus and Intersolv each have significant operations on both the East Coast and the West Coast of the United States and in a number of foreign countries. It is intended that the combined company will maintain its presence in these various regions following the Merger, which may complicate coordination and communication among development, marketing and service teams and may require additional management resources and attention. In addition, Micro Focus and Intersolv each have a worldwide sales organization with offices in numerous states and foreign countries, and integration of these geographically dispersed sales operations is expected to require a significant amount of management resources and attention.

     Increased Integration Difficulties Associated with Recent Acquisitions.
 The challenges of integrating the organizations and operations of Micro Focus and Intersolv will be compounded by ongoing efforts associated with the integration of recent acquisitions by both companies, including the acquisitions by Micro Focus of Millennium UK Limited in April 1997, XDB Systems, Inc. in January 1998, Micro Focus Italia S.r.L. in May 1998 and Advanced Software Engineering Pty. Ltd. in August 1998, and the acquisition by Intersolv of SQL Software, Ltd. in March 1998. The integration of multiple organizations will require a substantial amount of management resources and attention. See "Risks Relating to Micro Focus, Intersolv and the Combined Company -- Recent and Future Acquisitions."

     Effect of Merger on Suppliers, Resellers and Customers. The announcement and completion of the Merger could cause suppliers, resellers and present and potential customers of either company to delay or cancel orders for products as a result of concerns and uncertainty over evolution, integration and support of Micro Focus' and Intersolv's products following the Merger. The combined company's combination of products could cause present and potential customers of Micro Focus and Intersolv to delay or cancel orders for products. Such delays or cancellations of orders could have a material adverse effect on the business, financial condition and results of operations of Micro Focus, Intersolv or the combined company. In particular, such delays or cancellations could be expected to disrupt revenue and earnings, which in turn would have a negative effect on the market price of the Micro Focus ADSs or, before the Merger, Intersolv Common Stock.

     Fixed Exchange Ratio. Under the terms of the Merger Agreement, each outstanding share of Intersolv Common Stock will be converted into the right to receive 0.55 Micro Focus ADSs at the Effective Time. The Merger Agreement does not provide for adjustment of the Exchange Ratio based on fluctuations in the price of either Micro Focus ADSs or Intersolv Common Stock. The price of Micro Focus ADSs has declined from the price at the date of execution of the Merger Agreement and may vary significantly between the date hereof and the date on which stockholders vote with respect to the Merger Agreement due to, among other factors, a high level of speculative trading of the kind that generally accompanies the announcement of a merger coupled with typically low trading volume for the ADSs on the Nasdaq National Market, market perception of the synergies expected to be achieved by the Merger, changes in the business, operations or prospects of Micro Focus or Intersolv, market assessments of the likelihood that the Merger will be completed and the timing of completion of the Merger and general market and economic conditions. To the extent that the market price of Micro Focus ADSs increases or decreases before the Effective Time, the value at the Effective Time of the

Micro Focus ADSs to be received by Intersolv stockholders in the Merger would correspondingly increase or decrease. Intersolv stockholders will not be compensated for decreases in the market price of the Micro Focus ADSs that could occur before the Effective Time. The Micro Focus ADSs and the Intersolv Common Stock historically have been subject to substantial price volatility. No assurance can be given as to the market prices of the Micro Focus ADSs or Intersolv Common Stock. The market prices of Micro Focus ADSs and Intersolv Common Stock as of a recent date are set forth herein under "Summary -- Market Prices and Dividends." Stockholders voting on the Merger Agreement and the Merger are urged to obtain recent market quotations for Micro Focus ADSs and Intersolv Common Stock. The current market quotations for the Micro Focus ADSs and shares of Intersolv Common Stock may be obtained on the Internet at http://www.nasdaq.com. See "Risks Relating to Micro Focus, Intersolv and the Combined Company -- Volatility of Stock Price."

     Costs of Integration; Transaction Expenses. Micro Focus and Intersolv estimate that they will incur aggregate direct transaction costs of approximately $31 million associated with the Merger, which will result in a non-recurring charge to operations upon consummation of the Merger. Micro Focus also expects to incur a non-recurring charge to operations of between $19 million and $29 million primarily in the quarter ending October 31, 1998, the quarter in which the Merger is expected to be completed, to reflect costs associated with integrating the two companies. Actual costs may substantially exceed such estimates, unanticipated expenses associated with the integration of the two companies may arise, or Micro Focus may incur additional material charges in subsequent quarters to reflect additional costs associated with the integration of the two companies.

     Reduction of Ownership Interest of Current Shareholders. Following the Merger, and based on the number of shares of Intersolv Common Stock outstanding as of August 20, 1998, the current shareholders of Micro Focus and Intersolv will own approximately 56% and 44%, respectively, of the issued Micro Focus Ordinary Shares and Micro Focus ADSs and 54% and 46%, respectively, of Micro Focus Ordinary Shares and Micro Focus ADSs on a fully diluted basis. This represents substantial reduction of the ownership interest in the combined company of the current shareholders of Micro Focus and the current stockholders of Intersolv, in each case compared to their ownership interests in their respective companies before the Effective Time. The issuance of additional Micro Focus ADSs pursuant to the Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes being assumed by Micro Focus in the Merger and pursuant to the existing employee stock option plans of Micro Focus will result in further dilution to the current shareholders of Micro Focus and stockholders of Intersolv.

     Shares Eligible for Future Sale. Sales of substantial amounts of Micro Focus ADSs on the Nasdaq National Market or Micro Focus Ordinary Shares on the London Stock Exchange (including shares issued upon the exercise of outstanding options and warrants) could adversely affect the market price of Micro Focus ADSs prevailing from time to time and could impair the ability of the combined company to raise capital through the sale of equity or debt securities. At the Effective Time, Micro Focus will issue to stockholders of Intersolv an aggregate of approximately 12,576,350 Micro Focus ADSs representing approximately 62,881,753 Micro Focus Ordinary Shares, based on the number of shares of Intersolv Common Stock outstanding as of August 20, 1998. Immediately upon completion of the Merger, approximately 62,344,470 of such Micro Focus Ordinary Shares will be freely tradable, and the remainder can be publicly sold following publication of financial results covering 30 days of post-Merger combined operations, subject to volume and other limitations imposed upon affiliates of either company under Rule 145 promulgated under the Securities Act. In addition, based on the number of Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes outstanding as of August 20, 1998, approximately 2,340,385 additional Micro Focus ADSs representing approximately 11,701,924 Micro Focus Ordinary Shares will be reserved for issuance following the Merger. Substantially all of the approximately 80,545,471 Micro Focus Ordinary Shares and 7,697,313 Micro Focus Ordinary Shares issuable upon exercise of options outstanding immediately before the Merger will either be freely tradable, or tradable within the volume and manner of sale restrictions imposed under Rule 144 or Rule 145 promulgated under the Securities Act. Any substantial sales of Micro Focus securities in the public market could have a material adverse effect on the market price of such securities.

     Pooling of Interests. To qualify the Merger as a pooling of interests for U.S. accounting purposes, Micro Focus, Intersolv and their respective affiliates must meet the criteria for pooling of interests accounting established in opinions published by the Accounting Principles Board and interpreted by the Financial

Accounting Standards Board and the Commission. These opinions are complex and the interpretation of them is subject to change. Consummation of the Merger is conditioned, among other things, upon (i) the receipt by Intersolv of a letter from its independent accountants regarding concurrence with Intersolv management's conclusions that no conditions exist that would preclude Intersolv from being a party to a merger accounted for as a pooling of interests and (ii) receipt by Micro Focus of a letter from its independent auditors regarding concurrence with Micro Focus management's conclusions as to the appropriateness of pooling of interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Merger Agreement. However, the availability of pooling of interests accounting treatment for the Merger depends, in part, upon circumstances and events occurring after the Effective Time. For example, affiliates of Micro Focus and Intersolv must not sell, or otherwise reduce their risk with respect to, any shares of stock, except for a de minimus number as defined by certain Commission rules and regulations, of either Micro Focus or Intersolv during the period beginning 30 days before the Effective Time and continuing until the day that Micro Focus publicly announces financial results covering at least 30 days of combined operations of Micro Focus and Intersolv. If the Merger is completed and the Effective Time occurs during September 1998, Micro Focus expects that such combined financial results would be published in November or December 1998. If the Merger is completed and the Effective Time occurs after September 1998, Micro Focus expects that such combined financial results would be published in February or March 1999. If affiliates of Micro Focus or Intersolv sell their Micro Focus ADSs despite a contractual obligation not to do so, the Merger may not qualify for accounting as a pooling of interests for financial reporting purposes in accordance with U.S. GAAP. The failure of the Merger to qualify for pooling of interests accounting treatment for financial reporting purposes in accordance with U.S. GAAP for any reason would materially and adversely affect Micro Focus' reported earnings and, potentially, the price of the Micro Focus ADSs. See "Approval of the Merger -- Accounting Treatment."

RISKS RELATING TO MICRO FOCUS, INTERSOLV AND THE COMBINED COMPANY

     Fluctuations in Operating Results; Absence of Significant Backlog. Each of Micro Focus and Intersolv has experienced, and the combined company may continue to experience, significant fluctuations in its results of operations on a quarterly and an annual basis. Historically, the quarterly net revenue of Micro Focus and Intersolv have been difficult to predict due to a number of factors. Factors that have influenced Micro Focus and Intersolv and will continue to influence the combined company's results of operations in a particular period include: demand for the products marketed by Micro Focus and Intersolv; the size and timing of customer orders; product life cycles; the ability of the combined company to introduce and market new and enhanced versions of its products on a timely basis; the introduction and acceptance of new products and product enhancements by Micro Focus, Intersolv or the combined company or their competitors; customer order deferrals in anticipation of new or enhanced products or technologies; timing of product introductions or enhancements by the combined company or its competitors; technological changes in the software industry; changes in the mix of distribution channels through which the combined company's products will be offered; purchasing patterns of distributors and other customers, including customer budgeting cycles; the quality of products sold; price and other competitive conditions in the industry; changes in the combined company's operating expenses; changes in the combined company's sales incentive plans; cancellation of licenses during the warranty period; nonrenewal of maintenance agreements; the effects of extended payment terms (particularly for international customers), delays of orders by customers; customers' delay in or failure to pay accounts receivable; and economic conditions generally or in various geographic areas. In addition, a majority of Micro Focus' net revenue is denominated in U.S. dollars, while its costs are incurred approximately equally in U.S. dollars and other currencies, predominately GB pounds. Consequently, fluctuations in exchange rates, particularly between the U. S. dollar and the GB pound, may have a material effect on the operating results of the combined company.

     A relatively high percentage of the expenses of Micro Focus and Intersolv is fixed over the short term and, as a result, if anticipated revenue in any quarter does not occur or is delayed, expenditure levels could be disproportionately high as a percentage of total revenue and operating results for that quarter would be immediately and adversely affected. Micro Focus and Intersolv historically have operated with little product backlog because their products are generally shipped as orders are received. As a result, revenue of the combined company in any quarter will depend on the volume and timing of, and the ability to fill, orders received in that quarter. In addition, Micro Focus and Intersolv have at times recognized a substantial portion of their total revenue from sales booked and shipped in the last month of the quarter such that the magnitude of quarterly fluctuations of the combined company may not become evident until late in, or at the end of, a particular quarter.

     Seasonality of Operating Results. Historically the businesses of Micro Focus and Intersolv have been subject to seasonal variations. Micro Focus customers tend to make product purchase decisions in the fourth quarter of the Micro Focus fiscal year as a result of purchase cycles related to expiration or renewal of budgetary authorizations. Intersolv sales historically also tend to be stronger in the fourth quarter of the Intersolv fiscal year. As a result, the combined company expects to experience lower revenue for the first quarter of a fiscal year than in the fourth quarter of the prior fiscal year. Both Micro Focus and Intersolv typically have recognized a high proportion of their quarterly revenue during the last month of a fiscal quarter and significant fluctuations in new order revenue can occur due to the timing of customers orders. Quarterly results therefore can vary to the extent that sales for a quarter are delayed, particularly since a large portion of the companies' expenses do not vary with revenue. In addition, Micro Focus' revenue is also affected by seasonal fluctuations resulting from lower sales that typically occur during the summer months in Europe and other parts of the world. Due to all of the foregoing factors, it is possible that in some future quarters the combined company's operating results will be below the expectations of stock market analysts and investors. In such event, the price of the Micro Focus ADSs could be materially adversely affected.

     Product Concentration. Substantially all of the total net revenue of Micro Focus is derived from products and related services for mainframe applications development in the COBOL language and COBOL compilers running on workstations and PCs. After the Merger, a substantial portion of the total net revenue of the combined company will be derived from such products and services. As a result, the future operating results of the combined company will depend upon continued market acceptance and use of the COBOL language. There can be no assurance as to how long COBOL will continue to be a viable computer language, especially in view of the trends toward Windows-based distributed network computing. Similarly, there can be no assurance as to how long existing mainframe users will continue to use their systems in ways that benefit from use of the application development tools marketed by Micro Focus. Any decline in demand for, or market acceptance or use of, the COBOL language or mainframes as a result of competition, technological change or other factors could have a material adverse effect on the combined company's business, financial condition and results of operations.

     Year 2000 Business and Compliance Issues. Micro Focus and Intersolv market certain of their products and services to customers for managing the maintenance and redevelopment of mission-critical computer software systems. In addition, an increasing proportion of the business of both companies is devoted to providing solutions for the Year 2000 problem, which affects the performance and reliability of many mission-critical systems. The Micro Focus and Intersolv customer agreements typically contain provisions designed to limit their respective exposure to potential product and service liability claims. It is possible, however, that the limitation of liability provisions contained in the Micro Focus and Intersolv customer agreements may not be effective as a result of existing or future federal, state, local or foreign laws or ordinances or judicial decisions. Although neither Micro Focus nor Intersolv has experienced any material product or service liability claims to date, the sale and support of their respective products and services may entail the risk of such claims, particularly in the Year 2000 market, which could be substantial in light of the use of their respective products and services in mission-critical applications. A successful product or service liability claim brought against Micro Focus, Intersolv or the combined company could have a material adverse effect upon the combined company's business, financial condition and results of operations. Furthermore, Micro Focus and Intersolv anticipate that demand in the Year 2000 market will decline, perhaps rapidly, in anticipation of or following the Year 2000 and the demand for the combined company's Year 2000 solutions and products may also decline significantly as a result of new technologies, competition or other factors. If this decline in demand were to occur, the combined company's license revenue and professional services fees could be materially and adversely affected.

     Micro Focus and Intersolv are in the process of reviewing their respective major internal corporate systems for potential Year 2000 compliance issues and each intends to take appropriate corrective action based on the results of such review. Neither Micro Focus nor Intersolv currently anticipates that it will incur material operating expenses or be required to invest heavily in internal system improvements as a result of Year 2000 compliance issues. In addition, Micro Focus and Intersolv each believes that the current versions of their respective software products are Year 2000 compliant. Notwithstanding the foregoing, there can be no assurance that the Year 2000 problem will not have an adverse effect on the business, financial condition or results of operations of the combined company.

     Lengthy Sales Cycle. The sale of Micro Focus application development tools and the Intersolv application development products typically involves a significant technical evaluation and commitment of capital and other resources, with the delays frequently associated with customers' internal procedures to approve such expenditures, to engineer deployment of new technologies and to test and accept new technologies that affect key operations. For these and other reasons, the sales cycle associated with the purchase of the products of Micro Focus and Intersolv is typically lengthy, generally ranging from three to nine months, and is subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which Micro Focus and Intersolv have little or no control. Because of the lengthy sales cycle, if orders forecasted from a specific customer for a particular quarter are not realized in that quarter or any significant customer delays payment or fails to pay, the combined company likely would not be able to generate revenue from alternate sources in time to compensate for the shortfall. As a result, and due to the typical size of customers' orders, a lost or delayed sale would have a material adverse effect on the combined company's quarterly operating results and cash flow. Moreover, to the extent that significant sales occur earlier than expected, operating results for subsequent quarters may be adversely affected.

     Dependence on New Products; Rapid Technological Change. Both Micro Focus and Intersolv must continually change and improve their respective products in response to changes in operating systems, application software, computer hardware and software, programming tools and computer language technology. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The combined company's growth and future financial performance will depend upon its ability on a timely and cost-effective basis to develop and introduce enhancements of existing products and new products that accommodate the latest technological advances and standards, customer requirements and market conditions. There can be no assurance that the combined company will be successful in developing and marketing, on a timely basis or at all, fully functional and integrated product enhancements or new products that respond to changing market conditions, that the combined company's enhanced or new products will achieve market acceptance, or that other software vendors will not develop and market products that are superior to the products offered by the combined company. Further, customers may delay purchases in anticipation of technological changes. In addition, as the combined company introduces new products that cause existing products to become obsolete, the combined company could experience inventory writeoffs, which could have a material adverse effect on the combined company's business, results of operations and financial condition. In the past, both Micro Focus and Intersolv have experienced delays and increased expenses in developing certain new products. The combined company's ability to develop and market new products depends upon its ability to attract and retain qualified employees. Any failure by the combined company to anticipate or respond adequately to changes in technology and market conditions, to complete product development and introduce new products on a timely basis and with an adequate level of performance and functionality, or to attract and retain qualified employees, could materially adversely affect the combined company's business, financial condition and results of operations.

     Product Defects, Product Returns and Product Liability. Software products as complex as those offered by Micro Focus and Intersolv may contain undetected errors or failures, especially when first introduced or when new versions are released. In the past, such errors have occurred in products offered by Micro Focus and Intersolv, and there can be no assurance that errors will not be found in their respective current products or the combined company's future products. The occurrence of such errors, defects or failures could result in product returns and other losses to the combined company or its customers. There can be no assurance that, despite product testing by the combined company and testing and use by customers, errors will not be found in new products after commencement of commercial shipments. The occurrence of such errors could result in loss of or delay in market acceptance of the combined company's products, which could have a material adverse effect on the combined company's business, financial condition and results of operations.

     In addition, each of Micro Focus' and Intersolv's customer agreements typically contain provisions designed to limit exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such agreements may not be effective as a result of existing or future federal, state, local or foreign laws or ordinances or judicial decisions. Although neither Micro Focus nor Intersolv has experienced any material product liability claims to date, the sale and support of Micro Focus' and Intersolv's products entails the risk of such claims. A successful product liability claim brought against the combined company could have a material adverse effect on the combined company's business, financial condition and results of operations.

     Protection and Enforcement of Intellectual Property Rights. Each of Micro Focus and Intersolv relies on a combination of trade secret, copyright and trademark laws and contractual restrictions to establish and protect proprietary rights in its products. In addition, Micro Focus has one patent issued in the United States, as well as pending patent applications in the United States, Europe and Japan. In the future, the combined company expects to seek additional United States and foreign patents on its technology. There can be no assurance that any patents will issue from any of the pending applications or applications in preparation or that any claims allowed will be of sufficient scope or strength, or issue in sufficient countries where the combined company's products can be sold, to provide meaningful protection or any commercial advantage to the combined company. Moreover, any patents that have been or may be issued might be challenged. Any such challenge could result in time consuming and costly litigation and result in the combined company's patents being held invalid or unenforceable. Furthermore, even if the patents are not challenged or are upheld, third parties might be able to develop other technologies or products without infringing any such patents.

     Each of Micro Focus and Intersolv has entered into confidentiality and invention assignment agreements with its employees, and non-disclosure agreements with certain of its suppliers, distributors and customers in order to limit access to and disclosure of its proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by Micro Focus or Intersolv to protect its intellectual property will prove sufficient to prevent misappropriation of its technology or to deter independent third-party development of similar technologies. The laws of certain foreign countries may not protect the products or intellectual property rights of the combined company to the same extent as do the laws of the United States.

     In the past, each of Micro Focus and Intersolv has received, and in the future may receive, notices from third parties claiming that its products or proprietary rights infringe the proprietary rights of third parties. Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product shipment delays or require the combined company to enter into royalty or licensing agreements. The failure to obtain a license from a third party for technology used by Micro Focus, Intersolv or the combined company could cause the combined company to incur substantial liabilities and to suspend the production and sale of certain of its products, which could have a material adverse effect upon the combined company's business, financial condition and results of operations. Litigation to determine the validity of any claims could result in significant expense to the combined company and divert the efforts of the technical and management personnel of the combined company from operating activities, whether or not such litigation is determined in favor of the combined company. In the event of an adverse ruling in any such litigation, the combined company may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to the infringed technology. In the event of a successful claim against the combined company and the failure of the combined company to develop or license a substitute technology, the combined company's business, financial condition and results of operations would be adversely affected. As the number of software products in the industry increases and the functionality of these products further overlaps, Micro Focus believes that software developers may become increasingly subject to infringement claims. Any such claims against Micro Focus, Intersolv or the combined company, with or without merit, as well as claims initiated by the combined company against third parties, can be time consuming and expensive to defend or prosecute and to resolve.

     Each of Micro Focus and Intersolv has and the combined company in the future may, license its patents or proprietary rights for commercial or other reasons, to parties who are competitors of Micro Focus or Intersolv, or who may become competitors of the combined company. Further, the combined company may also elect to initiate claims or litigation against third parties for infringement of patents or proprietary rights or to establish the validity of patents or proprietary rights held by the combined company. Such litigation could be time consuming and costly and have a material adverse effect on the combined company's business, financial condition and results of operations.

     Competition. The markets in which Micro Focus and Intersolv compete are characterized by rapid technological change and aggressive competition. Micro Focus competes with other COBOL vendors that offer compilers and application development tools. The companies that distribute COBOL compilers for operation on personal computers and workstations include Acucobol, Inc., Computer Associates International, Inc., International Business Machines Corporation and Liant Software Corporation. In addition, Micro Focus competes with non-COBOL language and application development vendors, including vendors of fourth generation language products, database vendors with application development tools, vendors of object oriented programming tools, some CASE tool companies and mainframe compiler and tool vendors. In the automated software quality business, Intersolv competes with Microsoft Corporation, Mortice Kern Systems Inc., Platinum Technology, Inc. and Rational Software Corporation, among others. In the data connectivity market, Intersolv competes with most major database vendors, including Informix Corporation, International Business Machines Corporation, Microsoft Corporation, Oracle Corporation and Sybase, Inc. Micro Focus and Intersolv also compete with many vendors of Year 2000 tools and services.

     Micro Focus and Intersolv believe that the principal competitive factor in the software development tools industry is the ability to offer open, end-to-end solutions that operate across multiple platforms and development environments. The other competitive factors in the markets served by Micro Focus and Intersolv include product performance and reliability, functionality, integration, product quality, product enhancement, price, training and support; the success and timing of new product development efforts; changes affecting the hardware, operating systems or database systems that they support; the level of demonstrable economic benefits for users relative to cost; ease of installation; and vendor reputation, experience and financial stability. Micro Focus and Intersolv believe that they compete favorably with respect to all of these factors. Existing conditions in the market for development environments, data connectivity tools, enterprise application renewal tools and automated software quality tools could change rapidly and significantly as a result of technological changes, and the deployment of alternative technologies could decrease the demand for such products or render them obsolete. To be successful in the future, the combined company must respond promptly and effectively to the challenges of changing customer requirements, technological change and competitors' innovations. There can be no assurance that the combined company will be able to compete successfully with existing or new competitors.

     Micro Focus and Intersolv both also encounter competition from a broad range of firms in the market for professional services. Many current and prospective competitors in the professional services market have significantly greater financial, technical, recruiting and marketing resources devoted to professional services than Micro Focus or Intersolv. The competitive factors affecting the market for the professional services offered by Micro Focus and Intersolv include responsiveness to customer needs, productivity and the ability to demonstrate achievement of results, breadth and depth of services offered, the ability to hire and retain qualified technical personnel, price and reputation. There can be no assurance that the combined company will be able to compete effectively in the future in the professional services market, and in particular in the Year 2000 professional services market, nor that future competition for professional services will not have a material adverse effect on the business, financial condition and results of operations of the combined company.

     Micro Focus and Intersolv expect competition to increase in the future from existing competitors and from other companies that may enter the combined company's existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality. Some of the competitors of Micro Focus and Intersolv have greater financial, marketing or technical resources, as well as greater name recognition and access to customers than Micro Focus or Intersolv, and may be able to adapt more quickly to new or emerging technologies, or devote greater resources to the promotion and sale of their products than can Micro Focus or Intersolv. There can be no assurance that other companies will not develop competitive products in the future. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to offer complete solutions. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly gain market share. Also, the software industry is characterized generally by low barriers to entry, as a result of which new competitors possessing technological, marketing or other competitive advantages may emerge and rapidly acquire market share. There can be no assurance that additional competitors will not introduce new products that will be priced lower, provide superior performance or achieve greater market acceptance than the combined company's products.

     There can be no assurance that the combined company will meet these challenges, that it will be able to compete successfully against current or future competitors, or that the competitive pressures faced by the combined company will not materially and adversely affect the combined company's business, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the combined company may make certain promotional pricing, service, marketing or other decisions or enter into acquisitions or new ventures that could have a material adverse effect on the combined company's business, financial condition or results of operations.

     Susceptibility to General Economic Conditions. The combined company's revenue and results of operations will be subject to fluctuations in general economic conditions. If there were a general economic downturn or a recession in the United States or certain other markets, Micro Focus believes that certain customers might reduce or delay their purchases of the combined company's products or services, leading to a reduction in the combined company's revenue. The factors that might influence current and prospective customers to reduce their information technology budgets under these circumstances are beyond the combined company's control. In the event of an economic downturn, the combined company's business, financial condition and results of operations could be materially adversely affected.

     Global Operations. For the fiscal years ended January 31, 1996, 1997 and 1998, sales to customers outside of the United States represented approximately 40.5%, 45.7% and 45.0%, respectively, of Micro Focus' total net revenue. For the fiscal years ended April 30, 1996, 1997 and 1998, sales to customers outside of the United States represented approximately 33.3%, 30.5% and 26.5%, respectively, of Intersolv's total net revenue. The combined company intends to continue to expand its operations outside of the United States and to enter additional international markets. Each of Micro Focus and Intersolv has committed and continues to commit significant time and resources to developing international sales and support channels. There can be no assurance that such efforts will be successful. The failure of such efforts could have a material adverse effect on the combined company's business, financial condition and results of operations. The risks inherent in conducting international business generally include exposure to exchange rate fluctuations, longer payment cycles, greater difficulties in accounts receivable collection and enforcing agreements, tariffs and other restrictions on foreign trade, United States export requirements, economic and political instability, withholding and other tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. Additionally, intellectual property rights may be more difficult to enforce outside of the United States. There can be no assurance that the factors described above will not have a material adverse effect on the combined company's future international revenue and, consequently, on the combined company's business, financial condition and results of operations.

     Reliance on Operations in the United Kingdom; Organization in England and Wales. A substantial portion of Micro Focus' engineering and research and development operations are located in the United Kingdom. Intersolv's engineering and research and development operations are located primarily in the United Kingdom and Belgium. The geographic distance between the engineering personnel in the United Kingdom, United States (Oregon and North Carolina) and Belgium on the one hand and the primary markets of Micro Focus and Intersolv in the United States on the other hand could lead to logistical and communication difficulties. There can be no assurance that the geographic and cultural differences between the United States and United Kingdom and Belgian personnel and operations of the combined company will not result in problems that materially adversely affect the combined company's business, financial condition and results of operations. Furthermore, given that the combined company will have substantial research and development operations located in the United Kingdom, its operations and the market price of its securities are directly affected by economic and political conditions in the United Kingdom. In addition, the rights of holders of Micro Focus Ordinary Shares and, therefore, certain of the rights of holders of Micro Focus ADSs, are governed by the laws of England and Wales, including the Companies Act, and by Micro Focus' Memorandum and Articles of Association. These rights differ in certain respects from the rights of stockholders in typical United States corporations. See "Comparison of Rights of Intersolv Stockholders and Micro Focus Shareholders."

     Dependence on Key Personnel. Competition for qualified personnel in the software industry is intense, and there can be no assurance that the combined company will be able to attract and retain a sufficient number of qualified personnel to conduct its business in the future. The combined company's success depends to a significant degree upon the continued contributions of its key management, marketing, product development, professional services and operational personnel including key personnel of acquired companies. The combined company will not have employment agreements with most of its key personnel, nor does it maintain key person life insurance on any of these persons. Several of the senior management personnel of Micro Focus are relatively new to Micro Focus and the combined company's success will depend in part on the successful assimilation and performance of these individuals. In addition, to the extent that the senior management personnel of Intersolv become part of the management of the combined company, the success of the combined company will depend in part on the successful assimilation of these individuals. It may become increasingly difficult for the combined company to hire, train and assimilate the number of new employees required to support any growth in its business. In particular, the vesting of many of the options to purchase Intersolv Common Stock held by employees of Intersolv will accelerate at the Effective Time. Micro Focus believes that the ability of the combined company to retain these employees and other employees will depend in part upon its ability to grant further options to purchase shares of Micro Focus. If the combined company is limited in the number of options it can grant to its employees, the ability of the combined company to attract and retain employees could be negatively affected. In addition, it is possible that the business changes or uncertainty brought about by the Merger or other acquisitions may cause key employees to leave the combined company, and certain key members of the management of acquired companies, including Intersolv, may not continue with the combined company. Any difficulty in attracting and retaining key personnel could have a material adverse effect on the combined company's business, financial condition and results of operations.

     Management of Growth. Each of Micro Focus and Intersolv has recently experienced a period of rapid growth in net revenue. This growth has placed a significant strain on the financial, management, operational and other resources of Micro Focus and Intersolv, and if it continues is expected to continue to place a significant strain on the combined company's financial, management, operational and other resources. There can be no assurance that the combined company's management personnel, systems, procedures and controls will be adequate to support the combined company's existing and future operations. The combined company's ability to manage its growth effectively will require it to continue to expand its operating, manufacturing and financial procedures and controls, to replace or upgrade its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. Micro Focus has hired many key employees and officers during the last twelve months and, as a result, Micro Focus' entire management team has worked together for only a brief time. If management of the combined company is unable to manage growth effectively, the combined company's business, financial condition and results of operations could be materially adversely affected.

     Volatility of Stock Price. The market prices of the securities of Micro Focus and Intersolv have experienced significant price volatility and such volatility may occur in the future. Factors such as actual or anticipated fluctuations in operating results, changes in financial estimates by securities analysts, announcements of technological innovations, new products or new contracts by Micro Focus, Intersolv, the combined company or its competitors, developments with respect to patents, copyrights or proprietary rights, conditions and trends in the software and other technology industries, adoption of new accounting standards affecting the software industry, general market conditions and other factors may have a significant impact on the market price of the combined company's securities. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of the combined company's securities. The trading prices of many technology companies' stocks are at or near historical highs and reflect price earnings ratios substantially above historical levels. There can be no assurance that these trading prices and price earnings ratios will be sustained. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the combined company's business, financial condition and results of operations.

     Recent and Future Acquisitions. Micro Focus completed two business combinations during the fiscal year ended January 31, 1998 and two during fiscal 1999 to date. In April 1997, Micro Focus acquired Millennium UK Limited ("Millennium"), a privately-held consulting firm, in a transaction accounted for as a purchase. In January 1998, Micro Focus acquired XDB Systems, Inc. ("XDB"), a provider of database development, maintenance and connectivity solutions, in a transaction accounted for as a pooling of interests. In May 1998, Micro Focus acquired Micro Focus Italia, S.r.L. ("MF Italia"), the distributor for Micro Focus products in Italy, in a transaction accounted for as a purchase. In August 1998, Micro Focus acquired Advanced Software Engineering Pty. Ltd. ("MF Australia"), the distributor for Micro Focus products in Australia, in a transaction accounted for as a purchase. During the fiscal year ended April 30, 1998, Intersolv completed the acquisition of SQL Software, Ltd ("SQL") in a transaction accounted for as a pooling of interests. There can be no assurance that the anticipated benefits of these recently concluded business combinations will be realized. In addition, these acquisitions have required and could continue to require significant additional management attention. The combined company expects to continue to grow its business through acquisitions. There can be no assurance that the combined company will successfully identify, acquire on favorable terms or integrate acquired businesses, products, services or technologies. The combined company may in the future face increased competition for acquisition opportunities, which may inhibit the combined company's ability to complete suitable acquisitions and increase the costs of completing such acquisitions. The acquisitions of Millennium, XDB, MF Italia, MF Australia and SQL, as well as potential future acquisitions, will require the combined company to successfully manage and integrate such acquired businesses, which are located in diverse geographic locations. Acquiring other businesses will also require the combined company to coordinate (and possibly change) the diverse operating structures, policies and practices of the acquired companies and to integrate the employees of the acquired companies into the organization and culture of the combined company. Failure of the combined company to successfully integrate and manage the recently acquired businesses or other businesses it may acquire in the future and to retain the employees of such businesses, would have a material adverse effect on the business, financial condition and results of operations of the combined company. In addition, although the acquisitions of XDB and SQL were accounted for as poolings of interests, future acquisitions by Micro Focus may be accounted for as purchases, resulting in potential charges that may adversely affect the earnings of the combined company in future periods. Additional acquisitions may also involve the issuance of Micro Focus ADSs or Micro Focus Ordinary Shares to owners of acquired businesses, resulting in reduction in the percentage of such securities owned by other shareholders of the combined company.

     Enforceability of United States Judgments. Judgments of United States courts, including judgments against Micro Focus, predicated on the civil liability provisions of the federal securities laws of the United States, may not be possible to enforce in English courts. See "Enforceability of Civil Liabilities."

                             APPROVAL OF THE MERGER

     This section contains forward-looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify these forward-looking statements. The forward-looking statements reflect the best judgment of the management of Micro Focus and Intersolv based on factors currently known and are subject to risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Proxy Statement/Prospectus.

MICRO FOCUS' REASONS FOR THE MERGER

     Provide a Broad Range of Products and Services for Enterprise Software Solutions. Micro Focus believes that the combination of Micro Focus' mainframe development and maintenance tools and expertise with Intersolv's client/server and internet software tools and expertise will provide an opportunity for the combined company to offer a more complete suite of products. In addition, Micro Focus believes that combining Micro Focus' development and transformation software tools with Intersolv's middleware components and application management products will produce a more comprehensive product portfolio. This will enable the combined company to offer products from developing, testing and deployment of new applications to maintenance and extension of existing applications. Micro Focus expects that the combined company will be focused exclusively on applications development across the enterprise, with the strategy of providing a single source for enterprise software solutions. The ability to provide a more complete and broader product offering may also attract new marketing partners. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Execution by Combined Sales and Marketing Forces,"
"-- Integration of Products and Engineering Teams," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions" and "-- Effect of Merger on Suppliers, Resellers and Customers." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company -- Product Concentration," "-- Year 2000 Business and Compliance Issues," "-- Lengthy Sales Cycle," "-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability," "-- Competition," "-- Susceptibility to General Economic Conditions," "-- Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Dependence on Key Personnel," "-- Management of Growth" and "-- Recent and Future Acquisitions."

     Add Strength to the Professional Services Organization. Intersolv's professional services organization provides training, consulting and support services and has a history of strong service relationships with leading corporations. Micro Focus believes that the market presence, customer base and relationships of Intersolv's professional services group should provide the critical mass for services capability that will enable the combined company to provide an integrated approach to products, services and support and also provide an opportunity for expansion for the combined company. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Execution by Combined Sales and Marketing Forces,"
"-- Integration of Products and Engineering Teams," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions" and "-- Effect of Merger on Suppliers, Resellers and Customers." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company -- Fluctuations in Operating Results; Absence of Significant Backlog," "--Seasonality of Operating Results,"
"-- Product Concentration," "-- Year 2000 Business and Compliance Issues,"
"-- Lengthy Sales Cycle," "-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability,"
"-- Competition," "-- Susceptibility to General Economic Conditions," "--Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Dependence on Key Personnel," "-- Management of Growth" and "-- Recent and Future Acquisitions."

     Expand Sales Organization. Micro Focus has an extensive worldwide sales organization that employs a direct selling approach in the United Kingdom, the United States, Canada, Japan, Germany, France, Spain, Italy, Australia and India. Additional sales channels include original equipment manufacturers ("OEMs"), value added resellers ("VARs") and independent software vendors ("ISVs"). Intersolv has an extensive sales organization in the United Kingdom, the United States, Australia, Belgium, France, Germany, the Netherlands and Japan that employs direct selling, telesales, VARs and ISVs. Each of Micro Focus and Intersolv also uses distributors in a number of international markets where it does not have a direct sales presence. A number of these distributor relationships are common to both Micro Focus and Intersolv. Micro Focus believes that the Merger will enable Micro Focus to significantly expand its worldwide distribution. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Execution by Combined Sales and Marketing Forces," "-- Financial Impact of Failure to Achieve Synergies," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions" and "-- Effect of Merger on Suppliers, Resellers and Customers." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company -- Seasonality of Operating Results," "-- Product Concentration," "-- Year 2000 Business and Compliance Issues," "-- Lengthy Sales Cycle," "-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability," "-- Susceptibility to General Economic Conditions," "-- Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Management of Growth" and "--Recent and Future Acquisitions."

     Increase Product Offerings and Customer Base. Micro Focus believes that the combined company will be able to offer more products to more customers than either company currently offers. This will provide a wider range of solutions and is expected to reduce the dependency on any particular product line. In addition, the combined company will be positioned to focus on areas such as software application development business, which Micro Focus believes have potential for future growth. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Execution by Combined Sales and Marketing Forces," "-- Integration of Products and Engineering Teams," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions" and "-- Effect of Merger on Suppliers, Resellers and Customers." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined
Company -- Fluctuations in Operating Results; Absence of Significant Backlog," "-- Seasonality of Operating Results," "-- Product Concentration," "-- Year 2000 Business and Compliance Issues," "-- Lengthy Sales Cycle," "-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability," "-- Competition," "-- Susceptibility to General Economic Conditions," "-- Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Dependence on Key Personnel," "-- Management of Growth," "-- Volatility of Stock Price" and "-- Recent and Future Acquisitions."

     Maintain Technology Leadership. Micro Focus' business strategy includes maintaining technology leadership by consistently updating its software products for the various operating systems consistent with customer demand. Micro Focus believes that Micro Focus' legacy technology and expertise combined with the client/server and internet technology and expertise of Intersolv will help to address a broader range of enterprise software technology. In addition, Micro Focus believes that the combined company will be positioned to provide tools for the development of enterprise applications that are component-based, multi-platform and implemented in open languages such as Java and COBOL. The Merger should also increase the research and development capacity of the combined company to improve product offerings. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Integration of Products and Engineering Teams," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions" and "-- Effect of Merger on Suppliers, Resellers and Customers." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company -- Product Concentration," "-- Year 2000 Business and Compliance Issues," "-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability," "-- Protection and Enforcement of Intellectual Property Rights," "-- Competition," "-- Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Dependence on Key Personnel," "-- Management of Growth" and "-- Recent and Future Acquisitions."

     Reduce Costs Through Economies of Scale. Micro Focus believes that the Merger will result in business synergies including through the elimination or sharing of certain administrative and operational expenses. However, Micro Focus expects to incur charges to operations estimated to be between $50 million and $60 million, primarily in the quarter in which the Merger is effective, to reflect direct transaction costs and integration related expenses. Micro Focus believes that cost savings arising from the business synergies immediately following the Merger will be less significant than long-term economies of scale. See "Risk Factors -- Risks Relating to the Merger -- Integration of Operations and Administration," "-- Execution by Combined Sales and Marketing Forces,"
"-- Integration of Products and Engineering Teams," "-- Financial Impact of Failure to Achieve Synergies," "-- Integration of Geographically Dispersed Organizations," "-- Increased Integration Difficulties Associated with Recent Acquisitions," "-- Effect of Merger on Suppliers, Resellers and Customers" and "-- Costs of Integration; Transaction Expenses." See also "Risk Factors -- Risks Relating to Micro Focus, Intersolv and the Combined Company -- Fluctuations in Operating Results; Absence of Significant Backlog," "-- Product Concentration," "-- Year 2000 Business and Compliance Issues," "-- Lengthy Sales Cycle,"
"-- Dependence on New Products; Rapid Technological Change," "-- Product Defects, Product Returns and Product Liability," "-- Protection and Enforcement of Intellectual Property Rights," "-- Competition," "-- Susceptibility to General Economic Conditions," "-- Global Operations," "-- Reliance on Operations in the United Kingdom; Organization in England and Wales," "-- Dependence on Key Personnel," "-- Management of Growth" and "-- Recent and Future Acquisitions."

     In the course of its deliberations, the Micro Focus Board reviewed with Micro Focus' management and financial advisors a number of factors relevant to the Merger in addition to the benefits outlined above. The Micro Focus Board considered, among other things: (i) the terms of the Merger; (ii) information concerning Micro Focus' and Intersolv's respective businesses, prospects, financial positions, results of operations, operations, products, product development and technologies, based in the case of Intersolv on information provided by Intersolv and on Micro Focus management's due diligence investigation; (iii) information regarding other companies in the application development software industry, including market prices of the companies' stock, market capitalizations, earnings per share, price earnings ratios, revenues and other results of operations, based on reported historical information and analysts' reports and earnings estimates; (iv) information regarding reported acquisitions of other companies in the application development software industry and other comparable acquisitions; (v) an analysis of the relative value that Intersolv might contribute to the future business and prospects of the combined company; (vi) current financial market conditions and historical market prices, volatility and trading information with respect to Micro Focus ADSs; (vii) advice and detailed financial analysis of DLJ, including its oral opinion on June 17, 1998, subsequently confirmed in writing, that the Exchange Ratio was fair to Micro Focus from a financial point of view, as of the date of such opinion; (viii) the compatibility of the businesses, products, technologies, management and the administrative, sales and marketing and technical organizations of Micro Focus and Intersolv; (ix) the expectation that the Merger will qualify as a pooling of interests for financial reporting purposes; (x) the expectation that the Merger will be a reorganization for federal income tax purposes; and (xi) reports from management and legal advisors on the results of Micro Focus' due diligence analysis of Intersolv. In considering the DLJ Opinion, the Micro Focus Board took into account the fees payable to DLJ. See "-- Opinion of Micro Focus' Financial Advisor."

     The Micro Focus Board also considered a variety of potentially negative factors concerning the Merger, including: (i) the risk that, despite the intentions and efforts of the parties, the benefits sought to be achieved in the Merger might not be achieved, or that integration of the technologies, products, organizations or other operations of the two companies might not be accomplished smoothly and might require more time, expense and management attention than anticipated; (ii) the potential disruption of the combined company's business that might result from employee uncertainty or lack of focus, as well as customer and supplier confusion, following announcement of the Merger; (iii) the uncertainty of the market's acceptance of the combined company's product offerings following the Merger; (iv) the estimated charges of $50 million to $60 million to be incurred due to the Merger, primarily in the quarter in which the Merger is effective; (v) the possibility that the operational efficiencies and other benefits anticipated from the Merger might not achieved or might not occur as rapidly or to the extent currently anticipated; (vi) the risk that, despite the efforts of the combined company, key technical, management and sales personnel of Intersolv and Micro Focus might not be retained by the combined company; (vii) the risk that the combined company's ability to increase or maintain revenues might be diminished by intensified competition; (viii) the risk that the public market price of Micro Focus ADSs might be adversely affected by announcement of the Merger; (ix) the risk that the Merger would not be effected, and the disruption in the business of Micro Focus if the Merger is abandoned; and (x) the other risks described above in "Risk Factors." The Micro Focus Board believed that these risks were outweighed by the potential benefits of the Merger.

     In view of the wide variety of factors, both positive and negative, considered by the Micro Focus Board, the Micro Focus Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

INTERSOLV'S REASONS FOR THE MERGER

     The Intersolv Board believes that the Merger is in the best interests of Intersolv's stockholders for the following reasons:

     Strategic Combination. The Intersolv Board believes that the Merger will constitute a strategic combination, accelerating the ability of Intersolv to achieve its strategic objectives, albeit as part of a combined entity. This belief is based upon the opportunities arising from the combination of the two companies, including the following factors:

     Provide a Broad Range of Products and Services for Enterprise Software Solutions. Intersolv believes that the combination of Micro Focus' mainframe development and maintenance tools and expertise with Intersolv's client/server and internet software tools and expertise will provide an opportunity for the combined company to offer a more complete suite of products. In addition, Intersolv believes that combining Micro Focus' development and transformation software tools with Intersolv's middleware components and application management products will produce a more comprehensive product portfolio. This will enable the combined company to offer products from developing, testing and deployment of new applications to maintenance and extension of existing applications. Intersolv expects that the combined company will be focused exclusively on applications development across the enterprise, with the strategy of providing a single source for enterprise software solutions. The ability to provide a more complete and broader product offering may also attract new marketing partners.

     Add Strength to the Professional Services Organization. Intersolv believes that the market presence, customer base and relationships of its professional services group should provide the critical mass for services capability that will enable the combined company to provide an integrated approach to products, services and support and also provide an opportunity for expansion for the combined company.

     Expand Sales Organization. Micro Focus and Intersolv have a number of distributor relationships in common. Intersolv believes that the Merger will enable significant expansion of Micro Focus' worldwide distribution.

     Increase Product Offerings and Customer Base. Intersolv believes that the combined company will be able to offer more products to more customers than either company currently offers. This will provide a wider range of solutions and is expected to reduce the dependency on any particular product line. In addition, the combined company will be positioned to focus on areas such as software application development business, which Intersolv believes have potential for future growth.

     Maintain Technology Leadership. Intersolv believes that Micro Focus' legacy technology and expertise combined with Intersolv's client/server technology and internet and expertise will help to address a broader range of enterprise software technology. In addition, Intersolv believes that the combined company will be positioned to provide tools for the development of enterprise applications that are component-based, multi-platform and implemented in open languages such as Java and COBOL. The Merger should also increase the research and development capacity of the combined company to improve product offerings.

     Reduce Costs Through Economies of Scale. Intersolv believes that the Merger will result in business synergies including through the elimination or sharing of certain administrative and operational expenses. However, Intersolv believes that cost savings arising from the business synergies immediately following the Merger will be less significant than long-term economies of scale.

     Stockholder Value. The Intersolv Board believes that the consideration to be received in the Merger by the Intersolv stockholders is fair to the Intersolv stockholders and that the Micro Focus ADSs have prospects for positive long-term performance.

     Alternative Transactions. The Intersolv Board considered that the Merger Agreement provides that Intersolv may not solicit any alternate transaction. The Intersolv Board discussed other acquisition alternatives and expressed the view that other acquisition proposals were unlikely. The Intersolv Board noted that the Merger Agreement provides that Intersolv may furnish information to and enter into discussions or negotiations with, any party that makes an unsolicited bona fide written proposal to acquire Intersolv or substantially all of its assets on terms which, in an exercise of the Intersolv Board's fiduciary duty after the consideration of advice from Intersolv's legal counsel, a majority of Intersolv's directors determines is likely to be more beneficial to Intersolv's stockholders than the Merger. The Intersolv Board also noted that the Merger Agreement provides for the payment of termination fees of up to $20,000,000 if Intersolv enters into an alternate transaction with another party and was aware that Micro Focus would not have agreed to enter into the Merger Agreement without this provision. The Intersolv Board concluded that, while the existence of the termination fee provision might reduce the likelihood that a third party would propose an alternate transaction, the increased cost to a third party would not be material and the benefits of the Merger to Intersolv outweighed the risks. The Intersolv Board also considered the prospects for Intersolv completing other strategic transactions, including matters then currently under investigation, and determined that the completion of such transactions was speculative.

     As part of its review, the Intersolv Board considered, among other things:
(i) the terms of the Merger; (ii) information concerning Micro Focus' and Intersolv's respective businesses, prospects, financial positions, results of operations, operations, products, product development and technologies, based in the case of Micro Focus on information provided by Micro Focus and on Intersolv management's due diligence investigation; (iii) information regarding comparable companies in the application development software industry, including market prices of the companies' stock, market capitalizations, earnings per share, price earnings ratios, revenues and other results of operations, based on reported historical information and analysts' reports and earnings estimates;
(iv) information regarding reported acquisitions of other companies in the application development software industry and other comparable acquisitions; (v) an analysis of the relative value that Micro Focus might contribute to the future business and prospects of the combined company; (vi) current financial market conditions and historical market prices, volatility and trading information with respect to Intersolv Common Stock; (vii) advice and detailed analysis of Hambrecht & Quist, including its oral opinion on June 17, 1998, subsequently confirmed in writing, that the Exchange Ratio was fair from a financial point of view to the Intersolv stockholders, as of the date of such opinion; (viii) the compatibility of the businesses, products, technologies, management and the administrative, sales and marketing and technical organizations of Intersolv and Micro Focus; (ix) the expectation that the Merger will qualify as a pooling of interests for financial reporting purposes; (x) the expectation that the Merger will be a reorganization for federal income tax purposes; and (xi) reports from management and legal advisors on the results of Intersolv's due diligence analysis of Micro Focus. In considering the Hambrecht & Quist opinion, the Intersolv Board took into account the fees payable to Hambrecht & Quist. See "-- Opinion of Intersolv's Financial Advisor."

     In considering the Merger, the Intersolv Board acknowledged that there are certain risks associated with the Merger, including: (i) the risk that, despite the intentions and efforts of the parties, the benefits sought to be achieved in the Merger might not be achieved, or that integration of the technologies, products, organizations or other operations of the two companies might not be accomplished smoothly and might require more time, expense and management attention than anticipated; (ii) the potential disruption of the combined company's business that might result from employee uncertainty or lack of focus, as well as customer and supplier confusion, following announcement of the Merger; (iii) the uncertainty of the market's acceptance of the combined company's product offerings following the Merger; (iv) the possibility that the operational efficiencies and other benefits anticipated from the Merger might not be achieved or might not occur as rapidly or to the extent currently anticipated;
(v) the risk that, despite the efforts of the combined company, key technical, management and sales personnel of Intersolv and Micro Focus might not be retained by the combined company; (vi) the risk that the combined company's ability to increase or maintain revenues might be diminished by intensified competition; (vii) the risk that the public market price of Micro Focus ADSs might be adversely affected by announcement of the Merger; (viii) the risk that the Merger would not be effected, and the disruption in the business of Intersolv and the potential adverse effect on the market price of the Intersolv Common Stock if the Merger is abandoned; and (ix) the other risks described above in "Risk Factors." Notwithstanding these risks, the Intersolv Board concluded that the positive factors described above outweighed the negative considerations.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement, the Intersolv Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

BOARD RECOMMENDATIONS

     The Micro Focus Board has adopted and approved the Merger Agreement and the transactions contemplated thereby and approved the Merger and has determined that the Merger is fair, from a financial point of view to, and in the best interests of, Micro Focus and the Micro Focus shareholders.

     The Intersolv Board has adopted and approved the Merger Agreement and the transactions contemplated thereby and approved the Merger and has determined that the Merger is fair, from a financial point of view to, and in the best interests of, Intersolv and the Intersolv stockholders.

     AFTER CAREFUL CONSIDERATION, THE INTERSOLV BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE MERGER.

BACKGROUND OF THE MERGER

     The software application development and management tools and services industry is competitive and rapidly changing. As a result, both Micro Focus and Intersolv have frequently evaluated strategic relationships of various forms, such as potential OEM or VAR arrangements, joint marketing relationships and potential business combinations with other companies in the same and closely related fields. In August 1997, Intersolv engaged Hambrecht & Quist as its financial advisor to assist Intersolv in evaluating alternatives to increase long-term stockholder value.

     In September 1997, Martin Waters, the President and Chief Executive Officer of Micro Focus, Gary G. Greenfield, the President and Chief Executive Officer of Intersolv, and Kenneth A. Sexton, Senior Vice President, Finance and Chief Financial Officer of Intersolv, met for the first time and discussed, in general terms, their respective companies. At a regularly scheduled meeting of the Micro Focus Board held on September 19, 1997, Micro Focus management made a short presentation on possible business combinations, specifically Intersolv and XDB. At a regularly scheduled meeting on November 25, 1997, the Micro Focus Board again considered a possible business combination with Intersolv and decided to terminate discussions.

     In March 1998, Micro Focus management reexamined the potential of a business combination with Intersolv and contacted DLJ for advice in that regard. At a regularly scheduled meeting on April 3, 1998, the Micro Focus Board authorized management to initiate discussions with Intersolv regarding a possible business combination.

     On April 10, 1998, Micro Focus and Intersolv signed a Mutual Nondisclosure Agreement covering the confidential treatment by each party of proprietary information provided by the other party. On April 13, 1998, Richard Van Hoesen, Senior Vice President and Chief Financial Officer of Micro Focus, Buff Jones, Senior Vice President, Business Development of Micro Focus, Christopher Sanders, Senior Vice President, Product Operations of Micro Focus, and Mr. Greenfield and Mr. Sexton from Intersolv and representatives of DLJ and Hambrecht & Quist met via conference call to discuss the potential synergies of a merger between Micro

Focus and Intersolv. On April 16, Mr. Sanders, Ms. Jones and Mr. Van Hoesen met with Mr. Greenfield in Gaithersburg, Maryland. In the meeting, the representatives of Micro Focus provided a detailed explanation of Micro Focus' products and business strategy, and Mr. Greenfield made a similar presentation with respect to Intersolv.

     Mr. Greenfield then conducted informal discussions with members of the Intersolv Board concerning a possible business combination. On April 23, 1998, Mr. Greenfield and Mr. Sexton informed Mr. Van Hoesen, Ms. Jones and Mr. Sanders that Intersolv was not interested in pursuing further merger discussions with Micro Focus on the terms proposed. On April 24, 1998, a representative of DLJ separately spoke with a representative of Hambrecht & Quist and a member the Intersolv Board regarding the relative positions of the parties and the resumption of the discussions. On April 26, 1998, there was an Intersolv Board meeting also attended by Mr. Sexton and Worth D. MacMurray, Vice President and General Counsel of Intersolv, at which Mr. Greenfield debriefed the Board on the Micro Focus discussions and received the Board's support to continue the discussions. On May 2, 1998, there was a meeting of the Micro Focus Board. Mr. Van Hoesen, Mr. Sanders, Ms. Jones, Fritz K. Koehler, Senior Counsel of Micro Focus, and a representative of DLJ also participated in that meeting. Ms. Jones, Mr. Van Hoesen and Mr. Sanders presented information on Intersolv and the proposed transaction and the Micro Focus Board authorized management to resume discussions with Intersolv.

     On May 4, 1998, Mr. Van Hoesen, Ms. Jones and J. Michael Gullard, Chairman of the Board of Micro Focus, Mr. Greenfield and Mr. Sexton met at dinner, together with representatives of DLJ and Hambrecht & Quist, to discuss the possibility of resuming negotiations. On May 5, representatives of Micro Focus, Intersolv, DLJ, Hambrecht & Quist, Fenwick & West LLP ("Fenwick & West"), legal counsel to Micro Focus, and Arent Fox Kintner Plotkin & Kahn, PLLC ("Arent Fox"), legal counsel to Intersolv, met via conference call to discuss threshold issues involved in a cross border business combination.

     On May 6, 1998, the Micro Focus Board met, with all members participating by telephone. Also participating in the meeting were Mr. Van Hoesen, Mr. Sanders, Ms. Jones and Mr. Koehler. At the meeting, Micro Focus management reported on the status of the discussions with Intersolv and provided the Micro Focus Board with an overview of transaction issues and the status of due diligence. The Micro Focus Board discussed elements of a potential combination with Intersolv and authorized management to continue the discussions.

     Between May 6, 1998 and June 8, 1998, Micro Focus, Intersolv and their respective legal counsel, financial advisors and independent auditors had numerous meetings and conversations regarding the terms of the Merger Agreement and related documents, including without limitation whether Intersolv would grant to Micro Focus an option to purchase Intersolv Common Stock in certain circumstances, whether certain affiliates of both parties would enter into voting agreements with respect to the proposed Merger, the possibility of merger accounting treatment under U.K. GAAP for the proposed Merger, the circumstances under which Micro Focus or Intersolv could terminate the Merger Agreement, the conditions upon which any break-up fees would be payable and the amount of such fees, the representations, warranties, covenants and conditions to closing to be set forth in the Merger Agreement, the availability of pooling-of-interests accounting treatment under U.S. GAAP for the proposed Merger, the qualification of the proposed Merger as a tax-free reorganization pursuant to Section 368(a) of the Code and the ability of the parties to complete the proposed Merger in compliance with applicable antitrust laws. Concurrently, each party continued its legal and financial due diligence reviews of the other.

     On May 28, 1998, the Micro Focus Board met. Also participating in the Micro Focus Board meeting were Mr. Van Hoesen, Ms. Jones, Mr. Koehler and representatives of DLJ. At the meeting, Mr. Greenfield presented an overview of Intersolv's business. Representatives of DLJ made a financial presentation to the Micro Focus Board and management reported on the status of the legal and financial due diligence, the proposed timing and the accounting treatment of the proposed transaction. The Micro Focus Board authorized management to continue the discussions with Intersolv. On May 29, 1998, representatives of Micro Focus, Intersolv, DLJ and Hambrecht & Quist met in Mountain View, California for a due diligence session relating to Micro Focus. At that meeting, each of Mr. Van Hoesen, Ms. Jones, and Paul Adams, Vice President of

International Sales and a director of Micro Focus, made presentations on their respective subject areas. The Micro Focus Board met again on June 1 to discuss the proposed Merger.

     On June 1, 1998, Intersolv released financial results for the fiscal year ended April 30, 1998. On the evening of June 1, 1998, Mr. Waters and Mr. Sanders made a presentation to the Intersolv Board, Mr. Sexton and Mr. MacMurray regarding Micro Focus' and the potential combined company's business strategy. On June 2, 1998, the Intersolv Board, Mr. Sexton and Mr. MacMurray met to discuss this presentation. On June 3, representatives of Micro Focus, Intersolv, DLJ and Hambrecht & Quist met in Gaithersburg, Maryland for a due diligence session relating to Intersolv. At that meeting, Mr. Sexton presented a corporate and financial overview of Intersolv and there were presentations from each of the Intersolv business unit managers. Between June 4 and June 6, representatives of Micro Focus and Intersolv met to review the results of the financial and legal due diligence. Representatives of Ernst & Young also participated in these meetings with regard to discussion of financial and tax matters. Counsel also met to discuss the legal due diligence. On June 5, 1998, Mr. Sanders met with representatives of Intersolv to continue the business due diligence. On June 6, 1998, representatives of Micro Focus met with the Micro Focus legal and financial advisors to discuss the status of the due diligence investigation of Intersolv.

     On June 10, 1998 and again on June 11, 1998, Mr. Van Hoesen and T. Bernie Blegen, Worldwide Controller of Micro Focus, reviewed financial valuation models relating to the proposed Merger with representatives of DLJ. On June 13, 1998, Mr. Waters and Mr. Van Hoesen discussed the Exchange Ratio with representatives of DLJ. On such date, Micro Focus and DLJ entered into a formal engagement letter.

     On June 15, 1998, the Intersolv Board met via conference call with senior members of Intersolv management and representatives of Hambrecht & Quist and Arent Fox. At the meeting, Intersolv management reported on, and the Intersolv Board discussed, the status of the proposed Merger, the proposed terms and conditions of the Merger Agreement and related business and legal matters. Negotiations between the parties and their advisors continued on June 16 and 17. On June 17, 1998, the Intersolv Board reconvened via conference call and received presentations from Arent Fox on certain legal issues. The Intersolv Board also received a presentation from Hambrecht & Quist concerning Hambrecht & Quist's financial analysis of the proposed Merger, and Hambrecht & Quist delivered its oral opinion, subsequently confirmed in writing, to the Intersolv Board that the Exchange Ratio was fair from a financial point of view to the Intersolv stockholders as of such date. The Intersolv Board discussed the proposed Merger, other financial and strategic alternatives open to Intersolv and other items, and the Intersolv Board then adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

     On June 17, 1998, the Micro Focus Board met via conference call with senior members of the Micro Focus management, and representatives of DLJ and Fenwick & West. At the meeting, management of Micro Focus reported on the understandings that had been reached with respect to the principal remaining open issues relating to the proposed Merger and the final results of the legal and financial due diligence investigation of Intersolv, and made a presentation on the principal reasons for the Merger. DLJ made a presentation to the Micro Focus Board regarding its financial analysis of the Exchange Ratio and delivered its oral opinion, subsequently confirmed in writing, to the Micro Focus Board that the Exchange Ratio was fair to Micro Focus from a financial point of view as of such date. The Micro Focus Board then adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

     On June 17, 1998, after the approvals by the Micro Focus Board and the Intersolv Board of the Merger Agreement and the transactions contemplated by the Merger Agreement, the Merger Agreement was signed by both companies and Micro Focus and Intersolv issued a joint press release announcing the Merger.

OPINION OF INTERSOLV'S FINANCIAL ADVISOR

     Intersolv engaged Hambrecht & Quist to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock of Intersolv of the consideration to be received by such holders in the Merger. Hambrecht & Quist was selected by the Intersolv Board based on Hambrecht & Quist's qualifications, expertise and reputation, as well as Hambrecht & Quist's historic investment banking relationship and familiarity with

Intersolv. Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) on June 17, 1998 to the Intersolv Board that, as of such date, the consideration to be received by the holders of the Intersolv Common Stock in the Merger is fair to the holders of the Intersolv Common Stock from a financial point of view. A COPY OF HAMBRECHT & QUIST'S OPINION DATED JUNE 17, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. INTERSOLV STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. No limitations were placed on Hambrecht & Quist by the Intersolv Board with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     The precise Exchange Ratio of Micro Focus ADSs for shares of Intersolv Common Stock was determined by arms-length negotiation between Micro Focus and Intersolv (directly and through their respective financial advisors), and was not based on a specific exchange ratio value recommended by Hambrecht & Quist. Hambrecht & Quist was involved in the ongoing evaluation of the financial terms of the Merger and participated in numerous discussions concerning such financial terms (including the Exchange Ratio).

     In its review of the Merger, and in arriving at its opinion, Hambrecht & Quist, among other things: (i) reviewed the publicly available consolidated financial statements of Micro Focus for recent years and interim periods to date and certain other relevant financial and operating data of Micro Focus made available to Hambrecht & Quist from published sources and from the internal records of Micro Focus; (ii) reviewed certain internal financial and operating information, including certain projections, relating to Micro Focus based upon information provided by the management of Micro Focus; (iii) discussed the business, financial condition and prospects of Micro Focus with certain of its officers; (iv) reviewed the financial statements of Intersolv for recent years and interim periods to date and certain other relevant financial and operating data of Intersolv made available to Hambrecht & Quist from published sources and from the internal records of Intersolv; (v) reviewed certain internal financial and operating information relating to Intersolv prepared by the management of Intersolv; (vi) discussed the business, financial condition and prospects of Intersolv with certain of its officers; (vii) reviewed the recent reported prices and trading activity for the Intersolv Common Stock and the Micro Focus ADSs and compared such information and certain financial information for Micro Focus and Intersolv with similar information for certain other companies engaged in businesses Hambrecht & Quist considered comparable; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Merger Agreement; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

     Hambrecht & Quist did not independently verify any of the information concerning Intersolv or Micro Focus considered in connection with their review of the Merger and, for purposes of its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Hambrecht & Quist did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Intersolv or Micro Focus, nor did they conduct a physical inspection of the properties and facilities of Intersolv or Micro Focus. With respect to the financial forecasts and projections used in their analysis, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of Micro Focus and Intersolv. For the purposes of their opinion, Hambrecht & Quist also assumed that neither Intersolv nor Micro Focus was a party to any pending transactions, including external financings (other than those contemplated that have been disclosed to Hambrecht & Quist), recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. For purposes of their opinion, Hambrecht & Quist assumed that the Merger will qualify as a tax-free reorganization under the Code for the stockholders of Intersolv and that the Merger will be accounted for as a pooling of interests under U.S. GAAP. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to the Intersolv Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analyses or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Intersolv Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Intersolv and Micro Focus. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

     In performing its analyses, Hambrecht & Quist examined projections provided by Intersolv management (the "Base Case") for fiscal year 1999, and derived its own financial projections based on more conservative growth assumptions (the "Conservative Case"). Hambrecht & Quist also developed financial projections for Intersolv's fiscal year 2000 to use in adjusting Intersolv's April fiscal year to Micro Focus' January fiscal year in both the Base Case and Conservative Case.

     The following is a brief summary of certain financial analyses performed by Hambrecht & Quist in connection with providing its written opinion to the Intersolv Board on June 17, 1998:

     Contribution Analysis. Hambrecht & Quist analyzed the contribution of each of Intersolv and Micro Focus to certain fiscal 1999 and 2000 financial statement categories of the pro forma combined company with no revenue or expense adjustments. The financial statement categories included revenue, operating income, net income, cash and book value. This contribution analysis was then compared to the pro forma ownership percentage of Intersolv stockholders and Micro Focus shareholders in the pro forma post-Merger combined company. Hambrecht & Quist observed that, calculated on a fully-diluted basis using the treasury stock method, Intersolv stockholders are expected to own approximately 45% of the combined company share capital at the close of the Merger and Micro Focus shareholders are expected to own approximately 55% of the combined company share capital at the close of the Merger. As of April 30, 1998, Intersolv and Micro Focus would contribute approximately 27% and 73%, respectively, of the combined cash and 32% and 68%, respectively of book value. Hambrecht & Quist examined the expected contributions to the combined company's revenues, operating income and net income by Intersolv for fiscal year 1999 (i.e., the four quarters ending January 31, 1999) using the Base Case. It was estimated that Intersolv and Micro Focus would contribute approximately 50% and 50%, respectively, of the combined revenues and approximately 48% and 52%, respectively, of the combined operating income. It was also estimated that Intersolv would contribute 45% of net income and that Micro Focus would contribute approximately 55%. For fiscal year 2000 Base Case, it was estimated that Intersolv and Micro Focus would contribute approximately 50% and 50%, respectively, of the combined revenues and approximately 44% and 56%, respectively, of the combined operating income. It was also estimated that Intersolv would contribute 43% of net income and that Micro Focus would contribute approximately 57%. Using the Conservative Case, it was estimated that in fiscal year 1999 Intersolv and Micro Focus would contribute approximately 49% and 51%, respectively, of the combined revenues and approximately 43% and 57%, respectively, of the combined operating income. It was also estimated that Intersolv would contribute 41% of net income and that Micro Focus would contribute approximately 59%. For fiscal year 2000 using the Conservative Case, it was estimated that Intersolv and Micro Focus would contribute approximately 49% and 51%, respectively, of the combined revenues and approximately 39% and 61%, respectively, of the combined operating income. It was also estimated that Intersolv would contribute 38% of net income and that Micro Focus would contribute approximately 62%.

     Pro Forma Merger Analysis. Hambrecht & Quist analyzed the pro forma impact of the Merger, assuming it would be accounted for as a pooling of interests under U.S. GAAP, on the combined company's fiscal 1999 and 2000 earnings per share ("EPS") using (i) the Base Case of Intersolv's EPS in fiscal 1999 and 2000 (fiscal year ending January 31) and (ii) using the Conservative Case of Intersolv's EPS in fiscal 1999 and 2000. Hambrecht & Quist observed that the Base Case resulted in greater earnings for the combined company than for Micro Focus as a stand-alone company in fiscal 1999 and less earnings for the combined company than for Micro Focus as a stand-alone company in fiscal 2000, and that the Conservative Case resulted in less earnings for the combined company than for Micro Focus as a stand-alone company in both fiscal 1999 and fiscal 2000. The foregoing analysis did not assume any adjustments in revenues or costs resulting from the operating synergies potentially realized from the Merger. The actual results and savings achieved by the combined company resulting from the Merger may vary from the projected results and variations may be material.

     Premium Analysis. Hambrecht & Quist compared the implied price per share of the offer as of June 17, 1998 to similar premiums for certain technology transactions announced since 1994. Hambrecht & Quist analyzed 32 such public company transactions in the software industry. Hambrecht & Quist observed that the average one trading-day premium excluding the high and low paid in the selected public company technology transactions was 29%. This compared with the proposed acquisition in which, as of June 17, 1998, the premium offered over the closing price for Intersolv Common Stock was 59%. Hambrecht & Quist also analyzed the implied premiums to average historical closing prices for the 1 week, 2 weeks, 1 month, 2 months, 3 months, 6 months and 1 year ending June 17, 1998 using the implied offer price based on the 0.55 Exchange Ratio and found that the implied premiums were 59%, 54%, 52%, 71%, 68%, 62%, 55% and 43%, respectively.

     Discounted Cash Flow Analysis. Hambrecht & Quist analyzed the theoretical valuation of Intersolv based on the unleveraged discounted cash flow of the projected financial performance estimates of Intersolv. However, because of the nature of Intersolv's business, the absence of meaningful multi-year cash flow projections and the overwhelming proportion of total value that would be ascribed to Intersolv's very speculative terminal value after a five-year time period, Hambrecht & Quist determined that this analysis did not provide meaningful information in the context of analyzing the fairness from a financial point of view of the Merger.

     Analysis of Publicly Traded Comparable Companies. Hambrecht & Quist compared selected historical and projected financial information of Intersolv to publicly traded companies Hambrecht & Quist deemed to be comparable to Intersolv. Such information included the ratio of market value to historical net income, market value to book value and market value to projected calendar year 1998 net income. Hambrecht & Quist also examined the ratio of the enterprise value (market value plus debt less cash) to historical revenue, historical earnings before interest and taxes and projected calendar year 1998 revenue. Companies deemed comparable included selected software companies such as Software AG Systems, Inprise Corporation, Micro Focus Group, Progress Software Corporation, Rational Software Corporation, Sterling Software, Inc. and Sybase, Inc. The foregoing multiples were applied to historical financial results of Intersolv for the latest-twelve month ("LTM") period ended April 30, 1998 and projected financial results of Intersolv (both Base Case and Conservative Case). Hambrecht & Quist determined average multiples excluding the high and low for the software comparables of 2.7 times LTM revenue, 30.1 times LTM earnings before interest and taxes ("EBIT"), 44.9 times LTM net income, 2.2 times projected calendar year 1998 revenue, 30.6 times projected calendar 1998 net income and 4.2 times book value.

     Based on the analysis of publicly traded comparable companies, Intersolv's implied equity value per share applying software multiples to historical results, the Base Case and Conservative Case ranged from $10.16 per share to approximately $34.30 per share. This compared with an offer in the proposed acquisition of approximately $23.10 per share for Intersolv, based on the closing price of Micro Focus ADSs on June 17, 1998.

     Analysis of Selected Merger and Acquisition Transactions. Hambrecht & Quist compared the proposed acquisition with selected merger and acquisition transactions. This analysis included 37 transactions involving companies in the software industry. In examining these transactions, Hambrecht & Quist analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered in the Merger. The foregoing multiples were applied to historical financial results of Intersolv for the twelve-month period ended April 30, 1998. Multiples analyzed included enterprise value to LTM revenue and LTM EBIT and equity value to LTM net income and book value. Hambrecht & Quist determined average multiples excluding the high and low of 5.3 times LTM revenue, 36.8 times LTM EBIT, 49.3 times LTM net income and 7.7 times book value. Based on the analysis of selected software merger and acquisition transactions, Intersolv's implied equity value per share applying these multiples to historical results ranged from values between approximately $18.65 per share and approximately $45.25 per share. This result compared with an implied value in the proposed acquisition of approximately $23.10 per share of Intersolv Common Stock, based on the closing price of Micro Focus ADSs on June 17, 1998.

     No company or transaction used in the above analyses is identical to Intersolv or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

     The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Appendix B to this Proxy Statement/Prospectus.

     Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to Intersolv and has received fees for rendering these services. In particular, Hambrecht & Quist acted as financial advisor to Intersolv in its acquisition of Q+E Software in 1994. In the ordinary course of business, Hambrecht & Quist may actively trade in the securities of Intersolv and of Micro Focus for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Micro Focus.

     Pursuant to an engagement letter dated August 1, 1997, Intersolv has agreed to pay Hambrecht & Quist a fee (a "Fairness Opinion Fee") of $200,000 in connection with the delivery of a fairness opinion that is credited against any future fees payable in connection with the transaction. Intersolv has also agreed to pay Hambrecht & Quist, in connection with its services as financial advisor to Intersolv, an additional fee payable upon the closing of the Merger (the "Transaction Fee") equal to 1.5% of the aggregate consideration received in the Merger. Intersolv also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

OPINION OF MICRO FOCUS' FINANCIAL ADVISOR

     In its role as financial advisor to Micro Focus, DLJ was asked by Micro Focus to render an opinion to the Micro Focus Board as to the fairness to Micro Focus, from a financial point of view, of the consideration to be paid by Micro Focus pursuant to the Merger Agreement. On June 17, 1998, DLJ delivered the DLJ Opinion, addressed to the Micro Focus Board, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in the DLJ Opinion, the Exchange Ratio was fair to Micro Focus from a financial point of view.

     A COPY OF THE DLJ OPINION IS ATTACHED HERETO AS APPENDIX C. RECIPIENTS OF THIS PROXY STATEMENT/PROSPECTUS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The DLJ Opinion was prepared for the Micro Focus Board and is directed only to the fairness of the Exchange Ratio to Micro Focus from a financial point of view as of the date of such opinion and does not constitute a recommendation to any person as to how to vote on the Merger. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     The DLJ Opinion does not constitute an opinion as to the price at which the Micro Focus Ordinary Shares or Micro Focus ADSs will trade at any time. The consideration to be paid by Micro Focus was determined in arm's-length negotiations between Micro Focus and Intersolv, in which negotiations DLJ advised Micro Focus. No restrictions or limitations were imposed by Micro Focus upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by each of Micro Focus and Intersolv or their respective representatives or that was otherwise reviewed by it. DLJ relied upon the estimates of the management of Micro Focus of the operating synergies achievable as a result of the Merger and the information gathered during its discussion of such synergies with the management of Micro Focus. See "Risk Factors -- Risks Relating to the Merger." DLJ did not make any independent evaluation of the assets or liabilities of Micro Focus or Intersolv, nor did DLJ independently verify the information reviewed by it. DLJ also assumed that the information concerning the prospects of Micro Focus and Intersolv reflect the best currently available information and judgments of the management of Micro Focus as to such prospects.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. The following is a summary of the material analyses performed by DLJ.

     Pro Forma Merger Analysis. DLJ prepared pro forma analyses of the financial impact of the Merger assuming it would be accounted for as a pooling of interests under US GAAP. The analyses were based on Micro Focus' five year projections of its operating results for the fiscal periods ended January 31, Micro Focus' five year projections for Intersolv for the fiscal periods ended April 30 and Micro Focus' projections of the contemplated operating synergies achievable as a result of the Merger. See "Risk Factors -- Risks Related to the Merger." DLJ analyzed the pro forma effect of such operating synergies on Micro Focus' net income and earnings per Micro Focus ADS. The analysis indicated that Micro Focus' pro forma EPS, on a fully taxed basis, assuming that the operating synergies achievable as a result of the Merger will be as projected by Micro Focus' management, would be higher in the fiscal years ending January 31, 1999 through January 31, 2003 than the comparable projections for Micro Focus as a stand-alone company during the same periods. This analysis did not take into account any restructuring charges or non-recurring transaction costs related to the Merger, as these charges will not affect the future operating results of the combined company. DLJ performed all EPS analysis for Micro Focus on a per Micro Focus ADS basis.

     Contribution Analysis. DLJ analyzed Micro Focus' and Intersolv's relative contribution to the combined company with respect to sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBIT and net income. The analysis was made for the LTM period ended January 31, 1998 and, based on Micro Focus' management projections discussed above, for 1999 through 2003. As a result of the Merger, current Micro Focus shareholders will own approximately 55.7% of the Micro Focus Ordinary Shares after the Effective Time. This compares with Micro Focus' contribution to the combined company's pro forma results for the period ending January 31, 1998 (prior to taking into account any operating synergies achievable as a result of the Merger) of approximately 46.0% of revenues, 48.4% of EBITDA, 40.3% of EBIT and 45.9% of net income.

     Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical share price, earnings and operating and financial ratios for Intersolv to the corresponding data and ratios of Micro Focus and a sample, selected in DLJ's subjective judgment, of other companies whose securities are publicly traded (collectively, the "Comparable Companies"). The Comparable Companies were selected, in DLJ's subjective judgment, because they possess business, operating or financial characteristics representative of the industry in which Micro Focus and Intersolv operate. The Comparable Companies consisted of: Borland International, Inc. (name recently changed to Inprise Corporation), Computer Associates International Inc., Platinum Technology, Inc., Rational Software Corporation, Sterling Software, Inc., Sybase, Inc. and Viasoft, Inc. In conducting its analyses, DLJ compared the ratios implied by the consideration to be paid by Micro Focus in the Merger to the ratios implied from the market valuation of the Comparable Companies. DLJ also compared the ratios implied by the consideration to be paid by Micro Focus in the Merger to the ratios implied from the market valuation of a subgroup of the Comparable Companies, comprised of Rational Software Corporation and Compuware Corporation (the "Selected Companies"), based upon the fact that both of the Selected Companies have product, service and consulting aspects to their respective businesses. Although DLJ used these companies for comparative purposes, none of the Comparable Companies or the Selected Companies are directly comparable to Micro Focus or Intersolv. The data and ratios considered by DLJ included: Enterprise Value ("Enterprise Value" was defined as the product of the stock price and total shares outstanding minus Net Cash ("Net Cash" was defined as cash and cash equivalents less total debt)) as a multiple of LTM revenues, 1998 projected revenues, 1999 projected revenues, LTM EBITDA and the ratio of market price to calendar 1998 and 1999 projected EPS. All projected information for the Comparable Companies and the Selected Companies was obtained from First Call, a third-party information service that summarizes the estimates made by analysts employed by several investment banking firms and from the published reports of research analysts employed by investment banking firms, including analysts employed by DLJ. The ratio of Enterprise Value to LTM revenues ranged from 0.4x to 7.4x (with a mean, excluding the high and the low value (the "Mean"), of 3.1x) for the Comparable Companies, averaged 5.4x for the Selected Companies and was 2.5x based upon the values implied by the Merger Agreement. The Mean LTM revenue multiple was then multiplied by Intersolv's LTM revenue for the period ended April 30, 1998, to arrive at an implied Enterprise Value for Intersolv, which was then adjusted for Intersolv's April 30, 1998 Net Cash to yield an implied equity value, and then divided by fully diluted shares of Intersolv Common Stock at April 30, 1998, to arrive at an implied price of $26.27 based upon similar ratios for the Comparable Companies and $43.40 based upon similar ratios for the Selected Companies. The ratio of Enterprise Value to 1998 projected revenues ranged from 0.4x to 6.8x (with a Mean of 2.8x) for the Comparable Companies, was 4.8x for the mean of the Selected Companies and was 2.1x based upon the values implied by the Merger Agreement. The preceding analysis resulted in an implied price of $28.69 based upon similar ratios for the Comparable Companies and $47.31 based upon similar ratios for the Selected Companies. The ratio of Enterprise Value to 1999 projected revenues ranged from 0.4x to 6.0x (with a Mean of 2.2x) for the Comparable Companies, averaged 3.7x for the Selected Companies and was 1.7x based upon the values implied by the Merger Agreement. The preceding analysis resulted in an implied price of $27.54 based upon simi lar ratios for the Comparable Companies and $44.18 based upon similar ratios for the Selected Companies. The ratio of Enterprise Value to LTM EBITDA ranged from 7.3 to 28.2x (with a Mean of 13.9x) for the Comparable Companies, averaged 24.2x for the Selected Companies and was 11.7x based upon the values implied by the Merger Agreement. The preceding analysis resulted in an implied price of $25.23 based upon similar ratios for the Comparable Companies and $41.83 based upon similar ratios for the Selected Companies. The ratio of market price to calendar 1998 projected EPS ranged from 16.0x to 34.5x (with a Mean of 24.7x for the Comparable Companies, implying a price of $19.72 per fully diluted share, 33.0x for the Selected Companies, implying a price of $26.36 per fully diluted share and 25.0x based upon the values implied by the Merger Agreement. The ratio of market value to calendar 1999 projected EPS ranged from 11.9x to 72.2x (with a Mean of 20.8x, implying a price of $21.64 per fully diluted share) for the Comparable Companies; averaged 25.3x for the Selected Companies, implying a price of $26.35 per fully diluted share; and was 15.7x based upon the values implied by the Merger Agreement.

     No company utilized in such analysis is identical to Intersolv. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the Comparable Companies, the Selected Companies and Intersolv and other factors that could affect the public trading value of the Comparable Companies and the Selected Companies. Mathematical analysis, such as determining the mean, is not in itself a meaningful method of using such comparable data.

     Comparable Merger and Acquisition Analysis. DLJ reviewed the implied valuation multiples of a sample, selected in DLJ's subjective judgment, of merger and acquisition transactions since 1995 (the "Comparable Transactions"). The Comparable Transactions are Network Associates, Inc./Magic Solutions, Inc., BMC Software, Inc./BGS Systems, Inc., Borland International, Inc./Visigenic Software, Inc., Atria Software, Inc./Pure Software, Inc., Compuware Corporation/Technalysis Corporation, The Continuum Company, Inc./Hogan Systems, Inc., Computer Associates International Inc./Legent Corporation and Platinum Technology, Inc./Trinzic Corporation. DLJ also compared the ratios implied by Rational Software Corporation's acquisition of Pure Atria Corporation (the "Rational Transaction") which is also a transaction included in the Comparable Transactions. None of the merger and acquisition transactions included in the Comparable Transactions are directly comparable to the Merger. Additionally, in reviewing the valuation multiples in the transactions set forth above, DLJ considered the effects of prevailing market conditions. DLJ compared the ratios implied by the aggregate consideration to be paid by Micro Focus, to the holders of Intersolv Common Stock, pursuant to the Merger Agreement, to the ratios implied by the Mean of the Comparable Transactions and the ratios implied by the Rational Transaction. The ratio of Enterprise Value implied by the consideration paid, or to be paid, to LTM revenues, at the time of announcement or closing was a Mean of 3.7x for the Comparable Transactions, implying a price of $30.34 per fully diluted share; 3.8x for the Rational Transaction, implying a price of $31.25 per fully diluted share; and 2.5x based upon the values implied in the Merger Agreement. The ratio of Enterprise Value implied by the consideration paid, or to be paid, to LTM EBITDA, at the time of announcement or closing, was a Mean of 17.0x, implying a price of $30.17 per fully diluted share for the Comparable Transactions; 17.1x for the Rational Transaction, implying a price of $30.35 per fully diluted share; and 11.6x based upon the values implied in the Merger Agreement.

     No transaction utilized in such analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of each of Micro Focus and Intersolv and the companies involved in the Comparable Transactions and the Rational Transaction and other factors that could affect the acquisition value of the companies to which it is being compared. Mathematical analysis, such as determining the mean, is not in itself a meaningful method of using comparable transactions data.

     Stock Trading History. To provide contextual data and comparative market information, DLJ examined the history of the trading prices for both the Micro Focus ADSs and the Intersolv Common Stock for the previous twelve-month, 90-trading day and 30-trading day periods. DLJ noted the high, low and mean prices for Micro Focus ADSs, over the twelve-month period ended June 15, 1998, were $59.50, $26.25 and $39.74, respectively, and the high, low and mean prices for Intersolv Common Stock over the twelve-month period ended June 15, 1998, were $20.25, $8.19 and $5.30, respectively. The high, low and mean prices for Micro Focus ADSs, over the 90-trading day period ended June 15, 1998, were $59.50, $38.19 and $48.45, respectively, and the high, low and mean prices for Intersolv Common Stock, over the 90-trading day period ended June 15, 1998, were $20.13, $13.06 and $16.08, respectively. The high, low and mean prices for Micro Focus ADSs, over the 30-trading day period ended June 15, 1998, were $56.75, $38.19 and $45.79, respectively, and the high, low and mean prices for Intersolv Common Stock, over the 30-trading day period ended June 15, 1998, were $17.00, $13.06 and $14.90, respectively.

     Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis. In conducting its analysis, DLJ relied on certain assumptions, financial projections and other information provided by Micro Focus' management. Using the information set forth in the projections of Micro Focus' management for Intersolv, DLJ performed stand-alone discounted cash flow analyses for Intersolv. DLJ performed its analysis using Micro Focus' five year estimates for Intersolv's unlevered free cash flows. Unlevered free cash flows were calculated as the projected after-tax operating earnings of Intersolv, plus projected depreciation, amortization, and other projected non-cash items, plus (or minus) net changes in working capital, minus projected capital expenditures. DLJ selected, in its subjective judgment, a range of terminal exit multiples of 7.5x to 15.0x projected EBITDA for 2003 and discount rates ranging from 15% to 25%. The terminal exit multiple represents an estimate of the value of Intersolv's earnings stream at the end of the five year period covered by Micro Focus' estimates of Intersolv's stand-alone performance. This analysis implied a per share value of Intersolv of between $20.96 and $47.63.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other analysis and ultimately reached its opinion based on the results of all of its analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that consideration of selected portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. Furthermore, in arriving at its opinion, DLJ did not attribute any particular weight to any analysis or factor considered by it, but rather made subjective and qualitative judgements as to the significance and relevance of each analysis and factor and concluded that its analysis, taken as a whole, supported its determination. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of an engagement letter, dated June 11, 1998, by which Micro Focus retained DLJ as its exclusive financial advisor in connection with the potential acquisition of Intersolv, Micro Focus paid DLJ a retainer fee of $250,000 and a fee of $750,000 for rendering the DLJ Opinion. In addition, Micro Focus agreed to pay DLJ an additional fee of $4.4 million, to be paid upon consummation of the Merger. Micro Focus also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the fees and expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under Federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and Micro Focus believe are customary in transactions of this nature, were negotiated at arm's length between Micro Focus and DLJ and the Micro Focus Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger. Micro Focus selected DLJ as its financial advisor based upon DLJ's international reputation and its expertise in advising clients in the software industry. In the ordinary course of business, DLJ may actively trade the securities of each of Micro Focus and Intersolv for its own account and for the accounts of its customers and, accordingly, may at any time hold a net long or short position in such securities.

CERTAIN FINANCIAL FORECASTS

     On April 6, 1998, Mr. Greenfield and Mr. Sexton hosted a conference call with investors and securities analysts with respect to current market conditions and forward-looking targets for the fiscal year ending April 30, 1999. On June 1, 1998, Mr. Greenfield and Mr. Sexton hosted a similar conference call in connection with the announcement of Intersolv's financial results for the fiscal year ended April 30, 1998. During both conference calls, Mr. Greenfield and Mr. Sexton provided information regarding certain financial results forecast by Intersolv for its fiscal year ending April 30, 1999. Intersolv also posted transcripts of both presentations on its World Wide Web site.

     Mr. Greenfield and Mr. Sexton provided guidance to investors, securities analysts and the public to the effect that Intersolv's total revenue for fiscal 1999 would be in the range of $235 million to $245 million, resulting in overall growth in Intersolv's business of 20% to 30% from total revenue in the fiscal year ended April 30, 1998, and earnings per share within the range of $0.95 to $1.05. They also stated that Intersolv expected operating margins and pretax margins to be in the range of 15% to 17% for fiscal 1999, with all three business groups operating within that range, although it was noted that Intersolv anticipated that one or more of the business groups may be at the high end of that range and others may be at the low end of that range.

The presentations also included information with regard to the quarterly results expected by Intersolv for the fiscal year ending April 30, 1999. With regard to the quarterly results for fiscal 1999, Intersolv provided guidance for the first quarter of total revenue in the range of 19% to 20% of the total revenue for the fiscal year and earnings of up to 10% of the earnings for the fiscal year. For the second quarter of fiscal 1999, the guidance was within the range of 23% to 24% of the total revenue for the fiscal year and approximately 20% of the earnings for the fiscal year. For the third quarter of the fiscal year, Intersolv provided guidance of total revenue in the range of 26% to 27% of the total revenue for the fiscal year and approximately 20% of the earnings for the fiscal year. For the fourth quarter of fiscal 1999, the guidance was within the range of 25% to 28% of the total revenue for the fiscal year and approximately 40% of the earnings for the fiscal year. Mr. Greenfield and Mr. Sexton also cautioned the conference participants that all of the information was subject to a number of risks, including those described in Intersolv's reports filed with the Commission.

     The information that Intersolv provided to investors, securities analysts and the public via its World Wide Web site is based on numerous assumptions, including assumptions that revenue growth rates for each business group would be similar to the prior fiscal year and that economies of scale and other efficiencies would result in the improvement of the operating margins to the forecasted range. Such information does not reflect recent developments that have occurred since it was prepared, such as the proposed Merger. This reference to the information about expected results is provided in this Proxy Statement/Prospectus solely because such projections were previously provided by Intersolv. Neither Intersolv, Micro Focus nor any of their respective affiliates or representatives believes that such information should be relied upon in determining whether to approve the Merger. In particular, Intersolv stockholders and Micro Focus shareholders should note that the information was not prepared with a view to compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts.

     The forward-looking statements in the second paragraph of this section are subject to certain risks and uncertainties that could cause actual results to differ materially from the information provided in the forward-looking statements. Intersolv has advised Micro Focus that its internal financial forecasts, upon which the information provided to investors, securities analysts and the public was based in part, are, in general, prepared for management decisions and are subjective in many respects and thus are susceptible to interpretation and periodic revision based on actual experience and business developments. Such information also reflects numerous assumptions made by the management of Intersolv, not all of which were provided to investors, securities analysts or the public. These assumptions include assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, including revenue growth rates and improvement of operating margins, all of which are difficult to predict, many of which are beyond the control of Intersolv and none of which were subject to approval by Micro Focus. Further, the information was prepared in the context of Intersolv as a stand-alone company and does not take into consideration the uncertainties created by the announcement of the proposed Merger or the effect of the Merger and the integration of the financial and marketing infrastructures and operations of Micro Focus and Intersolv after the Effective Time. Accordingly, there can be no assurance that the assumptions made in preparing the information referred to above will prove accurate, and actual results may be materially greater or less than those expected by Intersolv. The inclusion of such information in this Proxy Statement/Prospectus should not be regarded as an indication that Intersolv, Micro Focus or any of their respective affiliates or representatives considered or consider the information to be a reliable prediction of future events, and the information in the forward-looking statements should not be relied upon as such. Neither Micro Focus, Intersolv nor any of their respective affiliates or representatives has made, or makes any representation to any person regarding the information contained in the forward-looking statements and none of them intends to update or otherwise revise such information to reflect circumstances existing after the date when it was given or to reflect the occurrence of future events, such as the Merger, even if any or all of the assumptions underlying such information are shown to be in error. It is expected that there will be differences between actual and projected results, and actual results may be materially higher or lower than those forecast.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with U.S. GAAP. This accounting method would permit the recorded assets and liabilities of Intersolv to be carried forward to the consolidated financial statements of Micro Focus at their recorded historical amounts. No recognition of goodwill in the combination is required of any party to the Merger. Consummation of the Merger is conditioned, among other things, upon (i) the receipt by Intersolv of a letter from its independent accountants regarding concurrence with Intersolv management's conclusions that no conditions exist that would preclude Intersolv from being a party to a merger accounted for as a pooling of interests and (ii) receipt by Micro Focus of a letter from its independent auditors regarding concurrence with Micro Focus management's conclusions as to the appropriateness of pooling of interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Merger Agreement. To support the treatment of the Merger as a pooling of interests, the affiliates of Intersolv and Micro Focus have entered into agreements that impose certain resale restrictions on their Intersolv Common Stock, their Micro Forcus Ordinary Shares and their Micro Focus ADSs, including the Micro Focus ADSs to be issued in the Merger. See "Terms of the Merger -- Affiliates Agreements."

     In the U.K., the Merger is expected to be accounted for as an acquisition under the purchase method of accounting whereby the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed. Such allocation will be made upon valuations which have not yet been completed.

GOVERNMENT AND REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated under the HSR Act by the FTC, the Merger cannot be effected until notifications have been given to the FTC and the Antitrust Division, and the specified waiting period has expired or terminated early. All required filings under the HSR Act have been made and the waiting period has expired.

     At any time before or after the Effective Time, and notwithstanding the expiration of the applicable waiting periods under the HSR Act and other applicable antitrust laws, the Antitrust Division, the FTC or any state or foreign governmental authority could take such action under antitrust law as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the effectuation of the Merger, seeking divestiture by Micro Focus of Intersolv or businesses of Micro Focus or Intersolv or seeking to impose conditions on the combined company with respect to its business. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

NO APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law (the "DGCL"), appraisal rights are generally available to stockholders of a constituent Delaware corporation in connection with a merger. However, appraisal rights are not available to the stockholders of a constituent Delaware corporation if: (i) as of the record date for the meeting of stockholders to approve the merger, the corporation's stock is either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders; and (ii) the consideration to be received by such stockholders in the merger consists only of (a) shares of the capital stock of the corporation, or depository receipts in respect thereof, surviving the merger, (b) shares of the capital stock of any other corporation, or depository receipts in respect thereof, provided that such stock or such depository receipts, as of the date on which the merger becomes effective, are either (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or fractional depository receipts or (d) a combination of the foregoing.

     Intersolv stockholders are not entitled to any appraisal rights with respect to the Merger because, under the DGCL: (i) as of the Record Date for the Special Meeting to approve the Merger, the Intersolv Common Stock was designated as a national market system security on an interdealer quotation system by the National

Association of Securities Dealers, Inc. and (ii) the consideration to be received by Intersolv stockholders in the Merger consists only of (a) Micro Focus ADSs, which are, and are required by the Merger Agreement to be as of the date the Merger, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., (b) cash in lieu of fractional Micro Focus ADSs or (c) a combination of the foregoing.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Employment Agreements. Intersolv has entered into executive employment agreements with Messrs. Burns, Greenfield and Sexton. The terms of the agreements for Messrs. Greenfield and Sexton are for three years expiring July 31, 2001, and are automatically extended for one year each August 1, unless either Intersolv or the executive gives notice that the agreement is not to be extended. If there is a change of control of Intersolv, as defined in Mr. Greenfield and Mr. Sexton's agreements, the agreements are automatically extended for a three year term commencing on the effective date of the change of control. Mr. Burns' agreement expires September 30, 1999, unless either Intersolv or Mr. Burns gives notice as allowed by the agreement. The Merger will constitute a "change of control" for the purposes of the agreements.

     At any time, Intersolv may terminate the executive for cause, as defined in the agreements. If the executive's termination of employment is (i) by Intersolv other than for cause or disability, (ii) by the executive for good reason or
(iii) during the first year following a change of control, Intersolv must make a lump sum payment to the executive. The lump sum payments to Messrs. Greenfield and Sexton will be based on a multiple (the "Multiple") of their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. The Multiple for calculating the lump sum payments for Messrs. Greenfield and Sexton is eighteen. If following the Merger Mr. Greenfield's and Mr. Sexton's termination of employment occurred as of October 31, 1998, Mr. Greenfield would be entitled to receive a lump sum severance payment of approximately $1,006,000 and payments in respect of certain employee benefits of approximately $96,000. Mr. Sexton would be entitled to receive severance payments of approximately $524,000 and payments in respect of certain employee benefits of approximately $65,000. In addition, Mr. Greenfield and Mr. Sexton would receive lump sum payments in respect of earned but unpaid salary and bonus of approximately $235,000 and $97,000, respectively. Mr. Greenfield and Mr. Sexton would also receive certain employee benefits, such as health, life and disability insurance, for three years after the change of control. The lump sum payment to Mr. Burns will be the remaining unpaid salary and bonus, as defined in his agreement. If the executive would be subject to excise tax under the provisions of the Code relating to payments after a change of control, the payments shall be grossed up so that Intersolv will make additional payments to the executive equal to the amount of the excise tax plus the amount of the tax on such additional payments. The agreements also specify that all of the executives' options will fully vest upon a change in control.

     During the 18 months following termination of employment described above (except termination for cause): (i) Mr. Greenfield and Mr. Sexton must provide consulting services to Intersolv and be subject to certain non-competition covenants; and (ii) Mr. Burns will be subject to certain non-competition covenants. For such consulting services and non-competition agreement, Intersolv shall pay Mr. Greenfield and Mr. Sexton a lump sum equal to eighteen times their monthly base salary and bonus (as defined in their agreements) computed on a monthly basis. If following the Merger Mr. Greenfield's and Mr. Sexton's termination of employment occurred as of October 31, 1998, Mr. Greenfield would be entitled to receive a lump sum payment of approximately $1,006,000 and Mr. Sexton would be entitled to receive a lump sum payment of approximately $524,000. Mr. Burns will not receive additional consideration for his non-competition agreement.

     The annual compensation and target incentive compensation for each effected executive for fiscal year 1999 is as follows: Mr. Greenfield has a base salary of $325,000, with a target incentive compensation amount equal to his base salary and a maximum incentive compensation amount of $415,000. Mr. Sexton has a base salary of $200,000, with a target incentive compensation of $125,000 and a maximum incentive compensation amount of $160,000. As of September 30, 1998, Mr. Burns' unpaid salary and bonus for the remaining period covered by his agreement will be $300,000. The annual base salary and target incentive compensation may be increased from time to time as determined by the Intersolv Board, in its discretion, upon a review that shall take place at least annually.

     Stock Options. The members of the Intersolv Board hold options to purchase shares of Intersolv Common Stock, as follows: Mr. Berty -- 18,333 shares; Mr. Burns -- 198,750 shares; Mr. Carpenter -- 30,999 shares; Mr. Faulders -- 20,000 shares; Mr. Goldman -- 40,999 shares; Mr. Greenfield -- 1,025,290 shares; Mr. Planitzer -- 29,999 shares; Mr. Roos -- 15,000 shares; and Mr. Sola -- 25,666 shares. All of these options will vest upon completion of the Merger to the extent they are not currently vested. In addition, four of Intersolv's other executive officers, Messrs. Anastassiadis, Cimral, Sexton and Wright, hold options to purchase 296,000, 72,900, 240,500 and 142,500 shares, respectively, of Intersolv Common Stock. Of these, options to purchase 104,500, 47,076, 95,250 and 58,750 shares will vest upon completion of the Merger. Micro Focus will assume all Intersolv Options outstanding as of the Effective Time.

                            CERTAIN TAX CONSEQUENCES

     The following general discussion summarizes the material U.S. federal income tax consequences of the Merger and the material U.S. and U.K. tax consequences of the ownership and disposition of Micro Focus Ordinary Shares and Micro Focus ADSs represented by ADRs. This discussion is based on U.S. federal income tax law and administrative practice and the laws and practice of the U.K. as in effect on the date hereof. Future legislation, regulations, administrative interpretations or court decisions could change such laws either prospectively or retroactively. This discussion does not address all aspects of taxation that may be important to an Intersolv stockholder in light of such stockholder's particular circumstances or to Intersolv stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who are not U.S. Holders (defined below), stockholders who are subject to the alternative minimum tax, or Intersolv stockholders who acquired their shares of Intersolv Common Stock in connection with stock warrants, stock option or stock purchase plans, or otherwise as compensation. This discussion also does not address United States estate, state, or local tax laws nor does it address foreign law other than that of the United Kingdom as it might affect U.S. Holders. Accordingly, INTERSOLV STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF MICRO FOCUS ORDINARY SHARES AND MICRO FOCUS ADSs IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS UNDER APPLICABLE FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

     This discussion assumes that Intersolv stockholders hold their shares of Intersolv Common Stock as capital assets within the meaning of Section 1221 of the Code. For purposes of this discussion, a "U.S. Holder" is a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust which is subject to the supervision of a court within the U.S. and is under the control of a U.S. fiduciary.

UNITED STATES TAX CONSEQUENCES OF THE MERGER

     The obligations of each of Intersolv and Micro Focus to effect the Merger are contingent on receipt of an opinion from their respective counsel (Arent, Fox, Kintner, Plotkin & Kahn, PLLC and Fenwick & West LLP, respectively), to the effect that, for U.S. federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions (collectively the "Tax Opinions") will neither bind the Internal Revenue Service ("IRS") nor preclude the IRS from adopting a contrary opinion. The Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by Intersolv, Micro Focus, and Merger Sub, including, but not limited to, representations in certificates delivered to counsel by the respective managements of Intersolv, Micro Focus, and Merger Sub. In addition, the following discussion of the U.S. tax consequences of the Merger to the Intersolv stockholders assumes that, in connection with the Merger, Intersolv and Micro Focus will timely comply with the reporting requirements contained in Treasury Regulation Section 1.367(a)-3(c)(6), which require that a statement setting forth certain information concerning the Merger and ownership and businesses of Intersolv and Micro Focus be included in Intersolv's tax return for the period that includes the Effective Time. Neither Micro Focus, Intersolv nor Merger Sub has requested a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the Merger.

     As a result of the qualification of the Merger as a "reorganization" under the Code, neither Intersolv nor Micro Focus will recognize any taxable gain or loss for U.S. federal income tax purposes as a result of the Merger.

     No gain or loss will be recognized by an Intersolv stockholder exchanging shares of Intersolv Common Stock solely for Micro Focus ADSs in the Merger, except for cash received in lieu of a fractional share interest in Micro Focus ADSs. An Intersolv stockholder who owns 5% or more (directly or by attribution) of the total voting power or total value of the Micro Focus Ordinary Shares after the Merger must enter into a "gain recognition agreement" as provided in Treasury Regulation Section 1.367(a)-8 in order to claim non-recognition of gain with respect to the Merger.

     The aggregate tax basis of the Micro Focus ADSs received by Intersolv stockholders in the Merger (including any fractional share interests in Micro Focus ADSs not actually received) will be the same as the aggregate tax basis of the shares of Intersolv Common Stock surrendered in exchange for the Micro Focus ADSs (including any fractional share interests in Micro Focus ADSs not actually received). The aggregate tax basis of the whole share interests in the Micro Focus ADSs actually received by Intersolv stockholders will be the total aggregate tax basis described in the immediately preceding sentence, reduced by the basis allocable to fractional share interests. The holding period of the Micro Focus ADSs received by an Intersolv stockholder will include the period during which such holder held the shares of Intersolv Common Stock surrendered in exchange therefor.

     The payment of cash to an Intersolv stockholder in lieu of a fractional share interest in Micro Focus ADSs will be treated as if the fractional share interest had been distributed as part of the consideration in the Merger and then redeemed by Micro Focus for cash. As a result, a stockholder receiving such cash generally will recognize gain or loss upon such payment and redemption in an amount equal to the difference (if any) between the amount of cash received and such stockholder's adjusted tax basis in the fractional share interest that is deemed to have been sold.

UNITED STATES TAX CONSEQUENCES OF THE OWNERSHIP OF MICRO FOCUS ORDINARY SHARES AND MICRO FOCUS ADSS

     In general, for U.S. federal income tax purposes, U.S. Holders of Micro Focus ADSs will be treated as the owners of the underlying Micro Focus Ordinary Shares that are represented by such ADSs. Neither the surrender of Micro Focus ADSs in exchange for the deposited Micro Focus Ordinary Shares nor the deposit of Micro Focus Ordinary Shares for Micro Focus ADSs will be a taxable event for purposes of U.S. federal income tax. Accordingly, U.S. Holders will not recognize any gain or loss upon the surrender of Micro Focus ADSs or the deposit of Micro Focus Ordinary Shares for purposes of U.S. federal income tax.

  Taxation of Distributions

     To the extent paid out of current or accumulated earnings and profits of Micro Focus, as determined under U.S. federal income tax principles ("E&P"), a distribution made with respect to Micro Focus Ordinary Shares or Micro Focus ADSs (including the amount of any Treaty Payment, as defined below, and any U.K. Withholding Tax, as defined below) will be includable for U.S. federal income tax purposes in the income of a U.S. Holder as foreign-source dividend income. The Treaty Payment, without reduction for any U.K. Withholding Tax, will be included in income in the year the U.S. Holder becomes entitled to the Treaty Payment. To the extent that such distribution exceeds the E&P of Micro Focus, it will be treated as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the Micro Focus Ordinary Shares or Micro Focus ADSs, and thereafter as taxable capital gain. Dividends paid by Micro Focus generally will not be eligible for the dividends received deduction allowed to corporations under Section 243 of the Code.

     The amount of any dividend paid in pounds sterling will equal the U.S. dollar value of the pounds sterling received calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, in the case of Micro Focus Ordinary Shares, or by the Depositary, in the case of Micro Focus ADSs, regardless of whether the pounds sterling are converted into U.S. dollars. If the pounds sterling received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the pounds sterling equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the pounds sterling will be treated as ordinary income or loss.

  U.S. Credit for U.K. Taxes Withheld

     Subject to certain conditions and limitations set forth in the Code, U.S. Holders generally will be able to elect to claim a credit against their U.S. federal income tax liability for U.K. Withholding Tax (as defined below) deducted from dividends received in respect of Micro Focus Ordinary Shares or Micro Focus ADSs.

For purposes of calculating the foreign tax credit, dividends paid on the Micro Focus Ordinary Shares generally will be treated as income from sources outside the U.S. The rules relating to the determination of the foreign tax credit are complex and U.S. Holders should consult their tax advisors to determine whether and to what extent a credit would be available. U.S. Holders that do not elect to claim a foreign tax credit may instead claim a deduction for U.K. Withholding Tax.

  Taxation of Capital Gains

     Upon the sale or other disposition of Micro Focus Ordinary Shares or Micro Focus ADSs, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized in consideration for the disposition of the Micro Focus Ordinary Shares or Micro Focus ADSs and the U.S. Holder's adjusted tax basis in the Micro Focus Ordinary Shares or Micro Focus ADSs. Such gain or loss generally will be subject to U.S. federal income tax and will not be treated as short-term capital gain or loss if the U.S. Holder has a holding period of more than one year for the Micro Focus Ordinary Shares or Micro Focus ADSs. Under current law, capital gains of individuals that are not short-term capital gains are, under certain circumstances, taxed at lower rates than items of ordinary income and short-term capital gains. For example, under current law, a U.S. Holder who has a holding period of more than 12 months for Micro Focus Ordinary Shares or Micro Focus ADSs will be taxed at a maximum capital gains rate of 20%. For U.S. federal income tax purposes, capital losses are subject to limitations on deductibility. Gain realized by a U.S. Holder on the sale or other disposition of Micro Focus Ordinary Shares or Micro Focus ADSs generally will be treated as income from sources within the U.S. for purposes of the foreign tax credit limitation, unless the gain is attributable to an office or fixed place of business maintained by the U.S. Holder outside the U.S., and certain other conditions are met. It is currently unclear whether any loss realized by a U.S. Holder will be treated as from sources within the U.S. or without the U.S. for purposes of the foreign tax credit limitation. Under proposed Treasury Regulations not currently in effect, the losses incurred by a less than 10% U.S. Holder may be treated as from sources without the U.S.

  Backup Withholding

     Payments made in respect of Micro Focus Ordinary Shares may be subject to a 31% U.S. backup withholding tax. Backup withholding generally will not apply, however, to a holder who furnishes a correct taxpayer identification number or certificate of foreign status or who is otherwise exempt from backup withholding, and who makes any other required certification. Backup withholding is not an additional tax, and amounts withheld from payments would be allowed as a credit against the U.S. federal income tax liability of a U.S. stockholder.

UNITED STATES ANTI-DEFERRAL FEDERAL TAXATION ISSUES

     As of the date of this Proxy Statement/Prospectus, Micro Focus is not a controlled foreign corporation ("CFC"). Micro Focus does not anticipate becoming a CFC as a result of the Merger. A CFC is a foreign corporation in which, on any day of the foreign corporation's taxable year, more than 50% of the shares by vote or value are owned directly, indirectly or constructively by U.S. persons who own 10% or more of the voting stock, hereinafter referred to as "10% U.S. Shareholders." For this purpose, U.S. persons are generally a U.S. resident, U.S. citizen, a domestic corporation, a domestic partnership, or a nonforeign estate or trust.

     If Micro Focus were to become a CFC for an uninterrupted period of 30 days or more during a taxable year, then, based on various anti-deferral rules in the Code, 10% U.S. Shareholders on the last day of that CFC's taxable year would be required to include certain amounts in income even though they do not receive distributions from Micro Focus. Some of the possible inclusions are based on Subpart F income (including, but not limited to, certain passive types of income and certain income from operations) and investment of earnings in U.S. property. If a 10% U.S. Shareholder has reported inclusions in income from a CFC, the 10% U.S. Shareholder may not have to include the previously taxed amounts in income again upon distribution. If Micro Focus becomes a CFC, the U.S. federal income tax consequences to a U.S. Holder that is a 10% U.S. Shareholder of purchasing, owning or disposing of Micro Focus ADSs will change significantly from the consequences presented in this discussion. Neither Micro Focus nor its advisors have a duty or will undertake to inform U.S. Holders of changes in circumstances that would cause Micro Focus to become a CFC. U.S. Holders should consult their own tax advisors concerning the status of Micro Focus as a CFC at any point in time after the date of this Proxy Statement/Prospectus.

     Micro Focus may be classified as a personal foreign investment company ("PFIC") for purposes of U.S. federal income tax if certain tests are met. Micro Focus is not currently a PFIC and does not anticipate becoming a PFIC as a result of the Merger. A PFIC is a foreign corporation in which either (i) 75% or more of its gross income in a tax year is passive or (ii) at least 50% of the average percentage of its assets (by value) produce or are held for the production of passive income. For these purposes, if Micro Focus owns, directly or indirectly, at least 25% of the stock of another company (by value), it will be treated as if it held its proportionate share of the assets, and received directly its proportionate share of the income of that company. Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business and derived from a related person), annuities, and gains from assets which would produce such income other than sales of inventory.

     If Micro Focus were to be classified as a PFIC, the U.S. federal income tax consequences to a U.S. Holder with respect to its Micro Focus Ordinary Shares or Micro Focus ADSs would change significantly from the consequences presented in this discussion. For example, special rules generally would apply to direct and certain indirect U.S. Holders upon disposition of the ADSs, receipt of an "excess distribution" (as defined in Section 1291(b) of the Code), certain nonrecognition transactions, or use of ADSs as security for a loan. Such U.S. Holders could be subject to tax as if the gain or distribution were ordinary income earned ratably over the holding period for the Micro Focus ADSs (including an interest charge on the deferred tax) and other adverse tax consequences. If a U.S. Holder were to make a timely filed mark-to-market election with respect to Micro Focus Ordinary Shares or Micro Focus ADSs owned, or treated as owned, at the close of the U.S. Holder's taxable year, the U.S. Holder would include as ordinary income in that taxable year any excess of the fair market value of the U.S. Holder's Micro Focus Ordinary Shares or Micro Focus ADSs as of the close of such year over their adjusted basis. The U.S. Holder would be allowed a deduction for such taxable year in the amount of any excess of the adjusted basis of the U.S. Holder's Micro Focus Ordinary Shares or Micro Focus ADSs over their fair market value at the close of the taxable year, limited to the amount of the net mark-to-market gains previously included by the U.S. Holder in income. If the U.S. Holder were to make a timely qualified electing fund ("QEF") election, the above-described rules generally would not apply. If a QEF election were made, the U.S. Holder would be currently taxable on the U.S. Holder's pro rata share of Micro Focus's ordinary earnings and profits and net capital gains, regardless of whether such income or gain was actually distributed. Neither Micro Focus nor its advisors have a duty or will undertake to inform U.S. Holders of changes in circumstances that would cause Micro Focus to become a PFIC. U.S. Holders should consult their own tax advisors concerning the status of Micro Focus as a PFIC at any point in time after the date of this Proxy Statement/Prospectus.

     As of the date of this Proxy Statement/Prospectus, Micro Focus is not classified as a foreign personal holding company ("FPHC"). Micro Focus does not anticipate being classified as a FPHC as a result of the Merger. A foreign corporation is a FPHC if at least 60% of its gross income for the taxable year is foreign personal holding company income (generally certain types of passive income) and if at any time during the taxable year more than 50% of the stock by vote or by value is owned (directly, indirectly, or constructively) by or for not more than five individuals who are citizens or residents of the U.S. (the "U.S. group"). In some situations, the minimum percentage of foreign personal holding company income is 50%, rather than 60%. FPHCs are defined to exclude certain types of foreign corporations. If Micro Focus were to become a FPHC, then U.S. Holders who owned Micro Focus Ordinary Shares or Micro Focus ADSs on the last day of the taxable year when the U.S. group existed, would be taxed upon their pro rata shares of the undistributed foreign personal holding company income. Certain information would be required on the returns of such U.S. Holders who owned 5% or more of the value of the stock on the last day on which the U.S. group existed. If Micro Focus were a FPHC and its above described U.S. Holders were required to include a dividend amount in their U.S. federal taxable income, adjustments would need to be made to Micro Focus's accumulated earnings and profits, paid in surplus, and to such U.S. Holders' respective bases in their Micro Focus Ordinary Shares or Micro Focus ADSs.

UNITED KINGDOM TAX CONSEQUENCES OF THE OWNERSHIP OF MICRO FOCUS ORDINARY SHARES AND MICRO FOCUS ADSS

  Taxation of Dividends

     The tax treatment of dividends paid in respect of the Micro Focus Ordinary Shares and Micro Focus ADSs will depend upon the U.K. law and practice in force at the time dividends are paid. The following summary is based upon current U.K. law and practice, including the United Kingdom-United States Income Tax Convention (the "Treaty") and the United Kingdom-United States Estate and Gift Tax Convention (the "Estate Tax Treaty"), which may change. The summary of U.K. tax matters below does not address the tax consequences for U.S. Holders that are resident (or, in the case of individuals, ordinarily resident) in the U.K. for U.K. tax purposes or for the purposes of the Treaty or that are corporations which, alone or together with one or more associated companies, control directly or indirectly 10% or more of the voting stock or power of Micro Focus. For the purposes of the Treaty, U.S. Holders of Micro Focus ADSs will be treated as owners of Micro Focus Ordinary Shares underlying the Micro Focus ADSs.

     The U.K. Finance Act 1994 contains provisions allowing companies to elect to pay a cash dividend as a foreign income dividend ("FID") to which special rules apply and, in particular, which does not carry any tax credit. The U.K. Finance Act 1997 also contains provisions under which certain dividends linked to share consolidations, take-overs and other transactions in securities (special dividends) are deemed to be FIDs. As Micro Focus and Intersolv have no present intention of electing to pay any FIDs nor is it currently envisaged that any special dividends will be paid, this summary does not address the U.K. tax treatment of FIDs.

     This summary reflects the various relevant changes to U.K. taxation made in the U.K. Finance Act 1998 enacted on July 31, 1998.

     An Eligible U.S. Holder (as defined below) who receives as beneficial owner a dividend from Micro Focus before April 6, 1999 will generally be entitled under the Treaty to receive from U.K. Inland Revenue, in respect of a cash dividend, a payment (a "Treaty Payment") equal to the amount (currently 25% of the dividend) of the tax credit to which an individual resident in the U.K. for tax purposes would have been entitled had he received the dividend (the "Tax Credit Amount"), reduced by an amount (referred to in this Proxy Statement/Prospectus as a "U.K. Withholding Tax") equal to a percentage (currently 15%) of the sum of the dividend payment and the Tax Credit Amount. For example, at current rates, an Eligible U.S. Holder that received a dividend payment of GBP 80 from Micro Focus would be entitled to a Treaty Payment of GBP 5 (i.e., the Tax Credit Amount of GBP 20 reduced by 15% of the sum of the dividend and the Tax Credit Amount, or GBP 15) resulting in a total receipt (before applicable U.S. taxes) of GBP 85.

     However, an Eligible U.S. Holder (as defined below) receiving a dividend from Micro Focus on or after April 6, 1999 will not be entitled under the Treaty to any Treaty Payments.

     For the purposes of this Proxy Statement/Prospectus, the term "Eligible U.S. Holder" means a U.S. person that is a beneficial owner of Micro Focus Ordinary Shares or Micro Focus ADSs and of the cash dividend paid with respect thereto and that (i) is an individual or a corporation resident in the U.S. for purposes of the Treaty (and, in the case of a corporation, is not also resident in the U.K. for U.K. tax purposes); (ii) is not a corporation which, alone or together with one or more associated corporations, controls directly or indirectly, 10% or more of the voting stock of Micro Focus; (iii) holds the Micro Focus Ordinary Shares or Micro Focus ADSs in a manner which is not effectively connected with a permanent establishment in the U.K. through which such U.S. person carries on business or with a fixed base in the U.K. from which such person performs independent personal services; (iv) under certain circumstances, is not an investment or holding company, 25% or more of the capital of which is owned, directly or indirectly, by one or more persons that are not individuals resident in, and are not nationals of, the U.S.; (v) under certain circumstances, is not a person who is the beneficial owner of 10% of more of the class of shares in respect of which the dividend is paid; and (vi) under certain circumstances, is not exempt from federal income tax on dividend income in the U.S. A U.S. person that is a partnership, trust or estate may be entitled under the Treaty to receive a Treaty Payment in respect of a cash dividend paid by Micro Focus before April 6, 1999, but only to the extent that the dividend income derived by such U.S. person is taxable in the U.S. as the income of a U.S. resident in the hands of such U.S. person or of its partners or beneficiaries, as the case may be, and, further, if a U.S. trust or estate is also a resident of the U.K. for the purposes of the Treaty, the Treaty Payment may not be available under the Treaty.

     Under current U.K. Inland Revenue practice, there are procedures under which arrangements can be made for Eligible U.S. Holders to obtain payment from Micro Focus of the Treaty Payment at the same time as the payment of the associated dividend. These procedures involve Micro Focus applying to the U.K. Inland Revenue for permission to set up the arrangements. These arrangements are implemented at the discretion of the U.K. Inland Revenue and may be amended or revoked.

     An Eligible U.S. Holder who does not come within these arrangements should claim the Treaty Payment to which he is entitled directly from the U.K. Inland Revenue with respect to any dividends paid to him, generally in the manner and at the time described in IRS Revenue Procedure 80-18, 1980-1 C.B. 623 and IRS Revenue Procedure 81-58, 1982-2 C.B. 678. An Eligible U.S. Holder should consult its own tax advisor on procedures for obtaining Treaty Payments.

     Under Section 812 of the U.K. Income and Corporation Taxes Act 1988, HM Treasury has power in certain circumstances to deny a Treaty Payment to a U.S. corporate shareholder of a U.K. company if it or an associated company has a qualifying presence in a country which operates a unitary system of corporate taxation. These provisions come into force only if HM Treasury so determines by statutory instrument and no such instrument has yet been made.

  Taxation of Capital Gains

     A U.S. person who is not resident or ordinarily resident for U.K. tax purposes, will not normally be liable for U.K. tax on capital gains realized on the disposal of his Micro Focus Ordinary Shares or Micro Focus ADSs unless, at the time of the disposal, such U.S. person carries on a trade (which for this purposes includes a profession or vocation) in the U.K. through a branch or agency and such Micro Focus Ordinary Shares or Micro Focus ADSs are or have been used, held or acquired for the purposes of such trade or branch or agency.

  Inheritance and Gift Taxes

     Micro Focus Ordinary Shares, and possibly Micro Focus ADSs, are assets situated in the U.K. for the purposes of U.K. inheritance tax. A gift of such assets by, or the death of, an individual holder of such assets may (subject to certain exemptions and reliefs) give rise to a liability to U.K. inheritance tax even if the holder is neither domiciled in the U.K. nor deemed to be domiciled there under special rules relating to long residence or previous domicile. For inheritance tax purposes, a transfer of assets at less than full market value may be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. Special rules also apply to close companies and to trustees of settlements holding Micro Focus Ordinary Shares or Micro Focus ADSs, bringing them within the charge to inheritance tax. An individual who is domiciled in the U.S. for the purposes of the Estate Tax Treaty and who is not a national of the U.K. for the purposes of the Estate Tax Treaty will generally not be subject to U.K. inheritance tax in respect of the Micro Focus Ordinary Shares or Micro Focus ADSs on the individual's death or on a gift of the Micro Focus Ordinary Shares or Micro Focus ADSs during the individual's lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, unless the Micro Focus Ordinary Shares or Micro Focus ADSs are part of the business property of a permanent establishment of an enterprise of the individual in the U.K. or pertain to a fixed base in the U.K. of the individual used for the performance of independent personal services. Where the Micro Focus Ordinary Shares or Micro Focus ADSs have been placed in trust, the Micro Focus Ordinary Shares or Micro Focus ADSs will generally not be subject to U.K. inheritance tax if the settlor, at the time of settlement, was domiciled in the U.S. for the purposes of the Estate Tax Treaty and was not a U.K. national (provided that the Micro Focus Ordinary Shares or Micro Focus ADSs are not part of the business property of a permanent establishment in the U.K. and do not pertain to a fixed base in the U.K., as more fully summarized above). In the exceptional case where the Micro Focus Ordinary Shares or Micro Focus ADSs are subject both to U.K. inheritance tax and to U.S. federal gift or estate tax, the Estate Tax Treaty generally provides for the tax paid in the U.K. to be credited against tax paid in the U.S. or for tax paid in the U.S. to be credited against tax payable in the U.K. based on priority rules set out in the Estate Tax Treaty.

  U.K. Stamp Duty and Stamp Duty Reserve Tax

     No UK stamp duty will arise on the issue of the Micro Focus Ordinary Shares. Pursuant to changes enacted in Finance Act (No. 2) 1998 a liability to U.K. stamp duty reserve tax ("SDRT") will arise as a result of the issue of the corresponding Micro Focus ADRs. While the liability for SDRT is imposed by statute on the depositary, such SDRT liability will be borne by Micro Focus.

     A transfer for value of the Micro Focus Ordinary Shares or an agreement to make such a transfer will generally be subject to U.K. ad valorem stamp duty or to SDRT. Stamp duty and SDRT are normally a liability of the purchaser.

     No U.K. stamp duty will be payable on the transfer of Micro Focus ADSs or beneficial ownership of Micro Focus ADSs, provided that any instrument of transfer or written agreement to transfer remains at all times outside the U.K., and provided further that any instrument of transfer or written agreement to transfer is not executed in the U.K. and the transfer does not relate to any matter or thing done or to be done in the U.K. An agreement for the transfer of Micro Focus ADSs or beneficial ownership of Micro Focus ADSs will not give rise to a liability to SDRT.

     Any transfer for value of the underlying Micro Focus Ordinary Shares represented by Micro Focus ADSs or an agreement to make such a transfer may give rise to a liability to U.K. stamp duty or SDRT. Subject to the discussion below in relation to depositary receipts and clearance services, the amount of U.K. stamp duty or SDRT payable is generally calculated at the applicable rate on the consideration for the transfer of the Micro Focus Ordinary Shares at the rate of 50p (approximately $0.85) per GBP 100 (approximately $171) (or part thereof) in the case of stamp duty, or in the case of SDRT, at the rate of 0.5%, in either case of the amount or value of the consideration. On a transfer of Micro Focus Ordinary Shares from the custodian or the Depositary to a holder of a Micro Focus ADSs upon cancellation of the Micro Focus ADSs, only a fixed U.K. stamp duty of 50p (approximately $0.85) per instrument of transfer will be payable.

     U.K. stamp duty will, subject to certain exceptions, be payable at the rate of GBP 1.50 per GBP 100 or part of GBP 100 of the value of Micro Focus Ordinary Shares in registered form on any instrument pursuant to which Micro Focus Ordinary Shares are transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts. This would include transfers of Micro Focus Ordinary Shares in registered form to the custodian for deposits under the Deposit Agreement. SDRT, at the rate of 1.5% of the value of the Micro Focus Ordinary Shares, also could be payable in these circumstances, and on issue to such a person, but no SDRT will be payable if stamp duty equal to the SDRT liability is paid. In circumstances where stamp duty is not payable on the transfer of Micro Focus Ordinary Shares in registered form to the custodian at the rate of 1.5% (i.e., where there is no chargeable instrument) SDRT will be payable to bring the charge up to 1.5% in total. In accordance with the terms of the Deposit Agreement, any tax or duty payable by the Depositary or the custodian on any such transfers of Micro Focus Ordinary Shares in registered form will be charged by the Depositary to the party to whom Micro Focus ADSs are delivered against such transfers.

                              TERMS OF THE MERGER

     The following discussion summarizes the terms of the Merger Agreement and the transactions contemplated thereby. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. The following description of the Merger, the Merger Agreement and related transactions is qualified in all respects by reference to the complete text of the Merger Agreement which is attached to this Proxy Statement/Prospectus as Appendix A.

EFFECTIVE TIME; CLOSING DATE

     The Merger Agreement contemplates the merger of Merger Sub, a wholly owned subsidiary of Micro Focus created for purposes of the Merger, with and into Intersolv, with Intersolv surviving the Merger as a wholly owned subsidiary of Micro Focus (the "Surviving Corporation"). The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or on such other date or time as the parties may agree (the "Effective Time"). It is anticipated that the filing will be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger, or at such other time as the parties agree. Assuming all conditions to the Merger are satisfied or waived prior thereto, it is currently anticipated that the closing date and Effective Time will be on or about September 24, 1998.

     Pursuant to the Merger Agreement, at the Effective Time: (i) the Certificate of Incorporation and Bylaws of Intersolv will be the Certificate of Incorporation and Bylaws of the Surviving Corporation; (ii) Kevin J. Burns will become a director of the Surviving Corporation and the other directors of the Surviving Corporation will be appointed by Micro Focus; and (iii) the officers of Merger Sub immediately before the Effective Time will be the officers of the Surviving Corporation.

MERGER CONSIDERATION

     Conversion of Common Stock. At the Effective Time, (i) each issued and outstanding share of Intersolv Common Stock together with the associated Right (described below in "Rights Agreement; Takeover Statutes"), but excluding shares held in the treasury of Intersolv or owned by Micro Focus or any wholly owned subsidiary of Micro Focus, will be converted into the right to receive 0.55 fully paid and nonassessable Micro Focus ADSs, (ii) each share of Intersolv Common Stock that is owned by Intersolv as treasury stock and each share of Intersolv Common Stock that is owned by Micro Focus or any wholly owned subsidiary of Micro Focus, together, in each case, with the associated Rights, will automatically be canceled and extinguished.

     Assumption of Options, Warrants and Notes. Pursuant to the Merger Agreement, at the Effective Time, each then outstanding Intersolv Option will be converted into an option to purchase that number of Micro Focus ADSs (a "Micro Focus Option") obtained by multiplying the number of shares of Intersolv Common Stock subject to each such Intersolv Option by the Exchange Ratio. If that calculation results in a Micro Focus Option being exercisable for a fraction of a Micro Focus ADS, then the number of Micro Focus ADSs subject to such option will be rounded down to the nearest whole number of Micro Focus ADSs. The exercise price of each Micro Focus Option will be equal to the exercise price of the Intersolv Option from which such Micro Focus Option was converted divided by the Exchange Ratio, rounded to the nearest whole cent. To the extent permitted by law and the pooling rules, the term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and the other terms and conditions of the Intersolv Options will remain unchanged. Pursuant to the Merger Agreement, continuous employment with Intersolv by option holders will be credited as employment by Micro Focus for the purpose of vesting the Micro Focus Options issued in the Merger. Micro Focus has agreed to file a registration statement on Form S-8 promptly after the Effective Time, in order to register the Micro Focus ADSs issuable upon exercise of the assumed Intersolv Options.

     At the Effective Time, each outstanding Intersolv Warrant and Intersolv Convertible Note will, by virtue of the Merger, be assumed by Micro Focus and be converted into a warrant to purchase, or a note convertible for, that number of Micro Focus ADSs obtained by multiplying the number of shares of Intersolv Common Stock underlying each such Intersolv Warrant or Intersolv Convertible Note by the Exchange Ratio, with any resulting fraction being rounded down to the nearest whole number of Micro Focus ADSs. The exercise price of each Micro Focus warrant and the conversion price of each Micro Focus note will be equal to the exercise price of the Intersolv Warrant or the conversion price of the Intersolv Convertible Note from which such Micro Focus warrant or note was converted divided by the Exchange Ratio, rounded to the nearest whole cent. Under the Merger Agreement, Micro Focus has agreed to assume all of the obligations of Intersolv under all such Intersolv Warrants and Intersolv Convertible Notes and the exercisability or conversion period and other terms and conditions of the Intersolv Warrants and Intersolv Convertible Notes will remain unchanged after the Merger.

     No Fractional Shares. No fractional Micro Focus ADSs will be issued in connection with the Merger, but in lieu thereof, each holder of shares of Intersolv Common Stock who otherwise would be entitled to a fraction of a Micro Focus ADS (after aggregating all fractional shares to be received by such holder) will receive from Micro Focus an amount of cash (without interest) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a Micro Focus ADS for the twenty trading days ending with and including the third trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Pursuant to the Merger Agreement, at the Effective Time, Micro Focus will:
(i) issue Micro Focus Ordinary Shares to, and deposit such Micro Focus Ordinary Shares with, the Bank of New York (the "Depositary") in an amount sufficient to permit the Depositary to issue American Depositary Receipts ("ADRs") representing the number of Micro Focus ADSs issuable pursuant to the Merger Agreement; and (ii) deposit with the Depositary acting as exchange agent, cash in the amount required for payments in lieu of fractional Micro Focus ADSs. As soon as practicable after the Effective Time, Micro Focus will cause the Depositary to issue the number of whole Micro Focus ADSs issuable pursuant to the Merger Agreement to the holders of shares of Intersolv Common Stock and deliver cash as required to make payments in lieu of fractional Micro Focus ADSs, in exchange for outstanding shares of Intersolv Common Stock.

     As soon as reasonably practicable after the Effective Time, the Depositary will mail to each holder of record of certificates that represented outstanding shares of Intersolv Common Stock together with the associated Rights (the "Certificates") that were converted into the right to receive Micro Focus ADSs pursuant to the Merger Agreement (i) a letter of transmittal and (ii) instructions for surrendering the Certificates in exchange for the ADRs. Upon surrender of Certificates for cancellation to the Depositary together with a duly executed and completed letter of transmittal, and any other documents required by the Depositary, the holder of such Certificates will be entitled to receive in exchange for such Certificates one or more ADRs representing, in the aggregate, the whole number of Micro Focus ADSs that such holder has the right to receive under the Merger Agreement and a check in an amount equal to the cash that such holder has the right to receive, if any, in lieu of any fractional Micro Focus ADSs (after aggregation of all Certificates held by a holder). The Certificates so surrendered will be canceled. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF INTERSOLV COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE DEPOSITARY.

     Holders of unsurrendered Certificates will not receive dividends or other distributions declared or made with respect to Micro Focus Ordinary Shares with a record date after the Effective Time and no cash payment in lieu of fractional Micro Focus ADSs will be paid to any such holder until the Certificates are properly surrendered in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, such holders will be paid, without interest, accumulated dividends and other distributions, and cash in lieu of fractional Micro Focus ADSs.

     Pursuant to the Merger Agreement, Micro Focus will be entitled to deduct and withhold from the consideration payable under the Merger Agreement such amounts as Micro Focus is required to deduct and withhold under the Code or any provision of state, local or foreign tax law, including the tax laws of the United Kingdom. Any amounts so withheld by Micro Focus will be treated for all purposes of the Merger Agreement as having been paid to the holder of shares of Intersolv Common Stock from whom such deduction and withholding was made.

     Any portion of the ADRs or cash deposited with the Depositary (the "Exchange Fund") that remains undistributed to the holders of Certificates twelve months after the Effective Time will be delivered to Micro Focus. After such date, any holders of the Certificates who have not surrendered their Certificates must look only to Micro Focus for payment of the Merger consideration, including any cash in lieu of fractional Micro Focus ADSs to which such holders are entitled and any dividends or distributions with respect to Micro Focus ADSs to which such holders may be entitled. Any of the Exchange Fund remaining unclaimed by holders of shares of Intersolv Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by applicable law, become the property of Micro Focus free and clear of any claims or interest of any person previously entitled thereto. The cash portion of the Exchange Fund will be invested by the Depositary as directed by Micro Focus, with any interest or other income resulting from such investments being paid to Micro Focus.

SHARE OWNERSHIP FOLLOWING THE MERGER

     Based upon the capitalization of Intersolv as of the close of business on August 20, 1998 (including the number of shares of Intersolv Common Stock outstanding and the number of shares issuable upon exercise of outstanding Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes), an aggregate of approximately 12,576,350 Micro Focus ADSs will be issued in the Merger and Micro Focus will assume Intersolv Options, Intersolv Warrants and Intersolv Convertible Notes to purchase up to approximately 2,340,385 additional Micro Focus ADSs. Based upon the capitalization of Intersolv and Micro Focus as of the close of business on August 20, 1998 (including the number of shares issuable by both Micro Focus and Intersolv upon exercise of outstanding options and warrants and conversion of the Intersolv Convertible Notes), immediately following the Merger, the former security holders of Intersolv will hold approximately 44% of the issued voting share capital of Micro Focus and approximately 46% of the share capital of Micro Focus calculated on a fully diluted basis. The foregoing number of shares and percentages are subject to change in the event of a change in the number of Intersolv securities outstanding or the issued share capital of Micro Focus subsequent to August 20, 1998 and prior to the Effective Time. Before the Effective Time, Intersolv intends to grant options to its employees to purchase up to an additional 300,000 shares of Intersolv Common Stock. Up to an additional 165,000 Micro Focus ADSs would be issuable upon exercise of these options. In addition, the Intersolv stockholders are strongly encouraged to obtain current market quotations for the Micro Focus ADSs and shares of Intersolv Common Stock. The current market quotations for the Micro Focus ADSs and shares of Intersolv Common Stock may be obtained on the Internet at http://www.nasdaq.com.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties of Intersolv with respect to Intersolv as to, among other things: (i) organization and good standing; (ii) corporate authority to enter into the contemplated transactions; (iii) required governmental filings and approvals; (iv) capitalization; (v) subsidiaries; (vi) no conflict with corporate documents and other agreements; (vii) absence of litigation; (viii) reports and financial statements; (ix) taxes; (x) title to assets; (xi) absence of certain changes;
(xii) certain contracts and commitments; (xiii) intellectual property rights;
(xiv) compliance with laws; (xv) related party transactions and agreements;
(xvi) employees, labor matters and employee benefit plans; (xvii) documents and information made available; (xviii) brokers or finders; (xix) lack of restrictions on business activities; (xx) information supplied for the Registration Statement and this Proxy Statement/ Prospectus; (xxi) books and records; (xxii) insurance; (xxiii) environmental matters; (xxiv) customers and suppliers; (xxv) accounts receivable; (xxvi) predecessor entities; (xxvii) board approval of the Merger, state takeover statutes and the Rights and (xxviii) accounting treatment of the Merger.

     The Merger Agreement contains certain representations and warranties of Micro Focus and Merger Sub with respect to Micro Focus as to, among other things: (i) organization; (ii) corporate authority to enter into the contemplated transactions; (iii) required governmental filings and approvals;
(iv) capitalization; (v) subsidiaries; (vi) no conflict with corporate documents and other agreements; (vii) absence of litigation;

(viii) reports and financial statements; (ix) taxes; (x) title to assets; (xi) absence of certain changes; (xii) certain contracts and commitments; (xiii) intellectual property rights; (xiv) compliance with laws; (xv) related party transactions and agreements; (xvi) documents and information made available;
(xvii) brokers or finders; (xviii) lack of restrictions on business activities;
(xix) information supplied for the Registration Statement and this Proxy Statement/Prospectus; (xx) books and records; (xxi) insurance; (xxii) environmental matters; (xxiii) customers and suppliers; (xxiv) accounts receivable; (xxv) board approval of the Merger; and (xxvi) accounting treatment of the Merger.

     The Merger Agreement also contains certain representations and warranties of Micro Focus and Merger Sub with respect to Merger Sub as to, among other things: (i) organization and good standing; (ii) corporate authority to enter into the contemplated transactions; (iii) required governmental filings and approvals; (iv) capitalization; (v) lack of conflicts with corporate documents and other agreements; and (vi) absence of litigation.

     The representations and warranties of the parties in the Merger Agreement terminate at the Effective Time.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of the Merger Agreement and continuing until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, Intersolv has agreed as to itself and its subsidiaries that (except as expressly contemplated by the Merger Agreement or as consented to in writing by Micro Focus): Intersolv and its subsidiaries will carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, will pay debts and taxes when due, will pay and perform other obligations when due, and will use all reasonable efforts to preserve intact their present business organizations, to keep available the services of their present officers and key employees and to preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Intersolv and its subsidiaries to the end that their ongoing businesses will not be impaired at the Effective Time.

     In the Merger Agreement, Intersolv has agreed to notify Micro Focus promptly of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that could reasonably be expected to have a Material Adverse Effect on Intersolv. As defined in the Merger Agreement, "Material Adverse Effect" means, with respect to an entity, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, agreements, assets (including intangible assets), liabilities, business, employee base, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that "Material Adverse Effect" does not include (i) any adverse effect following the date of the Merger Agreement that is directly caused by adverse reaction by customers of such entity to the announcement of the execution of the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) any adverse effect that is caused by a general economic downturn in the industries in which such entity operates or a national economic downturn, or (iii) a decline in the market value of any publicly traded securities of such entity.

     Intersolv has also agreed that it will not and it will not permit any of its subsidiaries to: (i) borrow any money, other than in the ordinary course of business consistent with past practice; (ii) enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving an expense or capital expenditure in excess of $250,000;
(iii) except for the Merger, merge, consolidate or reorganize with, or acquire any entity; (iv) dispose of any of its material assets except in the ordinary course of business consistent with past practice; (v) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, or enter into certain other specified categories of agreements, except in the ordinary course of business consistent with past practice; (vi) terminate the employment of any key employee; (vii) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements disclosed in writing to Micro Focus) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan related to employee plans or benefits; (viii) change accounting methods; (ix) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock; (x) amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business consistent with past practice, which are not material in amount or effect; (xi) lend any amount to any person or entity, other than advances for certain expenses; (xii) guarantee or act as a surety for any obligation, subject to limited exceptions; (xiii) waive or release any material right or claim except in the ordinary course of business, consistent with past practice; (xiv) issue or sell any shares of its capital stock or any other of its securities (except pursuant to outstanding Intersolv Options, Intersolv Warrants or Intersolv Convertible Notes), or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (except pursuant to the terms and conditions of outstanding Intersolv Options or Intersolv Warrants);
(xv) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting any of its securities; (xvi) amend its Certificate of Incorporation or Bylaws or other charter documents; (xvii) agree to any audit assessment by any tax authority; (xviii) license any of Intersolv's technology or any of Intersolv's intellectual property, except in the ordinary course of business consistent with past practice, or take any action which could have the effect of placing any of Intersolv's intellectual property in the public domain; (xix) materially change any insurance coverage; or (xx) agree to do any of the above.

NO OTHER NEGOTIATIONS

     Pursuant to the Merger Agreement, Intersolv has agreed that, until the earlier of the Effective Time or termination of the Merger Agreement according to its terms, Intersolv will not, and will not authorize or permit any officer, director, employee or other representative of Intersolv, directly or indirectly, to: (i) solicit, initiate or encourage any Intersolv Acquisition Proposal (as defined below); or (ii) except as required by the fiduciary duties of the Intersolv Board under applicable law, as advised in writing by Arent Fox Kintner Plotkin & Kahn, PLLC, legal counsel to Intersolv, engage in negotiations with or disclose any nonpublic information relating to Intersolv or any of its subsidiaries or afford access to the properties, books or records of Intersolv or any of its subsidiaries to, any person who has advised Intersolv or otherwise publicized the fact that such person may be considering making, or has made, an Intersolv Acquisition Proposal. Intersolv may, however, take a position with respect to a tender offer pursuant to rules promulgated under the Exchange Act. Intersolv has agreed to notify Micro Focus promptly after receipt of any Intersolv Acquisition Proposal, notice that any person is considering making an Intersolv Acquisition Proposal or request for nonpublic information or for access to its properties, books or records, and to keep Micro Focus informed regarding the status and details of any such Intersolv Acquisition Proposal, indication or request. The term "Intersolv Acquisition Proposal" means any offer, inquiry or proposal received from any party other than Micro Focus concerning the possible disposition of all or any significant portion of the business, assets or capital stock of Intersolv or any of its subsidiaries, by merger, sale or any other means or any other transaction that would involve a change in control of Intersolv or any of its subsidiaries or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Merger).

     Pursuant to the Merger Agreement, Micro Focus has agreed that, until the earlier of the Effective Time or termination of the Merger Agreement according to its terms, Micro Focus will not, and will not authorize or permit any officer, director, employee or other representative of Micro Focus, directly or indirectly, to solicit or initiate any Micro Focus Acquisition Proposal (as defined below). Micro Focus may, however, respond in any manner it determines appropriate to any Micro Focus Acquisition Proposal that is not initiated or solicited by Micro Focus. Micro Focus has agreed to notify Intersolv promptly after receipt of any Micro Focus Acquisition Proposal, notice thereof or request for nonpublic information or for access to its properties, books or records, and to keep Intersolv informed regarding the status and details of any such Micro Focus Acquisition Proposal, indication or request. The term "Micro Focus Acquisition Proposal" means any offer, inquiry or proposal received from any party other than Intersolv concerning the possible disposition of all or substantially all of the business, assets or capital stock of Micro Focus, by merger, sale or any other means or any other transaction that would involve a change in control of Micro Focus.

ADDITIONAL COVENANTS

     Pursuant to the Merger Agreement, Micro Focus has agreed that, until the Effective Time or earlier termination of the Merger Agreement according to its terms, Micro Focus will not (except as consented to in writing by Intersolv) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, or redeem or otherwise acquire any of its capital stock. Micro Focus also agreed to advise and consult with Intersolv before entering into any agreement for the acquisition of a business or the disposition of a significant portion of its business that would prevent the Merger from being completed before September 30, 1998.

     Micro Focus has agreed that it will not modify or terminate the policy of directors' and officers' liability insurance that is maintained by Intersolv until the earlier of the expiration of the current term of such insurance or June 17, 2001. Micro Focus has also agreed to guarantee the obligations of Intersolv under the provisions of the Intersolv Certificate of Incorporation and Bylaws with regard to indemnification of former and present directors, officers, employees or agents of Intersolv, and has also agreed not to make or allow any changes to such provisions after the Merger.

     The Merger Agreement also contains certain additional covenants of the parties including covenants relating to: (i) the preparation of this Proxy Statement/Prospectus, the Registration Statement and the registration statement on Form F-6 with respect to the ADRs; (ii) the obligations of Intersolv with respect to the Special Meeting and the obligations of Micro Focus with respect to the Extraordinary General Meeting of its shareholders; (iii) the obligations of Micro Focus with regard to an offering circular and listing particulars; (iv) the confidentiality of, and access to, the parties' business information, (v) public statements with respect to the Merger; (vi) compliance with antitrust laws and other legal requirements; (vii) obtaining required consents of third parties; (viii) listing of the Micro Focus Ordinary Shares on the London Stock Exchange and quotation of the Micro Focus ADSs on the Nasdaq National Market;
(ix) affiliate agreements; (x) regulatory filings; (xi) treatment of the Merger as a tax-free reorganization; and (xii) accounting for the Merger as a pooling of interests. The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to effectuate the Merger and other transactions contemplated by the Merger Agreement and to fulfill and cause to be fulfilled the conditions to closing of the Merger.

RIGHTS AGREEMENT; TAKEOVER STATUTES

     Intersolv has entered into a Rights Agreement dated as of August 29, 1989, as amended (the "Rights Agreement") with BankBoston, N.A. as successor rights agent (the "Rights Agent"). Rights issued to holders of Intersolv Common Stock under the Rights Agreement are referred to in this Proxy Statement/Prospectus as "Rights." Intersolv and the Rights Agent have amended the Rights Agreement to provide that the execution and delivery of the Merger Agreement and the completion of the Merger and the other transactions contemplated by the Merger Agreement will not cause Micro Focus or Merger Sub to be considered an "Acquiring Person" (as defined in the Rights Agreement) or the separation of the Rights from the underlying shares of Intersolv Common Stock, and will not give the holders of Rights the right to acquire securities of Intersolv, Micro Focus or Merger Sub. Intersolv has agreed not to redeem the Rights or amend or terminate the Rights Agreement prior to the Effective Time, unless required to do so by a court of competent jurisdiction.

     If any "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar law or regulation or any provision of Intersolv's Certificate of Incorporation, Bylaws or other charter documents become applicable to the Merger or the Merger Agreement, Intersolv has agreed, in the Merger Agreement, that it and its Board of Directors will take all action necessary to ensure that the Merger and the Merger Agreement may be consummated as promptly as possible and otherwise to minimize the effect of such statute, law, regulation or provision.

FOLLOWING THE MERGER

     In the Merger Agreement, Micro Focus and Intersolv have agreed that promptly after the Effective Time Micro Focus will take all action necessary to set the number of directors of Micro Focus at seven. In addition,

Micro Focus has agreed to take such action necessary to: (i) appoint two directors of Micro Focus nominated by Intersolv after consulting in good faith with Micro Focus; (ii) either appoint or retain two directors of Micro Focus who are neither members of the management of Micro Focus nor of Intersolv, after seeking the recommendation of Intersolv with respect to one such director and after consulting in good faith with Intersolv with respect to both such directors; and (iii) appoint or retain three directors of Micro Focus selected in the sole discretion of Micro Focus. Micro Focus has also agreed to take such action as is necessary to appoint Kevin J. Burns as a director of the Surviving Corporation. The directors of Micro Focus after the Effective Time will be Martin Waters, J. Michael Gullard, Harold Hughes and J. Sidney Webb, all of whom are directors of Micro Focus, and Michel Berty, Gary G. Greenfield and Kevin J. Burns, all of whom are directors of Intersolv.

     Micro Focus has agreed, in the Merger Agreement, to provide employees of Intersolv who become employees of Micro Focus with employee benefits in the aggregate no less favorable than those benefits provided to similarly situated employees of Micro Focus. To the extent permitted by the terms of the Intersolv Employee Stock Purchase Plan and the pooling rules, Intersolv has agreed to use its reasonable best efforts to terminate such plan before or as of the Effective Time.

CONDITIONS TO THE MERGER

     Conditions of Obligations of Each Party to Effect the Merger. The obligations of Intersolv, Micro Focus and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or as of the closing date of the Merger of the following conditions: (i) the Merger Agreement will have been approved and adopted, and the Merger and all transactions contemplated by the Merger Agreement will have been duly approved, by the stockholders of Intersolv and the shareholders of Micro Focus; (ii) the Registration Statement on Form F-4 filed by Micro Focus and the Registration Statement on Form F-6 filed by the Depositary with respect to the Micro Focus Ordinary Shares and the Micro Focus ADSs to be issued in the Merger, will have become effective under the Securities Act and will not be the subject of any pending or threatened stop order or other Commission proceedings; (iii) all material consents, orders, permits or authorizations of, declarations or filings with, or expiration of waiting periods (including under the HSR Act) of any governmental entity necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement will have been filed, expired or obtained; (iv) Micro Focus and Intersolv will each be reasonably satisfied that neither the Merger nor any matter arising therefrom will be referred to the U.K. Monopolies and Mergers Commission; (v) no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction will be in effect that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or limiting or restricting Micro Focus' conduct or operation of the business of Intersolv and its subsidiaries; (vi) Micro Focus and Intersolv will receive substantially identical opinions of their respective counsel to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code;
(vii) Intersolv will receive a letter from its independent accountants regarding concurrence with Intersolv management's conclusions that no conditions exist that would preclude Intersolv from being a party to a merger accounted for as a pooling of interests and Micro Focus will receive a letter from its independent auditors regarding concurrence with Micro Focus management's conclusions as to the appropriateness of pooling of interests accounting treatment for the Merger under APB No. 16, if consummated in accordance with the Merger Agreement; (viii) the London Stock Exchange will have agreed to admit to the Official List (subject to allotment) the Micro Focus Ordinary Shares to be issued in connection with the Merger and such agreement will not have been withdrawn; (ix) the Micro Focus ADSs to be issued in the Merger will have been authorized for listing on the Nasdaq National Market; and (x) H.M. Treasury will have consented pursuant to Section 765(1)(C) of the Income and Corporation Taxes Act 1988, or H.M. Treasury will have confirmed that no such consent is required in connection with the transactions contemplated by the Merger Agreement.

     Additional Conditions to the Obligations of Micro Focus and Merger Sub. The obligations of Micro Focus and Merger Sub to consummate the Merger are subject to the satisfaction of, or waiver by Micro Focus, on and as of the closing date of the Merger of the following additional conditions: (i) the representations and warranties of Intersolv in the Merger Agreement will be true and correct on the date of the Merger Agreement and on the closing date of the Merger as if made on and as of such date, except for inaccuracies that individually or in the aggregate would not have a Material Adverse Effect on Intersolv; (ii) Intersolv will have performed and complied in all material respects with all covenants, obligations, conditions and agreements required by the Merger Agreement to be performed or complied with on or prior to the Effective Time; (iii) no Material Adverse Effect will have occurred with respect to Intersolv; (iv) Micro Focus will have received certain certificates from Intersolv and opinions from its legal counsel; (v) Micro Focus will have received all written consents, assignments, waivers, authorizations or other certificates contemplated by the Merger Agreement or reasonably deemed necessary by Micro Focus' legal counsel to provide for the continuation in full force and effect of material contracts and leases of Intersolv and for Micro Focus to effect the Merger and other transactions contemplated by the Merger Agreement, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificates would not have a Material Adverse Effect on Intersolv; and (vi) Micro Focus will have received an executed Affiliate Agreement from each affiliate of Intersolv and the resignations of each of the directors, other than Kevin J. Burns, and each of the officers, of Intersolv.

     Additional Conditions to the Obligations of Intersolv. The obligations of Intersolv to consummate the Merger are subject to the satisfaction of, or waiver by Intersolv, on and as of the closing date of the Merger of the following additional conditions: (i) the representations and warranties of Micro Focus and Merger Sub in the Merger Agreement will be true and correct on the date of the Merger Agreement and on the closing date of the Merger as if made on and as of such date, except for inaccuracies that individually or in the aggregate would not have a Material Adverse Effect on Micro Focus; (ii) Micro Focus will have performed and complied in all material respects with all covenants, obligations, conditions and agreements required by the Merger Agreement to be performed or complied with on or prior to the Effective Time; (iii) no Material Adverse Effect will have occurred with respect to Micro Focus; (iv) Intersolv will have received certain certificates from Micro Focus and opinions from its U.K. and U.S. legal counsel; and (v) Intersolv will have received all written consents, assignments, waivers, authorizations or other certificates contemplated by the Merger Agreement or reasonably deemed necessary by Intersolv's legal counsel to provide for the continuation in full force and effect of material contracts and leases of Micro Focus and for Intersolv to effect the Merger and other transactions contemplated by the Merger Agreement, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificates would not have a Material Adverse Effect on Micro Focus.

TERMINATION; EFFECTS OF TERMINATION

     The Merger Agreement may be terminated at any time before the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Intersolv and by the shareholders of Micro Focus, as follows: (i) by the mutual written agreement of Intersolv and Micro Focus authorized by their respective Boards of Directors; (ii) by either Intersolv or Micro Focus if the Effective Time has not occurred on or before January 31, 1999 and such failure is not caused by a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (iii) by either Micro Focus or Intersolv if there is a final and nonappealable permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that makes the Merger illegal or otherwise restrains or prohibits the Merger; (iv) by either Micro Focus or Intersolv if there has been a breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation by the other party becomes untrue, in either case that has or can reasonably be expected to have a Material Adverse Effect on such other party, which such other party fails to cure within a reasonable time (not to exceed 20 days) after written notice thereof; (v) by Micro Focus or Intersolv if the required approval of the stockholders of Intersolv or the shareholders of Micro Focus is not obtained; (vi) by Micro Focus or Intersolv if the Board of Directors of the other party has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to the terminating party, or has resolved to do so, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal or a Micro Focus Acquisition Proposal, respectively; or (vii) by either Micro Focus or Intersolv, if a Trigger Event or Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the

Merger, determining in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders. A "Trigger Event" will occur if any person acquires securities representing 20% or more of the voting power of Intersolv or commences a tender or exchange offer which if successful would result in the offeror and its affiliates beneficially owning securities representing 20% or more of the voting power of Intersolv.

EXPENSES AND TERMINATION FEES

     Except as described below, each party to the Merger Agreement will bear its own costs and expenses. Under certain circumstances, if the Merger Agreement is terminated without effectuation of the Merger, then either Intersolv or Micro Focus may be required to pay certain fees to the other.

     If Micro Focus or Intersolv terminates the Merger Agreement because of a breach by the other of a representation, warranty, covenant or agreement in the Merger Agreement or because any representation of the other has become untrue, and such breach has or can reasonably be expected to have a Material Adverse Effect on the nonbreaching party and the breaching party has failed to cure such breach within a reasonable time after notice thereof (not to exceed 20 days), the Merger Agreement provides that the breaching party will pay $1.0 million to the other party. This amount is intended to reimburse the nonbreaching party for expenses and is not liquidated damages. Payment of the termination fee does not limit either party's remedies for willful breach of the Merger Agreement. In no event, however, will the liability of Micro Focus or Intersolv for breach of the Merger Agreement exceed a total of $20 million.

     If the Merger Agreement is terminated because (i) the required approval of the stockholders of Intersolv is not obtained or (ii) the Board of Directors of Intersolv withholds, withdraws or modifies its recommendation of the Merger Agreement or the Merger in a manner adverse to the other party, or resolves to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, but other than in connection with a Trigger Event or an Intersolv Acquisition Proposal, then the Merger Agreement provides that Intersolv will pay $1.0 million to Micro Focus. If the Merger Agreement is terminated because (i) the required approval of the shareholders of Micro Focus is not obtained or (ii) the Board of Directors of Micro Focus withholds, withdraws or modifies its recommendation of the Merger Agreement or the Merger in a manner adverse to the other party, or resolves to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, then the Merger Agreement provides that Micro Focus will pay $1.0 million to Intersolv. These amounts are intended as reimbursements for expenses and are the exclusive remedy for the matters giving rise to such termination.

     In addition, Intersolv has agreed to pay $15.0 million to Micro Focus if the Merger Agreement is terminated by Intersolv or Micro Focus because a Trigger Event or an Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, determines in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders and withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the Merger.

     Further, Intersolv has agreed in the Merger Agreement to pay an additional amount (as described below) to Micro Focus in certain circumstances involving termination of the Merger Agreement as follows: (i) by Micro Focus upon a breach by Intersolv of any representation, warranty, covenant or agreement in the Merger Agreement, or if any representation by Intersolv becomes untrue, in either case that has or can reasonably be expected to have a Material Adverse Effect on Micro Focus, which Intersolv fails to cure within a reasonable time (not to exceed 20 days) after written notice thereof; (ii) by Micro Focus or Intersolv if the required approval of the stockholders of Intersolv is not obtained; (iii) by Micro Focus if the Intersolv Board has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to Micro Focus, or has resolved to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal; (iv) by Micro Focus or Intersolv if a Trigger Event or Intersolv Acquisition Proposal has occurred and the Intersolv Board in connection therewith, after receiving the written advice of its legal counsel and financial advisors, withholds, withdraws or modifies its approval and recommendation of the Merger Agreement and the Merger, determining in good faith that to cause Intersolv to proceed with the transactions contemplated by the Merger Agreement would not be consistent with the fiduciary duty of the Intersolv Board to the Intersolv stockholders. If, during the 12 month period after termination of the Merger Agreement as specified above, Intersolv enters into a binding agreement with respect to an Intersolv Acquisition Proposal with any third party with whom Intersolv had any discussions concerning an Intersolv Acquisition Proposal within six months of the date of termination of the Merger Agreement, then upon consummation of the transaction contemplated by such Intersolv Acquisition Proposal (whether or not consummated within such 12 month period), Intersolv has agreed to pay $20.0 million to Micro Focus, less the total of all other amounts that Intersolv has paid to Micro Focus as a result of termination of the Merger Agreement. However, the amount that Intersolv has agreed to pay to Micro Focus is reduced to $5.0 million, less the total of all other amounts that Intersolv has paid to Micro Focus as a result of termination of the Merger Agreement, if Intersolv disposes of a portion of its business that represented less than 25% of its total revenues for fiscal 1998. If the Merger Agreement is terminated because (i) the required approval of the Intersolv stockholders is not obtained or (ii) the Intersolv Board has withheld, withdrawn or modified its recommendation of the Merger Agreement or the Merger in a manner adverse to Micro Focus, or has resolved to do so, after receiving advice from its legal counsel and financial advisors and concluding in good faith that its fiduciary duties require such action, other than in connection with a Trigger Event or an Intersolv Acquisition Proposal, then no additional fee is payable with respect to any spinoff of assets or securities by dividend or other distribution to the Intersolv stockholders and that is not followed by a transaction contemplated by an Intersolv Acquisition Proposal with respect to such assets or securities for which a binding agreement is entered into during the 12 month period after termination of the Merger Agreement.

AMENDMENT; WAIVER

     The parties may amend the Merger Agreement at any time before or after approval of the Merger by the stockholders of Intersolv or shareholders of Micro Focus, but, after any such approval, no amendment may be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

     Pursuant to the Merger Agreement, any waiver of the observation of any term of the Merger Agreement will be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement will not constitute a waiver of those rights and a waiver on one occasion will not be construed as a waiver on any other occasion or as a waiver of any other default or succeeding default.

AFFILIATE AGREEMENTS

     Each person determined by Intersolv to be an "affiliate" of Intersolv and each person determined by Micro Focus to be an "affiliate" of Micro Focus has executed an agreement that prohibits the sale, transfer, pledge or other disposition of, or any other similar transaction intended to reduce its risk relative to, any Intersolv Common Stock, Micro Focus Ordinary Shares or Micro Focus ADSs owned by the affiliate, including all rights, options and warrants to acquire such securities, and all such securities as to which the affiliate has sole or shared voting or investment power for the period of time beginning 30 days before the closing of the Merger through the date on which Micro Focus publicly releases financial results covering at least 30 days of post-Merger combined operations. The Intersolv affiliates have also agreed that they will not offer, sell, pledge, exchange, transfer or otherwise dispose of any Micro Focus ADSs received by them in connection with the Merger unless such transaction is permitted pursuant to Rule 145(d) under the Securities Act.

RESALE OF MICRO FOCUS ADSS

     Micro Focus ADSs received by holders of Intersolv Common Stock who are not affiliates of Intersolv at the time of the Special Meeting and do not become affiliates of Micro Focus after the Merger will be freely salable following the Merger. With respect to Micro Focus ADSs issuable upon the exercise of assumed Intersolv Options, Micro Focus has agreed to file a registration statement on Form S-8 promptly after the Effective Time, in order to register the Micro Focus ADSs issuable upon exercise of the assumed Intersolv Options. Upon such registration, Micro Focus ADSs issued upon the exercise of the assumed Intersolv Options will be freely salable, subject in the case of affiliates of Micro Focus, to compliance with the provisions of Rule 144 under the Securities Act.

     The Micro Focus ADSs issuable upon the exercise of the assumed Intersolv Warrants and upon conversion of the assumed Intersolv Convertible Notes are not being registered in connection with the Merger. Micro Focus ADSs received upon the exercise of the assumed Intersolv Warrants and upon the conversion of the assumed Intersolv Convertible Notes must either be registered for resale or otherwise qualify for an exemption from registration under applicable federal and state securities laws as, for example, by the holder of such shares complying with the provisions of Rule 144 under the Securities Act.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements assume a business combination between Micro Focus and Intersolv accounted for on a pooling-of-interests basis and is based on the respective historical financial statements and notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma condensed combined balance sheet combines Micro Focus' April 30, 1998, unaudited consolidated balance sheet with Intersolv's April 30, 1998, audited consolidated balance sheet. The unaudited pro forma condensed combined statements of operations combine Micro Focus' historical consolidated statements of operations for the three fiscal years ended January 31, 1998 and the three-month periods ended April 30, 1997 and 1998 with the three fiscal years ended April 30, 1998 and the three-month periods ended April 30, 1997 and 1998 of Intersolv, respectively.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

     These pro forma financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements, and the related notes thereto, of Micro Focus and Intersolv incorporated by reference in this Proxy Statement/Prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

            FOR THE YEARS ENDED JANUARY 31, 1996, 1997 AND 1998 AND
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1998

                        REFLECTING MICRO FOCUS GROUP PLC
                       AFTER GIVING EFFECT TO THE MERGER
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               THREE MONTHS ENDED
                                                 YEARS ENDED JANUARY 31,            APRIL 30,
                                              ------------------------------   -------------------
                                                1996       1997       1998       1997       1998
                                              --------   --------   --------   --------   --------
NET REVENUE
  Product revenue...........................  $166,872   $162,439   $198,163   $ 44,207   $ 60,628
  Service revenue...........................   113,225    121,201    165,626     36,244     46,391
                                              --------   --------   --------   --------   --------
  Total net revenue.........................   280,097    283,640    363,789     80,451    107,019
COST OF REVENUE
  Cost of product revenue...................    28,065     20,504     15,502      3,287      3,418
  Cost of service revenue...................    46,733     54,663     83,002     16,571     23,014
                                              --------   --------   --------   --------   --------
  Total cost of revenue.....................    74,798     75,167     98,504     19,858     26,432
Gross Profit................................   205,299    208,473    265,285     60,593     80,587
Operating expenses:
  Research and development..................    53,199     56,111     59,271     15,537     14,551
  Sales and marketing.......................   121,520    126,642    134,671     34,265     40,137
  General and administrative................    23,846     23,440     27,737      4,645      7,414
  Non-recurring charges.....................    23,069     37,603     17,468     28,933     17,292
                                              --------   --------   --------   --------   --------
  Total operating expenses..................   221,634    243,796    239,147     83,380     79,394
                                              --------   --------   --------   --------   --------
     Income from operations.................   (16,335)   (35,323)    26,138    (22,767)     1,193
  Other income, net.........................     4,707      2,946      3,935        836      1,151
                                              --------   --------   --------   --------   --------
     Income before income taxes.............   (11,628)   (32,377)    30,073    (21,951)     2,344
  Provision for incomes taxes...............     3,417      3,479      9,925      1,641        855
                                              --------   --------   --------   --------   --------
     Net income.............................  $(14,867)  $(35,856)  $ 20,148   $(23,592)  $  1,489
                                              ========   ========   ========   ========   ========
Net income (loss) per share -- basic........  $  (0.11)  $  (0.27)  $   0.15   $  (0.18)  $   0.01
Net income (loss) per ADS -- basic..........  $  (0.57)  $  (1.35)  $   0.73   $  (0.88)  $   0.05
Weighted average number of shares
  outstanding -- basic......................   130,602    133,002    137,351    134,307    140,662
Shares converted to ADS Equivalent..........    26,120     26,600     27,470     26,861     28,133
Net income (loss) per share -- diluted......  ($  0.11)  ($  0.27)  $   0.14   ($  0.17)  $   0.01
Net income (loss) per ADS -- diluted........  ($  0.57)  ($  1.34)  $   0.70   ($  0.86)  $   0.05
Weighted average number of shares
  outstanding -- diluted....................   130,602    133,387    144,326    137,295    145,370
Shares converted to ADS Equivalent..........    26,120     26,677     28,865     27,459     29,074

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                     ASSETS

                                               MICRO FOCUS    INTERSOLV
                                                APRIL 30,     APRIL 30,     PRO FORMA     PRO FORMA
                                                  1998          1998       ADJUSTMENTS    COMBINED
                                               -----------    ---------    -----------    ---------
Current assets:
  Cash and cash equivalents..................   $ 52,377      $ 34,082                    $ 86,459
  Short term investments.....................     40,448            --                      40,448
  Accounts receivable, net...................     39,074        62,962                     102,036
  Inventories................................        421            --                         421
  Prepaid expense, deferred tax assets and
     other...................................      3,787         7,663                      11,450
                                                --------      --------      --------      --------
          Total Current Assets...............    136,107       104,707                     240,814
Property, plant and equipment, net...........     40,224        11,988                      52,212
Goodwill, net................................      4,883            --                       4,883
Software product assets, net.................     19,824         4,184                      24,008
Notes receivable and other assets............         --        11,987                      11,987
                                                --------      --------      --------      --------
          Total assets.......................   $201,038      $132,866                    $333,904
                                                ========      ========      ========      ========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...........................   $  6,346      $  8,824                    $ 15,170
  Bank loan/short-term notes payable and cap
     leases..................................      1,663         3,707                       5,370
  Accrued employee compensation and
     commissions.............................      7,568        18,292                      25,860
  Income taxes payable.......................     12,926         2,657                      15,583
  Deferred revenue...........................     29,208        26,269                      55,477
  Other current liabilities..................     11,643         9,984        60,000        86,627
                                                --------      --------      --------      --------
          Total current liabilities..........     69,354        69,733        60,000       199,087
Long term debt and other liabilities.........         18           592                         610
Deferred income taxes........................      9,463         5,264                      14,727
Subordinated convertible notes...............         --            38                          38
                                                --------      --------      --------      --------
          Total liabilities..................     78,835        75,627        60,000       214,462
                                                --------      --------      --------      --------
Shareholder's equity:
  Ordinary shares and commons stock..........      2,547           226                       2,773
  Additional paid-in-capital.................     34,731       120,346                     155,077
  Retained earnings (accumulated deficit)....     94,356       (56,969)      (60,000)      (27,613)
  Treasury stock.............................     (7,769)           --                      (7,769)
  Unrealized gain (loss) on
     available-for-sale securities, net of
     tax.....................................        (28)           --                         (28)
  Currency translation adjustment............     (1,634)       (6,364)                     (7,998)
                                                --------      --------      --------      --------
          Total shareholders' equity.........    122,203        57,239        60,000       119,442
                                                --------      --------      --------      --------
Total liabilities and shareholders' equity...   $201,038      $132,866      $     --      $333,904
                                                ========      ========      ========      ========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. The pro forma condensed combined financial statements reflect the issuance of up to 12,465,750 Micro Focus ADSs, representing 62,328,750 Micro Focus Ordinary Shares for all the outstanding shares of Intersolv Common Stock in connection with the Merger based on an exchange ratio of 0.55 Micro Focus ADSs for each outstanding share of Intersolv Common Stock.

2. There were no material transactions between Micro Focus and Intersolv during any period presented. In addition, it is currently expected that the impact of any conforming accounting policies will not be material.

3. The combined company expects to incur charges to operations currently estimated to be between $50 and $60 million, primarily in the quarter in which the Merger is consummated, to reflect direct transaction fees and costs incident to the Merger of $31 million and additional anticipated costs of $19 to $29 million associated with integrating the two companies. Integration costs of merging the companies are expected to include severance costs associated with any employee terminations, costs associated with conforming employee benefit plans, charges associated with the closure of duplicate facilities and asset writedowns related to duplicate business systems. The final amounts associated with each of these items has not yet been determined. An estimated charge of $60 million is reflected in the pro forma condensed combined balance sheet as a reduction to retained earnings and an increase to accrued liabilities. The estimated charge is not reflected in the pro forma condensed combined statement of operations. The amount of this charge is a preliminary estimate and therefore is subject to change.

                   DESCRIPTION OF MICRO FOCUS ORDINARY SHARES

     The following summarizes certain rights of holders of the Micro Focus Ordinary Shares based on the Micro Focus Memorandum and Articles of Association ("Articles of Association") and English law in force as of the date of this Proxy Statement/Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the Micro Focus Articles of Association.

     The authorized share capital of Micro Focus is GBP 2,250,000 divided into 112,500,000 Micro Focus Ordinary Shares of 2p each, of which 80,545,471 Micro Focus Ordinary Shares had been issued as of August 20, 1998. Each of the issued Micro Focus Ordinary Shares is fully paid and not subject to any further calls or assessments by Micro Focus. There are no conversion rights, redemption provisions or sinking fund provisions related to the Micro Focus Ordinary Shares. The Micro Focus Ordinary Shares are issued in registered form.

     At an Extraordinary General Meeting to be held on September 23, 1998, the Micro Focus shareholders will be asked to approve an increase in the authorized share capital of Micro Focus to GBP 4,240,000 divided into 212,000,000 Micro Focus Ordinary Shares.

     In the following description, a "shareholder" is the person registered in the register of members of Micro Focus as the holder of the relevant share. The Depositary for the Micro Focus ADSs is the shareholder in respect of those Micro Focus Ordinary Shares represented by Micro Focus ADSs against which ADRs are issued pursuant to the Deposit Agreement. See "Description of American Depositary Receipts."

DIVIDENDS

     Micro Focus has never paid cash dividends on the Micro Focus Ordinary Shares. Any dividends on the Micro Focus Ordinary Shares must be declared and paid according to the amount paid up on the Micro Focus Ordinary Shares (otherwise than in advance of calls) but no dividend shall be declared in excess of the amount recommended by the directors. The directors may from time to time pay to the members of Micro Focus such interim dividends as appear to the directors to be justified by the profits of Micro Focus available for distribution. Final dividends may be declared by resolution of the members on the recommendation of the Micro Focus Board. There are no fixed dates on which entitlement to dividends arises on the Micro Focus Ordinary Shares.

     Any dividend unclaimed after a period of 12 years from the date when it became due for payment shall, if the Micro Focus Board so resolves, be forfeited and cease to remain owing by Micro Focus.

RIGHTS IN A WINDING UP

     In the event of a winding-up or reduction of capital of Micro Focus involving repayment, the assets of Micro Focus available for distribution among the members shall be divided between the holders of the Micro Focus Ordinary Shares according to the respective number of shares held by them and in accordance with the provisions of the Companies Act. The liquidator may, with the sanction of an extraordinary resolution of Micro Focus and subject to the Companies Act, divide among the members in specie the whole or any part of the assets of Micro Focus.

VOTING

     Voting at any general meeting of the Micro Focus shareholders is by a show of hands unless a poll is duly demanded. A poll may be demanded by: (i) the chairman of the meeting; (ii) at least two shareholders entitled to vote at the meeting; (iii) any shareholder or shareholders representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote at the meeting; or (iv) any shareholder or shareholders holding shares conferring a right to vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a show of hands, every holder of Micro Focus Ordinary Shares who is present in person at a general meeting of Micro Focus will have one vote, and on a poll, every holder of Micro Focus Ordinary Shares who is present in person or by proxy will have one vote per share. The necessary quorum for a shareholder meeting is a minimum of two persons entitled to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation. Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution (e.g., resolutions for the election of directors, the approval of financial statements, the declaration of final dividends, the appointment of auditors, the increase of authorized share capital or the grant of authority to allot shares). An ordinary resolution requires the affirmative vote of a majority of the votes cast at a meeting at which there is a quorum. A special resolution (e.g., relating to certain matters concerning an alteration of the Articles of Association or a winding-up of Micro Focus) or an extraordinary resolution (e.g., modifying the rights of any class of shares at a meeting of the holders of such class) requires the affirmative vote of not less than three-fourths of the votes cast. Meetings are generally convened upon advance notice of 21 or 14 clear days (not including the days of delivery or receipt of the notice or the day of the meeting) depending on the nature of the business to be transacted.

PREEMPTIVE RIGHTS

     Under the Companies Act, no equity securities that are, or are to be, paid for wholly in cash (except shares held under an employees' share scheme) may be allotted by Micro Focus unless Micro Focus has made an offer to the holders of the Micro Focus Ordinary Shares to allot the equity securities to them on the same or more favourable terms and in proportion to their shareholdings. In this context, equity securities generally means, in relation to Micro Focus, Micro Focus Ordinary Shares, i.e., shares with no restrictions on the amounts receivable in a distribution of dividends or capital and all rights to subscribe for or convert into such shares.

     This statutory preemption right does not, however, apply where the right has been disapplied by a special resolution of the shareholders of a company. In the case of Micro Focus, by a special resolution passed at the annual general meeting of Micro Focus on August 20, 1998, the statutory pre-emption right was disapplied in respect of the allotment of equity securities for cash in connection with (i) a rights issue in favor of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as may be) to the respective numbers of Micro Focus Ordinary Shares held by them but subject to such exclusions as the directors may consider appropriate to deal with fractional entitlements or holders of shares outside the United Kingdom or (ii) the allotment of equity securities up to an aggregate nominal value of GBP 80,279. This disapplication will, unless extended or renewed, expire on the date of the annual general meeting of Micro Focus in 1999, or, if earlier, 15 months after the date of the Annual General Meeting.

VARIATION OF RIGHTS AND SHARE CAPITAL

     Micro Focus may by ordinary resolution increase its share capital, consolidate and divide all or any of its shares into shares of larger amounts and, subject to the provisions of the Companies Act, subdivide its shares into shares of smaller amount or cancel shares which have not been taken or agreed to be taken by any person. Subject to the provisions of the Companies Act, Micro Focus may by special resolution reduce its share capital, capital redemption reserve and any share premium account. Micro Focus may also, subject to such approvals as are required by the Companies Act, purchase its own shares.

     Subject to the provisions of the Companies Act, the rights attached to any class of shares may be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. At any separate general meeting, the necessary quorum is one or more persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class in question (but at any adjourned meeting, any person holding shares of the class or his proxy shall be a quorum).

DISCLOSURE OF INTERESTS

     The Companies Act gives Micro Focus power to require persons who it knows are, or has reasonable cause to believe to be, or to have been within the previous three years, interested in its relevant share capital to disclose prescribed particulars of those interests. For this purpose "relevant share capital" means issued share capital of Micro Focus carrying the right to vote in all circumstances at a general meeting of Micro Focus. Failure to provide in a timely manner the information requested may result in the imposition of sanctions against the holder of the relevant shares as provided in the Companies Act. The Articles of Association impose the withdrawal of voting rights of such shares and restrictions on the rights to receive dividends on and to transfer such shares. In this context, the term "interest" is broadly defined and will generally include an interest of any kind in shares, including the interest of a holder of a Micro Focus ADS. In addition, under the Companies Act, any person who acquires (alone or, in certain circumstances, with others) a direct or indirect interest in the relevant share capital of Micro Focus in excess of the "notifiable percentage" (currently 3%, or 10% for certain types of interest) comes under an obligation to disclose prescribed information to Micro Focus in respect of those shares within a period of two business days. An obligation of disclosure also arises where such person's notifiable interest subsequently falls below the notifiable percentage or where, above that level, the percentage of Micro Focus' relevant capital in which such person is interested (expressed in whole numbers) increases or decreases.

MISCELLANEOUS

     There are currently no United Kingdom foreign exchange controls on the payment of dividends on the Micro Focus Ordinary Shares or the conduct of operations of Micro Focus. There are no restrictions under the Articles of Association or under English law that limit the right of non-resident or foreign owners to hold or vote the Micro Focus Ordinary Shares.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

     The following is a summary of certain provisions of the Amended and Restated Deposit Agreement (the "Deposit Agreement") dated as of March 16, 1998, entered into by Micro Focus, The Bank of New York, as depositary (the "Depositary," such term to include any successor Depositary), and all persons in whose name an ADR is registered on the books of the Depositary ("Owners") and holders from time to time of ADRs, pursuant to which the ADRs are issued. The Deposit Agreement is governed by the laws of the State of New York.

     This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs. Terms used herein and not otherwise defined will have the meanings set forth in the Deposit Agreement. Copies of the Deposit Agreement and the Memorandum and Articles of Association of Micro Focus are available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the London office of the Depositary (the "Custodian"), currently located at 46 Berkeley Street, London W1X 6AA, England. The Depositary's principal executive office is located at 1 Wall Street, New York, New York 10286.

AMERICAN DEPOSITARY RECEIPTS

     ADRs representing Micro Focus ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each Micro Focus ADS represents five Micro Focus Ordinary Shares (together with any additional Micro Focus Ordinary Shares at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement, "Deposited Securities"). Only persons in whose names ADRs are registered on the books of the Depositary will be treated as Owners by the Depositary and Micro Focus.

DEPOSIT, TRANSFER AND WITHDRAWAL

     The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of Micro Focus Ordinary Shares (or evidence of rights to receive Micro Focus Ordinary Shares), accompanied by any appropriate instruments of transfer or endorsement in a form satisfactory to the Custodian, and any other documents required by the Depositary or the Custodian in accordance with the Deposit Agreement, the Depositary will, upon payment of the fee of the Depositary and of all taxes and governmental charges and fees, execute and deliver at its Corporate Trust Office to, or upon the order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such Micro Focus Ordinary Shares with the Depositary, an ADR or ADRs, registered in the name or names of such person or persons, and representing any authorized number of Micro Focus ADSs requested by such person or persons.

     The Depositary has no obligation to accept Micro Focus Ordinary Shares for deposit from any person or entity identified by Micro Focus as holding Restricted Securities (as defined below) except upon compliance with the provisions of the Deposit Agreement. The term "Restricted Securities" means Micro Focus Ordinary Shares, or ADRs representing such Micro Focus Ordinary Shares, which are acquired directly or indirectly from Micro Focus or its affiliates, as defined in Rule 144 under the Securities Act, in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under the Securities Act or both, or which are held by an officer, director or other affiliate of Micro Focus, or which are subject to other restrictions on sale or deposit under the laws of the United States or England, or under a shareholder agreement or the Memorandum and Articles of Association.

     Upon surrender at the Corporate Trust Office of the Depositary of an ADR for the purpose of withdrawal of the Deposited Securities represented by such ADR, and upon payment of the fee of the Depositary for the surrender of ADRs and payment of all taxes and governmental charges and fees, and subject to the terms and conditions of the Deposit Agreement, the Owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such ADR. The forwarding of share certificates and other proper documents of title for such delivery will be at the risk and expense of the Owner.

     Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may execute and deliver ADRs prior to the receipt of Micro Focus Ordinary Shares (a "Pre-Release") and deliver Micro Focus Ordinary Shares upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of Micro Focus Ordinary Shares in satisfaction of a Pre-Release. Each Pre-Release will be: (i) preceded or accompanied by a written representation from the person to whom the ADRs are to be delivered that such person, or its customer, owns the Micro Focus Ordinary Shares or ADRs to be remitted, as the case may be; (ii) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate; (iii) terminable by the Depositary on not more than five business days' notice; and (iv) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs that are outstanding at any time as a result of Pre-Releases will not normally exceed 30% of the Micro Focus Ordinary Shares deposited under the Deposit Agreement; provided, however, that the Depositary has the right to change or disregard such limit from time to time as it deems appropriate.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

     The Depositary will convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including pounds sterling ("Foreign Currency"), that it receives in respect of the deposited Micro Focus Ordinary Shares, and distribute the resulting U.S. dollar amount (net of reasonable and customary expenses incurred by the Depositary in converting such Foreign Currency) to the Owners entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively. The amount distributed to the Owners of ADRs will be reduced by any amount on account of taxes to be withheld by Micro Focus or the Depositary. See "-- Liability of Owner for Taxes." If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary will file such application for approval or license, if any, as it deems desirable.

     If the Depositary determines that in its judgment any Foreign Currency received by the Depositary cannot be converted on a reasonable basis into U.S. dollars transferable to the United States, or any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency received by the Depositary to, or in its discretion may hold such Foreign Currency for the respective accounts of, the Owners entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Owners entitled thereto, and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for, the respective accounts of the Owners entitled thereto.

     If Micro Focus declares a dividend in, or free distribution of, Micro Focus Ordinary Shares, the Depositary may, and will if Micro Focus so requests, distribute to the Owners, in proportion to the number of Micro Focus ADSs representing such Deposited Securities held by them, respectively, additional ADRs for an aggregate number of Micro Focus ADSs representing the amount of Micro Focus Ordinary Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Micro Focus Ordinary Shares and the issuance of ADRs, including the withholding of any tax or other governmental charges or fees and the payment of the fees of the Depositary. In lieu of delivering ADRs for fractional Micro Focus ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of Micro Focus Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each Micro Focus ADS will thenceforth also represent the additional Micro Focus Ordinary Shares distributed upon the Deposited Securities represented thereby.

     If Micro Focus offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Micro Focus Ordinary Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in U.S. dollars to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary must distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Micro Focus ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate to facilitate the exercise, sale or transfer of such rights by such Owner. If the Depositary reasonably determines that it is not lawful and feasible to make such rights available to certain Owners or if the rights represented by such warrants or other instruments are not exercised and appear about to lapse, it may sell the rights, warrants or other instruments in proportion to the number of Micro Focus ADSs held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

     If an Owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Micro Focus ADSs of such Owner, the Depositary will make such rights available to such Owner upon written notice from Micro Focus to the Depositary that (i) Micro Focus has elected in its sole discretion to permit such rights to be exercised and (ii) such Owner has executed such documents as Micro Focus has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Micro Focus Ordinary Shares to be received upon exercise of the rights and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Owner, exercise the rights and purchase the Micro Focus Ordinary Shares, and Micro Focus shall cause the Micro Focus Ordinary Shares so purchased to be delivered to the Depositary on behalf of such

Owner. As agent for such Owner, the Depositary will cause the Micro Focus Ordinary Shares so purchased to be deposited, and will execute and deliver restricted ADRs to such Owner pursuant to the Deposit Agreement.

     If registration under the Securities Act of the securities to which any rights relate is required in order for Micro Focus to offer such rights to Owners and sell the securities represented by such rights, Micro Focus or the Depositary are not required to offer such rights to Owners of ADRs under any circumstances unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such ADRs are exempt from registration under the provisions of the Securities Act. The Deposit Agreement does not create any obligation on the part of Micro Focus to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

     Whenever the Depositary receives any distribution other than cash or Micro Focus Ordinary Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees of the Depositary or any taxes or other governmental charges or fees, in proportion to the number of Micro Focus ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that Micro Focus or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the Depositary will distribute the net proceeds of any such sale to the Owners entitled thereto.

     If the Depositary determines that any distribution in property (including Micro Focus Ordinary Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of Micro Focus ADSs held by them, respectively.

     Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Micro Focus or to which it is a party, any securities that are received by the Depositary or Custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the Micro Focus ADSs will thenceforth represent the new Deposited Securities so received in exchange or conversion unless additional ADRs are delivered pursuant to the following sentence. In any such case, the Depositary may, upon consultation with Micro Focus, and must if Micro Focus so requests, execute and deliver additional ADRs as in the case of a dividend on Micro Focus Ordinary Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

RECORD DATES

     Whenever the Depositary receives notice of the fixing of a record date by Micro Focus for the determination of the holders of Deposited Securities entitled to receive any cash dividend or other cash distribution, any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Micro Focus Ordinary Shares that are represented by each Micro Focus ADS, or whenever the Depositary receives notice of any meeting of holders of Micro Focus Ordinary Shares or other Deposited Securities, the Depositary, in consultation with Micro Focus, will fix a record date for the determination of the Owners of ADRs who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each

Micro Focus ADS will represent the changed number of Micro Focus Ordinary Shares, all subject to the provisions of the Deposit Agreement.

VOTING OF DEPOSITED SECURITIES

     Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Micro Focus Ordinary Shares or other Deposited Securities, the Depositary will mail to all Owners a notice containing: (i) the information included in such notice of meeting received by the Depositary; (ii) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of Micro Focus and the provisions of or governing Deposited Securities, to instruct the Depositary in writing as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the Micro Focus ADSs evidenced by such Owner's ADRs; and (iii) a statement as to the manner in which such instructions may be given including, when applicable, deemed given in accordance with the following paragraph when no instruction is received. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by the Micro Focus ADSs evidenced by such Owner's ADRs in accordance with any nondiscretionary proxy. The Depositary will not exercise any voting discretion over any Deposited Securities.

     If after complying with the procedures set forth above, the Depositary does not receive instructions from the Owner of an ADR on or before the date established by the Depositary for such purpose, the Depositary will deliver a discretionary proxy for the Micro Focus ADSs evidenced by such ADR in the form provided by Micro Focus; provided that the Depositary will not give such proxy with respect to any matter as to which Micro Focus informs the Depositary (and Micro Focus agrees to provide such information as promptly as practicable in writing) that Micro Focus does not wish such proxy given, substantial opposition exists or such matter materially and adversely affects the rights of holders of Micro Focus Ordinary Shares.

     There can be no assurance that Owners generally or any Owner in particular will receive notice sufficiently in advance of the date established by the Depositary for the receipt of instructions to ensure that the Depositary will vote the Micro Focus Ordinary Shares or Deposited Securities.

REPORTS AND OTHER COMMUNICATIONS

     The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from Micro Focus, which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of such Deposited Securities by Micro Focus. The Depositary will also send to the Owners copies of such reports when furnished by Micro Focus pursuant to the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between Micro Focus and the Depositary in any respect which they may deem necessary or desirable. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of Owners of ADRs, will, however, not take effect as to outstanding ADRs until the expiration of three months after notice of such amendment has been given to the Owners of outstanding ADRs. Every Owner, at the time any amendment becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Owner of any ADR to surrender such ADR and receive therefor the Deposited Securities represented thereby.

     Upon the resignation or removal of the Depositary pursuant to the Deposit Agreement, or at any time at the direction of Micro Focus, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the Owners of the ADRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Owner of an ADR will, upon (i) surrender of such ADR at the Corporate Trust Office; (ii) payment of the fee of the Depositary for the surrender of ADRs as provided in the Deposit Agreement; and (iii) payment of any applicable taxes or governmental charges, be entitled to delivery to such Owner or upon such Owner's order, of the amount of Deposited Securities represented by such ADR. If any ADRs remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Owners thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fee of the Depositary for the surrender of ADRs, any expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Owners that have not surrendered their ADRs, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADRs, any expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges).

CHARGES OF DEPOSITARY

     Micro Focus will pay the fees and reasonable expenses of the Depositary and those of any Registrar. Micro Focus will not pay or be liable for: (i) the fees of the Depositary for the execution and delivery of ADRs, transfers, the surrender of ADRs and the making of any distribution, all pursuant to the Deposit Agreement; (ii) taxes and other governmental charges; (iii) such registration fees as may from time to time be in effect for the registration of transfers of Micro Focus Ordinary Shares generally on the share register of Micro Focus or its appointed agent and applicable to transfers of Micro Focus Ordinary Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement; (iv) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Micro Focus Ordinary Shares or Owners; and (v) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to the Deposit Agreement. Any other charges of the Depositary under the Deposit Agreement will be paid by Micro Focus after consultation and agreement between the Depositary and Micro Focus as to the amount and nature of such charges. Such charges may at any time and from time to time be changed by agreement between Micro Focus and the Depositary. The Depositary will present its statement for such charges and expenses to Micro Focus once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. The Depositary will charge to any party to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Micro Focus or an exchange of stock regarding the ADRs or Deposited Securities or a distribution of ADRs pursuant to the Deposit Agreement) or who surrenders ADRs a fee of $5.00 or less per 100 Micro Focus ADSs (or portion thereof) for the issuance or surrender, respectively, of ADRs pursuant to the Deposit Agreement. In addition, the Depositary will charge the Owners and holders of ADRs a fee for, and deduct such fee from, the distribution of proceeds pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of Micro Focus ADSs referred to above that would have been charged as a result of the deposit by Owners of Micro Focus Ordinary Shares received in exercise of rights distributed to them pursuant to the Deposit Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed.

     The Depositary may own and deal in any class of securities of Micro Focus and its affiliates and in ADRs.

LIABILITY OF OWNER FOR TAXES

     If any tax or other governmental charge becomes payable with respect to any ADR or any Deposited Securities represented by any ADR, such tax or other governmental charge will be payable by the Owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such ADR and may apply such dividends or other distributions or the proceeds of any such sale to pay any such tax or other governmental charge. In each such case, the Owner of such ADR will remain liable for any deficiency. With respect to the ADRs issued in the Merger, the Depositary and Micro Focus have agreed that Micro Focus will pay any tax or duty that arises as a result of the initial deposit of Micro Focus Ordinary Shares with the Depositary and the issue of corresponding ADRs by the Depositary.

GENERAL

     Neither the Depositary nor Micro Focus will be liable to any Owner of any ADR, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of Micro Focus, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or Micro Focus shall be prevented or forbidden from, or be subjected to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement is provided will be done or performed; nor will the Depositary or Micro Focus incur any liability to any Owner of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary will not make such distribution or offering, and will allow any rights, if applicable, to lapse.

     Micro Focus and the Depositary assume no obligation nor will they be subject to any liability under the Deposit Agreement to Owners or holders of ADRs, except that they agree to perform their respective obligations set forth in the Deposit Agreement without negligence or bad faith.

     The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of the Micro Focus Ordinary Shares or the presentor of the ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Micro Focus Ordinary Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement. The Depositary may, and if requested by Micro Focus must, refuse to deliver ADRs, to register the transfer of any ADR, to make any distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or to deliver any Deposited Securities until it has received such proof of citizenship or residence, exchange control approval or other information, certificates, representations and warranties as it may reasonably deem necessary or proper. The delivery, transfer or registration of transfer of outstanding ADRs generally may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or Micro Focus, at any time or from time to time. The surrender of outstanding ADRs and the withdrawal of Deposited Securities may not be suspended, subject only to: (i) temporary delays caused by closing the transfer books of the Depositary or Micro Focus or the deposit of Micro Focus Ordinary Shares in connection with voting at a shareholders' meeting or the payment of dividends; (ii) the payment of fees, taxes and similar charges; and (iii) compliance with any United States or other laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities.

     The Depositary will keep books for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the Owners, provided that such inspection will not be for the purpose of communicating with Owners in the interest of a business or object other than the business of Micro Focus or a matter related to the Deposit Agreement or the ADRs.

     The Depositary may, with the approval of Micro Focus, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.

LISTING

     The ADRs are quoted on the Nasdaq National Market under the trading symbol MIFGY.

                 COMPARISON OF RIGHTS OF INTERSOLV STOCKHOLDERS
                          AND MICRO FOCUS SHAREHOLDERS

     As a result of the Merger, stockholders of Intersolv, a Delaware corporation, will receive Micro Focus ADSs, each of which represents five Ordinary Shares of Micro Focus, a public limited company incorporated under the laws of England and Wales. The following is a summary of material differences between the rights of stockholders of Intersolv and the rights of shareholders of Micro Focus arising from the differences between the corporate laws of Delaware and England, the governing instruments of the two companies, and as a result of certain London Stock Exchange requirements. The Restated Certificate of Incorporation and the Bylaws of Intersolv can be obtained from Kenneth A. Sexton at the principal executive offices of Intersolv at 9420 Key West Avenue, Rockville, Maryland 20850 (telephone (301) 838-5000). The Memorandum and Articles of Association of Micro Focus may be obtained from Richard H. Van Hoesen at the principal executive offices of Micro Focus Incorporated at 701 E. Middlefield Road, Mountain View, California 94043 (telephone (650) 938-3700).

     Pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder (the "Proxy Rules"), Intersolv is required to comply with certain notice and disclosure requirements relating to the solicitation of proxies in respect of stockholder meetings. As a foreign private issuer, Micro Focus is not subject to the Proxy Rules. However, Micro Focus is subject to the Companies Act and the Listing Rules of the London Stock Exchange regulating notices of stockholder meetings. Under the applicable Companies Act and the London Stock Exchange requirements, notice of a shareholder meeting is normally accompanied by a shareholder circular containing an explanation of the purpose of the meeting and the recommendations of the board of directors with respect to actions to be taken. Micro Focus shareholders are entitled to be sent a copy of the Micro Focus annual report and accounts. Micro Focus will send all such communications to the Depositary at the same time as they are sent to holders of Micro Focus Ordinary Shares. As a foreign private issuer with securities listed on Nasdaq and registered under the Exchange Act, Micro Focus is also required under the Exchange Act to publicly file annual reports and other information with the Commission and Nasdaq. See "Additional Information."

     In the following comparison, a "shareholder" of Micro Focus is the person registered in the register of members of Micro Focus as the holder of the shares. The Depositary for the Micro Focus ADSs is the shareholder in respect of those Micro Focus Ordinary Shares represented by Micro Focus ADS against which ADRs are issued pursuant to the Deposit Agreement.

VOTING RIGHTS

     Under the DGCL, each stockholder is entitled to one vote per share unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting in the election of directors of the corporation. The Intersolv Restated Certificate of Incorporation does not provide for cumulative voting at elections of directors. A quorum consists of a majority of the shares entitled to vote, unless otherwise required by law.

     Under English law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory right of shareholders to demand a poll (a vote by the nominal value of shares held) at a general meeting. The Micro Focus Articles of Association provide that a poll may be demanded by the Chairman of the meeting, or by at least two shareholders present in person or by proxy and having the right to vote at the meeting, or by any shareholder or shareholders representing at least 10% of the voting rights of all shareholders having the right to vote at the meeting or by any shareholder or shareholders holding shares conferring a right to vote at the meeting on which the aggregate sum paid up on such shares is equal to not less than 10% of the total sum paid upon all the shares conferring such right. See "Description of Micro Focus Ordinary Shares -- Voting." Cumulative voting is essentially unknown under English law. Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company's articles of association specify otherwise. Micro Focus' Articles of Association specify that two shareholders present in person or by proxy and entitled to vote constitute a quorum.

ACTION BY WRITTEN CONSENT

     The DGCL provides that any action required or permitted to be taken by stockholders may be effected by a written consent of a majority of the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless the corporation's certificate of incorporation otherwise provides. Intersolv's Restated Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders or by a written consent signed by all of the stockholders entitled to vote on such action.

     Under English law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present will be as valid and effectual as if it had been passed at a general meeting properly convened and held. Such a written resolution requires the unanimous consent of all such shareholders entitled to attend and vote. Micro Focus' Articles of Association do not contain such a provision.

SOURCES AND PAYMENT OF DIVIDENDS

     The DGCL permits a corporation to pay dividends on common stock, subject to any restrictions contained in the certificate of incorporation, either (i) out of its "surplus" (as defined below) or (ii) if there is no "surplus," out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; except that no dividends may be paid out of such net profits if the net assets of the corporation are less than the aggregate amount of capital represented by the issued and outstanding stock having a preference upon the distribution of assets. "Surplus" is defined in the DGCL as the amount by which net assets (total assets less total liabilities) exceeds the capital of the corporation. In accordance with the DGCL, "capital" is determined by the board of directors and shall not be less than the aggregate par value of the outstanding capital stock of the corporation having par value. The Intersolv Restated Certificate of Incorporation and Intersolv Bylaws do not restrict the payment of dividends. Intersolv's principal loan agreement, however, currently restricts Intersolv's ability to pay dividends.

     Under English law, a company may pay dividends on its ordinary shares, subject to the prior rights of holders of its preferred shares, only out of its distributable profits (accumulated realized profits less accumulated realized losses) and not out of share capital, which includes share premiums (paid-in surplus). Amounts credited to the share premium account (representing the excess of the consideration for the issue of shares over the aggregate par value of such shares) may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings. The excess of the fair value of the shares to be issued in the Merger over their par value will be credited to a merger account, which is part of other additional capital, as permitted by the Companies Act. In addition, a public company such as Micro Focus may make a distribution at any time only if, at that time, the amount of its net assets is not less than the aggregate of its called-up (i.e., issued and paid-up) share capital and undistributable reserves. Micro Focus has historically paid no dividends. Holders of Micro Focus Ordinary Shares must approve any "final" dividend to be paid by Micro Focus at the annual general meeting of Micro Focus but no dividend can exceed the amount recommended by the Micro Focus Board. The Micro Focus Board has the power under Micro Focus' Articles of Association to declare and pay interim dividends.

RIGHTS OF PURCHASE AND REDEMPTION

     Under the DGCL, a corporation may purchase or redeem shares of any class of its capital stock, but subject generally to the availability of sufficient lawful funds therefor and provided that at all times that, at the time of any such redemption, the corporation shall have outstanding shares of one or more classes or series of capital stock, which have full voting rights that are not subject to redemption.

     Under English law, a company may issue redeemable shares if authorized by its articles of association and subject to the conditions stated therein. Micro Focus' Articles of Association permit the issue of redeemable shares with the sanction of a special resolution. Such shares may be redeemed only if fully paid and, in the case of public companies, only, subject as provided below, out of distributable profits or the proceeds of a new issue of shares issued for the purpose of the redemption. When redeemable shares are redeemed wholly out of profits, the amount by which the par value of the company's issued share capital is diminished on cancellation of the shares so redeemed must be transferred to the capital redemption reserve, which is generally treated as paid-up share capital. In addition, any amount payable on redemption of any redeemable shares in excess of the par value thereof may be paid out of the proceeds of a fresh issue of shares up to an amount equal to whichever is the lesser of the aggregate of the premiums received by the company on the issue of those shares or the amount of the company's share premium account as at the time of the redemption including any sum transferred to that account in respect of premiums on the new issue. A company may purchase its own shares, including any redeemable shares, if authorized by its articles of association and provided that such purchase has been previously approved by an ordinary resolution of its shareholders in the case of an on-market purchase (which, in the case of Micro Focus, means on the London Stock Exchange only) or a special resolution in other cases. The above provisions that apply to redemption of redeemable shares apply also to purchases by a company of its own shares. The London Stock Exchange, on which the Micro Focus Ordinary Shares are listed, requires that purchases pursuant to a general authority granted by shareholders of 15% or more of a company's share capital must be made by way of either a tender or partial offer to all shareholders, and in the case of a tender offer, at a stated maximum or fixed price. Notice of a tender offer must be given by advertising in two U.K. national newspapers at least seven days before the offer closes. Unless a tender or partial offer is made to all shareholders on the same terms, purchases below the 15% threshold may be made pursuant to a general authority granted by shareholders through the market in the ordinary way only if the price is not more than 5% above the average of the middle market quotations taken from the London Stock Exchange Official List for the five trading days before the purchase date.

SPECIAL MEETING OF SHAREHOLDERS

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. Intersolv's Restated Certificate of Incorporation provides that special meetings of stockholders may be called either by the board or directors pursuant to a resolution adopted by a majority of the entire board or by the holders of 66 2/3% of the shares entitled to vote for the election of directors upon not less than ten nor more than 60 days' written notice.

     Under English law, an extraordinary general meeting of shareholders may be called by the board of directors or (notwithstanding any provision to the contrary in a company's articles of association) by a requisition of shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An ordinary resolution requires 14 clear days' notice, and requires a majority vote of those present and voting. An extraordinary resolution requires 14 clear days' notice. A special resolution requires 21 clear days' notice. Both an extraordinary resolution and a special resolution require a three-quarters majority vote of those present (in person or by proxy) and voting. The term "clear days' notice" means calendar days and excludes the date of mailing, the deemed date of receipt of such notice (which is provided for in the articles of association when first-class mail is employed), and the date of the meeting itself. "Extraordinary resolutions" are relatively unusual and are confined to certain matters out of the ordinary course of business such as a proposal to wind up the affairs of the company. Proposals which are the normal subject of "special resolutions" generally involve proposals to change the name of the company, to alter its capital structure, to change or amend the rights of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights and to amend the company's objects (purpose) clause in its memorandum of association and articles of association and to carry out certain other matters where either the company's articles of association or the Companies Act prescribe that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business such as the election of directors would be the subject of an "ordinary resolution."

RIGHTS OF APPRAISAL

     Under the DGCL, stockholders who follow prescribed statutory procedures are entitled, in the event of certain mergers or consolidations, to surrender their shares to the corporation in exchange for the judicially determined "fair value" of such shares. Such stockholders are entitled to such appraisal rights unless the shares of stock (or depositary receipts in respect thereof) held by the stockholder are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. No appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in the DGCL. Regardless of the foregoing, appraisal rights are available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation to accept for such stock anything except
(i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof; (ii) shares of stock of any other corporation or depositary receipts in respect thereof, which shares of stock or depositary receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depositary receipts described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares, or fractional depositary receipts described in the foregoing clauses (i), (ii) and (iii).

     While English law does not generally provide for appraisal rights, if a shareholder applies to a court as described under "Shareholder Votes on Certain Transactions" below, the court may specify such terms for the acquisition as it considers appropriate.

PREEMPTIVE RIGHTS

     Unless the certificate of incorporation expressly provides otherwise, stockholders of a Delaware corporation do not have preemptive rights. The Intersolv Restated Certificate of Incorporation does not provide for preemptive rights.

     Under English law, the issue for cash of equity securities (securities which with respect to dividends or capital carry a right to participate beyond a specified amount) or rights to subscribe for or convert into equity securities must be offered in the first instance to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless a special resolution has been passed in a general meeting of shareholders to the contrary. As is the custom of many English companies listed on the London Stock Exchange, at its annual general meeting each year Micro Focus proposes a resolution to authorize the Micro Focus Board to allot up to a specified amount of share capital otherwise than pro rata to its existing shareholders.

AMENDMENT OF GOVERNING INSTRUMENTS

     Under the DGCL, a corporation's board of directors may propose, and its stockholders may adopt, one or more amendments to the corporation's certificate of incorporation. Unless the certificate of incorporation otherwise provides, such amendments may be adopted by the vote of holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. Intersolv's Restated Certificate of Incorporation provides that certain provisions of the Restated Certificate of Incorporation, pertaining to (i) the election and removal of directors, (ii) special meetings of stockholders and stockholder action by written consent and (iii) certain extraordinary transactions involving an "interested stockholder," may only be amended with the vote of the holders of 66 2/3% of the shares entitled to vote for the election of directors. Under the DGCL, the power to amend the bylaws of a corporation is vested in the stockholders, but a corporation in its certificate of incorporation may also confer such power upon the board of directors. Intersolv's Restated Certificate of Incorporation provides that the board of directors may amend the Bylaws.

     Under English law, the shareholders have the authority to alter, delete, substitute or add to the objects clause in a company's memorandum and all provisions of its articles of association by a vote of not less than three-quarters of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting subject, in the case of certain alterations to the memorandum of association, to the right of dissenting shareholders to apply to the courts to cancel the alterations. Under English law, the board of directors is not authorized to change the memorandum or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings.

SHAREHOLDER VOTES ON CERTAIN TRANSACTIONS

     Under the DGCL, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or other reorganization or a sale of all or substantially all of the assets of the corporation. Intersolv's Restated Certificate of Incorporation provides that certain business combinations, including (i) a merger of Intersolv or any subsidiary with an "Interested Stockholder" or an affiliate of an Interested Stockholder, (ii) a sale or other disposition to an Interested Stockholder or an affiliate of an Interested Stockholder of all or more than 10% of the assets of Intersolv or any subsidiary, (iii) the issuance of securities of Intersolv or any subsidiary to an Interested Stockholder or an affiliate of an Interested Stockholder in exchange for consideration in excess of 10% of the assets of Intersolv or (iv) the reclassification of securities or recapitalization of Intersolv which has the effect of increasing the proportionate share of any class of equity securities of Intersolv or any subsidiary owned by an Interested Stockholder or an affiliate of an Interested Stockholder, requires the vote of the holders of 66 2/3% of the shares entitled to vote for the election of directors, unless such business combination (i) is approved by a majority of directors of Intersolv who are not affiliated with, or representatives of, the Interested Stockholder or (ii) satisfies certain fair price and other conditions intended to protect the stockholders. "Interested Stockholder" is defined to mean an entity or group owning more than 10% of Intersolv's voting stock.

     Shareholder approval is usually required under the rules of the London Stock Exchange for an acquisition or disposition by a listed company, if the net assets of the company or business to be acquired or disposed of represent 25% or more of the net asset value of the company or 25% or more of the value of the company using any of the various other criteria prescribed by the listing rules of the London Stock Exchange. Where the size of the acquisition or disposal falls below that level, certain information may nevertheless be required to be published or circulated to shareholders. Shareholder approval may also be required for an acquisition or disposal of assets between, or a joint investment by, a listed company and certain parties including (i) directors of the company or its subsidiaries; (ii) holders of 10% of the nominal value of any class of the company's or any holding company's or subsidiary's shares having the right to vote in all circumstances at general meetings of the relevant company; or
(iii) any associate of (i) or (ii).

     The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and (any class of) its shareholders or (any class of) its creditors and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a special meeting of the company convened by order of the court of a majority in number of the shareholders representing 75% in value of the capital or class of creditors or shareholders or class of shareholders present and voting, either in person or by proxy, and the sanction of the court. Once so approved and sanctioned, all creditors and shareholders (of the relevant class) are bound by the terms of the scheme; a dissenting shareholder would have no rights comparable to dissenter's rights described below. The Companies Act also provides that where a takeover offer (as defined therein) is made for the shares of a company incorporated in the U.K. and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within six weeks of the date on which such notice was given objecting to the transfer or its proposed terms. The court is unlikely (in the absence of fraud or oppression) to exercise its discretion to order that the acquisition not take effect, but it may specify such terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer.

RIGHTS OF INSPECTION

     The DGCL allows any stockholder, upon written demand under oath stating the purpose thereof, to have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a stockholder.

     Except when closed in accordance with the provisions of the Companies Act, the register and index of names of shareholders of a company may be inspected during business hours by its shareholders without charge and by other persons upon payment of a fee, and copies may be obtained on payment of a fee. The shareholders of an English public company may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a fee. The published annual accounts of a public company are required to be laid before the shareholders in general meeting and a shareholder is entitled to a copy of such accounts. The shareholders of Micro Focus have no rights to inspect its accounting records or minutes of meetings of its directors. Certain registers required to be kept by the company are open to public inspection and service contracts of directors of the company (which have more than 12 months unexpired or require more than 12 months' notice to terminate) must be available for inspection during business hours. Rights of inspection during business hours mean that the company must make the register, index or document available for inspection for not less than two hours during the period between 9:00 a.m. and 5:00 p.m. on each business day. The rules of the London Stock Exchange require the service contracts of directors to be open for inspection at certain times for periods longer than two hours.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     Under the DGCL, the certificate of incorporation of a Delaware corporation may provide for the classification of the board of directors in order to stagger the terms of directors. The term "classified board" generally means the specification of selected board seats for a term of more than one year (but not more than three years), with different classes of board seats coming up for election each year. Intersolv's Restated Certificate of Incorporation provides that the board is divided into three classes, as nearly as equal in number as possible, with the term of office of the directors of each class to expire at the third succeeding annual meeting after their election and until their successors are elected and shall qualify.

     English law permits a company to provide for the classification of the board of directors with respect to the time for which directors severally hold office. Micro Focus' Articles of Association provide that there shall not be less than two directors (no maximum number has been fixed). All directors are subject to the general corporate law requirements concerning the removal of directors. One-third of the directors (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) -- excluding any director appointed by the directors since the last Annual General Meeting -- are required to retire from office by rotation at each Annual General Meeting and are eligible to be re-elected by the shareholders. The directors to retire are selected on the basis of time in office since their last election. Any director appointed by the directors since the last Annual General Meeting is required to retire at the next following Annual General Meeting and is then eligible for election, but is not taken into account in determining which directors are to retire by rotation at such meeting.

REMOVAL OF DIRECTORS

     Under the DGCL, the entire board of directors or any individual director of a corporation with a classified board may be removed from office by the stockholders only for cause, unless the certificate of incorporation provides otherwise. If the stockholders are entitled to cumulative voting in the election of directors, no individual director may be removed without cause if the number of votes cast against the resolution for his removal would be sufficient if cumulatively voted to elect such director to the board. Intersolv's Restated Certificate of Incorporation provides that any director, or the entire board, may be removed from office at any time, provided that a removal without cause may be effected only by the affirmative vote of holders of at least 66 2/3% of the shares entitled to vote for the election of directors. Intersolv's Restated Certificate of Incorporation does not provide for cumulative voting.

     Under the Companies Act, shareholders have the right to remove a director without cause by ordinary resolution of which special notice (28 clear days) has been given to the company, irrespective of the provisions of the articles of association of the company.

VACANCIES ON THE BOARD OF DIRECTORS

     Under the DGCL, the board of directors of a corporation may fill any vacancy on the board, including vacancies resulting from an increase in the number of directors. Intersolv's Restated Certificate of Incorporation provides that vacancies in the board of directors may be filled by a majority vote of the directors then in office.

     Under English law, shareholders of an English public company may, by ordinary resolution at a meeting at which any director retires by rotation, appoint a person who is willing to be a director either to fill a vacancy or as an additional director. The board of directors also has the power to appoint a director to fill a vacancy or as an additional director, subject to such conditions as may be set out in the company's articles of association, provided that such appointment will only last until the next following annual general meeting of the company, at which the director concerned may be re-elected.

LIABILITY OF DIRECTORS AND OFFICERS

     The DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the personal liability of directors for monetary damages for certain breaches of fiduciary duty in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation. The Intersolv Restated Certificate of Incorporation eliminates a director's monetary liability in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation to the full extent permitted by the DGCL.

     English law does not permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL provides that a corporation may, and in certain circumstances, must, indemnify its directors, officers, employees and agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful. In any such suit or action brought by or on behalf of the corporation such indemnification is limited to expenses reasonably incurred in defense or settlement of the suit or action. The DGCL also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors, they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Intersolv Restated Certificate of Incorporation and Intersolv Bylaws contain provisions for advancing expenses in the manner provided for in the DGCL. The DGCL permits corporations to purchase and maintain insurance for directors and officers against liability for expenses, judgments or settlements whether or not the corporation would have the power to indemnify such persons therefor.

     Intersolv has entered into contracts with each of its independent directors requiring Intersolv to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law.

     English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds that such director, officer or auditor acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. Section 310 of the Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against any liability which would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company.

SHAREHOLDERS' SUITS

     Under Delaware law, a stockholder may institute a lawsuit against one or more directors, either on his own behalf, or derivatively on behalf of the corporation. An individual stockholder may also commence a lawsuit on behalf of himself and other similarly situated stockholders when the requirements for maintaining a class action under Delaware law have been met. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except for (i) any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which a director derived an improper personal benefit.

     In addition to having the right to institute a lawsuit on behalf of the company in certain limited circumstances under English law, Section 459 of the Companies Act permits a shareholder whose name is on the register of members of the company (including U.S. persons) to apply for a court order when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of the shareholders generally or some part of the shareholders, including at least such shareholder, or when any actual or proposed act or omission of the company is or would be so prejudicial. A court when granting relief has wide discretion, including authorizing civil proceedings to be brought in the name of the company by a shareholder on such terms as the court may direct. Except in these limited respects, English law does not permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

     Judgments of United States courts, including judgments against Micro Focus, predicated on the civil liability provisions of the federal securities laws of the United States, may not be possible to enforce in English courts. See "Enforceability of Civil Liabilities."

CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

     Section 203 of the DGCL prohibits a corporation which has securities traded on a national securities exchange, designated on Nasdaq or held of record by more than 2,000 stockholders from engaging in certain business combinations, including a merger, sale of substantial assets, loan or substantial issuance of stock, with an interested stockholder, or an interested stockholder's affiliates or associates, for a three-year period beginning on the date the interested stockholder acquires 15% or more of the outstanding voting stock of the corporation. The restrictions on business combinations do not apply if (i) the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded; (ii) the interested stockholder acquires, in the transaction pursuant to which the interested stockholder becomes the owner of 15% or more of the outstanding stock, 85% of the corporation's stock (excluding those shares owned by persons who are directors and also officers as well as employee stock plans in which employees do not have a confidential right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. Although a Delaware corporation may elect, pursuant to its certificate of incorporation or bylaws, not to be governed by this provision, the Intersolv Restated Certificate of Incorporation and the Intersolv Bylaws contain no such election.

     In the case of a company listed on the London Stock Exchange, shareholder approval must be obtained for certain acquisitions or disposals of assets involving directors or substantial shareholders or their associates.

See "-- Shareholder Votes on Certain Transactions." In addition, takeovers of public companies are regulated by the City Code on Takeovers and Mergers (the "City Code"), non-statutory rules not enforceable at law but administered by the Panel on Takeovers and Mergers, a body comprising representatives of certain City of London financial and professional institutions which oversees the conduct of such takeovers. One of the provisions of the City Code is to the effect that (i) when any person acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights of a public company; or (ii) when any person, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and such person, or any person acting in concert with him, acquires in any period of 12 months additional shares carrying more than 1% of the voting rights, then such person must generally make an offer for all of the equity shares of the company (whether voting or non-voting) for cash, or accompanied by a cash alternative, at not less than the highest price paid for the relevant shares during the 12 months preceding the date of the offer.

ANTI-TAKEOVER PROVISIONS

     Under the Rights Agreement of Intersolv, each outstanding share of Intersolv Common Stock also represents a right that, under certain circumstances, may trade separately from the shares of Intersolv Common Stock. The rights, which are not currently exercisable, under certain circumstances permit their holders (other than an acquiror) to purchase at a favorable price a number of shares of Intersolv Common Stock or securities of a successor to Intersolv with the result that an acquiror's interest in Intersolv would be substantially diluted. The description and terms of the rights are set forth in the Rights Agreement. Immediately after entering into the Merger Agreement, the Rights Agreement was amended so that it does not apply to the approval, execution and delivery of the Merger Agreement and the effectuation of the Merger.

     Micro Focus does not have any comparable anti-takeover plan. Under English law, directors of a company have a fiduciary duty to take only those actions which are in the interests of the company. Generally speaking, anti-takeover provisions are not actions which under English law fall within this category. Under the City Code a company is prohibited from taking any action without the approval of its shareholders at a general meeting held at any time after a bona fide offer has been communicated to its board or after its board has reason to believe that bona fide offer might be imminent which action could effectively result in a bona fide offer being frustrated or in the shareholders being denied an opportunity to decide on its merits.

DISCLOSURE OF INTERESTS

     Acquirors of shares of Intersolv Common Stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the issued and outstanding shares of Intersolv Common Stock shall, within 10 days after such acquisition, file a Schedule 13D with the SEC disclosing certain specified information, and send a copy of the Schedule 13D to Intersolv and to the securities exchange on which the security is traded.

     After the Merger, acquirors of Micro Focus ADSs will be required to comply with, among other things, the provisions of Section 13(d) of the Exchange Act and Rule 13d-1 thereunder.

     Section 198 of the Companies Act provides that a person (including a company and other legal entities) who acquires an interest or becomes aware that he has acquired an interest of 3% (or 10% for certain types of interest) or more of any class of shares comprised in a public company's "relevant share capital" (which, for these purposes, means that company's issued share capital carrying rights to vote in all circumstances at general meetings of the company) is obliged to notify that company of his interest within two days following the day on which the obligation arises. Thereafter any changes in respect of whole percentage figure increases or decreases, rounded down to the next whole number or which reduce such interest below 3% (or 10%, as appropriate), must be notified to the company. The Micro Focus Ordinary Shares are "relevant share capital" for this purpose.

     In addition, the Companies Act provides that a public company may by notice in writing (a "Section 212 Notice") require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or (as the case may be) to indicate whether or not that is the case, and when he holds or has during relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice (which may, depending on the circumstances, be as short as one or two days).

     For the purpose of the above obligations, the interest of a person in shares means any kind of interest in shares including interests in any shares
(i) in which such person's spouse, child or stepchild under the age of 18 is interested; (ii) in which a corporate body is interested and either (a) that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions or (b) that person is entitled to control or controls one-third or more of the voting power of that corporate body; or (iii) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 204 of the Companies Act (being an agreement which provides for one or more parties to it to acquire interests in shares of a particular public company, which imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and any interest in the company's shares is in fact acquired by any of the parties pursuant to the agreement). The holding of an ADR or a Micro Focus ADS would generally constitute an interest in the underlying Micro Focus Ordinary Shares.

     When a Section 212 notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, inter alia, any transfer of those shares, the exercise of voting rights in respect of such shares, the issue of further shares in respect of such shares and, other than in a liquidation, payments, including dividends, in respect of such shares. Such restrictions may also void any agreement to transfer such shares. In addition, a person who fails to fulfill the obligations described above is subject to criminal penalties in the United Kingdom. Under the Micro Focus Articles of Association certain of the powers of imposing restrictions granted to the courts may be imposed by its Board of Directors in certain circumstances.

CERTAIN LONDON STOCK EXCHANGE LISTING REQUIREMENTS

     In addition to the provisions of its Articles of Association and the Companies Act, Micro Focus is subject to the Listing Rules of the London Stock Exchange ("Listing Rules") made under Section 142 of the United Kingdom Financial Services Act 1986 and in particular to the continuing obligations under those rules. Among other things these require a listed company to notify the London Stock Exchange of any major new developments in its sphere of activities which are not public knowledge which may by virtue of the effect of these developments on its assets and liabilities or financial position or the general course of its business, lead to a substantial movement in the price of its listed securities. The company must ensure equality of treatment for all holders of listed securities who are in the same position and, when its securities are listed on more than one stock exchange, must ensure that equivalent information is made available to the market on each exchange on which its securities are listed. In addition, the Micro Focus Articles of Association, the general law and/or the Listing Rules impose obligations on listed companies to send the following information to shareholders:

        (i) Details relating to certain acquisitions, disposals, takeovers, mergers and offers either made by or in respect of the company, and

        (ii) An explanatory circular, whenever a general meeting of the shareholders is convened. If the meeting includes any business other than routine business at an annual general meeting, it must specify the general nature of such business (routine business means declarations of dividends, considering the report and accounts, election of directors in place of those retiring, appointment and fixing of remuneration of auditors or the manner in which fixed).

     In addition to the above requirements, a company is required to notify the London Stock Exchange of certain notifications received by the company of persons holding an interest in 3% or more of (any class of) the company's relevant share capital, any changes on the company's board of directors, any purchase or redemption by the company of its own equity securities, any directors' interests (including changes) in the shares or the debentures of their company and changes in the capital structure of the company. Unaudited half yearly reports of results for the first six months of any fiscal year and an unaudited preliminary announcement of results for each full fiscal year must also be published.

                                 OTHER BUSINESS

     The Intersolv Board does not intend to bring any other business before the Special Meeting, and, so far as is known to the Intersolv Board, no matters are to be brought before the Special Meeting except as specified in the notice of the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                    EXPERTS

     The consolidated financial statements of Micro Focus at January 31, 1997 and 1998 and for each of the three years in the period ended January 31, 1998, are incorporated in this Proxy Statement/Prospectus by reference to the Micro Focus Annual Report on Form 20-F for the fiscal year ended January 31, 1998 and have been so incorporated in reliance upon the report of Ernst & Young, independent auditors, given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Intersolv as of April 30, 1997 and 1998 and for each of the three years in the period ended April 30, 1998, included in Intersolv's Annual Report on Form 10-K for the fiscal year ended April 30, 1998 and incorporated by reference herein have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity under English law of the Micro Focus Ordinary Shares underlying the ADSs to be issued pursuant to the Merger and certain other legal matters of English law will be passed upon for Micro Focus by Memery Crystal, London, England. Certain legal matters under United States law in connection with the Merger will be passed upon for Micro Focus by Fenwick & West LLP, Palo Alto, California. Certain legal matters in connection with the Merger will be passed upon for Intersolv by Arent Fox Kintner Plotkin & Kahn, PLLC, Washington, D.C.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                             MICRO FOCUS GROUP PLC,
                             TOWER MERGER SUB INC.
                                      AND
                                INTERSOLV, INC.

                                                                   June 17, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
   I.  PLAN OF REORGANIZATION............................................   A-1
       1.1   The Merger..................................................   A-1
       1.2   Fractional Shares...........................................   A-2
       1.3   Stock Options; Warrants.....................................   A-2
       1.4   Effects of the Merger.......................................   A-3
       1.5   Further Assurances..........................................   A-3
       1.6   Tax-Free Reorganization.....................................   A-3
       1.7   Accounting Treatment........................................   A-3

  II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................   A-3
       2.1   Organization and Good Standing; Title.......................   A-4
       2.2   Power, Authorization and Validity...........................   A-4
       2.3   Capitalization..............................................   A-5
       2.4   Subsidiaries................................................   A-5
       2.5   No Conflicts................................................   A-6
       2.6   Litigation..................................................   A-6
       2.7   SEC Documents; Financial Statements.........................   A-6
       2.8   Taxes.......................................................   A-7
       2.9   Title to Properties.........................................   A-7
       2.10  Absence of Certain Changes..................................   A-8
       2.11  Agreements and Commitments..................................   A-8
       2.12  Intellectual Property.......................................   A-9
       2.13  Compliance with Laws........................................  A-10
       2.14  Certain Transactions and Agreements.........................  A-10
       2.15  Employees...................................................  A-10
       2.16  Corporate Documents.........................................  A-11
       2.17  No Brokers..................................................  A-12
       2.18  Restrictions on Business Activities.........................  A-12
       2.19  F-4; Prospectus/Proxy Statement.............................  A-12
       2.20  Books and Records...........................................  A-12
       2.21  Insurance...................................................  A-13
       2.22  Environmental Matters.......................................  A-13
       2.23  Customers and Suppliers.....................................  A-13
       2.24  Accounts Receivable.........................................  A-14
       2.25  Predecessor Entity..........................................  A-14
       2.26  Board Approval; State Takeover Statutes; Charter; Rights
             Agreement...................................................  A-14
       2.27  Accounting Treatment........................................  A-14
       2.28  Opinion of Financial Advisor................................  A-14
       2.29  Representations Complete....................................  A-14

                                                                           PAGE
                                                                           ----
 III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO................  A-15
       3.1   Organization; Title.........................................  A-15
       3.2   Power, Authorization and Validity...........................  A-15
       3.3   Capitalization..............................................  A-15
       3.4   Subsidiaries................................................  A-16
       3.5   No Conflicts................................................  A-16
       3.6   Litigation..................................................  A-17
       3.7   SEC Documents; Financial Statements.........................  A-17
       3.8   Title to Properties.........................................  A-17
       3.9   Absence of Certain Changes..................................  A-17
       3.10  Agreements and Commitments..................................  A-18
       3.11  Intellectual Property.......................................  A-19
       3.12  Compliance with Laws........................................  A-19
       3.13  Certain Transactions and Agreements.........................  A-19
       3.14  Corporate Documents.........................................  A-19
       3.15  No Brokers..................................................  A-19
       3.16  Restrictions on Business Activities.........................  A-20
       3.17  F-4; Prospectus/Proxy Statement.............................  A-20
       3.18  Books and Records...........................................  A-20
       3.19  Insurance...................................................  A-20
       3.20  Environmental Matters.......................................  A-20
       3.21  Customers and Suppliers.....................................  A-21
       3.22  Board Approval..............................................  A-21
       3.23  Accounting Treatment........................................  A-21
       3.24  Opinion of Financial Advisor................................  A-21
       3.25  Taxes.......................................................  A-21
       3.26  Accounts Receivable.........................................  A-21
       3.27  Representations Complete....................................  A-21

  IV.  CONDUCT PRIOR TO THE EFFECTIVE TIME...............................  A-22
       4.1   Conduct of Business.........................................  A-22
       4.2   No Other Negotiations.......................................  A-23
       4.3   Parent Dividends Restricted.................................  A-24

   V.  ADDITIONAL AGREEMENTS.............................................  A-24
       5.1   Registration on Form F-4....................................  A-24
       5.2   Stockholders Meetings; Parent Approvals.....................  A-25
       5.3   Access to Information.......................................  A-25
       5.4   Satisfaction of Conditions Precedent; Further Assurances....  A-25
       5.5   Regulatory Approvals; Consents..............................  A-26
       5.6   Pooling Accounting..........................................  A-26

                                                                           PAGE
                                                                           ----
       5.7   Business Acquisitions and Dispositions......................  A-27
       5.8   Auditors Letters............................................  A-27
       5.9   Stock Exchange Listings.....................................  A-27
       5.10  Board of Directors..........................................  A-27
       5.11  Nasdaq Quotation............................................  A-27
       5.12  Employee Matters............................................  A-27
       5.13  Takeover Statutes; Rights Agreement.........................  A-28
       5.14  Public Announcement.........................................  A-28
       5.15  Confidentiality.............................................  A-28
       5.16  Directors' and Officers' Insurance..........................  A-29

  VI.  CLOSING; EXCHANGE OF CERTIFICATES.................................  A-29
       6.1   The Closing.................................................  A-29
       6.2   Exchange Fund...............................................  A-29
       6.3   Exchange Procedures.........................................  A-29
       6.4   Distributions with Respect to Unexchanged Shares............  A-30
       6.5   No Further Ownership Rights in Company Common Stock.........  A-30
       6.6   Termination of Exchange Fund................................  A-30
       6.7   No Liability................................................  A-31
       6.8   Investment of Exchange Fund.................................  A-31
       6.9   Lost Certificates...........................................  A-31
       6.10  Withholding Rights..........................................  A-31
       6.11  Stock Transfer Books........................................  A-31

 VII.  CONDITIONS PRECEDENT..............................................  A-31
       7.1   Conditions to Obligations of Each Party.....................  A-31
       7.2   Conditions to Obligations of the Company....................  A-32
       7.3   Conditions to Obligations of Parent and Newco...............  A-33

VIII.  TERMINATION.......................................................  A-34
       8.1   Termination.................................................  A-34
       8.2   Effect of Termination.......................................  A-35
       8.3   Expenses and Termination Fees...............................  A-35

  IX.  GENERAL PROVISIONS................................................  A-36
       9.1   Non-Survival................................................  A-36
       9.2   Governing Law...............................................  A-36
       9.3   Assignment; Successors and Assigns..........................  A-36
       9.4   Severability................................................  A-36
       9.5   Counterparts................................................  A-36
       9.6   Other Remedies..............................................  A-36

                                                                           PAGE
                                                                           ----
       9.7   Amendment and Waivers.......................................  A-36
       9.8   No Waiver...................................................  A-36
       9.9   Notices.....................................................  A-36
       9.10  Interpretation of Agreement.................................  A-37
       9.11  No Joint Venture............................................  A-37
       9.12  Further Assurances..........................................  A-37
       9.13  Absence of Third Party Beneficiary Rights...................  A-37
       9.14  Entire Agreement............................................  A-37
       9.15  Submission to Jurisdiction..................................  A-38

                                    EXHIBITS

Exhibit A    Form of Certificate of Merger
Exhibit B    Form of Officer Certificates
Exhibit C    Form of Affiliate Agreements
Exhibit D    Form of Opinions of Counsel to Parent
Exhibit E    Form of Opinion of Counsel to the Company

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of June 17, 1998, by and among Micro Focus Group PLC, a public limited company organized under the laws of England and Wales ("Parent"), Tower Merger Sub Inc., a Delaware corporation ("Newco") and wholly-owned subsidiary of Parent, and Intersolv, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into the Company in a reverse triangular merger (the "Merger"), with the Company to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, a Certificate of Merger substantially in the form of Exhibit A (the "Certificate of Merger") and the provisions of applicable law. Upon the effectiveness of the Merger, all of the outstanding common stock of the Company, par value $0.01 per share ("Company Common Stock"), will be converted into the right to receive ordinary shares of Parent represented by American Depositary Shares of Parent ("Parent ADSs") each representing five Parent ordinary shares of 2p each ("Ordinary Shares") and evidenced by American Depositary Receipts ("Parent ADRs") and cash, in the manner and on the basis determined herein and as provided in the Certificate of Merger.

     B. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

     C. Prior to the execution and delivery of this Agreement, the Boards of Directors of Parent and the Company each have approved, and believe it is in the best interests of their respective companies and the stockholders of their respective companies to approve, the Merger, this Agreement, the Certificate of Merger and the transactions provided for herein and therein.

     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     I. PLAN OF REORGANIZATION

     1.1 The Merger. The Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the closing of the transactions contemplated by this Agreement (the "Closing"). The effective time of the Merger as specified in the Certificate of Merger (the "Effective Time") will occur upon filing of the Certificate of Merger, or on such other date upon which the parties hereto may mutually agree. Subject to the terms and conditions of this Agreement and the Certificate of Merger, at the Effective Time, Newco will be merged with and into the Company in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Law") as follows:

        1.1.1 Conversion of Company Shares. Subject to Section 1.1.2, each share of Company Common Stock (and the associated Rights (as defined in Section 2.3)) that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into that number of fully paid and nonassessable Parent ADSs obtained by multiplying each such share of Company Common Stock by 0.55 (the "Exchange Ratio").

        1.1.2 Adjustments for Capital Changes. If prior to the Effective Time, Parent (i) recapitalizes either through a split-up of its outstanding Ordinary Shares and/or Parent ADSs into a greater number, or through a combination of its outstanding Ordinary Shares and/or Parent ADSs into a lesser number, (ii) reorganizes, reclassifies or otherwise changes its outstanding Ordinary Shares and/or Parent ADSs into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or (iii) declares a dividend on its outstanding Ordinary Shares and/or Parent ADSs payable in Ordinary Shares and/or Parent ADSs or securities convertible into Ordinary

Shares and/or Parent ADSs, the calculation of the Exchange Ratio shall be appropriately adjusted in order to fairly and equitably preserve, as far as practicable, the rights and ownership of the Ordinary Shares and/or Parent ADSs of the holders of Company Common Stock hereunder as if the Effective Time had occurred immediately prior to such extraordinary action.

        1.1.3 Cancellation of Company Shares held by Parent and the Company. Each share of Company Common Stock held by the Company as treasury stock, if any, and each share of Company Common Stock held by Parent, Newco or any subsidiary of either of them immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be canceled and extinguished without any conversion thereof.

        1.1.4 Conversion of Newco Shares. Each share of Newco common stock, par value $0.01 per share ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Newco, be converted into and become one share of Company Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Company Common Stock into which the share of Newco Common Stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective Time. Such share of Company Common Stock shall be issued to Parent in exchange for the Parent ADSs issued in the Merger.

     1.2 Fractional Shares. No fractional Parent ADSs will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock (aggregating all of such holder's shares of Company Common Stock) who would otherwise be entitled to receive a fraction of a Parent ADS will receive from Parent, promptly after the Effective Time, an amount of cash equal to the average closing sale price of a Parent ADS for the twenty trading days ending with and including the third trading day immediately preceding the Effective Time, as reported on the Nasdaq National Market (the "Closing Price"), multiplied by the fraction of a Parent ADS to which such holder would otherwise be entitled.

     1.3 Stock Options; Warrants. (a) At the Effective Time, each of the then outstanding Company Options shall, by virtue of the Merger and the provisions hereinafter set forth in this Section 1.3, and without any further action on the part of any holder thereof, be converted into an option to purchase that number of Parent ADSs (a "Parent Option") obtained by multiplying the number of shares of Company Common Stock issuable upon exercise of each such Company Option by the Exchange Ratio, and Parent will assume all of the obligations of the Company and its subsidiaries under the Stock Plans. If the foregoing calculation results in a Parent Option being exercisable for a fraction of a Parent ADS, then the number of Parent ADSs subject to such option shall be rounded down to the nearest whole number of Parent ADSs. The exercise price of each Parent Option shall be equal to the exercise price of the Company Option from which such Parent Option was converted divided by the Exchange Ratio, rounded to the nearest whole cent. The term and vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of Company Options will, to the extent permitted by law and the pooling rules, be unchanged. An optionholder's continuous employment with the Company shall be credited as employment with Parent for purposes of vesting of the Parent Options. The Company and Parent will take, or cause to be taken, all actions which are necessary, proper or advisable under the Stock Plans to make effective the transactions contemplated by this Section 1.3.

"Company Option" means any option or right granted, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase Company Common Stock pursuant to any stock option, stock bonus, stock award or stock purchase plan, program or arrangement of the Company or any of its subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of its subsidiaries (collectively, the "Stock Plans").

     (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Ordinary Shares such that there are a sufficient number of Parent ADSs for delivery pursuant to the terms set forth in this
Section 1.3. Parent shall promptly cause the Parent ADSs issuable upon exercise of the Parent Options to be registered, or to be issued pursuant to a then effective registration statement on Form S-8 promulgated by the United States Securities and Exchange Commission ("SEC") and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Parent Options remain outstanding, and so long as the Ordinary Shares of Parent are listed on the London Stock Exchange ("LSE"), Parent will ensure that the Ordinary Shares will be admitted to and maintained on the Official List of the LSE.

     (c) At the Effective Time, each of the then outstanding warrants, exchangeable or convertible securities or other rights or agreements to purchase or otherwise acquire any Company Common Stock ("Company Warrants") shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a warrant or like security or agreement ("Parent Warrants") to purchase that number of Parent ADSs obtained by multiplying the number of shares of Company Common Stock underlying each such Company Warrant by the Exchange Ratio, and Parent shall assume all of the obligations of the Company under such Company Warrants. If the foregoing calculation results in a Parent Warrant being exercisable for a fraction of a Parent ADS, then the number of Parent ADSs subject to such warrant shall be rounded down to the nearest whole number of Parent ADSs. The exercise price of each Parent Warrant shall be equal to the exercise price of the Company Warrant from which such Parent Warrant was converted divided by the Exchange Ratio, rounded to the nearest whole cent. The exercisability period and other terms and conditions of Company Warrants will be unchanged.

     1.4 Effects of the Merger. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into the Company and the Company will be the surviving corporation pursuant to the terms of the Certificate of Merger; (b) the Certificate of Incorporation and Bylaws of the Company will become the Certificate of Incorporation and Bylaws of the surviving corporation; (c) each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted as provided in this Article I; (d) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted as provided in this Article I; (e) Kevin J. Burns will become a director of the Company and the other directors will be appointed by Parent, and the officers of Newco immediately prior to the Effective Time will become the officers of the Company; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

     1.5 Further Assurances. The Company agrees that if, at any time after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm Parent's rights as provided herein, Parent and any of its officers are hereby authorized by the Company to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to carry out the purposes of this Agreement.

     1.6 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Parent ADSs issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Company Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for Company Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code will be paid by Parent for shares of Company Common Stock in the Merger. The representations and warranties of Parent and Newco, and the Company set forth in Exhibits B-1 and B-2, respectively, are incorporated in this Agreement as if fully set forth herein.

     1.7 Accounting Treatment. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes under United States generally accepted accounting principles ("US GAAP"). The parties intend that the Merger be treated as a "merger" for accounting purposes under United Kingdom generally accepted accounting principles ("UK GAAP").

     II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In this Agreement, any reference to a "Material Adverse Effect" with respect to an entity or group of entities, means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, agreements, assets (including intangible assets), liabilities, business, employee base, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that a "Material Adverse Effect" shall not include (i) any adverse effect following the date of this Agreement that is directly caused by adverse reaction by customers of such entity to the announcement of the execution of this Agreement and the transactions contemplated by this Agreement, (ii) any adverse effect that is caused by a general economic downturn in the industries in which such entity operates or a national economic downturn, or (iii) a decline in the market value of any publicly traded securities of such entity. In any litigation or arbitration regarding the foregoing definition, the party claiming that one of the exclusions set forth in the proviso therein is applicable shall bear the burden of proving that such exclusion is applicable. When used in this Agreement, "Knowledge" means, with respect to representations and warranties made by a party hereto, conscious awareness of the relevant facts or information upon which such representations and warranties are based, after the exercise of reasonable care in the ascertainment of such facts or information.

     The Company has heretofore delivered to Parent a disclosure letter (the "Company Disclosure Letter"). The Company hereby represents and warrants to Parent and Newco, except as is set forth on the Company Disclosure Letter, that:

     2.1 Organization and Good Standing; Title. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Each subsidiary of the Company is a corporation or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, has the requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Parent true and complete copies of its Certificate of Incorporation and Bylaws and the equivalent charter documents of each of its subsidiaries as currently in effect.

     2.2  Power, Authorization and Validity.

        2.2.1 The Company has the corporate right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders.

        2.2.2 No consent, filing, authorization or approval, governmental or otherwise, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or thereby, except for
(a) the filing of the Certificate of Merger and any other documents required to effectuate the Merger under Delaware Law and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) such filings as may be required to comply with federal and applicable state securities laws and the securities laws of any foreign country,
(c) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and the antitrust and competition laws of the European Union and other jurisdictions, and (d) such other consents, filings, authorizations or approvals which, if not obtained or made, would not have a Material Adverse Effect on the Company or any of its subsidiaries and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

        2.2.3 This Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock"). As of the close of trading on the day prior to the date of this Agreement, (i) 22,708,134 shares of Company Common Stock were issued and outstanding, including associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 29, 1989 (the "Rights Agreement") between the Company and Sovran Bank, N.A., as Rights Agent (the "Rights Agent"), (ii) no shares of Preferred Stock were issued or outstanding, and (iii) no shares of Company Common Stock were held by the Company in its treasury; and the same number of shares of Company Common Stock and Company Preferred Stock shall be outstanding and held in the Company's treasury on the date of this Agreement (except for additional shares of Company Common Stock issued in connection with the exercise of Company Options and Company Warrants outstanding as of the close of trading on the day prior to the date of this Agreement). All issued and outstanding shares of the capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to any preemptive rights or rights of rescission, and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal, state and foreign securities laws. As of the close of trading on the day prior to the date of this Agreement, the Company had reserved 4,853,738 shares of Company Common Stock pursuant to Stock Plans, of which (i) 4,125,598 shares were subject to issued and outstanding unexercised Company Options and (ii) 193,705 shares were reserved for future grants of Company Options; and the same number of shares shall be subject to outstanding unexercised Company Options and reserved for future grants of Company Options on the date of this Agreement (except for shares of Company Common Stock issued in connection with the exercise of Company Options outstanding as of the close of trading on the day prior to the date of this Agreement). None of the Company Options or Company Warrants are subject to any reload or similar provision or treatment. Item 2.3 of the Company Disclosure Letter sets forth, for each Stock Plan of the Company, the name of each holder of Company Options under each such Stock Plan, the exercise price of such holder's Company Options, and the number of shares of Company Common Stock underlying such holder's Company Options which are currently vested, and contains all information required for the calculation of (i) such holder's Company Options which will vest in connection with the Merger, (ii) such holder's Company Options which will be unvested immediately following the Closing, and (iii) the vesting schedule for such holder's unvested Company Options. Company Warrants in respect of 140,000 shares of Company Common Stock are issued and outstanding as of the date of this Agreement. The Company has provided to Parent true and complete copies of all Stock Plans. Other than as set forth in this Section, there are no other stock appreciation rights, options, warrants, exchangeable or convertible securities, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of the Company's authorized but unissued capital stock; there is no liability for dividends or distributions declared or accrued but unpaid; and, there are no voting agreements, registration rights, rights of redemption or repurchase, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities. Other than the Company Options which shall become vested and exercisable pursuant to acceleration provisions not entered into in contemplation of the Merger, no Company Options or Company Warrants shall become vested or exercisable solely as a result of the Merger. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters as to which shareholders of the Company may vote.

     2.4 Subsidiaries. Item 2.4 of the Company Disclosure Letter is a true, correct and complete list of each subsidiary of the Company and its respective jurisdiction of organization. All of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of all pledges, claims, liens, leases, licenses, charges, encumbrances and security interests of any kind or nature whatsoever ("Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity.

     2.5 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, acceleration, breach, impairment or violation of, (i) any provision of the Certificate of Incorporation, Bylaws or similar charter documents of the Company or any of its subsidiaries as currently in effect, (ii) any note, bond, lease, mortgage, indenture, lease, license, franchise, permit, agreement or other instrument or obligation applicable to the Company or any of its subsidiaries or their respective properties or assets (iii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, breaches, impairments or violations that individually or in the aggregate would not (A) have a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. The consummation of the Merger will not require the consent of any third party and will not adversely affect any of the rights, licenses, franchises, leases or agreements of the Company or any of its subsidiaries pursuant to their terms, other than where the failure to obtain such consents or where such adverse effects would not constitute, individually or in the aggregate, a Material Adverse Effect.

     2.6 Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries before any court or administrative agency, foreign or domestic, that, individually or in the aggregate, would (i) have a Material Adverse Effect, (ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the Merger or the consummation of the transactions contemplated by this Agreement, nor is there any judgment, injunction, decree, writ, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries having or which would have, any such effect. Item 2.6 of the Company Disclosure Letter sets forth, with respect to any suit, action, proceeding or investigation to which the Company or any of its subsidiaries is a party and which involves claims which if adversely determined would exceed $100,000, the forum, the parties thereto, the subject matter and current status thereof and the amount of damages claimed.

     2.7 SEC Documents; Financial Statements. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, applicable to such SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in (i) the Company SEC Documents (the "Company Financial Statements") and (ii) the preliminary financial statements of the Company for the fiscal year ended April 30, 1998 (the "Preliminary Financial Statements" with April 30, 1998 being the "Balance Sheet Date") previously delivered by the Company to Parent comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared according to US GAAP (except (x) in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act and (y) in the case of the Preliminary Financial Statements, there are no footnotes or statement of cash flows) applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements. For the purposes of this Agreement, all financial statements referred to in this paragraph shall include any notes or schedules to such financial statements. Except as set forth in the Company Financial Statements or the Preliminary Financial Statements, neither the Company nor any of its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (other than matters that would ordinarily be included in notes to audited financial statements, which notes will not be materially different from comparable notes to the Company Financial Statements), and there is no existing condition, situation or set of circumstances which are required by US GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto (other than matters that would ordinarily be included in notes to audited financial statements, which notes will not be materially different from comparable notes to the Company Financial Statements), except as incurred in the ordinary course of business since the Balance Sheet Date..

     2.8 Taxes. For the purposes of this Agreement, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax and information returns and reports required to be filed, and have paid all taxes required to be paid in respect of all periods for which such returns have been filed, have made all necessary estimated tax payments, and have no liability for such taxes materially in excess of the amount paid, except to the extent adequate reserves have been established in the Company Financial Statements. All such returns and reports filed by the Company and each of its subsidiaries were true, correct and complete in all material respects. True, correct and complete copies of all such tax and information returns for the fiscal years ended April 30, 1993, 1994, 1995, 1996, 1997 and all other years for which the applicable statute of limitations period has not expired have been provided by the Company to Parent. There are no material Liens on any assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax. Neither the Company nor any of its subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of the Company or any of its subsidiaries has been or is being audited or examined by the Internal Revenue Service or any state or other national taxing agency or authority, neither the Company nor any of its subsidiaries has Knowledge of, or has received notice that, any such authority intends to assess any additional taxes against the Company or any of its subsidiaries for any period for which tax returns have been filed, and no material dispute or claim concerning any tax liability of the Company or any of its subsidiaries has been proposed or claimed by any such authority. Neither the Company nor any of its subsidiaries has waived any statute of limitations or similar statute or right in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code. Neither the Company nor any of its subsidiaries is a party to any tax indemnity, tax allocation, tax sharing agreement, or similar agreement, arrangement or practice with respect to taxes, nor does the Company or any of its subsidiaries owe any amount under any such agreement or arrangement. Neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Sections 280G or 404 of the Code.

     2.9 Title to Properties. The Company and its subsidiaries have good and marketable title to, or a valid leasehold interest in, as applicable, all of the assets reflected on the Preliminary Financial Statements as of the Balance Sheet Date, free and clear of all Liens, except (i) Liens for current taxes not yet due and payable and (ii) Liens reflected on the Company Financial Statements not in excess of $100,000 and which do not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise impair the business operations conducted thereon. The Company's and its subsidiaries' assets (A) are in all material respects in good operating condition and repair, normal wear and tear excepted, and (B) constitute all of the properties, interests, assets and rights held for use or used in connection with the business of the Company and constitute all those necessary to continue to operate the business of the Company consistent with current practice. All leases of real or personal property to which the Company or any of its subsidiaries is a party are fully effective and afford the Company or such subsidiary peaceful and undisturbed possession of the subject matter of the lease. Item 2.9 of the Company Disclosure Letter sets forth a list and brief description of all real property leased by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries owns any real property. To the Company's and its subsidiaries' Knowledge, neither the Company nor any of its subsidiaries is in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and neither the Company nor any of its subsidiaries has received any notice of such violation with which it has not complied or had waived.

     2.10 Absence of Certain Changes. Since the Balance Sheet Date, the Company has carried on its business in the ordinary course consistent with past practice and there has not been with respect to the Company or any of its subsidiaries:
(i) any change, event or condition (whether or not covered by insurance) that would result in a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company or any of its subsidiaries, any split, stock dividend, combination or recapitalization of the capital stock of the Company or any of its subsidiaries or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of the capital stock of the Company or any of its subsidiaries; (iii) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets other than in the ordinary course of business consistent with past practice, but in no event representing properties, assets or commitments or arrangements in excess of $250,000 in any one transaction or $500,000 in the aggregate; (iv) any contingent liability incurred as guarantor or surety with respect to the obligations of others; (v) any Lien placed on any of its properties or assets other than in the ordinary course of business consistent with past practice but in no event more than $250,000 in any one transaction or $500,000 in the aggregate; (vi) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred other than in the ordinary course of business consistent with past practice (including obligations under customer contracts and current obligations); (vii) any damage, destruction or loss, whether or not covered by insurance, materially affecting its properties, assets or business; (viii) any labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of the Company's or any of its subsidiaries' officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents (except as previously disclosed in writing to and approved in writing by Parent) other than normal annual raises in accordance with past practice, or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases or other arrangements made in accordance with past practices; (ix) any material change with respect to its management, supervisory, development or other key personnel; (x) any payment or discharge of a material Lien or liability which was not either (A) shown on the balance sheet as of the Balance Sheet Date included in the Preliminary Financial Statements or (B) incurred in the ordinary course of business consistent with past practice after the Balance Sheet Date; (xi) any obligation or liability incurred by the Company or any of its subsidiaries to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers; (xii) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Company or any of its subsidiaries in excess of $250,000 in any one transaction or $500,000 in the aggregate; (xiii) any payment, discharge or satisfaction of any material claim or obligation, except in the ordinary course of business consistent with past practice but in no event more than $250,000 in any one transaction or $500,000 in the aggregate; (xiv) any agreement or action not otherwise referred to in items (i) through (xiii) above entered into or taken that is material to the Company and its subsidiaries, taken as a whole; or (xv) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xiv).

     2.11 Agreements and Commitments. Neither the Company nor any of its subsidiaries is a party or subject to:

        (i) Any agreement, obligation or commitment (other than those identified with respect to clauses (ii) through (viii) of this Section 2.11) providing for future payments by or to the Company or any of its subsidiaries in an aggregate amount of $500,000 or more, within three years of the date of this Agreement;

        (ii) Any agreement, obligation or commitment to encumber, license, transfer or sell rights in or with respect to any the Company's Intellectual Property (as defined in Section 2.12) other than in the ordinary course of business consistent with past practice;

        (iii) Any agreement for the sale or lease of real or personal property (other than equipment leases in the ordinary course of business consistent with past practice) involving more than $100,000 in any year or per year;

        (iv) Any joint venture or partnership agreement or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

        (v) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of the Company or any of its subsidiaries incurred or made in the ordinary course of business consistent with past practice;

        (vi) Any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit the Company or any of its subsidiaries after the Effective Time;

        (vii) Any union contract, or any employment, consulting, severance, termination or indemnification agreement, written or oral, providing for future payments to any current or former director, officer, employee, consultant or other agent of the Company or any of its subsidiaries which exceed $150,000 per annum or requires total payments over the life of such agreement in excess of $150,000;

        (viii) Any agreement, obligation or commitment entered into other than in the ordinary course of business that is otherwise material to the Company and its subsidiaries, taken as a whole.

        The Company has provided Parent with true and correct copies of each of the agreements set forth in Item 2.11 of the Company Disclosure Letter (collectively, the "Company Agreements"). All Company Agreements are valid, binding and enforceable against the parties thereto and are in full force and effect in all material respects. Neither the Company nor, to the Knowledge of the Company or its subsidiaries, any other party, is in breach of or default under any material term of any such Company Agreement.

     2.12  Intellectual Property.

        2.12.1 The Company and its subsidiaries own all right, title and interest in, or have the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights ("Intellectual Property") used in or necessary to the conduct of the Company's business as presently conducted, except to the extent that the failure to have such rights has not had and would not have a Material Adverse Effect. The Company has taken all reasonable measures to protect all of the Company's Intellectual Property, and, to the Company's Knowledge, no other person is infringing or violating any of the Company's Intellectual Property. Item 2.12.1 of the Company Disclosure Letter is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for the Company's Intellectual Property owned by the Company or any of its subsidiaries. To the Company's Knowledge, there has been no material loss, cancellation, termination or expiration of any such registration or patent or application. Neither the Company nor any of its subsidiaries is, or as a result of the execution, delivery or performance of this Agreement will be, in material violation of any license, sublicense or other agreement relating to, or lose any material rights in respect of, the Intellectual Property of the Company or any third party.

        2.12.2 The business of the Company as conducted as of the date hereof does not cause the Company or any of its subsidiaries to infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and none of the Company or its subsidiaries has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person. The Company has the unrestricted right to reproduce, manufacture, sell, license and distribute all of its products ("Products"), offer and sell its services, and the right to use all of its registered user lists, and is not using any confidential information or trade secrets of any former employer of any past or present employees in the countries in which its Products are currently sold, and, to the Knowledge of the Company and its subsidiaries, in any other country.

        2.12.3 The Company possesses copies of the source code for each of the Products and none of such source code has been provided to any third party, other than to an escrow agent pursuant to customary source code escrow agreements, copies of which have been provided to Parent. None of the Products contains any significant defect (including, without limitation, in connection with processing data containing dates in leap years or in the year 2000 and any preceding or following years) or a material difference between the functionality of such Product and its current end-user documentation or warranties.

     2.13 Compliance with Laws. The Company and each of its subsidiaries has complied and is in compliance with, is not in violation of, and has not received any notices of violation with respect to, any laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to the Company or such subsidiary or to its assets, properties and business, except for such violations or failures to comply as would not have a Material Adverse Effect. The Company and each of its subsidiaries has received all licenses, permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, necessary to conduct its business as presently conducted, except where the failure to obtain such licenses or make such filings would not have a Material Adverse Effect.

     2.14 Certain Transactions and Agreements. No person who is an officer, director, employee or agent of the Company or any of its subsidiaries has any direct or indirect interest in any agreement or informal arrangement with the Company or any of its subsidiaries, including, without limitation, any loan arrangements, except for compensation for services as an officer, director or employee of the Company and except for the normal rights of a shareholder. None of such officers, directors, employees or agents has any direct or indirect interest in any property, real or personal, tangible or intangible, including, without limitation, Intellectual Property, used in the business of the Company or its subsidiaries, and there have been with respect to such persons no transactions of the type required to be disclosed under the Exchange Act or similar law or regulation.

     2.15  Employees.

        2.15.1 Neither the Company nor any of its subsidiaries has any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by the Company or such subsidiary (except to the extent that applicable foreign laws may require the payment of severance compensation), and each officer, employee, agent or consultant of the Company and each of its subsidiaries has executed the Company's standard form of noncompetition, nondisclosure of proprietary information and assignment of copyright and other intellectual property rights to the Company, copies of which have been provided to Parent. The Company has delivered to Parent a list of all employees, officers and development consultants of the Company and its subsidiaries and their current compensation and benefits as of the date of this Agreement.

        2.15.2 Neither the Company nor any of its subsidiaries (i) has, to the Knowledge of the Company and its subsidiaries, ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has any current labor dispute, except for disputes with individual employees arising in the ordinary course of business consistent with past practice. The Company and each of its subsidiaries has good labor relations, and neither the Company nor its subsidiaries has Knowledge of any facts indicating that the consummation of the transactions provided for herein (i) will have an adverse effect on its labor relations, or (ii) that any of its key employees intends to leave its employ.

        2.15.3 Item 2.15.3 of the Company Disclosure Letter contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans or policies, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans or policies maintained by the Company and each of its subsidiaries (the "Employee Plans"), including, without limitation, all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has delivered true and complete copies or descriptions of all the Employee Plans to Parent. Each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code, as well as the terms of such Employee Plans. All such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Reform Act of 1986. The Company has delivered a true and complete copy of the most recent determination letter issued with respect to each Employee Plan intended to qualify under Section 401 (a) of the Code. No Employee Plan is subject to Title IV of ERISA. The Company and its subsidiaries have no unfunded liability under Section 412 of the Code. All contributions due from the Company and its subsidiaries with respect to any of the Employee Plans have been made or accrued on the Company Financial Statements. Neither the Company nor any of its subsidiaries has ever been a participant in any "prohibited transaction" within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which the Company or such subsidiary sponsors as employer or in which the Company or such subsidiary participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of the Company and its subsidiaries are in compliance with the continuation coverage requirements of Section 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries.

        2.15.4 To the Company's Knowledge, no employee of the Company or any of its subsidiaries is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by the Company or such subsidiary or to use trade secrets or proprietary information of others, and the employment of any employee of the Company or any of its subsidiaries does not subject the Company or such subsidiary to any liability to any third party.

        2.15.5 Neither the Company nor any of its subsidiaries is a party to any (a) agreement or commitment with any executive officer or other key employee
(i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement, commitment or plan, including, without limitation, any Stock Plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company is not obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger.

     2.16 Corporate Documents. The Company has made available to Parent for examination all documents and information listed in the Company Disclosure Letter or other exhibits called for by this Agreement or which have been requested by Parent, including, without limitation, the following: (a) copies of the Company's and each of its subsidiaries' Certificate of Incorporation and Bylaws or similar charter documents as currently in effect; (b) the Company's and each of its subsidiaries' minute book containing all records of all proceedings, consents, actions and meetings of its directors and shareholders;
(c) each of the Company's subsidiaries' stock ledger, journal and other records reflecting all stock issuances and transfers; (d) the May 1998 Carson Group analysis of the Company's shareholders; and (e) all currently effective permits, orders and consents issued by any regulatory agency with respect to the Company and each of its subsidiaries, or any securities of the Company and each of its subsidiaries, and all applications for such permits, orders and consents.

     2.17 No Brokers. Other than Hambrecht & Quist, whose fees and expenses will be paid by the Company (and a copy of whose engagement letter and a calculation of the fees that would be due thereunder has been provided to Parent), the Company is not obligated for the payment of fees or expenses of any investment banker, financial advisor, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein. Assuming consummation of the Merger, no such engagement letter obligates the Company to continue to use such person's services or pay fees or expenses in connection with any future transaction.

     2.18 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of the Company or any of its subsidiaries, any acquisition of property or right by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or any of its subsidiaries.

     2.19  F-4; Prospectus/Proxy Statement.

        2.19.1 The information supplied and to be supplied by the Company that is included in the Form F-4 Registration Statement to be submitted to the SEC in connection with the issuance of Parent ADSs in the Merger (the "Form F-4") shall not at the time the Form F-4 (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading. The information supplied and to be supplied by the Company that is included in the prospectus/proxy statement (the "Prospectus/Proxy Statement") included in the Form F-4 related to the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders Meeting") shall not on the date such Prospectus/Proxy Statement is first mailed to the Company's stockholders, and, together with any amendments or supplements thereto, at the time of the Company Stockholders Meeting and at the Effective Time, contain any untrue statement, which, at such time, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

        2.19.2 The information supplied and to be supplied by the Company that is included in the Super Class 1 Shareholder Circular (comprising listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom, as amended (the "FSA")) (the "Parent Disclosure Document") will, on the date the Parent Disclosure Document is first mailed to shareholders of Parent and, together with any supplementary listing particulars published under Part IV of the FSA, at the time of the meeting of the holders of Ordinary Shares for the purpose of voting on the transactions contemplated by this Agreement (the "Parent Shareholders Meeting") and at the Effective Time, include all such information within the Knowledge of each of the directors of the Company (or which it would be reasonable for them to obtain by making inquiries) as investors and their professional advisors reasonably require and expect to find, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of Parent and of the rights attaching to the securities to which the Parent Disclosure Document relates.

        2.19.3 Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Newco which is contained in any of the foregoing documents.

     2.20 Books and Records. The books, records and accounts of the Company (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable and proper business and corporate governance practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and (d) accurately and fairly reflect the basis for the Company Financial Statements.

     2.21 Insurance. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owing assets similar to those of the Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Neither the Company nor its subsidiaries has any Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.22  Environmental Matters.

        2.22.1 During the period that the Company and its subsidiaries have leased the premises currently occupied by them and those premises occupied by them since the date of their respective organizations, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on any such premises in violation of law. Neither the Company nor its subsidiaries has any Knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to the Company or any of its subsidiaries having taken possession of any of such premises, in violation of law. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA") and "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under
(i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

        2.22.2 During the time that the Company or its subsidiaries have leased such premises, none of the premises currently leased by the Company or its subsidiaries or any premises previously occupied by the Company or its subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

        2.22.3 During the time that the Company and its subsidiaries have leased the premises currently or previously occupied by them, (i) neither the Company, its subsidiaries nor, to the Company's or any subsidiaries' Knowledge, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials in violation of law, (ii) there has been no litigation, proceeding or administrative action brought or threatened in writing against the Company or any of its subsidiaries, or any settlement reached by the Company or any of its subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises, and (iii) no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

     2.23 Customers and Suppliers. As of the date of this Agreement, no customer which individually accounted for more than $1,000,000 of the Company's gross revenues during the twelve months preceding the date of this Agreement has indicated to the Company that it will stop, or materially decrease the rate of, buying products or services from the Company, or has since April 30, 1997 materially decreased its usage of the Company's products or services. As of the date of this Agreement, no material supplier of the Company has indicated that it will stop, or materially decrease the rate of supplying materials, products or services to the Company.

     2.24 Accounts Receivable. The unpaid accounts and notes receivable owing to the Company and its subsidiaries on the balance sheet included in the Preliminary Financial Statements (after taking into account reserves which are reflected therein) are, and all receivables generated from the date of the Preliminary Financial Statements through the Closing Date shall be, collectible in the ordinary course of business consistent with past practice, except for such accounts and notes receivable, the failure of which to be collectible, would not cause a Material Adverse Effect. No such account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted by the account obligor, except for such assignments, pledges, defenses or setoffs which would not cause a Material Adverse Effect.

     2.25 Predecessor Entity. To the Company's or any of its subsidiaries' Knowledge, none of the representations or warranties made herein with respect to the Company is materially untrue or incorrect with respect to any predecessor of the Company, the effect of which would subject the Company to material obligation or liability.

     2.26  Board Approval; State Takeover Statutes; Charter; Rights Agreement.

        2.26.1 The Board of Directors of the Company has (i) approved the Merger and this Agreement, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders and (iii) determined to recommend that the stockholders of the Company approve this Agreement and the consummation of the Merger, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the other transactions contemplated hereby and thereby, the provisions of
Section 203 of the Delaware Law. No other "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby.

        2.26.2 A majority of the "Disinterested Directors" (as such term is defined in the Company's Certificate of Incorporation) have approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the other transactions contemplated hereby and thereby, the provisions of Article Eighth of the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting is the only vote of the holders of any of the Company's capital stock necessary to approve the Merger, this Agreement, or any of the other transactions contemplated hereby.

        2.26.3 The Company has taken, and as soon as possible after the date of this Agreement (but in no event later than two business days after the date of this Agreement), the Rights Agent will take, all actions necessary or appropriate to amend the Rights Agreement to ensure that the execution and delivery of this Agreement, the Merger and the other transactions contemplated by this Agreement will not cause Parent, Newco or any of their affiliates to be considered an "Acquiring Person," the occurrence of a "Distribution Date," a "Stock Acquisition Date," or a "Triggering Event" (as each such term is defined in the Rights Agreement) or the separation of the Rights from the underlying shares of Company Common Stock, and will not give the holders thereof the right to acquire securities of any party to this Agreement.

     2.27 Accounting Treatment. Neither the Company nor its subsidiaries, nor, to the Knowledge of the Company or its subsidiaries, any of their respective directors, officers, stockholders or "affiliates" (within the meaning of the Securities Act), has taken any action that would prevent Parent from accounting for the Merger as a pooling of interests pursuant to US GAAP.

     2.28 Opinion of Financial Advisor. The Company has been advised in writing by its financial advisor, Hambrecht & Quist, that in such advisor's opinion, as of the date of this agreement, the consideration to be received in the Merger is fair to the stockholders of the Company, from a financial point of view.

     2.29 Representations Complete. None of the representations or warranties made by the Company in this Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by the Company to Parent under this Agreement, taken together, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     III. REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     Parent has heretofore delivered to the Company a disclosure letter (the "Parent Disclosure Letter").

     Parent and Newco hereby represent and warrant to the Company, except as is set forth on Parent Disclosure Letter, that:

     3.1 Organization; Title. Parent is a public limited company duly organized and validly existing under the laws of England and Wales, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Parent has delivered to the Company true and complete copies of its Memorandum of Association and Articles of Association as currently in effect. Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Newco has delivered to the Company true and complete copies of its Certificate of Incorporation and Bylaws as currently in effect. Parent owns all of the issued and outstanding capital stock of Newco.

     3.2  Power, Authorization and Validity.

        3.2.1 Each of Parent and Newco has the corporate right, power and authority to enter into and perform their obligations under this Agreement. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent and Newco, subject only to the approval of Parent's shareholders of (i) the Merger, (ii) the granting of authority to allot securities of Parent pursuant to Section 80 Companies Act 1985 of the United Kingdom (the "Companies Act"), (iii) an increase in the share capital of Parent, and (iv) an increase in the number of Ordinary Shares available to satisfy Parent's obligations under Section 1.3 of this Agreement.

        3.2.2 No consent, filing, authorization or approval, governmental or otherwise, is required by or with respect to Parent or Newco in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or thereby, except for (a) the filing of the Certificate of Merger and any other documents required to effectuate the Merger under Delaware Law and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) such filings as may be required to comply with federal and applicable state securities laws and the securities laws of any foreign country, (c) filings required under the HSR Act and the antitrust and competition laws of the European Union and other jurisdictions, (d) appropriate filings with, and approvals of, the London Stock Exchange Limited ("LSE") and the Nasdaq National Market, (e) filings required under the Companies Act and the FSA, (f) the consent of H.M. Treasury pursuant to Section 765(1)(C) of the Income and Corporation Taxes Act 1988, and (g) such other consents, filings, authorizations or approvals which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

        3.2.3 This Agreement has been duly executed and delivered by Parent and constitute valid and binding obligations of Parent enforceable against Parent in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. This Agreement has been duly executed and delivered by Newco and constitutes a valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3  Capitalization.

        3.3.1 The authorized share capital of Parent consists of 112,500,000 Ordinary Shares. As of the close of trading on the day prior to the date of this Agreement, 80,171,795 of those Ordinary Shares were issued and the balance were unissued; and the same number of Ordinary Shares shall be outstanding on the date of this Agreement (except for additional Ordinary Shares which are issued in connection with exercises of options and conversion of convertible securities outstanding as of close of trading on the day prior to this Agreement). All issued shares in the capital of Parent are, and all shares which may be issued in the Merger or pursuant to any stock option, stock bonus, stock award or stock purchase plan, program or arrangement of Parent ("Parent Stock Plans") will be, when issued, duly authorized, validly issued and fully paid and not subject to any preemptive rights (except as provided by Section 89 Companies Act), and have been or will be offered, issued, sold and delivered by Parent in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable securities laws. As of the close of trading on the day prior to date of this Agreement, 10,666,157 Ordinary Shares were subject to issued and outstanding unexercised grants of options pursuant to Parent Stock Plans; and the same number of Ordinary Shares shall be subject to issued and outstanding unexercised grants of options pursuant to Parent Stock Plans on the date of this Agreement (except for Ordinary Shares issued in connection with exercises of options pursuant to Parent Stock Plans outstanding as of the close of trading on the day prior to the date of this Agreement). Parent has provided to the Company true and complete copies of all Parent Stock Plans. Other than as set forth in this Section, there are no other stock appreciation rights, options, warrants, exchangeable or convertible securities, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Parent's authorized but unissued share capital; there is no liability for dividends accrued but unpaid; and there are no voting agreements, registration rights, rights of redemption or repurchase, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of Parent's outstanding securities. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters which shareholders of Parent may vote.

        3.3.2 Each Parent ADS represents five Ordinary Shares deposited with The Bank of New York, Parent's United States depositary (the "ADR Depositary") pursuant to the Deposit Agreement, as amended and restated as of March 16, 1998 (the "Deposit Agreement"), among Parent, the ADR Depositary and the owners and holders of Parent ADRs, a copy of which has been previously provided to the Company. Each Parent ADR is, and each Parent ADR issued in connection with the Merger will be, issued pursuant to the Deposit Agreement and represent one Parent ADS. The Deposit Agreement is valid, binding and enforceable against the parties thereto and is in full force and effect.

        3.3.3 The authorized capital stock of Newco consists of 100 shares of Newco Common Stock, all of which are issued and outstanding, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of all Liens.

     3.4 Subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary of Parent have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, Parent does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity.

     3.5 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by Parent and Newco of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, acceleration, breach, impairment or violation of,
(i) any provision of the Memorandum of Association or Articles of Association of Parent as currently in effect, (ii) any note, bond, lease, mortgage, indenture, lease, license, franchise, permit, agreement or other instrument or obligation applicable to Parent or any of its subsidiaries or their respective properties or assets (iii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Parent or any of its subsidiaries or of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, breaches, impairments or violations that individually or in the aggregate would not have (A) a Material Adverse Effect, (B) impair the ability of Parent to perform its obligations under this Agreement or (C) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. The consummation of the Merger will not require the consent of any third party and will not adversely affect any of the rights, licenses, franchises, leases or agreements of Parent or any of its subsidiaries pursuant to their terms, other than where the failure to obtain such consents or where such adverse effects would not constitute, individually or in the aggregate, a Material Adverse Effect.

     3.6 Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of Parent or any of its subsidiaries, threatened against Parent or any of its subsidiaries before any court or administrative agency, foreign or domestic, that, individually or in the aggregate, would (i) have a Material Adverse Effect, (ii) impair the ability of Parent or Newco to perform its obligations under this Agreement or (iii) prevent or materially delay the Merger or the consummation of the transactions contemplated by this Agreement, nor is there any judgment, injunction, decree, writ, rule or order of any governmental entity or arbitrator outstanding against Parent or any of its subsidiaries having or which would have, any such effect. Item 3.6 of the Parent Disclosure Schedule sets forth, with respect to any suit, action, proceeding or investigation to which Parent or any of its subsidiaries is a party and which involves claims which if adversely determined would exceed $100,000, the forum, the parties thereto, the subject matter and current status thereof and the amount of damages claimed.

     3.7 SEC Documents; Financial Statements. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared according to US GAAP or UK GAAP, as the case may be, applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). There has been no material change in Parent's accounting policies except as described in the notes to the Parent Financial Statements. For the purposes of this Agreement, all financial statements referred to in this paragraph shall include any notes or schedules to such financial statements. Except as set forth in Parent Financial Statements or Parent's balance sheet dated April 30, 1998, neither Parent nor any of its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances which are required by US GAAP or UK GAAP, as the case may be, to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto (other than matters that would ordinarily be included in notes to audited financial statements, which notes will not be materially different from comparable notes to Parent Financial Statements), except as incurred in the normal course of business since April 30, 1998.

     3.8 Title to Properties. Parent and its subsidiaries have good and marketable title to, or a valid leasehold interest in, as applicable, all of the assets reflected on Parent's audited balance sheet as of January 31, 1998, free and clear of all Liens, except (i) Liens for current taxes not yet due and payable and (ii) Liens reflected on the Parent Financial Statements not in excess of $100,000 and which do not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise impair the business operations conducted thereon. Parent's and its subsidiaries' assets (A) are in all material respects in good operating condition and repair, normal wear and tear excepted, and (B) constitute all of the properties, interests, assets and rights held for use or used in connection with the business of Parent and constitute all those necessary to continue to operate the business of Parent consistent with current practice. All leases of real or personal property to which Parent or any of its subsidiaries is a party are fully effective and afford Parent or such subsidiary peaceful and undisturbed possession of the subject matter of the lease.

     3.9 Absence of Certain Changes. Since April 30, 1998, Parent has carried on its business in the ordinary course consistent with past practice and there has not been with respect to Parent or any of its subsidiaries: (i) any change, event or condition (whether or not covered by insurance) that would result in a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Parent or any of its subsidiaries, any split, stock dividend, combination or recapitalization of the capital stock of Parent or any of its subsidiaries or any direct or indirect redemption, purchase or other acquisition by Parent or any of its subsidiaries of the capital stock of Parent or any of its subsidiaries; (iii) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets other than in the ordinary course of business consistent with past practice, but in no event representing properties, assets or commitments or arrangements in excess of $250,000 in any one transaction or $500,000 in the aggregate; (iv) any contingent liability incurred as guarantor or surety with respect to the obligations of others; (v) any Lien placed on any of its properties or assets other than in the ordinary course of business consistent with past practice but in no event more than $250,000 in any one transaction or $500,000 in the aggregate; (vi) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred other than in the ordinary course of business consistent with past practice (including obligations under customer contracts and current obligations); (vii) any damage, destruction or loss, whether or not covered by insurance, materially affecting its properties, assets or business; (viii) any labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of Parent's or any of its subsidiaries' officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal annual raises in accordance with past practice, or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases or other arrangements made in accordance with past practices; (ix) any material adverse change with respect to its management, supervisory, development or other key personnel; (x) any payment or discharge of a material Lien or liability which was not either (A) shown on Parent's balance sheet as of April 30, 1998 or (B) incurred in the ordinary course of business consistent with past practice after April 30, 1998; (xi) any obligation or liability incurred by Parent or any of its subsidiaries to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers; (xii) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to Parent or any of its subsidiaries in excess of $250,000 in any one transaction or $500,000 in the aggregate; (xiii) any payment, discharge or satisfaction of any material claim or obligation, except in the ordinary course of business consistent with past practice but in no event more than $250,000 in any one transaction or $500,000 in the aggregate; (xiv) any agreement or action not otherwise referred to in items (i) through (xiii) above entered into or taken that is material to Parent and its subsidiaries, taken as a whole; or (xv) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xiv).

     3.10 Agreements and Commitments. Neither Parent nor any of its subsidiaries is a party or subject to:

        (i) Any agreement, obligation or commitment (other than those identified with respect to clauses (ii) through (vi) of this Section 3.10 or in the ordinary course of the Company's business consistent with past practice) providing for future payments by or to Parent or any of its subsidiaries in an aggregate amount of $500,000 or more, within three years of the date of this Agreement;

        (ii) Any agreement, obligation or commitment to encumber, license, transfer or sell rights in or with respect to any of Parent's Intellectual Property (as defined in Section 3.11) other than in the ordinary course of business consistent with past practice;

        (iii) Any joint venture or partnership agreement;

        (iv) Any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit Parent's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Parent or any of its subsidiaries after the Effective Time;

        (v) Any union contract, or any employment, consulting, severance, termination or indemnification agreement which will require Parent or any of its subsidiaries to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, as a result of the Merger; or

        (vi) Any agreement, obligation or commitment entered into other than in the ordinary course of business consistent with past practice that is otherwise material to Parent and its subsidiaries, taken as a whole.

        Parent has provided the Company with true and correct copies of each of the agreements set forth in Item 3.10 of the Parent Disclosure Letter (collectively, the "Parent Agreements"). All Parent Agreements are valid, binding and enforceable against the parties thereto and are in full force and effect in all material respects. Neither the Parent nor, to the Knowledge of Parent or its subsidiaries, any other party, is in breach of or default under any material term of any such Parent Agreement.

     3.11  Intellectual Property.

        3.11.1 Parent and its subsidiaries own all right, title and interest in, or have the right to use, all Intellectual Property used in or necessary to the conduct of Parent's business as presently conducted, except to the extent that the failure to have such rights have not and would not have a Material Adverse Effect. The business of Parent as conducted as of the date hereof does not cause Parent or any of its subsidiaries to infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person.

        3.11.2 Parent possesses copies of the source code for each of its products and none of such source code has been provided to any third party, other than to an escrow agent pursuant to customary source code escrow agreements, copies of which have been provided to the Company. None of the Parent's products contains any significant defect (including, without limitation, in connection with processing data containing dates in leap years or in the year 2000 and any preceding or following years) or a material difference between the functionality of such Product and its current end-user documentation or warranties.

     3.12 Compliance with Laws. Parent and each of its subsidiaries have complied and is in compliance with, are not in violation of, and have not received any notices of violation with respect to, any laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Parent or such subsidiary or to their assets, properties and business, except for such violations or failures to comply as would not have a Material Adverse Effect. Parent and each of its subsidiaries has received all licenses, permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, necessary to conduct its business as presently conducted, except where the failure to obtain such licenses or make such filings would not have a Material Adverse Effect.

     3.13 Certain Transactions and Agreements. No person who is an officer, director, employee or agent of Parent or any of its subsidiaries has any direct or indirect interest in any agreement or informal arrangement with Parent or any of its subsidiaries, including, without limitation, any loan arrangements, except for compensation for services as an officer, director or employee of Parent, of the type required to be disclosed under the Exchange Act or similar law or regulation. None of such officers, directors, employees or agents has any direct or indirect interest in any property, real or personal, tangible or intangible, including, without limitation, Intellectual Property, used in the business of Parent or its subsidiaries, and there have been with respect to such persons no transactions of the type required to be disclosed under the Exchange Act or similar law or regulation.

     3.14 Corporate Documents. Parent has made available to the Company for examination all documents and information listed in the Parent Disclosure Letter or other exhibits called for by this Agreement or which have been requested by the Company, including, without limitation, the following: (a) copies of the Parent's Memorandum of Association and Articles of Association as currently in effect; and (b) Parent's minute book containing all records of all proceedings, consents, actions and meetings of its directors and shareholders.

     3.15 No Brokers. Other than Donaldson, Lufkin & Jenrette Securities Corporation and SBC Warburg Dillon Read, whose fees and expenses will be paid by Parent, Parent is not obligated for the payment of fees or expenses of any investment banker, financial advisor, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein.

     3.16 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of Parent or any of its subsidiaries, any acquisition of property or right by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted by Parent or any of its subsidiaries.

     3.17  F-4; Prospectus/Proxy Statement.

        3.17.1 The information supplied and to be supplied by Parent that is included in the Form F-4 shall not at the time the Form F-4 (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading. The information supplied and to be supplied by Parent that is included in the Prospectus/Proxy Statement shall not on the date such Prospectus/Proxy statement is first mailed to the Company's stockholders, and, together with any amendments or supplements thereto, at the time of the Company Stockholders Meeting and at the Effective Time, contain any untrue statement, which, at such time, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

        3.17.2 The information supplied and to be supplied by Parent for inclusion in the Parent Disclosure Document will, on the date the Parent Disclosure Document is first mailed to shareholders of Parent and, together with any amendments or supplements thereto, at the time of the Parent Shareholders Meeting and at the Effective Time, comply with the provisions of Section 146 of the FSA and of the Listing Rules of the LSE.

        3.17.3 Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.18 Books and Records. The books, records and accounts of Parent (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable and proper business and corporate governance practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Parent and (d) accurately and fairly reflect the basis for the Parent Financial Statements.

     3.19 Insurance. Parent and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting business or owing assets similar to those of Parent and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.20  Environmental Matters.

        3.20.1 During the period that Parent and its subsidiaries have leased the premises currently occupied by them and those premises occupied by them since the date of their respective organizations, there have been no disposals, releases or threatened releases of Hazardous Materials on any such premises in violation of law. Neither Parent nor its subsidiaries has any Knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Parent or any of its subsidiaries having taken possession of any of such premises.

        3.20.2 During the time that Parent or its subsidiaries have leased such premises, none of the premises currently leased by Parent or its subsidiaries or any premises previously occupied by Parent or its subsidiaries is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

        3.20.3 During the time that Parent and its subsidiaries have leased the premises currently or previously occupied by them, (i) neither Parent, its subsidiaries nor, to the Parent's or any subsidiaries' Knowledge, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials in violation of law, (ii) there has been no litigation, proceeding or administrative action brought or threatened in writing against Parent or any of its subsidiaries, or any settlement reached by Parent or any of its subsidiaries with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises in violation of law, and (iii) no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R.
Part 300, or any list with a similar scope or purpose published by any state authority.

     3.21 Customers and Suppliers. As of the date of this Agreement, no customer which individually accounted for more than $1,000,000 of Parent's gross revenues during the twelve months preceding the date of this Agreement has indicated to Parent that it will stop, or materially decrease the rate of, buying products or services from Parent, or has since April 30, 1997 materially decreased its usage of the Parent's products or services. As of the date of this Agreement, no material supplier of Parent has indicated that it will stop, or materially decrease the rate of supplying materials, products or services to Parent.

     3.22 Board Approval. The Board of Directors of Parent has (i) approved the Merger, and this Agreement, (ii) determined that the Merger is in the best interests of the shareholders of Parent and is on terms that are fair to such shareholders and (iii) determined to recommend that the shareholders of Parent approve the transactions contemplated by this Agreement which require the approval of Parent's shareholders. The affirmative vote of a majority of those shareholders of Parent present and voting at the Parent Shareholders Meeting are the only votes of the holders of any of Parent's share capital necessary to approve the transactions contemplated by this Agreement.

     3.23 Accounting Treatment. Neither Parent nor its subsidiaries, nor, to the Knowledge of Parent or its subsidiaries, any of their respective directors, officers, stockholders or "affiliates" (within the meaning of the Securities
Act), has taken any action that would prevent Parent from accounting for the Merger as a pooling of interests pursuant to US GAAP.

     3.24 Opinion of Financial Advisor. Parent has been advised in writing by Donaldson, Lufkin & Jenrette Securities Corporation, that in such advisor's opinion, as of the date of this agreement, the consideration to be paid in the Merger is fair to the stockholders of Parent, from a financial point of view.

     3.25 Taxes. Parent and each of its subsidiaries have filed all income tax and related information returns and reports required to be filed, and have paid all taxes required to be paid in respect of all periods for which such returns have been filed, have made all necessary estimated tax payments, and have no liability for such taxes materially in excess of the amount paid, except to the extent adequate reserves have been established in the Parent Financial Statements. All such returns and reports filed by Parent and each of its subsidiaries were true, correct and complete in all material respects. No tax return of Parent or any of its subsidiaries has been or is being audited or examined by the Internal Revenue Service or the U.K. Inland Revenue.

     3.26 Accounts Receivable. The unpaid accounts and notes receivable owing to Parent and its subsidiaries on the most recent balance sheet included in the Parent Financial Statements (after taking into account appropriate reserves which are reflected therein) are, and all receivables generated from the date of such balance sheet through the Closing Date shall be, collectible in the ordinary course of business consistent with past practice, except for such accounts and notes receivable, the failure of which to be collectible, would not cause a Material Adverse Effect. No such account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted by the account obligor, except for such assignments, pledges, defenses or setoffs which would not cause a Material Adverse Effect.

     3.27 Representations Complete. None of the representations or warranties made by Parent in this Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Parent to the Company under this Agreement, taken together, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     IV. CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement according to its terms, the Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its and its subsidiaries' business in the usual, regular and ordinary course of business consistent with past practice, to pay and cause its subsidiaries to pay debts and taxes when due, to pay and perform other obligations when due, and to use all reasonable efforts to preserve intact its and its subsidiaries' present business organizations, use its reasonable efforts to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable efforts to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of its or its subsidiaries' business consistent with past practice, and of any event which could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, except as expressly contemplated by this Agreement or as set forth in Item 4.1 of Company Disclosure Letter, neither the Company nor any of its subsidiaries shall do, cause or permit any of the following, without the prior written consent of Parent:

        (a) borrow any money, other than in the ordinary course of business consistent with past practice;

        (b) enter into any transaction not in the ordinary course of business consistent with past practice or enter into any transaction or make any commitment involving an expense or capital expenditure in excess of $250,000;

        (c) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

        (d) dispose of any of its material assets except in the ordinary course of business consistent with past practice;

        (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, or enter into any agreement of the types described in Section 2.11, except in the ordinary course of business consistent with past practice;

        (f) terminate the employment of any employee who (i) is in a management position and who has an annual salary equal to or more than $80,000, (ii) has an annual salary equal to or more than $100,000, or (iii) is a software developer (or occupies a similar position/role) on whom any material project (including any software, product or service) is substantially dependent.

        (g) pay any bonus (except for customary and reasonable sales-related SPIF programs), royalty, increased salary (except for reasonable salary increases in connection with annual reviews consistent with past practices) or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Parent) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

        (h) change accounting methods;

        (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

        (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

        (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

        (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

        (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

        (n) issue or sell any shares of its capital stock of any class or any other of its securities (except pursuant to Company Options, Company Warrants or Stock Plans outstanding on the date hereof), or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (except pursuant to the terms and conditions of Company Options, Company Warrants or Stock Plans as in effect on the date hereof);

        (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

        (p) amend its Certificate of Incorporation or Bylaws or other charter documents;

        (q) agree to any material audit assessment by any tax authority;

        (r) license any of the Company's technology or any of the Company's Intellectual Property, except in the ordinary course of business consistent with past practice, or take any action which could have the effect of placing any of the Company's Intellectual Property in the public domain;

        (s) materially change any insurance coverage; or

        (t) agree to do any of the things described in the preceding clauses 4.1(a) through 4.1(s).

     4.2  No Other Negotiations.

        (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement according to its terms, the Company will not, and will not authorize or permit any officer, director, employee, agent or affiliate of the Company, or any other person, directly or indirectly, to (i) solicit, initiate, encourage, approve or accept any Acquisition Proposal (as defined below), or (ii) except as required by the fiduciary duties of the Board of Directors of the Company under applicable law, as advised in writing by Arent Fox Kintner Plotkin & Kahn, PLLC, counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal; provided,nothing herein shall prohibit the Company's Board of Directors from taking or disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal with respect to the Company or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that has advised the Company or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal and will keep Parent informed of the status and details of any such Acquisition Proposal, indication or request.

        (b) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent will not, and will not authorize or permit any officer, director, employee, agent or affiliate of Parent, or any other person, directly or indirectly, to, solicit or initiate any Acquisition Proposal (as defined below). Parent will promptly notify the Company after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal with respect to Parent or any request for nonpublic information relating to Parent or for access to the properties, books or records of Parent by any person that has advised Parent or otherwise publicized the fact that such person may be considering making, or that has made, an Acquisition Proposal and will keep the Company informed of the status and details of any such Acquisition Proposal, indication or request. Notwithstanding anything to the contrary in this Section 4.2(b), Parent shall be free to respond in any manner it determines appropriate to any Acquisition Proposal which is not initiated or solicited by Parent.

        (c) For the purposes of this Agreement with respect to the Company, "Acquisition Proposal" means any offer, inquiry or proposal received from any party other than Parent, concerning the possible disposition of all or any significant portion of the Company's or any of its subsidiaries' business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of the Company or any of its subsidiaries (other than the Merger and the other transactions contemplated by this Agreement).

        (d) For purposes of this Agreement with respect to Parent, "Acquisition Proposal" means any offer, inquiry or proposal received from any party other than the Company concerning the possible disposition of all or substantially all of the Parent's business, assets or capital stock by merger, sale or any other means, or any other transaction that would involve a change in control of the Parent.

     4.3 Parent Dividends Restricted. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement according to its terms, Parent agrees (except as consented to in writing by the Company) that it shall not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock.

     V. ADDITIONAL AGREEMENTS

     5.1 Registration on Form F-4. As promptly as practicable after the execution of this Agreement, the Company shall, in cooperation with Parent, prepare and submit to the SEC on a confidential basis the Prospectus/Proxy Statement and Parent shall, in cooperation with the Company prepare and submit to the SEC on a confidential basis the Form F-4, in which the Prospectus/Proxy Statement will be included as Parent's prospectus, together with any other documents required by the Securities Act or the Securities Exchange Act in connection with the Merger. Each of Parent and the Company will notify the other promptly upon the receipt of any comments by the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Form F-4 or the Prospectus/Proxy Statement or for additional information, and will promptly supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, its staff or such other governmental officials, on the other hand, with respect to the Form F-4, the Prospectus/Proxy Statement or the Merger. Subject to the provisions of Section 5.2.2 regarding the fiduciary duties of the Board of Directors of the Company, the Prospectus/Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. Parent and the Company each shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable; provided, that Parent shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Form F-4 to be declared effective. The Company shall mail the Prospectus/Proxy Statement to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act and, if necessary, after the Prospectus/Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also, as promptly as practicable, use all reasonable efforts to cause the ADR Depositary to file with the SEC a registration statement on Form F-6 (the "Form F-6") with respect to the Parent ADRs to be issued in connection with the Merger under the Securities Act and use all reasonable efforts to have the Form F-6 declared effective as soon as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of the Parent ADSs in the Merger. The Company and Parent shall each furnish the other with all information as may be reasonably requested in connection with any action contemplated by this Section 5.1 or Section 5.2. If at any time prior to the Effective Time any event or information should be discovered by either the Company or Parent which should be set forth in an amendment to the F-4 or a supplement to the Prospectus/Proxy Statement, the discovering party shall promptly inform the other party.

     5.2 Stockholders Meetings; Parent Approvals. The Company shall, as soon as practicable following the date of this Agreement and the effectiveness of the Form F-4, duly call, give notice of, convene and hold the Company Stockholders Meeting.

        5.2.1 Subject to the provisions of Section 5.2.2 regarding the fiduciary duties of the Board of Directors of the Company, the Board of Directors of the Company shall recommend adoption of this Agreement and approval of the Merger by the Company's stockholders and take all lawful action to solicit such adoption and approval. Parent shall, as soon as practicable following the date of this Agreement (subject to coordination with the date of the Company Stockholders Meeting), convene and hold the Parent Shareholders Meeting. Subject to the provisions of Section 5.2.2 regarding the fiduciary duties of the Board of Directors of Parent, the Board of Directors of Parent shall recommend approval of the transactions contemplated by this Agreement and take all lawful action to solicit such approval. To the extent required by applicable law, Parent shall, as soon as practicable after the date of this Agreement and in accordance with the listing rules of the LSE, in cooperation with the Company prepare and submit to the LSE for approval the Parent Disclosure Document, Parent shall notify the Company reasonably promptly upon receipt of any material comments from the LSE and shall keep the Company informed of all material stages of the preparation of the Parent Disclosure Document. Parent shall use all reasonable efforts to have the Parent Disclosure Document formally approved by the LSE and shall thereafter publish the Parent Disclosure Document, file it with the Registrar of Companies in England and mail the same to its shareholders in compliance with all legal requirements applicable to the Parent Shareholders Meeting and the listing rules of the LSE and, if necessary, after the Parent Disclosure Document has been so posted, promptly circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes. If at any time prior to the Effective Time any event or information should be discovered by either the Company or Parent which should be set forth in a supplement to the Parent Disclosure Document, the discovering party shall promptly inform the other party.

        5.2.2 The Board of Directors of Parent or the Company, as the case may be, may withhold, withdraw or modify its recommendation that its shareholders approve the transactions contemplated by this Agreement only if, after receiving advice from its legal counsel and financial adviser, the Board of Directors concludes in good faith that its fiduciary duties require such withholding, withdrawal or modification. In the event of any dispute concerning such withholding, withdrawal or modification, the party whose Board of Directors withheld, withdrew or modified its recommendation shall have the burden of proof of compliance with the standard set forth in the preceding sentence.

     5.3 Access to Information. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement according to its terms, the Company agrees to provide Parent and its agents with reasonable access to the files, books, records and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition. The Company will use its best efforts to cause its accountants to cooperate with Parent and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement according to its terms, Parent agrees to provide the Company and its agents with reasonable access to the files, books, records and offices of Parent, including, without limitation, any and all information relating to Parent's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition. Parent will use its best efforts to cause its accountants to cooperate with the Company and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.4 Satisfaction of Conditions Precedent; Further Assurances. Each of Parent and the Company will use their respective reasonable best efforts to satisfy or cause to be satisfied promptly all the conditions precedent to this Agreement, and each of Parent and the Company will use their respective reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties, to make all filings, give all notices, execute and deliver such documents and instruments and perform such other acts and things that may be necessary or reasonably required on its part in order to effect the Merger, this Agreement and the transactions provided for hereby and thereby.

     5.5  Regulatory Approvals; Consents.

        5.5.1 Each of Parent and the Company shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise, except where the failure to obtain such consents under material contracts would not have a Material Adverse Effect on the Company or Parent. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal, state or foreign antitrust or fair trade law.

        5.5.2 Each of Parent and the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any government entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, national, state, European Union or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company nor Parent shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Parent and the Company shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

        5.5.3 Notwithstanding anything to the contrary in Section 5.5.1 or 5.5.2, (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on Parent or on Parent combined with the Company after the Effective Time and (ii) neither the Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on the Company or on the Company combined with Parent after the Effective Time.

     5.6  Pooling Accounting.

        5.6.1 Each of Parent and the Company shall use their reasonable best efforts to cause the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use their reasonable best efforts to have each person who is an "Affiliate" within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") not to take any action that would prevent Parent from accounting for the Merger as a pooling of interests.

        5.6.2 Schedule 5.6.2 sets forth those persons who may be deemed "Affiliates" of the Company within the meaning of Rule 145. The Company shall provide Parent with such information as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case at least thirty days prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit C-1. Parent shall be entitled to place, or cause to be placed, legends (as specified in such Affiliate Agreements) on the certificates evidencing Parent ADRs to be received by such Affiliates of the Company and to issue stop transfer orders to the transfer agent for Parent ADRs consistent with the terms of such Affiliate Agreements.

        5.6.3 Schedule 5.6.3 sets forth those persons who may be deemed "Affiliates" of Parent within the meaning of Rule 145. Parent shall provide the Company with such information as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case at least thirty days prior to the Effective Time) from each of the Affiliates of Parent, an executed Affiliate Agreement in the form attached hereto as Exhibit C-2.

     5.7 Business Acquisitions and Dispositions. Parent agrees that it will advise and consult with the Company prior to entering into any agreement for the acquisition of a business or the disposition of a significant portion of Parent's business that would prevent the Merger from being consummated on or before September 30, 1998.

     5.8 Auditors Letters. Each of Parent and the Company shall use all reasonable efforts to cause to be delivered to the other party and such party's directors a letter of its independent auditors, dated the date on which the Form F-4 shall become effective, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

     5.9 Stock Exchange Listings. Parent shall prepare and submit to the LSE a listing application covering the Ordinary Shares to be represented by the Parent ADSs to be issued in the Merger, and shall use all reasonable efforts to obtain, prior to the Effective Time, agreement by the LSE for the admission of such Ordinary Shares to the Official List of the LSE, and the Company shall cooperate with Parent with respect to such listing. Parent shall submit to the Nasdaq National Market a listing application covering the Parent ADSs to be issued in the Merger, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent ADSs, subject to official notice of issuance, and the Company shall cooperate with Parent with respect to such listing.

     5.10 Board of Directors. Promptly after the Effective Time, Parent shall take such actions as are necessary to (i) set the number of directors of Parent at seven, (ii) appoint two directors of Parent nominated by the Company after consulting in good faith with Parent, (iii) appoint or retain two directors of Parent who are neither members of the management of Parent nor of the Company, after seeking the recommendation of the Company with respect to one such director, and after consulting in good faith with the Company with respect to both such directors, and (iv) appoint or retain three directors of Parent selected in the sole discretion of Parent. From and after the Effective Time, Parent shall take such actions as are necessary to appoint Kevin J. Burns as a director of the Company.

     5.11 Nasdaq Quotation. Parent and the Company agree to continue the quotation of Parent ADSs and Company Common Stock, respectively, on the Nasdaq National Market during the term of this Agreement in order that appraisal rights will not be available to the Company's stockholders under Section 262 of the Delaware Law.

     5.12 Employee Matters. Parent will provide employees of the Company retained by Parent following the Closing with employee benefits in the aggregate no less favorable than those benefits provided to similarly situated employees of Parent; provided, that Parent shall be under no obligation to retain any employee or group of employees of the Company or to continue any existing program or plan for any employee or group of employees. The Company will promptly notify Parent if any of the Company's officers becomes aware that any of the Company's or any of its subsidiaries' key employees intends to leave its employ. To the extent permitted by terms of the Company's 1992 Employee Stock Purchase Plan ("Purchase Plan") and the pooling rules, the

Company shall use reasonable best efforts to terminate the Purchase Plan prior to or as of the Effective Time, or take such other action with respect to the Purchase Plan as may be agreed.

     5.13 Takeover Statutes; Rights Agreement. If any "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulation, or any provision of the Company's Certificate of Incorporation, Bylaws or other constitutive documents shall become applicable to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby, the Company and its Board of Directors shall take all action necessary to ensure that the Merger, this Agreement and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable and otherwise to minimize the effect of such statute, regulation or provision on the Merger, this Agreement and the other transactions contemplated hereby and thereby. Except as otherwise provided in Section 2.26.3, the Company shall not redeem the Rights or amend or terminate the Rights Agreement prior to the Effective Time unless required to do so by a court of competent jurisdiction.

     5.14 Public Announcement. Parent and the Company will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Each party shall consult with the other before issuing any press release or otherwise making any other public or non-confidential disclosure regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, court process, securities exchange listing agreement or the rules of the LSE or the National Association of Securities Dealers ("NASD"). Each party will take all reasonable precautions to prevent any trading in the securities of the other by officers, directors, employees and agents of such party having knowledge of any material information regarding the other party provided hereunder until the information in question has been publicly disclosed.

     5.15 Confidentiality. Except as expressly authorized by Parent in writing, the Company will not directly or indirectly divulge to any person or entity or use any Parent Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by the Company in writing, Parent will not directly or indirectly divulge to any person or entity or use any Company Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Parent Confidential Information" consists of (a) any information designated by Parent as confidential whether developed by Parent or disclosed to Parent by a third party, (b) the source code to any Parent software and any trade secrets relating to any of the foregoing, (c) any information relating to Parent's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how, (d) any information contained in Parent's HSR Act filing in connection herewith and (e) items and matters set forth in any disclosure letter by Parent in connection herewith. As used herein, "Company Confidential Information" consists of (v) any information designated by the Company as confidential whether developed by the Company or disclosed to the Company by a third party,
(w) the source code to any the Company software, and any trade secrets related to any of the foregoing, and (x) any information relating to the Company's product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how, (y) any information contained in the Company's HSR Act filing in connection herewith and (z) items and matters set forth in the Company Disclosure Letter. "Parent Confidential Information" and "Company Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 5.14. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, (iv) is being or has theretofore been disclosed pursuant to a valid law, court process, securities exchange listing agreement or the rules of the LSE or NASD after a reasonable attempt has been made to notify the party which is the owner, creator or compiler, or (v) is already in the possession of the receiving party, without restriction, or is independently developed by the receiving party, in each case, not in violation of this Agreement. Each party hereto agrees that the disclosure of Parent Confidential Information or Company

Confidential Information to the other shall not impair the right of the other to make, procure or market products or services now or in the future which may be competitive with those offered by the other party. Each party shall be free to use the information which may be retained in intangible form in the minds of those employees of such party who have had access to the Parent Confidential Information or Company Confidential Information, as the case may be, for any purpose, including their use in the development, manufacture, marketing and maintenance of such receiving party's products and services; provided, however, that this sentence shall not be deemed to permit the receiving party to infringe any of the disclosing party's trade secrets or disclose any Parent Confidential Information or Company Confidential Information, as the case may be, to third parties in breach of this Section 5.15. This Section 5.15 shall survive termination of this Agreement for a period of two years from the date of such termination. This Section 5.15 supersedes, replaces and terminates the Mutual Non-Disclosure Agreement, dated as of April 10, 1998, between Parent and the Company.

     5.16  Directors' and Officers' Insurance.

        (a) Parent shall not modify or terminate the policy of directors' and officers' liability insurance that is currently maintained by the Company until earlier of (i) the expiration of the current term for such insurance, or (ii) three years from the date hereof.

        (b) Parent shall not cause, or permit, any changes in the Company's Certificate of Incorporation or Bylaws with respect to the indemnification of its former or their present directors, officers, employees or agents, or any indemnification obligations of the Company given pursuant to such Certificate of Incorporation or Bylaws, and Parent hereby guarantees the obligations of the Company pursuant to such indemnification provisions following the Effective Time.

VI. CLOSING; EXCHANGE OF CERTIFICATES

     6.1  The Closing. Subject to termination of this Agreement as provided in
Article VIII below, the Closing will take place at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto, California as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Articles VII or at such other time as the parties hereto may agree (the "Closing Date"). Prior to or concurrently with the Closing, the Certificate of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of State of the State of Delaware. Accordingly, the Merger will become effective at the Effective Time.

     6.2 Exchange Fund. At the Effective Time, (i) Parent shall issue to and deposit with the ADR Depositary, for the benefit of the holders of shares of Company Common Stock converted in accordance with Article I, Ordinary Shares in an amount sufficient to permit the ADR Depositary to issue Parent ADRs representing the number of Parent ADSs issuable pursuant to Section 1.1 and (ii) Parent shall deposit with such bank or trust company as may be designated by Parent and be reasonably acceptable to Company (the "Exchange Agent") cash in lieu of fractional Parent ADSs. Parent shall cause the ADR Depositary to issue upon the instructions of the Exchange Agent, for the benefit of the holders of shares of Company Common Stock converted in accordance with Article I, through the Exchange Agent, Parent ADRs representing the number of Parent ADSs issuable pursuant to Section 1.1, as soon as practicable after the Effective Time, and the Exchange Agent shall deliver cash in lieu of fractional Parent ADSs pursuant to Section 1.2 (such cash and Parent ADRs representing Parent ADSs, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding shares of Company Common Stock. Parent shall pay any stamp duties in connection with the transfer of shares of Company Common Stock to the ADR Depositary.

     6.3 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (and the associated Rights) (the "Certificates") that were converted into the right to receive Parent ADSs pursuant to Section 1.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent ADRs. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Parent ADRs representing, in the aggregate, the whole number of Parent ADSs that such holder has the right to receive pursuant to the provisions of Article I (after taking into account all shares of Company Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional Parent ADSs pursuant to Section 1.2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, one or more Parent ADRs evidencing, in the aggregate, the proper number of Parent ADSs may be issued, a check in the proper amount of cash in lieu of any fractional Parent ADSs and any dividends or other distributions to which such holder is entitled pursuant to Section 6.4 may be paid to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article VI, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 1.1, cash in lieu of any fractional Parent ADSs to which such holder is entitled pursuant to Section 1.2 and any dividends or other distributions to which such holder is entitled pursuant to Section 6.4. No interest will be paid or will accrue on any cash payable in lieu of any traditional Parent ADSs payable pursuant to Section 1.2 or any dividends or other distributions payable pursuant to Section 6.4.

     6.4 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent ADSs that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional Parent ADSs shall be paid to any such holder pursuant to
Section 1.2 until such holder shall surrender such Certificate in accordance with Section 6.3. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of Parent ADSs issued in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional Parent ADSs to which such holder is entitled pursuant to Section 1.2 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent ADSs, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent ADSs.

     6.5 No Further Ownership Rights in Company Common Stock. All Parent ADRs (and the Parent ADSs represented by such Parent ADRs) issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of
Article I and this Article VI (including any cash paid pursuant to Sections 1.2 or 6.4) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock (and the Rights associated therewith).

     6.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Parent or otherwise on the instruction of the Parent, and any holders of the Certificates who have not theretofore complied with this Article VI shall thereafter look only to Parent for the Merger consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 6.3, any cash in lieu of fractional Parent ADSs to which such holders are entitled pursuant to Section 1.2 and any dividends or distributions with respect to Parent ADSs to which such holders are entitled pursuant to Section 6.4. Any such former portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

     6.7 No Liability. None of Parent, Newco, the Company, the ADR Depositary or the Exchange Agent shall be liable to any person in respect of any Parent ADSs (or dividends or distributions with respect to Parent ADSs) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     6.8 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     6.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable consideration with respect to the shares of Company Common Stock formerly represented thereby, pursuant to this Agreement.

     6.10 Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including the tax laws of the United Kingdom. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

     6.11 Stock Transfer Books. At the close of business on the day the Effective Time occurs, the stock transfer books of Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into Parent ADSs with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional Parent ADSs to which the holders thereof are entitled pursuant to Section 1.2 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 6.4.

     VII. CONDITIONS PRECEDENT

     7.1 Conditions to Obligations of Each Party. The respective obligations of each party under this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions, any one or more of which may be waived, in writing, by agreement of all of the parties hereto:

        (a) Stockholder Approvals. (i) The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby, and (ii) Parent shall have obtained all approvals of holders of share capital of Parent necessary to approve this Agreement and the transactions contemplated hereby.

        (b) Registration Statements. The SEC shall have declared each of the Form F-4 and the Form F-6 effective. No stop order suspending the effectiveness of the Form F-4 or the Form F-6 shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened by the SEC.

        (c) Government Consents. All material consents, orders, permits or authorizations of, or declarations or filings with, or expiration of waiting periods (including under the HSR Act) imposed by, any governmental entity necessary for the consummation of the Merger and the other transactions contemplated by this Agreement shall have been filed, expired or been obtained, other than those, that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Parent and the Company, have a Material Adverse Effect on Parent or the Company. Each of Parent and the Company shall be reasonably satisfied that (a) neither the Merger nor any matter arising therefrom shall be referred to the U.K. Monopolies and Mergers Commission, and that (b) the European Union Mergers Commission will not either initiate proceeding under
Article 6(1)(c) of Council Regulation (EEC) 4064/89, as amended, or make a referral to a competent authority of the U.K. under Article 9(1) of that regulation.

        (d) No Injunctions; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect and have the effect of (i) making the Merger illegal or otherwise prohibiting consummation of the Merger, or (ii) limiting or restricting Parent's conduct or operation of the business of the Company and its subsidiaries. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

        (e) Tax Opinions. Parent and the Company shall have received substantially identical opinions of Fenwick & West LLP, counsel to Parent, and Arent Fox Kintner Plotkin & Kahn, PLLC, counsel to the Company, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Newco and the Company.

        (f) Pooling Letters. The Parent shall have received a letter from Ernst & Young LLP, independent auditors, confirming concurrence with Parent's Management's conclusion that the Merger qualifies for pooling of interests accounting treatment under APB Opinion No. 16 if consummated in accordance with this Agreement, such letters in forms reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type. The Company shall have received a letter from Coopers & Lybrand LLP, independent auditors, confirming that they concur with the conclusions of Company's management that no conditions exist with respect to Company which would preclude Company from being a party to a merger accounted for as a pooling of interests, such letter in a form reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

        (g) Listing of Shares. The LSE shall have agreed to admit to the Official List (subject to allotment) the Ordinary Shares to be issued in connection with the Merger and such agreement shall not have been withdrawn, and the Parent ADSs to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market.

        (h) U.K. Treasury Consent. H.M. Treasury shall have consented pursuant to Section 765(1)(C) of the Income and Corporation Taxes Act 1988, or H.M. Treasury shall have confirmed that no such consent is required, in connection with the transactions contemplated hereby.

     7.2 Conditions to Obligations of the Company. The Company's obligations under this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions, any one or more of which may be waived, in writing, by the Company:

        (a) Representations and Warranties. The representations and warranties of Parent and Newco set forth in this Agreement shall be true and correct on and as of the date hereof and as of the Effective Time as if made on and as of the Effective Time, except for such inaccuracies as individually or in the aggregate that would not have a Material Adverse Effect on Parent, and the Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Financial Officer.

        (b) Covenants. Parent and Newco shall have performed and complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Financial Officer.

        (c) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to Parent.

        (d) Opinion of Parent's Counsel. The Company shall have received from Memery Crystal & Co., UK counsel to Parent, and Fenwick & West LLP, US counsel to Parent, opinions as to the matters set forth in Exhibit D, which opinion shall be reasonably acceptable to the Company and its counsel.

        (e) Consents. The Company shall have received all written consents, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Parent Disclosure Letter or reasonably deemed necessary by the Company's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Parent and for the Company to consummate the transactions contemplated hereby, each in form and substance satisfactory to the Company, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificate would not have a Material Adverse Effect on Parent.

        (f) Officer's Certificate. The Chief Financial Officer of Parent shall have executed and delivered a certificate in substantially the form of Exhibit B-1.

     7.3 Conditions to Obligations of Parent and Newco. The obligations of Parent and Newco under this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions, any one or more of which may be waived, in writing, by Parent:

        (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date hereof and as of the Effective Time as if made on and as of the Effective Time, except for such inaccuracies as individually or in the aggregate that would not have a Material Adverse Effect on the Company, and Parent shall have received a certificate to such effect executed on behalf of the Company by its President.

        (b) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent shall have received a certificate to such effect executed on behalf of the Company by its President.

        (c) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect with respect to the Company.

        (d) Opinion of the Company's Counsel. Parent shall have received from Arent Fox Kintner Plotkin & Kahn, PLLC, counsel to the Company, an opinion as to the matters set forth in Exhibit E, which opinion shall be reasonably acceptable to the Company and its counsel.

        (e) Consents. Parent shall have received all written consents, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Letter or reasonably deemed necessary by Parent's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of the Company and for Parent to consummate the transactions contemplated hereby, each in form and substance satisfactory to Parent, except where the failure to obtain such consents, assignments, waivers, authorizations or other certificate would not have a Material Adverse Effect on the Company.

        (f) Officer's Certificate. The Chief Executive Officer or Chief Financial Officer of the Company shall have executed and delivered a certificate in substantially the form of B-2.

        (g) Affiliate Agreements. Parent shall have received from each Affiliate of the Company under Rule 145 a duly executed Affiliate Agreement in the form of Exhibit E.

        (h) Resignations. Parent shall have received the resignations of each of the directors, other than Kevin J. Burns, and each of the officers, of the Company.

     VIII. TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the shareholders of Parent:

        (a) by the mutual written agreement authorized by the Board of Directors of each of Parent and the Company;

        (b) at any time after January 31, 1999, by either Parent or the Company if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the party seeking to terminate this Agreement;

        (c) by Parent or the Company, if a permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

        (d) by the Company, if there has been a breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, or if any representation of Parent shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Parent and which Parent fails to cure within a reasonable time, not to exceed 20 days, after written notice thereof;

        (e) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, or if any representation of the Company will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on the Company and which the Company fails to cure within a reasonable time, not to exceed 20 days, after written notice thereof;

        (f) by Parent or the Company, if the required approval of the shareholders of Parent of the transactions contemplated by this Agreement is not obtained at a duly held meeting of such shareholders or at any adjournment thereof;

        (g) by Parent or the Company, if the required approval of the stockholders of the Company of the transactions contemplated by this Agreement is not obtained at a duly held meeting of such stockholders or at any adjournment thereof;

        (h) by Parent, if the Board of Directors of the Company shall have, other than in connection with the occurrence of a Trigger Event or an Acquisition Proposal pursuant to Section 8.1(j), withheld, withdrawn or modified in a manner adverse to Parent its recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing, as permitted by
Section 5.2.2;

        (i) by the Company, if the Board of Directors of Parent shall have withheld, withdrawn or modified in a manner adverse to the Company its recommendation of this Agreement and the transactions contemplated hereby, or shall have resolved to do any of the foregoing, as permitted by Section 5.2.2; or

        (j) by Parent or the Company, if a Trigger Event or Acquisition Proposal shall have occurred and the Board of Directors of the Company in connection therewith, after receiving the written advice of its legal counsel and its financial advisors, withholds, withdraws or modifies its approval and recommendation of this Agreement and the Merger, determining in good faith that to cause the Company to proceed with the transactions contemplated by this Agreement would not be consistent with the fiduciary duty of the Board of Directors to the stockholders of the Company. A "Trigger Event" shall occur if any person acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 20% or more, of the voting power of the Company.

     Any termination of this Agreement under this Section 8.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

     8.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, such termination shall be without liability or obligation of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except to the extent provided in Section 8.3. The provisions of
Section 5.15, 8.2, 8.3, 9.2 and 9.15 shall survive any termination of this Agreement.

     8.3  Expenses and Termination Fees.

        8.3.1 Except as otherwise provided in this Section 8.3, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        8.3.2 The Company agrees to pay to Parent $1 million in immediately available funds, promptly, but in no event later than two business days after the termination of this Agreement pursuant to Section 8.1(e) for breach by the Company, which payment is intended to reimburse Parent for its expenses incurred in connection with the transactions contemplated by this Agreement but shall not be deemed to be liquidated damages and shall not limit Parent's remedies or recovery against the Company for willful breach of this Agreement. In no event, however, shall the Company's total liability to Parent for breach of this Agreement exceed a total of $20 million, inclusive of all amounts payable under this Section 8.3.

        8.3.3 Parent agrees to pay to the Company $1 million in immediately available funds, promptly, but in no event later than two business after the termination of this Agreement pursuant to Section 8.1(d) for breach by Parent, which payment is intended to reimburse the Company for its expenses incurred in connection with the transactions contemplated by this Agreement but shall not be deemed to be liquidated damages and shall not limit the Company's remedies or recovery against Parent for willful breach of this Agreement. In no event, however, shall Parent's total liability to the Company for breach of this Agreement exceed a total of $20 million, inclusive of all amounts payable under this Section 8.3.

        8.3.4 The Company agrees to pay to Parent a fee of $15 million in immediately available funds, promptly, but in no event later than two business days, after the termination of this Agreement pursuant to Section 8.1(j).

        8.3.5 Parent agrees to pay the Company a fee of $1 million in immediately available funds, promptly, but in no event later than two business days after the termination of this Agreement pursuant to Section 8.1(f) or (i). Such payment is intended to reimburse the Company for its expenses incurred in connection with the transactions contemplated by this Agreement and shall be the Company's exclusive remedy for the matters giving rise to such termination.

        8.3.6 The Company agrees to pay to Parent a fee of $1 million in immediately available funds, promptly, but in no event later than two business days, after the termination of this Agreement pursuant to Section 8.1(g) or (h). Such payment is intended to reimburse Parent for its expenses incurred in connection with the transactions contemplated by this Agreement and shall be Parent's exclusive remedy for the matters giving rise to such termination, except as provided in Section 8.3.7 below.

        8.3.7 If, during the 12 month period commencing on the date on which this Agreement is terminated pursuant to Section 8.1(e), (g), (h) or (j), the Company shall have entered into a binding agreement with respect to an Acquisition Proposal with any third party with whom the Company had any discussions concerning an Acquisition Proposal within 6 months of the date on which this Agreement is terminated, upon consummation of the transaction contemplated by such Acquisition Proposal (whether or not such consummation shall occur with such 12 month period), the Company agrees to pay to Parent an additional fee equal to $20 million less the total of all other amounts theretofore paid by the Company to Parent under this Section 8.3, in immediately available funds, promptly, but in no event later than two business days, after the date of such consummation; provided, however, that the additional fee shall equal $5 million less the total of all amounts theretofore paid by the Company to Parent under this Section 8.3 in the case of a disposition of any portion of the Company's business that represented less than 25% of the Company's total revenues for the fiscal year ended April 30, 1998. In the case of any termination pursuant to Section 8.1(g) or (h), no additional fee will be payable under this Section 8.3.7 with respect to any transaction that constitutes a spinoff of assets or securities by dividend or other distribution to the stockholders of the Company and is not followed by a transaction contemplated by an Acquisition Proposal with respect to such assets or securities for which a binding agreement is entered into within the time frame specified above in this
Section 8.3.7.

     IX. GENERAL PROVISIONS

     9.1 Non-Survival. None of the representations or warranties in this Agreement or in any certificate, document or instrument delivered pursuant hereto shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

     9.3 Assignment; Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Any purported assignment not permitted by this Section shall be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.4 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.5 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

     9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     9.7 Amendment and Waivers. Any term or provision of this Agreement may be amended only by a writing signed by Parent, Newco and the Company. This Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of Parent and/or the stockholders of the Company; provided, that following any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders or stockholders without such further approval. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     9.8 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

     9.9 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally, by mail or express delivery, postage prepaid, or telecopy (confirmed in writing) and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

            (i)  If to Parent or Newco:

                Micro Focus Group PLC
                701 E. Middlefield Road
                Mountain View, California 94043
                Attention: President
                Fax: (650) 404-7459

                with a copy to:

                Fenwick & West LLP
                Two Palo Alto Square
                Palo Alto, California 94306
                Attention: Gordon K. Davidson
                Fax: 415-494-1417

           (ii)  If to the Company:

                Intersolv, Inc.
                9420 Key West Avenue
                Rockville, Maryland 20850
                Attention: General Counsel
                Fax: (310) 315-7022

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 9.9.

     9.10 Interpretation of Agreement. The language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the interpretation of this Agreement. For the purposes of such interpretation, this Agreement will be considered as a whole.

     9.11 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     9.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other parties to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

     9.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

     9.14 Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

     9.15 Submission to Jurisdiction. Each of Parent, Newco and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or any of the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment in respect hereof or thereof may be brought and determined in any federal or state court sitting in Wilmington, Delaware, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of said courts. Each party irrevocably waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding in any such court and any claim that such proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          MICRO FOCUS GROUP PLC

                                          By:       /s/ MARTIN WATERS
                                            ------------------------------------
                                            Name: Martin Waters
                                            Title: Chief Executive Officer

                                          TOWER MERGER SUB INC.

                                          By:      /s/ RICK VAN HOESEN
                                            ------------------------------------
                                            Name: Rick Van Hoesen
                                            Title: Chief Executive Officer

                                          INTERSOLV, INC.

                                          By:     /s/ KENNETH A. SEXTON
                                            ------------------------------------
                                            Name: Kenneth A. Sexton
                                            Title: Senior Vice President,
                                               Finance & Administration and
                                               Chief Financial Officer

          [SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF REORGANIZATION]

                                                                       EXHIBIT A
                                                   FORM OF CERTIFICATE OF MERGER

                             CERTIFICATE OF MERGER
                                       OF
                             TOWER MERGER SUB INC.
                                 WITH AND INTO
                                INTERSOLV, INC.

--------------------------------------------------------------------------------

                         PURSUANT TO SECTION 251 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------

     [               ], Inc., a Delaware corporation ("[               ]"), does
hereby certify to the following facts relating to the merger (the "Merger") of
[               ], Inc., a Delaware corporation ("[               ]"), with and
into [               ], with [               ] remaining as the surviving
corporation of the Merger (the "Surviving Corporation"):

     FIRST:    [               ] is incorporated pursuant to the General
               Corporation Law of the State of Delaware ("DGCL").
               [               ] is incorporated pursuant to the DGCL.
               [               ] and [               ] are the constituent
               corporations in the Merger.

     SECOND: An Agreement of Merger has been approved, adopted, certified,
             executed and acknowledged by [               ] and by
             [               ] in accordance with the provisions of Section 251
             of the DGCL.

     THIRD:   The surviving corporation of the Merger shall be
              [               ].

     FOURTH:  Upon the effectiveness of the Merger, the Certificate of
              Incorporation of [               ], the Surviving Corporation,
              shall be the Certificate of Incorporation of the Surviving Corporation.

     FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation,
               [               ].

     SIXTH:   A copy of the executed Agreement of Merger will be furnished by
              [               ], the Surviving Corporation, on request and
              without cost, to any stockholder of any constituent corporation of the Merger.

     This Certificate of Merger shall become effective on [
               ] 1998.

     IN WITNESS WHEREOF, [               ], Inc. has caused this Certificate of
Merger to be executed by its duly authorized Chief Executive Officer as of
[                              ], 1998.

                                          [               ], INC.
                                          By:
                                            ------------------------------------
                                            [               ]
                                            Chief Executive Officer

                                                                     EXHIBIT B-1
                                              FORM OF PARENT OFFICER CERTIFICATE

                                 CERTIFICATE OF
                             MICRO FOCUS GROUP PLC
                                      AND
                             TOWER MERGER SUB INC.

     The undersigned officers of Micro Focus Group PLC, a public limited company organized and existing under the laws of England and Wales ("Parent"), and Tower Merger Sub Inc., a wholly-owned subsidiary of Parent and a Delaware corporation ("Newco"), on behalf of the management of Parent and Newco, respectively, hereby represent, in connection with the proposed merger of Newco with and into Intersolv, Inc., a Delaware corporation (the "Company"), and related transactions, intended to qualify as a reorganization described in sec. 368(a)(1)(A),(1) by virtue of the provisions of sec. 368(a)(2)(E) (collectively referred to as the "Merger"), pursuant to that certain Agreement and Plan of Reorganization by and among Parent, Newco, and the Company, dated as of June 17, 1998, and the exhibits thereto (collectively the "Agreement"),(2) that the following statements are now true, and will continue to be true as of the Effective Time of the Merger, and thereafter as relevant, unless the undersigned provide a written statement to the contrary prior to the Effective Time of the Merger:

     1. Newco will be merged with and into the Company in accordance with relevant statutory merger provisions of Delaware corporate law, and the shareholders of Company will receive solely American Depositary Shares of Parent ("Parent Stock"), each representing five ordinary voting shares of 2p of Parent (except for cash received in lieu of fractional shares), in consideration therefor. The fair market value of the Parent Stock and other consideration issued by Parent to each of the Company shareholders in the Merger will be approximately equal to the fair market value of the voting common stock of the Company, $0.01 par value ("Company Common Stock"), surrendered in exchange therefor.

     2. Newco is a newly-formed corporation that was created for the sole purpose of facilitating the acquisition of the Company. It has not conducted and is not conducting any business activities and has no significant assets.

     3. Following the transaction, the Company will hold at least ninety percent (90%) of the fair market value of its net assets, at least seventy percent (70%) of the fair market value of its gross assets, at least ninety percent (90%) of the fair market value of Newco's net assets, and at least seventy percent (70%) of the fair market value of Newco's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by the Company or Newco to dissenters, amounts paid by the Company or Newco to shareholders who receive cash or other property, amounts used by the Company or Newco to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Company, and Company assets disposed of by Company prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between the Company and Parent regarding the Merger (the "Pre-Merger Period")), will be included as assets of the Company or Newco, respectively, immediately prior to the transaction; provided, however, that any Parent Stock owned or deemed to be owned by Newco and distributed to Company shareholders in the Merger shall not be included as assets of Newco or Company.

     4. Prior to the Merger, Parent will be in Control of Newco. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of

---------------

  1All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or the regulations thereunder.

  2Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     5. In the Merger, Parent will acquire Control (measured immediately before the Merger) of the Company solely in exchange for Parent Stock.

     6. Except for transfers described in Treas. Reg. sec. 1.368-2(k)(2) (relating to certain transfers to Controlled subsidiary corporations), if any, Parent will be in Control of the Company immediately after the Merger. Parent has no plan or intention to cause the Company to issue, after the Merger, additional shares of stock (or rights to acquire shares of Company stock) that would result in Parent losing Control of the Company.

     7. Parent has no plan or intention to directly or indirectly (through one or more related parties) reacquire any of its stock issued in the Merger. In addition, to the best of the knowledge of the Parent, there is no entity currently interested in acquiring it through a cash tender offer such that the tender offeror would become a related party to Parent. For these purposes "related parties" include corporations which are members of the same affiliated group as defined in sec. 1504 (determined without regard to sec. 1504(b)), or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under sec. 304(a)(2) (determined without regard to Treas. Reg. sec. 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after the acquisition of the stock involved. Moreover, a corporation, other than the Company or a person related to the Company, will be treated as related to Parent if the relationship is created in connection with the Merger. For purposes of this representation, it should be noted that Parent may from time to time repurchase some of its stock in open market repurchase transactions unrelated to the Merger.

     8. Except for transfers described in sec. 368(a)(2)(C) and Treas. Reg.
sec. 1.368-2(k)(2), Parent has no plan or intention to: (i) cause the Company to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business or for the payment of expenses incurred by the Company in the Merger;
(ii) liquidate the Company; (iii) merge the Company with or into another corporation including Parent or its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of the Company.

     9. In the Merger, Newco will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities.

     10. Parent intends that, following the Merger, Parent will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

     11. Neither Parent nor any Parent subsidiary owns, or has owned during the last five years, directly or indirectly, any shares of Company Common Stock, or the right to acquire or vote any such stock.

     12. No shareholder of the Company is acting as agent for Parent in connection with the Merger or approval thereof.

     13. The transfer of cash to Company shareholders in lieu of fractional Parent Stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Parent of accounting for fractional shares and does not represent separately bargained-for consideration.

     14. Except with respect to payments of cash in lieu of fractional shares of Parent Stock, one hundred percent (100%) of the Company Common Stock outstanding immediately prior to the Merger will be exchanged solely for Parent Stock. Thus, except as set forth in the preceding sentence, Newco and Parent intend that no consideration other than Parent Stock be paid or received (directly or indirectly, actually or constructively) for Company Common Stock.

     15. The total fair market value of all consideration other than Parent Stock received by Company shareholders in exchange for their Company Common Stock in the Merger (including, without limitation, cash paid to Company shareholders in lieu of fractional shares of Parent Stock) will be less than twenty percent (20%) of the aggregate fair market value of Company Common Stock outstanding immediately prior to the Merger.

     16. No shares of Newco have been or will be used as consideration or issued to shareholders of the Company in the Merger.

     17. Newco and Parent will each pay separately its own expenses in connection with the Merger as contemplated by the Agreement.

     18. There is no intercorporate indebtedness existing between Parent and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount, and in connection with the Merger, Parent will not assume liabilities of any Company shareholder and will not assume any liabilities of the Company which were not incurred in the ordinary course of the Company's business.

     19. None of the payments to be received by any shareholder of the Company that are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Company Common Stock; and the compensation to be paid to any shareholder of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     20. Neither Parent nor Newco are investment companies as defined in sec. 368(a)(2)(F).

     21. Parent or any qualified subsidiary (as defined in Treas. Reg.
sec. 1.367(a)-3(c)(5)(vii)) or any qualified partnership (as defined in Treas. Reg. sec. 1.367(a)-3(c)(5)(viii)) has been engaged in an active trade or business outside the United States (within the meaning of Treas. Reg.
sec. 1.367(a)-2T(b)(2) and (3)) for the entire 36-month period immediately before the Merger. Parent (and, if applicable, any qualified subsidiary or qualified partnership engaged in the active trade or business) has no intention to substantially dispose of or discontinue such trade or business. At the Effective Time of the Merger, the fair market value of Parent will be at least equal to the fair market value of the Company.

     22. Parent shall cooperate with the Company in complying with the reporting requirements contained in Treas. Reg. sec. 1.367(a)-3(c)(6).

     Parent and Newco are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Parent and Newco. The undersigned recognize that counsel to and auditors for the Company and counsel to and auditors for Parent and Newco will rely upon the foregoing representations in evaluating the United States federal income tax consequences of the Merger.

Dated: June   , 1998                      MICRO FOCUS GROUP PLC

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: June   , 1998                      TOWER MERGER SUB INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT B-2
                                             FORM OF COMPANY OFFICER CERTIFICATE

                         CERTIFICATE OF INTERSOLV, INC.

     The undersigned officer of Intersolv, Inc., a Delaware corporation (the "Company"), on behalf of the management of the Company, hereby represents, in connection with the proposed merger of Tower Merger Sub Inc., a Delaware corporation ("Newco"), which is a wholly-owned subsidiary of Micro Focus PLC, a public limited company organized and existing under the laws of England and Wales ("Parent"), with and into the Company, with Company surviving the merger, and related transactions, intended to qualify as a reorganization described in sec. 368(a)(1)(A),(3) by virtue of the provisions of sec. 368(a)(2)(E) (collectively referred to as the "Merger"), pursuant to that certain Agreement and Plan of Reorganization by and among Parent, Newco, and the Company, dated as of June 17, 1998, and the exhibits thereto (collectively the "Agreement"),(4) that the following statements are now true, and will continue to be true as of the Effective Time of the Merger, and thereafter as relevant, unless the undersigned provides a written statement to the contrary prior to the Effective Time of the Merger:

     1. The total fair market value of all consideration other than American Depositary Shares of Parent ("Parent Stock"), each representing five ordinary voting shares of 2p of Parent, received by Company shareholders in exchange for their voting common stock of the Company, $0.01 par value ("Company Common Stock"), in the Merger (including, without limitation, cash paid to Company shareholders in lieu of fractional shares of Parent Stock) will be less than twenty percent (20%) of the aggregate fair market value of Company Common Stock outstanding immediately prior to the Merger.

     2. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will be held by the Company immediately after the Merger. For the purpose of determining the percentage of the net and gross assets held by the Company immediately before the Merger for purposes of this representation, the following assets will be treated as property held by the Company immediately prior but not subsequent to the Merger:
(i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between the Company and Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of Company Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

     3. The Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

     4. In the Merger, shares of Company Common Stock representing Control of the Company will be exchanged solely for Parent Stock; at the time of the Merger, there will exist no rights of any kind (including without limitation, warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire Company Common Stock or to vote (or restrict or otherwise control the vote of) Company Common Stock which, if exercised, could affect Parent's acquisition and retention of Control of the Company. For purposes of this representation, shares of Company Common Stock exchanged in the Merger for cash or other

---------------

(3) All section references are to the Internal Revenue Code of 1986, as amended (the "Code"), or to the regulations thereunder.

(4) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

property originating with Parent will be treated as Company Common Stock outstanding on the date of the Merger but not exchanged for Parent Stock. As used herein, the term "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

     5. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of Company Common Stock.

     6. At the Effective Time of the Merger, the fair market value of the Company's assets will exceed the amount of the Company's liabilities.

     7. The Company has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Parent losing Control of the Company.

     8. The Company has no plan or intention, and is under no obligation to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by the Company pursuant to the Merger.

     9. To the best of the Company management's knowledge, there is no plan or intention on the part of any Company shareholder to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction with Parent or any related party in which any Company shareholder would directly or indirectly dispose (a "Sale") of Parent Stock to be issued in the Merger to Parent or any related party. For these purposes "related parties" include corporations which are members of the same affiliated group as defined in sec. 1504 (determined without regard to sec. 1504(b)), or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under sec. 304(a)(2) determined without regard to Treas. Reg. sec. 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after the acquisition of the stock involved. Moreover, a corporation, other than the Company or a person related to the Company, will be treated as related to Parent if the relationship is created in connection with the Merger.

     10. The transfer of cash to Company shareholders in lieu of fractional Parent Stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Parent of accounting for fractional shares and does not represent separately bargained-for consideration.

     11. Except with respect to payments of cash to Company shareholders in lieu of fractional shares of Parent Stock one hundred percent (100%) of the Company Common Stock outstanding immediately prior to the Merger will be exchanged solely for Parent Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration other than Parent Stock be paid or received (directly or indirectly, actually or constructively) for Company Common Stock.

     12. The Company and the shareholders of the Company will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement.

     13. There is no intercorporate indebtedness existing between Parent and the Company or between Newco and the Company that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of the Company, Parent will assume no liabilities of the Company or any Company shareholder in connection with the Merger.

     14. There is no indebtedness existing between the Company and any Company shareholder that will be repaid in connection with or as part of the Merger, or will be specifically funded with amounts Parent would contribute to the Company subsequent to the Merger.

     15. None of the payments received by any shareholder of the Company that has been designated as compensation are actually separate consideration for, or allocable to, any of their shares of Company Common Stock; and the compensation paid to any shareholder of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     16. The Company is not an investment company as defined in sec. 368(a)(2)(F) of the Code.

     17. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of sec. 368(a)(3)(A) of the Code.

     18. The Company has not made an election under sec. 341(f) of the Code.

     19. Fifty percent (50%) or less of both the total voting power and the total value of the stock of Parent will be received in the Merger, in the aggregate, by Company shareholders who are United States persons.

     20. Fifty percent (50%) or less of each of the total voting power and the total value of the stock of Parent will be owned, in the aggregate, immediately after the Merger by United States persons that are either officers or directors of the Company or that are five percent (5%) shareholders of the Company. For purposes of this representation, any stock of Parent owned by United States persons immediately after the transfer will be taken into account, whether or not it was received in the Merger for Company Common Stock.

     21. No Company shareholder will own five percent (5%) or greater of either the total voting power or the total value of the stock of Parent immediately after the Merger.

     22. The Company will comply with the reporting requirements contained in Treas. Reg. sec. 1.367(a)-3(c)(6) (including attaching the schedule required by such regulation to the Company's tax return for the period which includes the Effective Time of the Merger).

     The Company is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of the Company.

     The undersigned recognizes that counsel to and auditors for the Company and counsel to and auditors for Parent and Newco will rely upon the foregoing representations in evaluating the United States federal income tax consequences of the Merger.

Dated: June   , 1998                      INTERSOLV, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT C-1
                                             FORM OF COMPANY AFFILIATE AGREEMENT

TO:  MICRO FOCUS GROUP PLC

                                INTERSOLV, INC.
                              AFFILIATE AGREEMENT

     This Affiliate Agreement (this "Agreement") is being delivered in connection with the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Plan") among Micro Focus Group PLC, a public limited company organized under the laws of England and Wales ("Parent"), Tower Merger Sub Inc., a Delaware corporation ("Newco") which is a wholly-owned subsidiary of Parent, and Intersolv, Inc., a Delaware corporation (the "Company"). The Plan provides that Newco will merge with and into the Company (the "Merger") and the outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into American Depositary Shares of Parent evidenced by American Depositary Receipts ("Parent Stock"), each representing five ordinary shares of 2p each of Parent. Unless otherwise defined herein, the capitalized terms in this Agreement have the meanings given to them in the Plan.

     The undersigned understands that, since the Merger is expected to be accounted for using the "pooling-of-interests" method and the undersigned may be an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended, any Company Common Stock or Parent Stock which the undersigned owns may only be disposed of in conformity with the limitations described herein. The undersigned has been informed that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by Parent, its counsel and accounting firm.

     1. The undersigned represents, warrants and agrees with Parent as follows:

        (a) The undersigned has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

        (b) The undersigned neither has nor will sell, transfer, pledge or otherwise dispose of any Company Common Stock or Parent Stock owned by the undersigned, including all rights, options and warrants to acquire Company Common Stock or Parent Stock, and all Company Common Stock or Parent Stock as to which the undersigned has sole or shared voting or investment power (collectively, the "Securities") or offer or agree to sell, transfer, pledge or otherwise dispose of, or in any other way reduce the undersigned's risk of ownership or investment in, any of such Securities: (i) in the 30-day period immediately preceding the Closing of the Merger; or (ii) after the Closing of the Merger until Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of post-Merger combined operations of Parent and the Company.

        (c) The undersigned will not offer, sell, pledge, exchange, transfer, or otherwise dispose of any Parent Stock issued in connection with the Merger or any Parent Stock that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof unless such sale, transfer, exchange, pledge or disposition is in compliance with Rule 145 and the undersigned furnishes Parent and The Bank of New York, the Depositary of the Parent Stock, with reasonable proof of such compliance.

     2. The undersigned acknowledges that the following legend shall be placed on each certificate or instrument representing Parent Stock issued to the undersigned in connection with the Merger:

THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED OTHER THAN IN COMPLIANCE WITH RULE 145(d) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. MICRO FOCUS GROUP PLC OR THE

BANK OF NEW YORK MAY REQUIRE REASONABLE PROOF OF SUCH COMPLIANCE. FURTHERMORE, THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED UNTIL SUCH TIME AS RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS OF MICRO FOCUS GROUP PLC AND INTERSOLV, INC. HAVE BEEN PUBLISHED BY MICRO FOCUS GROUP PLC IN A PUBLIC FILING OR ANNOUNCEMENT.

Parent promptly shall cause the first two sentences of such legend to be removed once such Parent Stock shall be freely tradeable without restriction under Rule 145(d). Parent promptly shall cause the third sentence of such legend to be removed upon the publication of the financial report described therein.

     3. The undersigned also understands that stop-transfer instructions will be given with respect to certificates evidencing the Parent Stock. Such stop-transfer instructions will be promptly rescinded upon the publication of the financial report referred to in Section 1(b) above.

     4. This Agreement will be binding upon and enforceable against the administrators, executors, representatives, heirs, legatees and devisees of the undersigned.

     5. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together will constitute one and the same instrument.

Dated: June   , 1998                                     Very truly yours,

                                          By:
                                          --------------------------------------
                                          Name (Please Print):

Agreed to and accepted:
MICRO FOCUS GROUP PLC

By:
----------------------------------------------------

                                                                     EXHIBIT C-2
                                              FORM OF PARENT AFFILIATE AGREEMENT

TO: MICRO FOCUS GROUP PLC

                             MICRO FOCUS GROUP PLC
                              AFFILIATE AGREEMENT

     This Affiliate Agreement (this "Agreement") is being delivered in connection with the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Plan"), among Micro Focus Group PLC, a public limited company organized under the laws of England and Wales ("Parent"), Tower Merger Sub Inc., a Delaware corporation ("Newco") which is a wholly-owned subsidiary of Parent and Intersolv, Inc., a Delaware corporation (the "Company"). The Plan provides that Newco will merge with and into the Company (the "Merger") and the outstanding capital stock of the Company will be converted into American Depositary Shares of Parent ("Parent Stock"), each representing five ordinary shares of 2p each of Parent. Unless otherwise defined herein, the capitalized terms in this Agreement have the meanings given to them in the Plan.

     The undersigned understands that, since the Merger is expected to be accounted for using the "pooling-of-interests" method and the undersigned may be an "affiliate" of Parent (within the meaning of the Securities Act of 1933, as amended, and the rules thereunder), the Parent Stock which the undersigned owns may only be disposed of in conformity with the limitations described herein. The undersigned has been informed that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by Parent , its counsel and accounting firm.

     1. The undersigned represents, warrants and agrees with Parent as follows:

        (a) The undersigned has full power to execute this Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

        (b) The undersigned neither has nor will sell, transfer or otherwise dispose of any of the Parent Stock owned by the undersigned, including all rights, options and warrants to acquire Parent Stock, and all Parent Stock as to which the undersigned has sole or shared voting or investment power (collectively, the "Parent Securities") or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the undersigned's risk of ownership or investment in, any of such Parent Securities: (i) in the 30-day period immediately preceding the Closing of the Merger; or (ii) after the Closing of the Merger until Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of post-Merger combined operations of Parent and the Company.

     2. The undersigned also understands that stop-transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Parent Securities. Such stop-transfer instructions will be promptly rescinded upon the publication of the financial report referred to in Section l(b) above.

     3. This Agreement will be binding upon and enforceable against the administrators, executors, representatives, heirs, legatees and devisees of the undersigned.

     4. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together will constitute one and the same instrument.

Dated: June   , 1998                      Very truly yours,

                                          By:
                                            ------------------------------------
                                            Name (Please Print):

Agreed to and accepted:

MICRO FOCUS GROUP PLC

BY:
    --------------------------------------------------------

                                                                     EXHIBIT D-1
                                         FORM OF OPINION OF UK COUNSEL TO PARENT

                                   *     *     *

     1. Parent is a public limited company duly organized and validly existing under the laws of England and Wales, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

     2. Parent has the corporate right, power and authority to enter into and perform its obligations under the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Plan"), among Parent, Newco and the Company and the transactions contemplated thereby. The execution, delivery and performance of the Plan has been duly and validly approved and authorized by all necessary corporate action on the part of Parent. The Plan has been duly executed and delivered by Parent.

     3. No governmental consent, filing, authorization or approval, is required by or with respect to Parent in connection with the execution and delivery of the Plan or the consummation of the transactions contemplated thereby, except for (a) the filing of the Certificate of Merger and any other documents required to effectuate the Merger under the General Corporation Law of the State of Delaware and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) the admission of the Ordinary Shares to be issued in connection with the Merger to the Official List of the London Stock Exchange Limited ("LSE") pursuant to Paragraph 7.1 of the Listing Rules of the LSE, (c) such consents, filings, authorizations and approvals as have been obtained or made, and (d) such other consents, filings, authorizations or approvals which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, or materially alter or delay any of the transactions contemplated by the Agreement.

     4. The authorized share capital of Parent is as set forth in Section 3.3 of the Plan. All issued shares in the capital of Parent are, and all shares which may be issued in the Merger or pursuant to any stock option, stock bonus, stock award or stock purchase plan, program or arrangement of Parent ("Parent Stock Plans") will be, when issued, duly authorized, validly issued and fully paid and not subject to any preemptive rights (except as provided by Section 89 Companies
Act). All outstanding share capital of Parent issued by Parent since [date three years prior to the date of the opinion] were issued and sold by Parent in compliance with the registration or qualification requirements of applicable securities laws of the United Kingdom or an applicable exemption therefrom, except where the failure to so comply would not have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. Other than as set forth in
Item 3.3 of the Parent Disclosure Schedule to our knowledge, there is no liability for dividends accrued but unpaid; and to our knowledge there are no voting agreements, registration rights, rights of redemption or repurchase, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of Parent's outstanding securities. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters which shareholders of Parent may vote.

     5. Neither the execution and delivery of the Plan, nor the consummation by Parent of the transactions provided for therein, will conflict with, or violate of any provision of the Memorandum of Association or Articles of Association of Parent as currently in effect.

     In rendering the opinions set forth above, we have relied upon certain factual representations of Parent set forth in a management certificate, a copy of which has been delivered to counsel for the Company. During our representation of Parent, nothing has come to our attention that would lead us to believe that any of such representations are not accurate and complete.

                                                                     EXHIBIT D-2
                                         FORM OF OPINION OF US COUNSEL TO PARENT

                                 *     *     *

     1. Newco is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Parent is the record holder of all of the issued and outstanding capital stock of Newco.

     2. Newco has the corporate right, power and authority to enter into and perform its obligations under the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Plan"), among Parent, Newco and the Company. The execution, delivery and performance of the Plan has been duly and validly authorized by all necessary corporate action on the part of Newco.

     3. No governmental consent, filing, authorization or approval, is required by or with respect to Parent or Newco in connection with the execution and delivery of the Plan or the consummation of the transactions contemplated thereby, except for (a) the filing of the Certificate of Merger and any other documents required to effectuate the Merger under the General Corporation Law of the State of Delaware and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) such consents, filings, authorizations and approvals as have been obtained or made, and (c) such other consents, filings, authorizations or approvals which, if not obtained or made, would not have a Material Adverse Effect on Parent and Newco taken as a whole and would not prevent, or materially alter or delay any of the transactions contemplated by the Agreement.

     4. The Plan has been duly executed and delivered by Newco.

     5. The Plan constitutes the valid and binding obligation of Parent and Newco enforceable against Parent and Newco in accordance with its terms.

     6. All outstanding share capital of Parent issued by Parent since [date three years prior to the date of the opinion] were issued and sold by Parent in compliance with the registration or qualification requirements of applicable securities laws of the United States and California or an applicable exemption therefrom, except where the failure to so comply would not have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

     7. The ADSs [ADRs] of Parent to be offered and sold pursuant to the Agreement in exchange for the capital stock of the Company at the Effective Time, when issued and sold as described in the Agreement and the related Form F-4 Registration Statement therefor, will be issued and sold by Parent in compliance with the registration requirements of the Securities Act of 1933, as amended, and the qualification requirements of the California Corporate Securities Law of 1968, as amended, or applicable exemptions therefrom.

     In rendering the opinions set forth above, we have relied upon certain factual representations of Parent and Newco set forth in a management certificate, a copy of which has been delivered to counsel for the Company. During our representation of Parent and Newco, nothing has come to our attention that would lead us to believe that any of such representations are not accurate and complete.

                                                                       EXHIBIT E
                                       FORM OF OPINION OF COUNSEL TO THE COMPANY

                                 *     *     *

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each subsidiary of the Company listed on Item 2.4 of the Company Disclosure Letter that is organized under the laws of a State of the United States (each, a "Subsidiary"), is a corporation or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified or licensed in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

     2. The Company has the corporate right, power and authority to enter into and perform its obligations under the Agreement and Plan of Reorganization, dated as of June 17, 1998 (the "Plan"), among Parent, Newco and the Company, and the transactions contemplated thereby. The Plan has been duly and validly authorized by all necessary corporate action on the part of the Company.

     3. No governmental consent, filing, authorization or approval is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of the Plan, or the consummation of the transactions contemplated thereby, except for (a) the filing of the Certificate of Merger and any other documents required to effectuate the Merger under the General Corporation Law of the State of Delaware and the filing of appropriate documents with the relevant authorities of the states in which the Company is qualified to do business, (b) such consents, filings, authorizations and approvals as have been obtained or made, and (c) such other consents, filings, authorizations or approvals which, if not obtained or made, would not have a Material Adverse Effect on the Company or any of its Subsidiaries and would not prevent, or materially alter or delay any of the transactions contemplated by the Agreement.

     4. The Plan has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     5. The authorized capital stock of the Company is as set forth in Section
2.3 of the Plan. All issued and outstanding shares of the capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans (as defined in the Plan) will be, when issued, duly authorized, validly issued, nonassessable and, to our knowledge, fully paid and not subject to any preemptive rights or rights of rescission. All outstanding shares of the capital stock of the Company issued by the Company since [the date three years prior to the date of the opinion] were issued and sold by the Company in compliance with the registration requirements of the Securities Act of 1933, as amended, and the registration or qualification requirements of the securities laws of the State of Maryland, or applicable exemptions therefrom, except where the failure to so comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. To our knowledge, there is no liability for dividends accrued but unpaid; and, except as set forth in the Company Disclosure Letter, to our knowledge there are no voting agreements, registration rights, rights of redemption or repurchase, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities. Except as set forth in the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters which shareholders of the Company may vote.

     6. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record, and to our knowledge, beneficially, by the Company. All issued and outstanding shares of capital stock of each subsidiary that are owned by the Company are owned free and clear of any perfected lien and to our knowledge free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, to our knowledge, the Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture or other business entity.

     7. Neither the execution and delivery of the Plan, nor the consummation of the transactions provided for therein, will conflict with, or violate any provision of the Certificate of Incorporation, Bylaws or similar charter documents of the Company or any of its Subsidiaries as currently in effect.

     In rendering the opinions set forth above, we have relied upon certain factual representations of the Company set forth in a management certificate, a copy of which has been delivered to counsel for Parent. During our representation of the Company, nothing has come to our attention that would lead us to believe that any of such representations are not accurate and complete.

  Opinions of Foreign Counsel

     With respect to subsidiaries that are not included within the definition of the word "Subsidiary," the Company will deliver at the closing such opinions of foreign counsel as Parent shall reasonably request. Each opinion shall cover, to the extent reasonably requested by Parent: (i) with respect to such foreign subsidiary or subsidiaries, the matters relating to a subsidiary (whether or not such subsidiary is included within the definition of the word "Subsidiary") that are set forth above, (ii) a list of the officers and directors (or other individuals who perform a similar function) of such subsidiary or subsidiaries and (iii) a list of the shareholders of record therefor and the number of shares held of record or, if known, beneficially, attaching to such opinion the charter documents of such subsidiary or subsidiaries.

                                                                      APPENDIX B

                       [HAMBRECHT & QUIST LLC LETTERHEAD]

June 17, 1998

Confidential

The Board of Directors
INTERSOLV, Inc.
9420 Key West Avenue
Rockville, MD 20850

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view of the holders of the outstanding shares of common stock (the "Common Stock") of INTERSOLV, Inc. ("INTERSOLV" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of NEWCO ("Merger Sub"), a wholly owned subsidiary of Micro Focus Group PLC. ("Micro Focus"), with and into INTERSOLV (the "Proposed Transaction") pursuant to the Agreement and Plan of Reorganization dated as of June 17, 1998, among Micro Focus, Merger Sub, and INTERSOLV (the "Agreement").

     We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive 0.55 of an American Depositary Share of Micro Focus ("Micro Focus ADSs") each representing five Micro Focus ordinary shares and evidenced by American Depositary Receipts (Micro Focus ADRs"), as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a pooling of interests.

     Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of business and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of INTERSOLV in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

     In the past, we have provided investment banking and other financial advisory services to INTERSOLV and have received fees for rendering these services. In particular, Hambrecht & Quist acted as financial advisor to the Company in its acquisition of Q+E Software in 1994. In the ordinary course of business, Hambrecht & Quist may actively trade in the equity and derivative securities of Micro Focus and INTERSOLV for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Micro Focus.

     In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

     (i) reviewed the publicly available consolidated financial statements of Micro Focus for recent years and interim periods to date and certain other relevant financial and operating data of Micro Focus made available to us from published sources and from the internal records of Micro Focus;

     (ii) reviewed certain internal financial and operating information, including certain projections, relating to Micro Focus prepared by the management of Micro Focus;

     (iii) discussed the business, financial condition and prospects of Micro Focus with certain of its officers;

The Board of Directors
INTERSOLV, Inc.
Page 2

     (iv) reviewed the publicly available consolidated financial statements of INTERSOLV for recent years and interim periods to date and certain other relevant financial and operating data of INTERSOLV made available to us from published sources and from the internal records of INTERSOLV;

     (v) reviewed certain internal financial and operating information, including certain projections, relating to INTERSOLV prepared by the management of INTERSOLV;

     (vi) discussed the business, financial condition and prospects of INTERSOLV with certain of its officers;

     (vii) reviewed the recent reported prices and trading activity for the common stocks of Micro Focus and INTERSOLV and compared such information and certain financial information for Micro Focus and INTERSOLV with similar information for certain other companies engaged in businesses we consider comparable;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     (ix)  reviewed the Agreement; and

     (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Micro Focus or INTERSOLV considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Micro Focus or INTERSOLV, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Micro Focus and INTERSOLV. For purposes of this opinion, we have assumed that neither Micro Focus nor INTERSOLV is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Micro Focus ADSs will trade subsequent to the Effective Time (as defined in the Agreement).

     It is understood that this letter is for the information of the Board of Directors in connection with its evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

The Board of Directors
INTERSOLV, Inc.
Page 3

     Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that, as of the date hereof, the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Micro Focus of any of its affiliates.

Very truly yours,

HAMBRECHT & QUIST

By David G. Golden
   -----------------------------------
   David G. Golden
   Managing Director

                                                                      APPENDIX C

                                [DLJ LETTERHEAD]

June 17, 1998

Board of Directors
Micro Focus Group PLC
701 East Middlefield Road
Mountain View, CA 94043

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to Micro Focus Group PLC (the "Company") of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Reorganization, to be dated as of June 17, 1998 (the "Agreement"), by and between the Company, Tower Merger Sub Inc., a wholly owned subsidiary of the Company ("Newco"), and Intersolv, Inc. (the "Target") pursuant to which Newco will be merged (the "Merger") with and into the Target.

     Pursuant to the Agreement, each share of common stock of Target will be converted into the right to receive 0.55 American Depository Shares ("Company ADSs") of the Company (the "Exchange Ratio"), each Company ADS representing five ordinary shares, of 2p each, of the Company.

     In arriving at our opinion, we have reviewed the draft, dated June 16, 1998, of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Target including information prepared during discussions with their respective managements. Included in the information prepared during discussions with the management of the Company was certain information concerning the prospects of each of the Company and the Target prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Target with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of Target and the Company ADSs, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or the Target or their respective representatives, or that was otherwise reviewed by us (other than the financial projections prepared by management of Target). In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of the Company. With respect to the information concerning the prospects of the Company and the Target referred to above, we have assumed such information reflects the best currently available information and judgments of the management of the Company as to such prospects. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion as to the prices at which the Company ADSs will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers,

Board of Directors
Micro Focus Group PLC
Page 2                                                             June 17, 1998

acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                          Sincerely,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ Steven D. Brooks
                                            ------------------------------------
                                            Steven D. Brooks
                                            Managing Director

                                     PROXY

                                INTERSOLV, INC.



               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER __, 1998



     The undersigned, a stockholder of Intersolv, Inc., a Delaware corporation (the "Company"), hereby appoints as his or her proxies with power of substitution and revocation Gary G. Greenfield and Kenneth A. Sexton or either of them, to vote all Company stock registered in the name of the undersigned at the Company's Special Meeting of Stockholders to be held at the Company's headquarters located at 9420 Key West Avenue, Rockville, Maryland 20850 on ______________, September __, 199_ at _______ a.m. and at any adjournments or postponements of said meeting, on the matters set forth in the notice of said meeting and as stated hereon. The proxies are further authorized to vote at their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN FOR THE PROPOSAL SET FORTH BELOW, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

1. To approve and adopt the Agreement and Plan of Reorganization and the Merger.

     FOR  [ ]        AGAINST  [ ]         ABSTAIN  [ ]

2. In connection with all other business as may properly come before the meeting or any adjournments or postponements of the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark, sign and date the proxy and return it promptly using the enclosed reply envelope. Please sign your name exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as a corporate officer, please give your full title and the full name of the corporation.

Signature                                  Signature
         ----------------------------               ----------------------------

Date                                       Date
    ---------------------------------          ---------------------------------